As filed with the Securities and Exchange Commission on December 23, 2025

File No. 000-

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g)

OF THE SECURITIES EXCHANGE ACT OF 1934

CVC-PE Global Private Equity Fund, LP

(Exact name of registrant as specified in charter)

Delaware	61-2292991
(State or other jurisdiction of incorporation or registration)	(I.R.S. Employer Identification No.)

767 Fifth Ave New York, NY	10153
(Address of principal executive offices)	(Zip Code)

(212) 265-6222

(Registrant’s telephone number, including area code)

with copies to:

Rajib Chanda Neesa Patel Sood Simpson Thacher & Bartlett LLP 900 G Street, N.W. Washington, DC 20001	Benjamin Wells Rony L. Rothken Jaclyn K. Starr Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Class S Limited Partnership Units

Class D Limited Partnership Units

Class I Limited Partnership Units

Class R-S Limited Partnership Units

Class R-D Limited Partnership Units

Class R-I Limited Partnership Units

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

CVC-PE Global Private Equity Fund, LP is filing this registration statement on Form 10 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), to provide current public information to the investment community in anticipation of being required to register under Section 12(g) of the Exchange Act in the future and to comply with applicable requirements thereunder.

In this Registration Statement, except where the context suggests otherwise:

•
the term “Aggregators” refers to one or more aggregator vehicles that may be formed to hold the investments of the Fund and/or any Parallel Funds, including any successor vehicles or other vehicles used to aggregate the holdings of the Fund;
•
the term “Business Day” is any day on which securities markets in the United States are open;
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the term “CVC Entities” or “CVC” refer to CVC Capital Partners plc, Clear Vision Capital Fund SICAV-FIS S.A, each of their respective successors or assigns and any form of entity which is controlled by, or under common control with CVC Capital Partners plc or Clear Vision Capital Fund SICAV-FIS S.A. from time to time;
•
the term “CVC Funds” refers to any private market, commingled fund or managed account arrangement which is managed, advised and/or operated by, or affiliated with, CVC and any other fund or separately managed account arrangement managed, advised and/or operated by, or affiliated with, CVC from time to time;
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the term “CVC-PEF” refers to the private equity investment program formed by the Fund, the Feeder TE and any Parallel Funds;
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the term “Feeder Funds” refers to the Feeder TE and any other feeder funds;
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the term “Feeder TE” refers to CVC-PE Global Private Equity Fund, LP (TE), L.P., a Delaware limited partnership;
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the terms “Fund,” “we,” “us,” and “our,” refer to CVC-PE Global Private Equity Fund, LP, a Delaware limited partnership;
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the term “Fund LPA” refers to the Second Amended and Restated Limited Partnership Agreement of the Fund (as amended, restated, waived or otherwise modified from time to time);
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the term “General Partner” refers to CVC-PEF General Partner Inc., a Delaware corporation, our general partner;
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the term “Initial Closing” refers to the initial acceptance of third-party investors and beginning of investment operations (the “Initial Closing Date”);
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the term “Intermediate Entity” refers to entities used to acquire, hold or dispose of any investment asset or otherwise facilitate the Fund’s investment activities;
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the term “Investment Adviser” refers to CVC Advisors (U.S.) Inc., a Delaware corporation, our investment adviser;

i

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the term “Lux Fund” refers to CVC Private Equity Strategies Funds S.A. SICAV, together with its related master funds, feeder funds, parallel funds, aggregators and other related entities, as the context requires;
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the term “net asset value” or “NAV” refers to, as the context requires, the net asset value;
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the term “Parallel Funds” refers to any parallel vehicles established by, or at the direction of, CVC to invest alongside the Fund, but excluding the Lux Fund (as defined below) (as determined in the General Partner’s discretion);
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the term “Subscription Agreement” refers to a subscription agreement executed by each prospective investor which shall also bind the prospective limited partner, as applicable, to the Fund LPA;
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the term “Subscription Date” refers to the first Business Day of the month immediately following the receipt of the subscription request by CVC-PEF’s transfer agent, if accepted by the Fund;
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the term “Transactional NAV” refers to the price at which transactions in the Fund’s Units are made, which, for purposes of calculating the Fund’s Transactional NAV (and not for financial reporting purposes), (i) the Expense Support (as defined herein) paid by the Investment Adviser will be recognized as a reduction to NAV in the month the Fund reimburses the Investment Adviser for such costs, (ii) Servicing Fees (as defined herein), as applicable, are recognized as a reduction to NAV on a monthly basis as such fees are paid and (iii) contingent tax liabilities of certain Intermediate Entities that are not expected to be recognized due to the expected structure of the divestment of the associated underlying investment may not be recognized as a reduction to NAV (although tax liabilities of those same Intermediate Entities may be taken into account in determining the fair value of the associated underlying investment);
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the term “Unitholders” refers to holders of our limited partnership units (the “Units”); there are eight (8) classes of Units available to investors of the Fund (which, for the avoidance of doubt, include the corresponding classes of the Feeder TE) (each a “Class”): Class S Units (“Class S Units”), Class D Units (“Class D Units”), Class I (“Class I Units” and together with the Class S Units and Class D Units, the “Standard Units”), Class C Units (“Class C Units”) and Class G Units (“Class G Units” and together with the Class C Units, the “CVC Units”), Class R-S Units (“Class R-S Units”), Class R-D Units (“Class R-D Units”) and Class R-I (“Class R-I Units” and together with Class R-S Units and Class R-D Units, the “Anchor Units”).

The Fund is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and the Fund will take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “1933 Act”).

This Registration Statement does not constitute an offer of the Fund or any other CVC fund and an offering may only be made pursuant to the Fund’s private placement memorandum (the “Memorandum”). Once this Registration Statement has been deemed effective, we will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated thereunder, which will require us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. Additionally, we will be subject to the proxy rules in Section 14 of the Exchange Act and the Fund, directors, executive officers and principal unitholders will be subject to the reporting requirements of Sections 13 and 16 of the Exchange Act.

FORWARD-LOOKING STATEMENTS; RISK FACTOR SUMMARY

This Registration Statement may contain forward-looking statements, which involve certain known and unknown risks and uncertainties. Forward-looking statements predict or describe our future operations, business plans, business and investment strategies and portfolio management and the performance of our investments. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “seeks,” “anticipates,” “will,” “should,” “could,” “may,” “designed to,” “foreseeable future,” “believe,” “scheduled” and similar expressions. Our actual results or outcomes may differ materially from those anticipated. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Potential investors should not rely on these statements as if they were fact. We assume no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

References herein to “expertise” or any party being an “expert” are based solely on the belief of CVC, are intended only to indicate proficiency as compared to an average person and in no way limit any exculpation provisions or alter any standard of care applicable to CVC. Additionally, any awards, honors, or other references or rankings referred to herein with respect to CVC or any investment professional are provided solely for informational purposes and are not intended to be, nor should they be construed or relied upon as, any indication of future performance or other future activity. Any such awards, honors, or other references or rankings may have been based on subjective criteria and may have been based on a limited universe of participants, and there are other awards, honors or other references or rankings given to others and not received by CVC and/or any investment professional of CVC.

Our actual results may differ significantly from any results expressed or implied by these forward-looking statements. A summary of the principal risk factors that make investing in our securities risky and might cause our actual results to differ is set forth below. The following is only a summary of the principal risks that may materially adversely affect our business, financial condition, results of operations and cash flows. This summary should be read in conjunction with the more complete discussion of the risk factors we face, which are set forth in the section entitled “Item 1A. Risk Factors” in this Registration Statement.

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An investment in the Fund guarantees no certainty of return. CVC cannot provide any assurance whatsoever that it will be able to choose, make and realize investments in any particular company or portfolio of companies. There can be no assurance that the Fund will be able to generate returns for its investors or that the returns will be commensurate with the risks of investing in the type of companies and transactions described herein.
•
The Fund is a newly formed entity which has not commenced operations and therefore has no operating history upon which an investor may evaluate its performance.
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There is no current public trading market for the Units, and CVC does not expect that such a market will ever develop. Therefore, the redemption of Units by the Fund will likely be the only way to dispose of Units. In accordance with the Fund LPA, we expect to implement a Unit redemption program (the “Redemption Program”) pursuant to which the Fund may redeem in each quarter up to 5% of Units outstanding (measured using the aggregate NAV of the Fund (excluding the NAV of the Class C Units held by CVC Entities but including NAV attributable to the Feeder Funds and any Parallel Funds) as of the last calendar day of the immediately preceding calendar quarter) (the “Redemption Limitation”), but there is no guarantee that the Fund will be able to make such redemptions. This means that an investment in our Units will be more illiquid than other investment products or portfolios. In addition and subject to limited exceptions, any redemption requests of Units that have not been outstanding for at least eighteen (18) months for Class S, D, I, R-S, R-D, R-I Units and Class C Units held by anyone other than CVC Entities will be subject to an early redemption deduction equal to 5% of the NAV of the Units being redeemed (calculated as of the Redemption Date) (the “Early Redemption Deduction”). A redemption request may not be submitted by a Unitholder in respect of its Class G Units if the Redemption Date would be earlier than twenty-four (24) months after the date that such Units were issued. The General Partner is authorized to accept, reject, limit or condition any such redemption request in relation to such Class G Units in its sole discretion. For the avoidance of doubt, the prior sentence shall not be construed to limit the ability of Units of any other Class to submit redemption requests in accordance with the Fund LPA. Furthermore, the Redemption Program is at the sole discretion of the General Partner, and the Fund may choose to redeem fewer Units than have been requested in any particular quarter to be redeemed under its Redemption Program, or none at all, in the General Partner’s discretion at any time.
•
Most of the Fund’s Investments (as defined below) will be highly illiquid, and there can be no assurance that the Fund will be able to realize a return on any Investment at any given time.
•
An investment in our Units is not suitable for you if you need ready access to the money you invest.
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The calculation of the Fund’s Transactional NAV for purposes of subscriptions, redemptions and other purposes described herein shall be made in accordance with the methodology set forth in the Fund’s Valuation Policy (as defined below), which may differ in certain respects from the methodology required pursuant to U.S. GAAP (as defined below). The Fund’s accounting standards may not correspond to the accounting standards of other underlying entities, resulting in different financial information appearing on their respective financial statements.
•
The private equity industry generally, and the Fund’s investment activities in particular, are affected by general economic and market conditions, as well as a number of other economic factors that are likewise outside of CVC’s control, such as interest rates, availability and spreads of credit, credit defaults, inflation rates, economic uncertainty, changes in tax, currency control and other applicable laws and regulations (including laws and rates relating to the taxation of the investments), trade barriers, general economic and market conditions and activity (such as consumer spending patterns), technological developments and national and international political, environmental and socioeconomic circumstances (including wars, terrorist acts or security operations) and foreign ownership restrictions. The activity of identifying, buying and selling private equity investments is highly competitive, involves a high degree of uncertainty and is subject in some cases to the prevailing capital market, regulatory or political environment.
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Unitholders are not entitled to nominate or vote in the election of the Fund’s directors. Further, Unitholders are not able to bring matters before meetings of Unitholders or nominate directors at such meeting, nor are they generally able to submit Unitholder proposals under Rule 14a-8 of the Exchange Act. Overall responsibility for the Fund’s oversight rests with the General Partner, subject to certain oversight rights held by the Fund’s board of directors (the “Board of Directors” or the “Board”).

Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to those described herein in “Item 1A. Risk Factors” in this Registration Statement, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Registration Statement and in our other periodic filings. The forward-looking statements speak only as of the date of this Registration Statement, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Item 1. BUSINESS

(a) General Development of Business

We intend to conduct a continuous private offering (the “Private Offering”) of our Units in reliance on exemptions from the registration requirements of the 1933 Act to investors that are both (i) accredited investors (as defined in Regulation D under the 1933 Act) and (ii) qualified purchasers (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”) and the rules thereunder). The Fund is structured as a perpetual-life fund, with monthly, fully funded subscriptions and quarterly redemptions (upon commencement of the Redemption Program), which we believe enables investors to better manage exposure to the private equity asset class.

(b) [Reserved]

(c) Description of Business

The Fund – CVC-PE Global Private Equity Fund, LP

The Fund, a limited partnership, was formed on September 8, 2025, under the laws of the State of Delaware. We are a private investment fund exempt from registration pursuant to Section 3(c)(7) of the 1940 Act.

As of the date of this Registration Statement, we have not yet commenced investment operations and activities and, as a result, we currently do not hold any Investments and have not generated any revenues. See “—Investment Strategies” below for information regarding the Fund’s process for identifying, evaluating and monitoring investments.

In addition to the Fund, CVC expects to form one or more other collective investment vehicles or other arrangements for certain other investors to invest in the Fund. In particular, CVC has formed the Feeder TE, a Delaware limited partnership, for certain investors with particular tax characteristics, such as U.S. tax-exempt investors and non-U.S. investors. The Feeder TE intends to invest all of its investable assets in the Fund indirectly through one or more non-U.S. entities, each treated as a corporation for U.S. federal income tax purposes. The Feeder TE will only be offered to prospective investors who are both (i) accredited investors as defined in Regulation D under the 1933 Act and (ii) qualified purchasers as defined under the 1940 Act in reliance on Section 3(c)(7) therein.

The Fund may invest (either directly or indirectly through one or more Intermediate Entities) all or any portion of its assets through one or more Aggregators that may be formed to hold the investments of the Fund and/or any Parallel Funds, as determined by the General Partner.

CVC may also form one or more Parallel Funds to invest alongside the Fund.

Investment Objective

CVC-PEF seeks to generate attractive risk-adjusted returns and medium-to-long term capital appreciation for Unitholders by providing access to the strategies of the CVC Funds having a private equity strategy (including a private markets secondaries strategy) (each, a “CVC Private Equity Fund”).

CVC & CVC Private Equity Overview

Established in 1981, CVC is one of the global leaders in the private equity marketplace, with a geographically diverse and long-established office network. As of June 30, 2025, CVC’s international network is comprised of 30 local offices, with 21 offices throughout Europe, the Americas, the Middle East and Africa, and nine in the Asia-Pacific region. CVC believes that the breadth and depth of this global platform provides it with a strong competitive advantage to originate investment opportunities and bring to bear its collective resources for the benefit of the CVC Funds and their portfolio company investments.

What Does CVC Stand For?

Building leading businesses that create exceptional value for its stakeholders.

CVC believes that a high degree of collaboration prevails globally across the platform, which is, in part, the result of CVC’s longstanding heritage and culture that prioritizes entrepreneurial spirit across its local office network. CVC emphasizes cross-team collaboration and is focused on building better businesses. This ethos, combined with CVC’s distinctive incentivization structure, used to directly align investment professionals to the outcome of the specific transaction, underpins CVC’s investment activities across the entire network.

Investment Strategies

CVC-PEF seeks to generate attractive risk-adjusted returns and medium-to-long term capital appreciation for Unitholders by providing access to the investment strategies of the CVC Private Equity Funds. CVC-PEF intends to primarily focus on investing directly or through Intermediate Entities in:

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companies and other assets alongside current and future CVC Private Equity Funds (“Direct Investments”);
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primary capital commitments to CVC Private Equity Funds (“Primary Commitments”); and
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secondary market purchases of existing underlying investments of and/or fund interests in CVC Private Equity Funds (“Secondary Investments”).

Each investment into Direct Investments, Primary Commitments and Secondary Investments is a “Private Equity Investment.”

Direct Investments may include, without limitation, management buyouts, management buy-ins, acquisitions, recapitalizations, structured financings, growth equity, “PIPE” (private investments in public equity), and related transactions. Direct Investments will principally be in equity and equity-related instruments but may include other securities such as debentures, convertible loan stock, options, warrants or debt instruments which are not equity-related (whether secured or unsecured and whether or not subordinated).

The CVC Private Equity Fund strategies that CVC-PEF expects to invest in currently include CVC Europe/Americas, CVC Asia, CVC Strategic Opportunities, CVC Catalyst and CVC Secondary Partners. In the future, CVC-PEF may invest in new private equity strategies not currently described herein.

CVC-PEF Seeks to Provide Direct Access to CVC's Private Equity Strategies

CVC

		Target allocation
CVC Europe/Americas	- Fundamentally sound, well-managed, cash generative businesses, with well-defined value creation opportunities - Control and co-control investments across Europe, with capped exposure to North America and the Rest of World	**50%+**
CVC Asia	- High-quality assets in growing consumer sectors, business services and TMT - Control or partnership investments across Asia	**5-15%**
CVC Strategic Opportunities	- Industry leaders with a reduced risk profile and scope for active value creation over a longer period - Offering flexible capital solutions for investments across Europe and North America	**5-15%**
CVC Catalyst[1]	- High-quality, scaling businesses across a diverse range of inherently growing sectors - Control-oriented investments across Europe and North America	**5-15%**

CVC Secondary Partners	- Balanced, two-pronged strategy in secondaries:
	  - Mature and diversified LP portfolios
	  - GP-led transactions for star assets
		10-20%

For illustrative purposes only. There can be no assurance that CVC will be able to implement its investment strategy, achieve its investment objectives for the Fund, avoid substantial losses or achieve any diversification target or objective.

1. Formerly CVC Growth Partners.

1

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CVC Europe / Americas: Established over forty years ago, CVC Europe / Americas private equity strategy is focused on control or co-control investments in market leading businesses across these regions. CVC Europe / Americas funds invest in fundamentally sound, well managed and cash-generative businesses.
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CVC Asia: Active since 1999, CVC’s Asia private equity strategy focuses on control, co-control and structured minority investments in high quality businesses in core consumer and services sectors across Asia. CVC Asia invests in businesses operating in domestic demand-driven industries in both mature and developing countries.
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CVC Strategic Opportunities: Established in 2014, CVC’s Strategic Opportunities private equity strategy invests in high-quality, stable businesses with longer investment horizons. CVC Strategic Opportunities focuses on private equity investments with a reduced risk profile, primarily in Europe and North America, partnering with founding families or foundations looking for a long-term partner.
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CVC Catalyst: CVC Catalyst is a dedicated platform pursuing high-conviction, control-oriented growth buyout investments in profitable, scaling businesses. The strategy builds on the foundation of the CVC Growth Partners Platform, established in 2014, and now expands its remit to encompass a broader range of resilient, growing industries across Europe and North America. These include consumer, education, financial & business services, healthcare, sports, media and entertainment and technology which are supported by strong secular tailwinds and sustainable demand dynamics.
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CVC Secondary Partners: In 2021, CVC established a strategic partnership with Glendower Capital, a private equity firm focused on secondary markets globally. Established in 2017, Glendower Capital is a mid-sized secondaries manager, focusing on buyout and cash flow generative assets with potential for near-term liquidity. CVC Secondary Partners was established in 2022 after the acquisition of Glendower Capital and pursues a two-pronged strategy, targeting both LP portfolio secondaries and GP-led secondaries.

1 The "TMT" sector focuses on technology, media, and telecommunications.

CVC-PEF will provide access to Private Equity Investments across the CVC network, primarily investing directly in companies alongside CVC Private Equity Funds. CVC-PEF will target a global investment portfolio, with the majority in Europe and the Americas as detailed below:2

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CVC Europe / Americas: At least 50% of the CVC-PEF portfolio is expected to be invested in companies and other private assets alongside CVC Private Equity Funds that implement the CVC Europe / Americas fund strategy.
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Other CVC Private Equity Strategies: The remaining proportion of the CVC-PEF portfolio is expected to be allocated among companies and other private assets invested alongside other CVC Private Equity Funds, including CVC Asia (5%-15%), CVC Strategic Opportunities (5%-15%), CVC Catalyst (5%-15%) and CVC Secondary Partners (10%-20%).
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Liquid Assets: Under normal market circumstances, CVC-PEF may hold up to 20% of its assets in debt and other types of liquid securities, including but not limited to loans, debt securities, public equities, collateralized debt obligations, collateralized loan obligations, asset-backed securities, mortgage-backed securities and other securitized products, derivatives, money market instruments, cash and cash equivalents as well as in any open-ended CVC Funds having a liquid credit strategy (the “Open-Ended CVC Credit Funds”, which may include CVC Liquid Asset Solutions (“CLAS”)) (collectively, “Debt and Other Securities” and together with the Private Equity Investments, the “Investments”). For the avoidance of doubt, the foregoing may include securities or loans of other CVC Funds or their portfolio companies.

For temporary defensive and/or liquidity management purposes (including, without limitation, to manage future capital calls in relation to certain Private Equity Investments, where applicable) or in connection with implementing changes in CVC-PEF’s asset allocation, CVC-PEF may hold a substantially higher amount of Debt and Other Securities.

Under normal market circumstances, CVC-PEF will not invest more than 30% of its assets directly or indirectly in Primary Commitments, provided that such limitation will be assessed on a look-through basis.

The portfolio allocation targets, Diversification Limit (as defined below) and Leverage Limit (as defined below) will not apply during a ramp-up period of up to three years after the Initial Closing Date (the “Ramp-Up Period”). These targets and limitations are applied at the time of investment; later percentage changes caused by a change in the value of CVC-PEF’s assets, including as a result in the change in the value of CVC-PEF’s Investments or due to the issuance and/or redemption of Units, will not require CVC-PEF to dispose of, or acquire, an Investment.

CVC-PEF’s direct or indirect Investments at any given time may exceed and/or otherwise vary from the portfolio allocation targets set out above (including but not limited to during the Ramp-Up Period).

CVC-PEF may make Investments by investing in or alongside other CVC Funds, subject to the terms and conditions of such other CVC Fund’s governing documents. CVC-PEF may also make Investments on a secondary basis in funds which are not managed, advised or operated by CVC.

2 There can be no assurance that CVC will be able to implement its investment strategy or achieve its investment objectives for the Fund. Accordingly, prospective investors should note that not all investments made by the Fund may satisfy these targets.

Following the Ramp-Up Period, CVC-PEF will not at any time, directly or indirectly, invest and hold more than 20% of its NAV in securities of any single issuer, measured at the time of investment (the “Diversification Limit”). For purposes of the Diversification Limit, where CVC-PEF invests into a CVC Private Equity Fund, CVC-PEF will generally treat its proportionate interest in each of such CVC Private Equity Fund’s investments as an Investment (i.e., look-through approach).

CVC-PEF Structure

The Private Equity Market Environment

CVC believes private equity presents a differentiated opportunity to generate attractive risk-adjusted returns and medium-to-long term capital appreciation for investors. Over the long term, private equity has often performed well as compared to public markets.3 Moreover, with its long-term investment horizon and focus on value creation at the portfolio company level – as opposed to the short-term market fluctuations often seen in publicly traded equities – private equity can help reduce overall risk when included in a diversified portfolio.

3 Source: Based on data from Bain and MSCI, as of December 31, 2024.

The European Private Equity Market Environment

A primary focus of CVC-PEF is expected to be Europe where CVC has invested successfully since 1981. As the second largest buyout market globally,4 Europe offers – relative to other geographies – what we believe are consistently attractive returns, even through economic downturns. Moreover, the underlying fundamentals of European economies provide a strong foundation for successful, long-term private equity investing. The region’s hallmark fragmentation - in terms of geography, regulation, language, politics and culture – creates an opportunity for those managers with a long-term local presence and a complete understanding of the distinct business environments that exists in each of the geographies to outperform.

As a leading investor in the European market, we believe CVC is well-positioned to generate value from the region’s idiosyncrasies, leveraging its deep roots in local markets and differentiated value creation capabilities which have been built up over the past 40 years.

CVC-PEF Investment Process

The Investment Adviser is establishing an investment committee for CVC-PEF (the “CVC-PEF Investment Committee”) comprised of certain senior CVC individuals with significant relevant experience.5 The CVC-PEF Investment Committee will perform two primary functions: (i) conducting the initial design and on-going review of CVC-PEF’s investment framework and overseeing the allocation of CVC-PEF’s available capital and (ii) making final decisions, or having its individual members make final decisions, as to whether CVC-PEF will acquire or dispose of particular investments.

CVC currently has in place disciplined and rigorous processes for sourcing, conducting due diligence on, negotiating, structuring, making, monitoring and disposing of investments for CVC Funds that invest in each of the three asset classes in which CVC-PEF intends to invest – namely, private equity, secondaries and credit.

4 Source: Bain Global Private Equity Report, 2025.

5 The composition of the CVC-PEF Investment Committee will not be the same as the composition of the investment committees of the CVC Funds alongside which CVC-PEF will be making investments (the “CVC Fund Investment Committees”). While there may be some overlap between the CVC-PEF Investment Committee and the CVC Fund Investment Committees, the members of the CVC Fund Investment Committees will not necessarily be members of the CVC-PEF Investment Committee.

These processes have been a cornerstone of the CVC Funds’ success. As CVC-PEF will be investing alongside such CVC Funds, the CVC-PEF Investment Committee will benefit from these processes in making investment decisions in respect of CVC-PEF.

Investments made by CVC-PEF will generally also be evaluated by the CVC Funds’ respective investment committees as potential investment opportunities for the CVC Funds. The CVC-PEF Investment Committee will consider Investment opportunities for CVC-PEF, make a final investment decision, and if that decision is positive, enable the execution of the investment documentation and the funding of the investment by CVC-PEF.

It is generally expected that, by the time an investment opportunity comes before the CVC-PEF Investment Committee, one or more members of the CVC-PEF Investment Committee will already be familiar with the investment opportunity (including, in some cases, because they are also members of the CVC Fund Investment Committee that made the investment decision or recommendation in respect of the relevant CVC Fund) and with the diligence and analysis conducted regarding the opportunity in respect of the CVC Fund alongside which CVC-PEF would be making the investment.

The Board of Directors

The Board of Directors will be comprised of four directors, two of whom will be unaffiliated with the General Partner, the Investment Adviser, or any of their affiliates (the “Independent Directors”). The General Partner may appoint additional directors to the Board from time to time. Each Director shall serve a term of three years, which is renewable by the General Partner in its sole discretion. The General Partner shall have the right to change or replace any Independent Director for cause (as described in the Fund LPA) and any Director other than an Independent Director with or without cause.

The business and affairs of the Fund shall generally be managed under the direction of the General Partner. The role of the Board is limited to the oversight of financial reporting, audit matters, conflicts of interest and any other matters delegated to it by the General Partner, as further described in the Fund LPA.

If any matter arises that the General Partner determines in its good faith judgment constitutes a conflict of interest, the General Partner and its relevant affiliates will take any and all actions they determine appropriate to mitigate such conflict. For any unmitigated conflicts of interest, as determined by the General Partner in its good faith discretion, including without limitation, transactions requiring consent under Section 206(3) of the Advisers Act, the General Partner will not cause or permit the Fund to engage in any transaction that would constitute a material conflict of interest without the informed consent of the Independent Directors. The Independent Directors shall review any such conflict between the Fund and its Unitholders, on the one hand, and the General Partner, the Investment Adviser and/or their affiliates, on the other hand, in a manner consistent with the best interests of the Fund. The Independent Directors’ responsibility with respect to unmitigated conflicts of interest is one of oversight and, in performing its oversight role, the Independent Directors serve as the ultimate decision-making body for conflicts of interest that are brought before them. See “Item 5. Directors and Executive Officers—Biographical Information” for further information regarding the members of the Board.

The Fund has an audit committee (“Audit Committee”), which is comprised solely of the Independent Directors. The Audit Committee will be responsible for, among other matters, approving the Fund’s auditor and reviewing the Fund’s financial statements.

Investment Advisory Agreement

The description below of the Investment Advisory Agreement is only a summary and is not necessarily complete. The description set forth below is qualified in its entirety by reference to the Investment Advisory Agreement attached as an exhibit to this Registration Statement.

The Investment Adviser will provide investment advisory services to the Fund pursuant to the Investment Advisory Agreement. Under the terms of the Investment Advisory Agreement, the Investment Adviser is responsible for the following:

•
designing and reviewing the Fund’s investment framework;
•
overseeing the allocation of the Fund’s available capital;
•
originating and recommending investment opportunities, consistent with the investment objective and strategy of the Fund;
•
monitoring and evaluating our Investments;
•
analyzing and investigating potential portfolio companies, including their products, services, markets, management, financial situation, competitive position, market ranking and prospects for future performance and analyzing other Investments, including Private Equity Investments;
•
analyzing and investigating potential dispositions of Investments, including identification of potential acquirers and evaluations of offers made by such potential acquirers;
•
structuring of acquisitions of Investments;
•
identifying bank and institutional sources of financing, arrangement of appropriate introductions and marketing of financing proposals;
•
supervising the preparation and review of all documents required in connection with the acquisition, disposition or financing of each Investment;
•
monitoring the performance of portfolio companies and, where appropriate, providing advice to the management of the portfolio companies at the policy level during the life of an Investment;
•
arranging and coordinating the services of other professionals and consultants, including CVC Executives (as defined below); and
•
providing the Fund with such other services as the General Partner may, from time to time, appoint the Investment Adviser to be responsible for and perform, including but not limited to investment advisory, portfolio management and administrative services consistent with the terms of the Investment Advisory Agreement.

The Investment Adviser’s services under the Investment Advisory Agreement are not exclusive, and it is free to furnish similar services to other entities, and it intends to do so, so long as its services to us are not impaired. For the avoidance of doubt, the Investment Adviser will be permitted to engage one or more affiliates to serve as a sub-adviser and to utilize, for the benefit of the Fund, information it receives from affiliates regarding potential and existing investments of the Fund. For the avoidance of doubt, the management, policies and operations of the Fund shall be the ultimate responsibility of the General Partner acting pursuant to and in accordance with the Fund LPA. See “—Fund LPA” below for further information. Additionally, the General Partner retains the discretion to amend, modify or supplement the Investment Advisory Agreement and waive any provision thereof and only intends to give notice to Unitholders (through its public filings or otherwise) to the extent that such amendment, modification or supplement is viewed by the General Partner in its discretion, as a whole together with all such amendments, modifications or supplements, as having a material adverse effect in the aggregate on the Unitholders of the Fund.

Compensation of the Investment Adviser and the General Partner

Management Fee

In consideration for its services, the Investment Adviser is entitled to payment of a management fee (the “Management Fee”) payable by the Fund directly or indirectly through an Intermediate Entity with respect to each Class, based on NAV of the Units attributable to each such Class, as set out below.

Class	Management Fee
Class S, D and I	1.25% of the NAV per annum
Class R-S, R-D and R-I	1.00% of the NAV per annum from the one-year anniversary of the Initial Closing Date to the three-year anniversary of the Initial Closing Date; 1.25% of the NAV per annum thereafter
Class G	1.00% of the NAV per annum
Class C	N/A

Management fees paid to CVC by a CVC Fund in respect of any Primary Commitment by the Fund in such CVC Fund will reduce the Management Fee dollar-for-dollar with respect to such Primary Commitment; provided that, the Management Fee shall at no time be less than zero. Where such management fee is denominated in a currency other than the U.S. dollar, any management fee amount accrued and payable by the Fund in respect of such Primary Commitment will be converted into U.S. dollars in accordance with the terms set forth in the Fund LPA for the purpose of calculating this offset.

The Investment Adviser may in its sole discretion elect to waive all or any portion of the Management Fee attributable to it with respect to one or more Class(es).

The Investment Adviser has agreed to waive all of the Management Fee attributable to it in respect of the Anchor Units and Class G Units until the one-year anniversary of the Initial Closing Date of CVC-PEF; provided that, with respect to Anchor Units, the Management Fee shall be equal to 1.00% per annum of the month-end NAV attributable to the Anchor Units from the one-year anniversary of the Initial Closing Date to the three-year anniversary of the Initial Closing Date.

The Management Fee will be payable monthly in arrears and calculated with respect to each Class before giving effect to any accruals for the Incentive Allocation, the Management Fee for that month, the Servicing Fee for that month, redemptions (and pending redemptions) for that month, any distributions for that month and without taking into account accrued and unpaid taxes of any Intermediate Entity (including Corporations) through which CVC-PEF indirectly invests in an Investment (or any comparable entities of other CVC Fund in which CVC-PEF directly or indirectly participates) or taxes paid by any such entity during the applicable month.

The Management Fee may be paid by the Fund, the Feeder Funds, any Aggregators, any Parallel Funds and/or any Intermediate Entities on behalf of the Fund, in consideration of the services provided by the Investment Adviser to the Fund.

The Investment Adviser may elect to receive the Management Fee attributable to it in cash, Units of the Fund, the Aggregators or any Parallel Fund and/or shares, interests or units (as applicable) of Intermediate Entities. If the Management Fee is paid in Units, such Units may be redeemed by the Fund at NAV at the Investment Adviser’s request and will not be subject to the Redemption Limitation or the Early Redemption Deduction.

The Investment Adviser may separately elect for the Management Fee attributable to it to be paid (in whole or in part) to one of its affiliates, including but without limitation in satisfaction of Management Fee amounts owed to such affiliate in connection with services provided by such affiliate to CVC-PEF and/or any Intermediate Entity.

For the avoidance of doubt, where a management fee is calculated and paid by a Parallel Fund on the basis of such entity’s own NAV (whether or not such management fee is calculated and paid on the same basis as the Management Fee), such fees will be charged without duplication, and the NAV of such Parallel Fund will be disregarded for the purposes of the calculation and payment of the Management Fee to be paid by other CVC-PEF vehicles.

Incentive Allocation

The General Partner, or such other person as the General Partner may designate (the “Recipient”), will be entitled to receive an incentive allocation or distributions (the “Incentive Allocation”) by the Fund (directly or indirectly through an Intermediate Entity) equal to 15% of the Total Return, subject to a 5% annual Hurdle Amount and a High Water Mark with a 100% Catch-Up (each as defined below), except with respect to Class C Units. Such allocation will be measured and allocated or paid annually and accrue monthly (subject to pro-rating for partial periods). The Recipient may elect to receive the Incentive Allocation in cash, Units of the Fund, the Aggregators or any Parallel Fund and/or shares, interests or units (as applicable) of Intermediate Entities. If the Incentive Allocation is paid in Units, such Units may be redeemed at the Recipient’s request and will not be subject to the Redemption Limitation (nor taken into account for the purpose of calculating the 5% quarterly Redemption Limitation) or the Early Redemption Deduction. The Recipient may in its sole discretion elect to waive all or any portion of the Incentive Allocation attributable to it with respect to one or more Class(es). See “Item 2. Financial Information—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Expenses—Incentive Allocation” below.

Fund LPA

The description below of the Fund’s Second Amended and Restated Limited Partnership Agreement (as amended, restated or supplemented from time to time, the “Fund LPA”) is only a summary and is not necessarily complete. The description set forth below is qualified in its entirety by reference to the Fund LPA attached as an exhibit to this Registration Statement.

The Fund was initially formed on September 8, 2025 with CVC-PEF General Partner, LLC, a limited liability company formed under the laws of the Cayman Islands, as the general partner. On [ ], 202[ ], such general partner transferred its interest in the Fund to CVC-PEF General Partner Inc., a Delaware corporation, which became the General Partner of the Fund following such transfer. Overall responsibility for oversight of the Fund rests with the General Partner, subject to certain oversight rights held by the Board of Directors with respect to the periodic reports under the Exchange Act and certain situations involving conflicts of interest. Without limitation, and subject to the terms of the Fund LPA, the General Partner is responsible for and authorized with the following, without approval of any Unitholder or other person:

•
the management and operation of the Fund;
•
any and all of the objectives and purposes of the Fund;
•
to perform all acts and enter into and perform all contracts, other documents and tasks as it may deem necessary or advisable for the Fund;
•
selecting, approving, making and managing Investments generally, including in or alongside any CVC Fund (as defined herein);
•
making all decisions concerning the investigation, evaluation, selection, monitoring, acquisition, holding and disposition of Investments;

•
structuring the Fund’s holdings and business operations in a manner that would allow the Fund (including the Feeder TE) to rely on a different exclusion from the definition of “investment company” under the 1940 Act, register as an investment company under the 1940 Act or elect to be regulated as a business development company under the 1940 Act; and
•
directing the formulation of investment policies and strategies for the Fund.

Notwithstanding the above, to the extent the Fund materially departs from its core investment strategy, investment process and investment techniques, the Fund will disclose any such material changes in its reports under the Exchange Act.

In addition, among other things, the Fund LPA provides for (i) the composition of the Board of Directors, (ii) certain transactions requiring approval of the Independent Directors, (iii) a leverage limit of 30%, except for certain exceptions described therein, (iv) indemnification and exculpation provisions, (v) the types of fees and expenses chargeable to the Fund, and (vi) the Fund’s ability to establish a Redemption Program.

Additionally, under the Fund LPA, the General Partner has the exclusive right to appoint and remove our Board and take other actions without any consent or approval of Unitholders, including amendments to our Fund LPA and effecting significant corporate transactions. None of our Classes of Units (including for clarity, the Class C Units held by the General Partner) confer any voting power to Unitholders. Unitholders do not have the right to elect or remove the members of our Board or our General Partner, and accordingly, none of our classes of Units are voting securities. See “—General Potential Conflicts of Interest.”

Competition with Other Parties

CVC-PEF will be competing for investment opportunities with other parties. It is possible that competition for appropriate investment opportunities may also increase. Such competition may reduce the number of opportunities available and/or adversely affect the terms upon which the Investments can be made by CVC-PEF, including by requiring CVC-PEF to assume a greater degree of risk than would otherwise be the case in the absence of such competition by, e.g., agreeing to more limited covenants, undertakings and/or warranties from sellers in respect of proposed Investments to be made by CVC-PEF. Such competition may therefore reduce investment returns and contractual protections afforded to CVC-PEF when acquiring Investments. There can be no certainty that CVC will identify a sufficient number of attractive investment opportunities for CVC-PEF. There may also be increased competition for service providers necessary to implement the investment objectives of CVC-PEF. As a result, CVC-PEF may experience difficulty in asset creation, asset expansion and other portfolio construction and development activities. To the extent that CVC-PEF encounters significant competition in connection with any aspects of acquiring, constructing, operating and/or disposing of its Investments, returns to investors may decrease.

General Potential Conflicts of Interest

Prospective investors should be aware that there will be occasions when CVC may encounter potential conflicts of interest in connection with CVC-PEF. In such cases, CVC determines, in its good faith judgement, whether an actual conflict of interest exists, and if so, CVC may take such actions as may be necessary or appropriate to prevent, resolve, reduce or mitigate the conflict.

In particular, except as otherwise expressly indicated, nothing contained herein will restrict the activities and operations of any CVC Entity or any CVC Funds or their respective affiliates (the “Interested Parties”). There may arise future instances where the interests of CVC-PEF conflict with the interests of the Interested Parties and CVC investment professionals which should be carefully evaluated before subscribing to Units. The Interested Parties and CVC investment professionals have conflicts of interests, or conflicting loyalties, as a result of their numerous activities and relationships, some of which, but not all of such actual, apparent and potential conflicts of interest are discussed below. CVC and CVC investment professionals may in the future engage in further activities, transactions or relationships that may result in additional conflicts of interest not addressed below. In addition, there can be no assurances that CVC will prevent, resolve, reduce or mitigate all conflicts of interest which may arise in a manner that is favorable to CVC-PEF.

CVC has set out a policy for the purpose of identifying potential conflicts of interests and setting out procedures for preventing, managing and monitoring conflicts of interests. CVC's conflicts of interest policy are designed to ensure that business activities involving a conflict which may harm the interests of CVC-PEF or its investors are carried out with an appropriate level of independence and that conflicts are prevented, resolved, reduced or mitigated fairly. Notwithstanding its due care and efforts, there is a risk that the organizational or administrative arrangements made by CVC for the management of conflicts of interest.

Allocation of Investment Opportunities

CVC will, from time to time, be presented with investment opportunities that fall within the investment objectives of CVC-PEF and one or more other CVC Funds (although CVC-PEF may make unique investments that are not shared by other CVC Funds), and in such circumstances, CVC will allocate such opportunities (including any related co-investment opportunities) among CVC-PEF and such other CVC Funds on a basis that CVC determines in its sole discretion to be fair and reasonable (which may result in CVC-PEF not participating and/or not participating to the same extent as other CVC Funds in such investment opportunity) and in accordance with its allocation policies in place from time to time and which may, without limitation, take into account factors such as the sourcing of the transaction, the nature of the investment focus and objectives of each such CVC Fund (e.g., investment size, stage, geography, industry, target rate of return, etc.), the relative amounts of capital available for investment or other liquidity considerations, any restrictions provided under the terms of the Memorandum, Fund LPA and the Subscription Agreements (the “Fund Documents”) and the terms of the governing documents of such CVC Fund, the nature and extent of involvement in the transaction on the part of the respective teams of investment professionals for CVC-PEF and each such CVC Fund (including the CVC professionals that are expected to oversee and monitor an investment opportunity), timing considerations (e.g., the timing of capital inflows and outflows and anticipated capital commitments and subscriptions), liquidity profile, including during a ramp-up or wind-down period, applicable concentration limits and other investment restrictions (including, without limitation, the need to resize positions to avoid breaches of applicable investment restrictions), overall exposure to a sector/industry, mandatory minimum investment rights and other contractual obligations applicable to participating funds, portfolio diversification, regulatory restrictions applicable to participating funds, expected life cycle, synergy potential across the relevant portfolio, the anticipated regulatory treatment of or restrictions on the investment, including any requirement to provide information on CVC-PEF (or its underlying investors) to any regulatory authority or body in any jurisdiction (including, but not limited to, for compliance with any foreign direct investment controls, anti-trust or financial services change of control requirements, related filing requirements, or requests for information in respect thereof, that may apply in a relevant jurisdiction, vehicles and accounts and investors that could limit CVC-PEF’s ability to participate in a proposed investment), the avoidance of odd-lots or cases where a pro rata or other defined allocation methodology would result in a de minimis allocation to one or more participating funds, vehicles and accounts, the overall risk profile of a portfolio or investment opportunity, or any other allocation factor that CVC deems necessary. Other CVC Funds may agree to contractual covenants that explicitly limit or cap the amount of an investment opportunity that may be offered to CVC-PEF or which have the effect of generally restricting the allocation of investment opportunities to CVC-PEF. Accordingly, there can be no assurance that such conflicts will be resolved in a manner that is favorable to CVC-PEF. In addition, other CVC Funds may from time to time share and/or receive priority allocation of certain investments that might otherwise be appropriate for CVC-PEF. As a result of the foregoing, the outcome of any allocation determination will at times result in a smaller allocation of an investment opportunity to CVC-PEF, or none of an investment opportunity to CVC-PEF (even when an investment opportunity is within its mandate). In addition, the outcome of any allocation determination is expected to result in non-pro rata allocations and could result in an allocation being less advantageous to CVC-PEF relative to other CVC Funds or CVC-PEF co-investing in an investment opportunity alongside CVC Funds, in either the same or different parts of the target’s capital structure. To the extent such other CVC Funds elect not to invest in such investment opportunity (or elect to invest in only a portion of such opportunity), such investment opportunity (or the remainder of such investment opportunity) may be allocated to CVC-PEF.

CVC will, in certain circumstances, determine that CVC-PEF should not pursue some or all of an investment opportunity, including, by way of example and without limitation, because CVC-PEF has insufficient capital to pursue the investment, CVC-PEF has already invested sufficient capital in the investment, sector, industry, geographic region or markets in question, as determined by CVC in its sole discretion, or the investment is not appropriate for CVC-PEF for other reasons as determined by CVC in its sole discretion. Such determination could also result in the dilution of

CVC-PEF’s interest in any existing investment to the extent that such investment opportunity constitutes a follow-on investment in respect of an existing CVC-PEF Investment.

Circumstances could arise with respect to an investment opportunity that is suitable for both CVC-PEF and CVC Funds, instead of CVC-PEF participating in the investment directly alongside such CVC Funds. In such circumstances, CVC-PEF will participate in the investment indirectly through an investment in one of such CVC Funds that, in turn, participates in that investment directly.

CVC could determine at any point prior to the closing of an investment opportunity that any such investment opportunity that was initially allocated to CVC-PEF based on information available to CVC at the time the allocation decision is made should subsequently be reallocated in whole or in part to one or more CVC Funds (and vice versa) based on subsequent information received by CVC in respect of such investment opportunity.

CVC-PEF may not divest on the same terms and conditions as a sale or disposition of such investment by other CVC Funds (for example, but without limitation, CVC-PEF may choose to sell securities for cash at a time when a CVC Fund is distributing securities in kind, for administrative ease among other reasons, or CVC-PEF may continue to hold an investment while a CVC Fund is selling its interest to an affiliate).

Allocation of such opportunities requires CVC to make subjective judgements, which involve inherent conflicts and the risk that assumptions regarding investment opportunities will not ultimately prove correct.

Leverage

The Fund may directly or indirectly utilize leverage, incur indebtedness and provide other credit support for any purpose, including, without limitation, to fund all or a portion of the capital necessary for an Investment to enhance returns and/or providing liquidity (including to satisfy redemption requests), including to pay costs and expenses, to fund all or a portion of the capital necessary for an Investment and/or to enhance returns. Leverage may be used more heavily in certain investment strategies.

The Fund will typically seek to ensure that it does not incur indebtedness through credit facilities via specialized institutions, banks or affiliates of the Investment Adviser or other arrangements that would cause its Leverage Ratio (defined below) to exceed 30% (the “Leverage Limit”) at any time following the Ramp-Up Period. No remedial action will be required if the Leverage Limit is exceeded for any reason (including, without limitation, if the Leverage Limit is exceeded on a temporary basis to satisfy short-term liquidity needs, refinance existing borrowings or for other obligations) other than the incurrence of an increase in indebtedness (including the exercise of rights attached to an Investment).

“Leverage Ratio” means, on any date of incurrence of any such indebtedness, the quotient obtained by dividing (i) Aggregate Net Leverage by (ii) Total Assets (each term as defined below).

“Aggregate Net Leverage” means (i) the aggregate amount of recourse indebtedness for borrowed money (e.g., bank debt) of the Fund minus (ii) cash and cash equivalents of the Fund minus, without duplication, (iii) cash used in connection with funding a deposit in advance of the closing of an investment and working capital advances.

“Total Assets” means the month-end values of Investments (including Debt and Other Securities), in addition to the value of any other assets (such as cash on hand).

For the avoidance of doubt, such restrictions on borrowing will not apply to (and each of the following will be excluded from the calculation of the Leverage Limit): (i) any borrowings applied at the investment level; (ii) guarantees given other than in connection with financial indebtedness (guarantees related to foreign exchange contracts shall not be deemed to be in connection with financial indebtedness); (iii) deferred consideration, instalment loans, seller financings or other arrangements with a seller or its affiliates with respect to the payment of the purchase price of an Investment in connection with the acquisition of such Investment; or (iv) borrowing entered into by or in relation to a CVC Private Equity Fund in order to finance a capital contribution on CVC-PEF’s behalf (i.e., a subscription facility put in place with respect to such CVC Private Equity Fund), where applicable; or (v) any liabilities that are not recourse indebtedness for borrowed money of CVC-PEF itself.

For purposes of determining the Aggregate Net Leverage, the Investment Adviser shall use the principal amount of borrowings, and not the valuations of the Fund’s borrowings, and may, in its sole discretion, determine which securities and other instruments are deemed to be cash equivalents. The Leverage Limit may be exceeded on a temporary basis to satisfy short-term liquidity needs, refinance existing borrowings or for other obligations. For the avoidance of doubt, the Leverage Limit does not apply to indebtedness incurred at the Investment level, guarantees of indebtedness, “bad boy” guarantees, borrowings entered into by or in relation to a CVC Private Equity Fund in order to finance capital contributions or other related liabilities that are not recourse indebtedness for borrowed money of CVC-PEF itself.

For greater certainty and without limiting the foregoing, the Fund may:

1.
borrow money, including on a joint and several basis and/or cross-collateralized basis with any portfolio company and/or Intermediate Entity; and/or
2.
give guarantees, commitments and/or other undertakings in connection with the borrowings of the Fund, the Feeder Funds, any portfolio company and/or Intermediate Entity,

in each case in connection with its investment activities, i.e., the Fund may utilize leverage.

The Fund may use leverage and incur indebtedness opportunistically and may choose to increase or decrease its leverage and indebtedness, or use different types or combinations of leveraging and borrowing instruments, at any time based on the Fund’s assessment of market conditions and the investment environment. Lenders to such credit facilities or credit lines may obligate the Fund to (i) pledge some or all assets of the Fund, including, but not limited to, liquid assets, economic and beneficial interests in and rights to receive distributions in respective of portfolio investments, and (ii) comply with financial and negative covenants, which could limit the ability of the Fund to redeem.

Term

The Fund intends to continue in existence indefinitely but is subject to earlier dissolution and termination as described in the Fund LPA.

Size

The initial equity capitalization of the Fund will be determined by the General Partner in its sole discretion, and there shall be no minimum or maximum size of the Fund.

Emerging Growth Company

We will be and we will remain an “emerging growth company” as defined in the JOBS Act until the earlier of (a) the last day of the fiscal year (i) following the fifth anniversary of the date of an initial public offering pursuant to an effective registration statement under the 1933 Act, (ii) in which we have total annual gross revenue of at least $1.235 billion, or (iii) in which we are deemed to be a large accelerated filer, which means the market value of our Units that is held by non-affiliates exceeds $700 million as of the date of our most recently completed second fiscal quarter, and (b) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. For so long as we remain an “emerging growth company” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”). Once we are no longer an emerging growth company, so long as our Units are not traded on a securities exchange, we will continue to be deemed to be a “non-accelerated filer” under the Exchange Act, and as a non-accelerated filer, we will be exempt from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We cannot predict if investors will find our Units less attractive because we may rely on some or all of these exemptions.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the 1933 Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We will take advantage of the extended transition period for complying with new or revised accounting standards, which may make it more difficult for investors and securities analysts to evaluate us since our financial statements may not be comparable to companies that comply with public company effective dates and may result in less investor confidence.

Distribution Reinvestment Plan

The Fund does not expect to make distributions on a regular basis. In the event the Fund makes any distributions, the Fund intends to adopt an “opt out” distribution reinvestment plan (“DRIP”), pursuant to which the Fund will reinvest all cash distributions declared by the General Partner on behalf of the Unitholders who do not elect to receive their distributions in cash as provided below. As a result, if the General Partner authorizes, and the Fund declares, any cash distributions to Unitholders, then Unitholders who have not opted out of the DRIP will have their cash distributions automatically reinvested in Units of the same class owned by the Unitholder (a “Reinvestment”) as described below, rather than receiving such cash distribution. For the avoidance of doubt, the General Partner is not required to make distributions to Unitholders upon the disposition of an investment, but may declare cash distributions to Unitholders in its sole discretion. Distributions on fractional Units (whether made through the DRIP or paid in cash) will be credited to each participating Unitholder’s account to the nearest 1000th of a Unit or paid in cash, as applicable. Units received through the DRIP will not be subject to the Early Redemption Deduction. The number of Units issued pursuant to a Reinvestment will be based on the NAV of the relevant Class of Units as of the date of the Reinvestment. Units issued pursuant to the Fund’s DRIP will have the same rights as the Units offered pursuant to this Registration Statement.

No action is required on the part of a registered Unitholder to have his, her or its cash distributions reinvested in the Units. Unitholders can elect to “opt out” of the DRIP in their Subscription Agreements (other than clients of certain participating brokers that do not permit automatic enrollment in the DRIP). Clients of certain participating brokers that do not permit automatic enrollment in the DRIP will automatically receive their distributions in cash unless they elect to have their cash distributions reinvested in Units of the same class. If a Unitholder elects to opt out of the DRIP, it will receive any distributions the Fund declares in cash.

If any Unitholder initially elects not to participate in the DRIP, they may at any point become a participant by completing and executing an enrollment form or distributions authorization form as may be available from The Bank of New York Mellon (the “Transfer Agent”). Participation in the DRIP will begin with the next distributions payable after acceptance of a participant’s subscription, enrollment or authorization. Units will be purchased under the DRIP as of the first calendar day of the month following the record date of the distribution.

If a Unitholder seeks to terminate its participation in the DRIP, notice of termination must be received by the Transfer Agent five (5) Business Days in advance of the first calendar day of the next month in order for a Unitholder’s termination to be effective for such month. Any transfer of Units by a participant to a non-participant will terminate participation in the DRIP with respect to the transferred Units. If a participant requests to have its Units redeemed in full, any Units issued to the participant under the DRIP subsequent to the Redemption Date (as defined below) will be considered part of the participant’s redemption submission. If all Units are redeemed, the participant’s participation in the DRIP will be terminated as of the Redemption Date, and any distributions to be paid to such Unitholder on or after such date will be paid in cash on the scheduled payment date of such distributions. For the avoidance of doubt, if a Unitholder’s redemption request is pro-rated in a quarterly redemption, the Unitholder will remain in the DRIP unless such Unitholder has “opted out” of the DRIP.

There will be no upfront selling commissions, placement fees, subscription fees or similar fees (“Subscription Fees”) charged to Unitholders for Units received pursuant to the DRIP, but the Units will incur any applicable Servicing Fee. The Fund will pay the Transfer Agent fees under the DRIP. If Units are held by a broker or other financial intermediary, a Unitholder may change its election by notifying its broker or other financial intermediary of its election.

Redemption Program

At the discretion of the General Partner and in accordance with the Fund LPA, the Fund expects to implement the Redemption Program pursuant to which it may redeem in each quarter up to the Redemption Limitation. The General Partner may, in its sole discretion and in accordance with the Fund LPA, cause the Fund to redeem Units in an amount that exceeds the 5% quarterly Redemption Limitation in any calendar quarter. Class C Units held by anyone other than CVC Entities are subject to the Redemption Program, including with respect to the Redemption Limitation. Class C Units held by CVC Entities are not subject to the Redemption Program and may be redeemed at CVC’s sole discretion. See “Item 1(c). Description of Business—Compensation of the Investment Adviser and the General Partner—Management Fee” and “—Incentive Allocation” below.

Any redemption request for Units that have not been outstanding for at least eighteen (18) months for Class S, D, I, R-S, R-D, R-I Units and Class C Units held by anyone other than CVC Entities will be subject to an Early Redemption Deduction equal to 5% of the NAV of the Units being redeemed (calculated as of the Redemption Date (as defined below)) for the benefit of the Fund and therefore indirectly the Unitholders. The holding period is measured as of the subscription closing date immediately following the prospective Redemption Date. For illustrative purposes, a Class S Unitholder that acquires Units on October 1st would not be subject to an Early Redemption Deduction for participating in a redemption that has a valuation date of April 30th eighteen months later (or anytime thereafter).

A redemption request may not be submitted by a Unitholder in respect of its Class G Units if the Redemption Date would be earlier than twenty-four (24) months after the date that such Units were issued. Further, the General Partner is authorized to accept, reject, limit or condition any such redemption request in relation to such Class G Units in its sole discretion. For the avoidance of doubt, the prior sentence shall not be construed to limit the ability of Units of any other Class to submit redemption requests in accordance with the Fund LPA.

The Redemption Program is expected to commence the quarter following the quarter in which the Initial Closing Date occurs. The General Partner may amend or suspend the Redemption Program if in its reasonable judgment it deems such action to be in the Fund’s best interest, including, but not limited to, for tax, regulatory or other structuring reasons. As a result, the Redemption Program may not be available each quarter, such as when the Redemption Program would place an undue burden on the Fund’s liquidity, adversely affect its operations or risk having an adverse impact on the Fund that would outweigh the benefit of the Redemption Program, in each case as determined by the General Partner in its sole discretion and in accordance with the Fund LPA.

Under the Redemption Program, to the extent the General Partner opts to redeem Units in any particular quarter, the General Partner currently expects to redeem Units quarterly at the NAV per Unit as of the date specified in the Fund LPA (the “Redemption Date”), subject to the Early Redemption Deduction, and as further described in the Fund LPA.

If the General Partner determines to redeem some but not all of the Units submitted for redemption during any quarter, Units submitted for redemption during such quarter will be redeemed on a pro rata basis after the Fund has redeemed all Units for which redemption has been requested due to death, qualifying disability or divorce of Unitholder and other limited exceptions. Unsatisfied redemption requests will be deferred to the next Redemption Date and will be redeemed at the relevant NAV per Unit calculated with respect to such next Redemption Date subject to the Redemption Limitation. The Fund will have no obligation to redeem Units, including if the redemption would violate the restrictions on distributions under federal law or Delaware law. The Redemption Limitation and restrictions described above may prevent the Fund from accommodating all redemption requests made in any quarter. Any exchange of a class of Units for an equivalent aggregate NAV of another class of Units will not be subject to, and will not be treated as redemptions for the calculation of, the Redemption Limitation and will not be subject to the Early Redemption Deduction. For the avoidance of doubt, if a Unitholder’s redemption request is pro-rated in a quarterly redemption, the Unitholder will remain in the Fund’s DRIP unless such Unitholder has “opted out” of the DRIP as described above in “– Distribution Reinvestment Plan.”

The General Partner may, from time to time or on a systematic basis, waive the Early Redemption Deduction in its discretion, including without limitation in the case of redemptions resulting from death, qualifying disability, divorce, the rebalancing of a model portfolio sponsored by a financial intermediary, trade or operational errors and in certain other circumstances. Units received through the DRIP will not be subject to the Early Redemption Deduction. In addition, Units may be sold to the Feeder Funds or any Parallel Funds primarily created to hold the Fund’s Units that in turn offer interests in such Feeder Funds or Parallel Funds to certain U.S. tax-exempt persons or non-U.S. persons. For any such Feeder Fund (other than the Feeder TE), Parallel Funds and similar arrangements in certain markets, the Fund may not apply the Early Redemption Deduction to the underlying investors in such Feeder Fund or Parallel Fund because of administrative or systems limitations.

All questions as to the applicability of the Early Redemption Deduction to specific facts and the validity, form, eligibility (including time of receipt of required documents) of a qualification for an exemption from the Early Redemption Deduction will be determined by the General Partner, in its sole discretion, and its determination shall be final and binding.

The Fund may require a Unitholder to surrender and have all or any portion of its Units redeemed at any time, if the General Partner determines that it would be in the interest of the Fund for the Fund to redeem the Units. To the extent the Fund requires the compulsory redemption of any Units of any Unitholder, such redemption will not be subject to the Redemption Limitation or the Early Redemption Deduction, unless otherwise determined by the General Partner in its sole discretion, and such Unitholder’s enrollment in the DRIP (if applicable) will be terminated as of the Redemption Date.

Compulsory Redemptions

A Unitholder may be required to withdraw from the Fund in whole or in part without consent or other action by the Unitholder or other person if the General Partner determines that:

(i)
(a) all or any portion of the assets of the Fund may be characterized as assets of a Plan (as defined herein) for purposes of the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or pursuant to any applicable Similar Law (as defined in the Fund LPA), whether or not such Unitholder is subject to ERISA, the Code or any Similar Law without such withdrawal or (b) the General Partner (or other persons responsible for the operation of the Fund and/or investment of the Fund’s assets) may be considered a fiduciary with respect to any Unitholder, for purposes of the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA, Section 4975 of the Code or any applicable Other Plan Law (as defined in the Fund LPA);
(ii)
the Fund, the General Partner, or any Unitholder is reasonably likely to be subject to any requirement to register under the 1940 Act or any other securities laws of any jurisdiction;
(iii)
a significant delay, extraordinary expense or material adverse effect on the Fund or any of its affiliates, the General Partner, any Unitholder, any Investment or any prospective investment is likely to result; provided, that any such Unitholder shall remain liable to the Fund to the extent of any breach of a representation or covenant made by such Unitholder to the Fund or the General Partner arising out of or relating to such withdrawal;
(iv)
in the General Partner’s sole and absolute discretion, a violation of or non-compliance with any law, rule or regulation (which may include any anti-money laundering or anti-terrorist financing laws, rules, regulations, directives or special measures) applicable to the Fund (including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, the U.S. International Money Laundering Abatement and the Anti-Terrorist Financing Act of 2001 and the Foreign Account Tax Compliance Act (“FATCA”)) or any material adverse effect on the Fund or any Unitholder is likely to result from such Unitholder’s continued interest in the Fund;

(v)
holding by such Unitholder in a particular class has fallen below the minimum account balance, where such Unitholder does not meet or ceases to meet investor eligibility criteria and conditions set out in the Memorandum (including with respect to a specific class), or Unitholders (or the relevant underlying investor(s)) are not otherwise entitled to acquire or possess these Units;
(vi)
the Units have vested in any person by operation of law as a result of the death, divorce, dissolution, termination, bankruptcy, insolvency or adjudicated incompetence of the Unitholder;
(vii)
continued ownership of the Units by a Unitholder may be harmful or injurious to the business or reputation of the Fund, the General Partner, the Investment Adviser, CVC or any of their affiliates, or may subject the Fund or any Unitholder to an undue risk of adverse tax or other fiscal or regulatory consequences;
(viii)
any of the representations and warranties made by a Unitholder or other person in connection with the acquisition of Units was not true when made or has ceased to be true;
(ix)
the Unitholder is or becomes (i) a person listed, or fifty percent (50%) or more (directly or indirectly) owned or controlled by (as the term “control” may be used under the relevant sanction laws and regulations) any person listed, on a sanctions list, (ii) the government of a country or territory which is itself the subject or target of comprehensive sanctions laws and regulations or the Government of Venezuela, or (iii) any person that is otherwise the subject or target of sanctions laws and regulations; or
(x)
it would be in the interest of the Fund for the Fund to redeem the Units.

The General Partner may require any Unitholder to provide it with any information that it may consider necessary for the purpose of determining whether or not the Fund needs to redeem the Units. Further, Unitholders shall have the obligation to immediately inform the Fund to the extent any of the above becomes true to the ultimate beneficial owner of the Units held by such Unitholders.

Unless the General Partner determines otherwise in its sole discretion, the effective date of the compulsory redemption shall be the last day of the month in which notice of such redemption is given (the “Compulsory Redemption Date”). Units will be redeemed at the NAV per Unit of the applicable Class of Units as of the Compulsory Redemption Date. Unitholders whose Units are redeemed by the Fund will not be entitled to a return of any amount of Subscription Fees that was charged in connection with the Unitholder’s purchase of such Units. To the extent the Fund requires the compulsory redemption of any Units of any Unitholder, such redemption will generally not be subject to the Redemption Limitation under the Redemption Program or the Early Redemption Deduction, unless otherwise determined by the General Partner in its sole discretion, and such Unitholder’s enrollment in the DRIP (if applicable) will be terminated as of the Compulsory Redemption Date.

Employees

We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of the General Partner, the Investment Adviser or their affiliates pursuant to the terms of the Investment Advisory Agreement and the Fund LPA. See “Item 1(c). Description of Business—Investment Advisory Agreement” and “—Fund LPA.”

The Offering

The Fund intends to conduct a continuous private offering of Units on a monthly basis to prospective investors who are both (i) accredited investors (as defined in Regulation D under the 1933 Act) and (ii) qualified purchasers (as defined in the 1940 Act and rules thereunder) in reliance on exemptions from the registration requirements of the Securities Act, including under Regulation D and Regulation S. Accordingly, the Fund is primarily intended for investors with such financial intermediary relationships. Investors should consult with their financial intermediary to discuss potential eligibility and suitability to invest in the Fund.

Separate eligibility requirements, including under Regulation S under the Exchange Act, may apply to non-U.S. investors in one or more Parallel Funds. Each potential Unitholder must also satisfy any eligible Unitholder qualifications as set forth in the Subscription Agreement and any additional qualifications required by their financial intermediary.

Subscriptions for Units may be made on an ongoing basis but will only be accepted as of the Subscription Date, unless the General Partner determines otherwise in its sole discretion. A prospective Unitholder generally must notify the Transfer Agent of its desire to subscribe for Units by 5 p.m. ET at least five (5) Business Days prior to the Subscription Date and provide payment of the full purchase price of the requested purchase amount at least two (2) Business Days prior to the Subscription Date (in each case, unless waived by the General Partner in its sole discretion). Late subscription orders will be automatically resubmitted for the next available Subscription Date, unless such subscription order is withdrawn or revoked before 5 p.m. ET at least three (3) Business Days prior to such Subscription Date (subject to the General Partner’s discretion to accept a withdrawal or revocation after such time).

To be accepted, a subscription amount request must be made with a completed and executed Subscription Agreement in good order, including (a) satisfying any additional requirements imposed by the subscriber’s placement agent or financial intermediary, (b) satisfying the know your client (“KYC”), terrorist financing and anti-money laundering (“AML”) checks carried out by the Fund or its agent and (c) payment of the full purchase price of the Units being subscribed for.

The minimum initial subscription amount by each Unitholder in the Fund will be (a) $10,000 for each class of Units (other than Class G Units) and $200,000 for Class G Units and (b) $1,000 for subsequent subscriptions of each Class of Units, although the General Partner may in its discretion accept lesser amounts. Certain placement agents or financial intermediaries may have higher minimums. Unitholders may subscribe to the Fund directly or via nominee or omnibus accounts. The investments made by the nominee will not be aggregated in order to determine the investor’s eligibility for a specific class or its minimum initial subscription or holding.

The Fund is currently offering eight (8) classes of Units (which, for the avoidance of doubt, include any corresponding classes of the Feeder TE, each a “Class”): Class S Units (“Class S Units”), Class D Units (“Class D Units”), Class I (“Class I Units” and together with the Class S Units and Class D Units, the “Standard Units”), Class C Units (“Class C Units”) and Class G Units (“Class G Units” and together with the Class C Units, the “CVC Units”), Class R-S Units (“Class R-S Units”), Class R-D Units (“Class R-D Units”) and Class R-I (“Class R-I Units” and together with Class R-S Units and Class R-D Units, the “Anchor Units”).

The Standard Units are available to all investors and the CVC Units are generally reserved for CVC, its affiliates and certain CVC Personnel (as defined herein).

The Anchor Units are only available to investors until the one-year anniversary of the Initial Closing Date, unless otherwise agreed to by the General Partner.

The key differences among the Classes of Units of the Fund relate to ongoing Servicing Fees, Management Fees, and Incentive Allocations, as described herein.

Class S Units and Class R-S Units are available through brokerage and transaction-based accounts.

Class D Units and Class R-D Units are generally available for purchase only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D Units and Class R-D Units, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D Units and Class R-D Units, (3) through transaction/brokerage platforms at participating broker-dealers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) other categories of Unitholders that we name in an amendment or supplement to this Memorandum.

Class I Units and Class R-I Units are generally available for purchase only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I Units and Class R-I Units, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I Units and Class R-I Units, (4) through certain registered investment advisers or (5) other categories of Unitholders that we name in an amendment or supplement to this Memorandum.

Class C Units are reserved for CVC and its affiliates, as well as (1) any current directors, officers, associates, partners or employees of any member of CVC (“CVC Executives”); (2) certain former senior CVC Executives; (3) the trustee of any trust, the main beneficiary or beneficiaries of which are persons described in (1) and/or (2); and/or (4) any company or arrangement creating rights in the nature of ownership or co-ownership the principal interest in which is held for persons described in (1), (2) and/or (3). Class C Units will not be subject to payment of any Servicing Fee, Management Fee or Incentive Allocation. The General Partner is solely responsible for determining Unitholders eligibility to invest in Class C.

Class G Units are only available to persons who the General Partner has determined in its sole discretion qualify as Eligible Investors associated with CVC (which may include certain CVC Personnel). “Eligible Investor” means prospective investors who are permitted to acquire the Units under the laws applicable to him/her/it in his/her/its relevant jurisdiction, provided that such prospective investor is not a Prohibited Person (as defined herein). “CVC Personnel” means any CVC Entity and/or (1) any current CVC Executive; (2) any former senior CVC Executive; (3) the trustee of any trust, the main beneficiary or beneficiaries of which are persons described in (1) and/or (2); and/or (4) any company or arrangement creating rights in the nature of ownership or co-ownership the principal interest in which is held for persons described in (1), (2) and/or (3). Class G Units will be subject to a reduced Management Fee. The General Partner is solely responsible for determining Unitholders eligibility to invest in Class G.

The General Partner may, at any time, create additional Classes whose features may differ from the existing Classes described above. The General Partner may determine to increase or decrease the availability of any Class of Units with respect to certain investors in its sole discretion (and regardless of the type of investor and/or whether an investor satisfies the minimum investment or follow-on investment requirement). Before making an investment decision, a prospective investor should consult with their investment adviser regarding the account type and the Classes of Units they may be eligible to purchase.

Notwithstanding the conditions set out above, the General Partner shall have full discretion to allocate the subscription of any Unitholder to CVC-PEF to any Class. Notwithstanding anything to the contrary herein, the General Partner may accept, delay acceptance or reject subscriptions in its sole discretion, including choosing to reject or delay acceptance of all subscriptions for a given month, which could result in subscriptions being accepted on a day other than the first calendar day of the month. Subscriptions may be accepted from time to time in the General Partner’s sole discretion.

Valuation

The General Partner will determine the NAV for each Class of Units monthly. The NAV for the Fund and each Class will be determined as of the last Business Day of each month (each, a “Valuation Date”) and the NAV so determined will be made available around the 20th Business Day of the next month (the “NAV Release Date”). The timing of the Valuation Dates and/or the NAV Release Dates may be modified from time to time by the General Partner in its sole discretion. The total net assets of the Fund will result from the difference between the gross assets (i.e., the aggregate fair value of all assets of the Fund) and the liabilities of the Fund.

The Fund is expected to determine its first NAV for each Class of Units as of the end of the first full month after the Initial Closing Date. Thereafter, the General Partner will determine the NAV for each Class of Units monthly and will prepare the valuations with respect to each Investment in accordance with the valuation policies and procedures adopted by the Fund (as may be amended from time to time in the General Partner’s sole discretion, the “Valuation Policy”). The General Partner retains the discretion to amend, modify or supplement the Valuation Policy and waive any provision thereof and only intends to give notice to Unitholders (through its public filings or otherwise) to the extent that such amendment, modification or supplement is viewed by the General Partner in its discretion, as a whole together with all such amendments, modifications or supplements, as having a material adverse effect in the aggregate on the Unitholders of the Fund. For the calculation of the Fund’s NAV for financial reporting purposes, the Fund will use U.S. GAAP.

The NAV of the Fund as of the relevant Valuation Date will be determined by calculating the aggregate of:

•
the fair value of all assets of the Fund on the relevant Valuation Date; less
•
the liabilities of the Fund, and all fees (including, Servicing Fees, Management Fees, Incentive Allocations), distributions entitlement and other fees and expenses (including, without limitation, redemption fees, anti-dilution fees and/or similar fees) attributable to the Fund, which fees have accrued but are unpaid on the relevant Valuation Date.

The NAV per Class as of the relevant Valuation Date will be determined by calculating the aggregate of:

•
the fair value of the total portfolio and entitlements to distributions attributed to the relevant Class on the relevant Valuation Date; less
•
the liabilities attributable to that Class on the relevant Valuation Date.

Each Class may have a different NAV as a result of Servicing Fees, Management Fees, Incentive Allocations, distributions entitlement and other fees and expenses (including, without limitation, redemption fees, anti-dilution fees and/or similar fees) as set forth herein and which may be charged differently or do not apply with respect to a Class.

The NAV per Unit on a given Valuation Date will be determined for each Class by dividing the NAV of that Class by the total number of Units of that Class of the Fund then outstanding on that Valuation Date.

Unless the context requires otherwise, references herein to NAV shall refer to the price at which transactions in the Fund’s Units are made (“Transactional NAV”). For purposes of calculating the Fund’s Transactional NAV (and not for financial reporting purposes), (i) the Expense Support paid by the Investment Adviser will be recognized as a reduction to NAV in the month the Fund reimburses the Investment Adviser for such costs, (ii) Servicing Fees, as applicable, are recognized as a reduction to NAV on a monthly basis as such fees are paid and (iii) contingent tax liabilities of certain Intermediate Entities that are not expected to be recognized due to the expected structure of the divestment of the associated underlying investment may not be recognized as a reduction to NAV (although tax liabilities of those same Intermediate Entities may be taken into account in determining the fair value of the associated underlying investment).

The Fund intends to disseminate monthly NAV to Unitholders through a Form 8-K filing on EDGAR, which are available on the SEC’s website at https://www.sec.gov and on the Fund’s website, when available.

See “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Unitholder Matters—Valuation Policies and Procedures” for more information on our Valuation Policy.

Reporting Obligations

We will file our annual reports containing audited financial statements, quarterly reports and such other periodic reports as we determine to be appropriate or as may be required by law. We are filing this Registration Statement with the SEC under the Exchange Act to provide current public information to the investment community in anticipation of being required to register under Section 12(g) of the Exchange Act in the future and to comply with applicable requirements thereunder.

We intend to make available on our website, when available, our annual reports on Form 10-K, quarterly reports on Form 10-Q and our current reports on Form 8-K. The SEC also maintains a website (www.sec.gov) that contains such information. Our website will contain additional information about our business, but the contents of the website are not incorporated by reference in or otherwise a part of this Registration Statement.

From time to time, we may use our website as a distribution channel for material company information. Financial and other important information regarding the Fund will be accessible and posted on our website. The information contained on, or accessible from, our website is not part of this Registration Statement by reference or otherwise.

Proxy Voting Policies and Procedures

The Investment Adviser is registered with the SEC as an investment adviser under the Advisers Act.

The SEC has adopted Rule 206(4)-6 under the Advisers Act (the “Rule”), which requires registered investment advisers that exercise voting authority over client securities to implement proxy voting policies. Because the Investment Adviser may be deemed to have authority to vote proxies relating the companies in which the Fund invests, the Investment Adviser has adopted a set of policies and procedures (together, the “Policy”) in compliance with the Rule. To the extent the Investment Adviser exercises or is deemed to be exercising voting authority over the Fund’s securities, the Policy is designed and implemented in a manner reasonably expected to ensure that voting with respect to proxy proposals, amendments, consents or resolutions (collectively, “proxies”) is exercised in a manner that serves the best interest of the Fund, as determined by the Investment Adviser in its discretion. Notwithstanding the foregoing, because proxy proposals and individual company facts and circumstances may vary, the Investment Adviser may not always vote proxies in accordance with the Policy. In addition, many possible proxy matters are not covered in the Policy. Generally, the Investment Adviser will vote proxies (i) in favor of management’s recommendation for the election of the board of directors and (ii) to approve the financial statements as presented by management.

Each proxy is voted on a case-by-case basis taking into consideration any relevant facts and circumstances at the time of the vote. In situations where the Investment Adviser wishes to vote differently from what is recommended in the Policy, or where a potential material conflict of interest relating to the proxy vote exists, the Investment Adviser will take such actions as are required by the Policy.

Unitholders may request a copy of the Policy and the voting records relating to proxies as provided by the Rule by contacting the Investment Adviser.

Certain U.S. Tax Considerations

The discussion of tax matters set forth in this Registration Statement is not intended to be used, and cannot be used by any prospective investor, for the purpose of avoiding penalties that may be imposed. Each prospective investor should seek advice based on its particular circumstances from an independent tax advisor.

This summary discusses certain U.S. federal income tax considerations relating to an investment in CVC-PEF. This discussion is based on provisions of the Code on the regulations promulgated thereunder and on published administrative rulings and judicial decisions now in effect, all of which are subject to change or different interpretation, possibly with retroactive effect. This discussion is necessarily general and may not apply to all categories of investors, some of which, such as banks, thrifts, insurance companies, dealers and other investors that do not own their Units as capital assets and investors required to accelerate the recognition of any item of gross income with respect to the Fund or its investments as a result of such income being recognized on an applicable financial statement, may be subject to special rules. Tax-exempt organizations and Non-U.S. Unitholders (as defined below) are discussed separately below. The actual tax consequences of the purchase and ownership of Units in CVC-PEF will vary depending upon the investor’s circumstances.

For purposes of this discussion, a “U.S. Person” or a “U.S. Unitholder” is an individual who is a citizen or resident of the United States, as determined for U.S. federal income tax purposes, a corporation or an entity treated as a corporation for such purposes that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if (i) it is subject to the primary supervision of a court within the United States and one or more U.S. Persons have the authority to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. Person. A “Non-U.S. Person” is a person that is not a U.S. Person, and a “Non-U.S. Unitholder” is a Unitholder (other than a partnership) that is not a U.S. Person.

The Feeder TE is intended to be treated as a partnership for U.S. federal income tax purposes and will generally invest in the Fund indirectly through one or more non-U.S. entities, each of which is treated as a corporation for U.S. federal income tax purposes (a “Corporation”). An investment in the Feeder TE by a Unitholder is not expected give rise to either income effectively connected with a U.S. trade or business (“ECI”) or “unrelated business taxable income” (“UBTI”).

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds Units, the tax treatment of a partner will generally depend upon the status of the partner in the partnership and the activities of the partnership. Partners of a partnership holding Units in CVC-PEF should consult their own tax advisors. This discussion does not constitute tax advice and is not intended to substitute for tax planning.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES OF THE PURCHASE AND OWNERSHIP OF UNITS IN CVC-PEF.

Partnership Status. Subject to the discussion of “publicly traded partnerships” set forth below, a domestic business entity (such as the Fund and the Feeder TE) that has two or more members and that is not organized as a corporation under federal or state law will generally be classified as a partnership for U.S. federal income tax purposes. The classification of an entity as a partnership for such purposes may not be respected for state or local tax purposes.

An entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership.” An exception, referred to as the “Qualifying Income Exception,” exists with respect to a publicly traded partnership if (i) at least 90% of such partnership’s gross income for every taxable year consists of “qualifying income” and (ii) the partnership would not be required to register under the 1940 Act if it were a U.S. corporation. Qualifying income includes certain interest income, dividends, real property rents, gains from the sale or other disposition of real property, and any gain from the sale or disposition of a capital asset or other property held for the production of income that otherwise constitutes qualifying income.

The General Partner intends to operate each of the Fund and the Feeder TE so that it will not be a publicly traded partnership or meet the Qualifying Income Exception in each taxable year, although no assurances can be given. In addition, the portion of the Fund’s and the Feeder TE’s income that is qualifying income may change from time to time, and there can be no assurance that at least 90% of the Fund’s or the Feeder TE’s gross income in any year will constitute qualifying income. No ruling has been or will be sought from the Internal Revenue Service (the “IRS”), and the IRS has made no determination as to the Fund’s or the Feeder TE’s status for U.S. federal income tax purposes or whether the Fund’s or the Feeder TE’s operations generate “qualifying income” under Section 7704 of the Code.

Subject to the discussion of partnership audits below under “Other Matters,” an organization that is classified as a partnership for U.S. federal income tax purposes is generally not subject to U.S. federal income tax itself, although it must file an annual information return.

However, in the absence of a ruling from the IRS (which CVC-PEF does not intend to obtain), there can be no assurance that the IRS will not attempt to recharacterize either the Fund or the Feeder TE as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. If either the Fund or the Feeder TE were determined to be taxable as a corporation, it would be taxable on its earnings at the corporate income tax rate and any distributions to the partners would be taxable as dividends to the Unitholders to the extent of the earnings and profits of the Fund or the Feeder TE, as applicable. In any event, the assets of the Feeder TE and significant amounts of the assets of the Fund are expected to be held through entities taxable as corporations for U.S. federal income tax purposes and are expected to be subject to U.S. corporate federal (and applicable state and local) income tax. The remainder of this discussion assumes that each of the Fund and the Feeder TE will be treated as a partnership for U.S. federal income tax purposes.

Taxation of U.S. Unitholders

Each U.S. Unitholder will be required to take into account, as described below, its distributive share of each item of the Fund’s income, gain, loss, deduction and credit for each taxable year of the Fund ending with or within the U.S. Unitholder’s taxable year. See “—Allocations of Income, Gain, Loss and Deduction” below. Generally, each item will have the same character and the same source (either U.S. or foreign), as though the U.S. Unitholder realized the item directly. U.S. Unitholders must report those items regardless of the extent to which, or whether, they receive cash distributions from the Fund for such taxable year. Moreover, the Fund may invest (directly or indirectly) in certain securities, such as original issue discount obligations or preferred stock with repurchase or repayment premiums, or in stock of certain types of foreign corporations, such as a “controlled foreign corporation” or “passive foreign investment company” (each as defined below), that could cause the Fund, and consequently, the U.S. Unitholders, to recognize taxable income without receiving any cash. Thus, taxable income allocated to a U.S. Unitholder may exceed cash distributions, if any, made to such Unitholder, and no assurance can be given that the Fund will be able to make cash distributions to cover such tax liabilities as they arise, in which case such Unitholder would have to satisfy tax liabilities arising from any investment in the Fund from a Unitholder’s own funds. Accordingly, the Unitholders should ensure that they have sufficient cash flow from other sources to pay all tax liabilities resulting from the Unitholder’s ownership of Units in the Fund. Investment in a “passive foreign investment company” could also, in the absence of a specific election, cause a U.S. Unitholder to pay an interest charge on taxable income that is treated as having been deferred. If the Fund’s preparation of its return is delayed, it may be advisable for Unitholders to request extensions for filing their own income tax returns.

With respect to non-corporate Unitholders, certain dividends paid by a corporation, including certain qualified foreign corporations, may be subject to reduced rates of taxation (subject to holding period and other requirements). A qualified foreign corporation includes a non-U.S. corporation that is eligible for the benefits of specified income tax treaties with the United States. In addition, a non-U.S. corporation is treated as a qualified foreign corporation with respect to dividends received from that corporation on shares that are readily tradable on an established securities market in the United States. Non-corporate Unitholders will not be eligible for reduced rates of taxation on any dividends if the payor is a “passive foreign investment company” in the taxable year in which such dividends are paid or in the preceding taxable year. Prospective Unitholders should consult their own tax advisors regarding the application of the foregoing rules to their particular circumstances.

Medicare Tax.

U.S. Unitholders that are individuals, estates or trusts are subject to a Medicare tax of 3.8% on “net investment income” (or undistributed “net investment income,” in the case of estates and trusts) for each taxable year, with such tax applying to the lesser of such income or the excess of such person’s adjusted gross income (with certain adjustments) over a specified amount. Net investment income includes net income from interest, dividends, annuities, royalties, rents and net gain attributable to the disposition of investment property. It is anticipated that net income and gain attributable to an investment in the Fund will be included in a U.S. Unitholder’s “net investment income” subject to this Medicare tax.

Fund Distributions.

Distributions of cash from the Fund to a U.S. Unitholder in any year will reduce the adjusted basis of the U.S. Unitholder’s partnership interest by the amount of such cash distribution. To the extent such distributions exceed the adjusted basis of a U.S. Unitholder’s partnership interest, such U.S. Unitholder will be treated as having recognized gain from the sale or exchange of such interest. In general, distributions (other than liquidating distributions) of property other than cash will reduce the adjusted basis (but not below zero) of a U.S. Unitholder’s partnership interest by the amount of the partnership’s adjusted basis in such property immediately before any such distributions but will not result in the realization of taxable income to the Unitholder. For these purposes, a reduction in a U.S. Unitholder’s share of the Fund’s debt, including when a new Unitholder is admitted to the Fund, will result in deemed cash distributions to the Unitholder in an amount equal to the reduction.

Basis.

A U.S. Unitholder’s adjusted basis in its partnership interest is, in general, equal to the amount of cash the U.S. Unitholder has contributed to the Fund, increased by the U.S. Unitholder’s share of income and liabilities of the Fund and decreased by the U.S. Unitholder’s proportionate share of cash distributions, losses and reductions in such liabilities. Each U.S. Unitholder will (subject to certain limits discussed below) be entitled to deduct its allocable share of the Fund losses to the extent of its tax basis in its Units at the end of the tax year of the Fund in which such losses are recognized.

Allocations of Income, Gain, Loss and Deduction.

Pursuant to the Fund LPA, items of the Fund’s income, gain, loss and deduction are allocated so as to take into account the varying interests of the Unitholders in the Fund. Treasury Regulations provide that allocations of items of partnership income, gain, loss, deduction or credit will be respected for tax purposes if such allocations have “substantial economic effect” or are determined to be in accordance with the partners’ interests in a partnership. The Fund believes that, for U.S. federal income tax purposes, allocations pursuant to the Fund LPA should be given effect, and the General Partner intends to prepare tax information returns based on such allocations. If the IRS were to re-determine the allocations to a particular U.S. Unitholder, such redetermination could be less favorable than the allocations set forth in the Fund LPA.

Deduction for Certain Qualified Business Income and Certain REIT Dividends.

Non-corporate taxpayers may be allowed a deduction of 20% of certain domestic business income (excluding capital gains, dividend income and certain types of compensation) received from partnerships engaged in business other than specified service businesses (i.e., businesses in the fields of law, health, accounting, financial services, brokerage services, or businesses where the principal asset of the business is the reputation or skill of its employees or owners or businesses which involve the performance of services consisting of investing and investment management). A high income taxpayer’s deduction is limited to the greater of (a) 50% of its pro-rata share of W-2 wages paid by the partnership, or (b) the sum of 25% of such W-2 wages plus 2.5% of the tax basis of certain depreciable property used in the trade or business. Ordinary dividends from REITs and certain allocations from publicly traded partnerships may also benefit from the 20% deduction, without the foregoing limitations. The income of CVC-PEF is generally not expected to be eligible for the deduction. This deduction is set to expire after December 31, 2025.

Limitations on Deductions.

While the Fund is not intended as a “tax shelter,” it is possible that losses and expenses could exceed the Fund’s income and gain in a given year. The ability of a Unitholder to deduct such a net loss from its taxable income from other sources may be subject to a number of limitations under the Code. For example, each U.S. Unitholder will not be entitled to deduct its share of the Fund’s losses in excess of its tax basis at the end of the tax year of the Fund in which such losses are recognized. Other limitations include the limitation on “tax-exempt use loss” under Section 470 of the Code, and for certain investors, such as individuals, the “at risk” rules of Section 465 of the Code and the limitations on, or for tax years beginning before January 1, 2026, disallowance of, miscellaneous itemized deductions under Section 67 of the Code, limitations on interest deductions under Section 163 of the Code and the limitations on passive activity losses of Section 469 of the Code. Because of some of those limitations, it is possible that, if the Fund has losses and income from different types of activities, certain investors may not be able to use losses from the Fund to reduce income therefrom.

Organization, Management and Syndication Expenses.

In general, neither the Fund nor any Unitholder may deduct organization or syndication expenses. An election may be made by a partnership to amortize organizational expenses over a 180-month period. Syndication fees (which would include any sales or placement fees or commissions), however, must be capitalized and cannot be amortized or otherwise deducted. The Management Fees paid to the Investment Adviser (and similar fees paid to the investment advisers of the underlying investment funds in which the Fund holds interests) will generally not be deductible (or if deductible, may be subject to limitations on deductibility) for taxable years beginning before January 1, 2026, and may not be deductible for taxable years thereafter.

Limitations on Deduction of Business Interest.

For taxable years beginning before January 1, 2026, deductions for business interest expense (even if paid to third parties) in excess of the sum of a taxpayer’s business interest income and 30% of the adjusted taxable income of the business, which is its taxable income computed without regard to business interest income or expense, net operating losses, or the pass-through income deduction described above, are disallowed. Business interest includes any interest on indebtedness related to a trade or business, but excludes investment interest, to which separate limitations apply.

Sale or Disposition of CVC-PEF Units.

A U.S. Unitholder that sells or otherwise disposes of Units in the Fund in a taxable transaction generally will recognize gain or loss equal to the difference, if any, between the adjusted basis of the Units and the amount realized from the sale or disposition. The amount realized will include the Unitholder’s share of the Fund’s liabilities outstanding at the time of the sale or disposition. If the Unitholder holds the Units as a capital asset, such gain or loss will generally be treated as capital gain or loss to the extent a sale of assets by the Fund would qualify for such treatment and will generally be long-term capital gain or loss if the Unitholder had held the Unit for more than one year on the date of such sale or disposition, provided, that a capital contribution by the Unitholder within the one-year period ending on such date will cause part of such gain or loss to be short-term. In addition, if the capital contribution of a new Unitholder is distributed to the Unitholders (other than such new Unitholder), for U.S. federal income tax purposes such distributions may be treated as a taxable sale of a portion of their Units by Unitholders receiving such distributions. In the event of a sale or other transfer of Units at any time other than the end of the Fund’s taxable year, the share of income and losses of the Fund for the year of transfer attributable to the Units transferred will be allocated for U.S. federal income tax purposes between the transferor and the transferee on an interim closing-of-the-books basis, pro rata basis, or other reasonable method determined by the General Partner reflecting the respective periods during such year that each of the transferor and the transferee owned the Units. The Code provides for an election whereby the Fund could adjust the basis of its property upon distributions of partnership property to a Unitholder and upon transfers of the Units (including by reason of death). The General Partner has the discretion to determine whether or not to implement such election.

Treatment as a Disguised Sale.

Under Section 707(a) of the Code, a portion of the cash received by a U.S. Unitholder who redeems its Units pursuant to the Redemption Program may be treated as received pursuant to a disguised sale of a portion of such U.S. Unitholder’s Units of the Fund to the extent the redemption requests are funded by incoming subscriptions to the Lux Fund. Pursuant to such disguised sale, a U.S. Unitholder will recognize gain or loss equal to the difference, if any, between the amount realized on the payment for the portion of such Unitholder’s redeemed Units deemed sold and the Unitholder’s adjusted tax basis in such Units (see “—Basis” above). The amount realized will be measured by the portion of the cash treated as received pursuant to such disguised sale, plus the amount of the reduction in such Unitholder’s share of the Fund’s liabilities, if any, attributable to the redeemed Units deemed sold. Notwithstanding the foregoing, the application of Section 707(a) of the Code and related rules to the purchase of Units properly redeemed pursuant to the Redemption Program is complex and subject to significant uncertainty. There is no authority directly on point regarding the application of Section 707(a) of the Code and related rules to the manner in which the Fund will purchase Units from Unitholders. Accordingly, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to any of the positions described herein. Unitholders should consult their own tax advisors regarding the consequences of participating in the Redemption Program under Section 707(a) of the Code and related rules.

Treatment as a Distribution.

To the extent payment received by a U.S. Unitholder who redeems its Units pursuant to the Redemption Program is not treated as received pursuant to a disguised sale of Units (as described above under “—Treatment as a Disguised Sale”), such payment will generally be treated as distributions on the remaining Units, if any, held by a redeeming U.S. Unitholder. If the Fund purchases less than all of a U.S. Unitholder’s Units, then the amount of such distributions will reduce, but not below zero, such Unitholder’s adjusted tax basis in its remaining Units (see “—Basis” above). If the amount of such distributions to a U.S. Unitholder exceeds such Unitholder’s adjusted tax basis in its Units, the excess generally will be taxable to the U.S. Unitholder as though it were a gain from a sale or exchange of the U.S. Unitholder’s Units. Such gain generally will be treated as capital gain and will be long-term capital gain if the U.S. Unitholder’s holding period for our Units exceeds one year. No loss will be recognized by a U.S. Unitholder that redeems less than all of its Units pursuant to the Redemption Program. In general, any reduction in a U.S. Unitholder’s allocable share of the Fund’s liabilities (as determined for U.S. federal income tax purposes), if any, as a result of the U.S. Unitholder’s sale of Units pursuant to the Redemption Program would be treated as a cash payment to the U.S. Unitholder, which could increase the U.S. Unitholder’s gain under the foregoing rules, whether such gain is recognized by reason of part treatment as a disguised sale or part treatment as a distribution.

Gain or loss recognized by a U.S. Unitholder upon the disguised sale of Units generally will be taxable as capital gain or loss and will be long-term capital gain or loss if the Units were held for more than one year as of the date of the sale. Long-term capital gains recognized by individuals and certain other non-corporate taxpayers generally are subject to U.S. federal income tax at reduced tax rates. Short-term capital gains recognized by non-corporate taxpayers, and all capital gains recognized by corporate taxpayers, generally are taxed at ordinary income rates. Capital losses are subject to a number of limitations under the Code. Each U.S. Unitholder who acquired our Units at different times and intends to redeem pursuant to the Redemption Program all or a portion of our Units within a year of the most recent purchase should consult its own tax advisor regarding the application of certain “split holding period” rules to such sale and the treatment of any gain or loss as long-term or short-term capital gain or loss.

Complete Redemption of a Unitholder’s Units in the Fund.

Notwithstanding the discussion above under “—Treatment as a Disguised Sale” and “—Treatment as a Distribution”, a U.S. Unitholder who, pursuant to the Redemption Program, redeems all of its Units will recognize gain or loss equal to the difference between the amount realized on the payment for such Units and the U.S. Unitholder’s adjusted tax basis in its Units immediately prior to such redemption (see “—Basis” above). The amount realized will include the U.S. Unitholder’s allocable share of the Fund’s liabilities (as determined for U.S. federal income tax purposes), if any, as well as the cash paid to the U.S. Unitholder pursuant to the redemption. Gain or loss recognized upon the redemption or exchange (if applicable) of our Units generally will subject to the rules described above under (“—as a Disguised Sale”).

The application of the foregoing rules to U.S. Unitholders participating in the Redemption Program is complex and subject to uncertainty. Redeeming U.S. Unitholders should consult their own tax advisors regarding the application of the foregoing rules to them in light of their particular circumstances.

Foreign Tax Credit Limitations.

U.S. Unitholders may be entitled to a foreign tax credit with respect to creditable foreign taxes paid on the income and gains of the Fund (or from such Unitholder’s share of income and gains of an investment fund in which the Fund holds interests). Complex rules may, however, depending on each U.S. Unitholder’s circumstances, limit the availability or use of foreign tax credits. In particular, gain recognized on the sale of a non-U.S. investment will generally be treated as U.S. source gain with respect to a U.S. Unitholder for foreign tax credit purposes and therefore a U.S. Unitholder may not be able to claim a credit for any foreign taxes imposed upon such sale unless such credit can be applied against tax due on other income treated as derived from foreign sources. Further, U.S. Unitholders will generally not be entitled to an indirect foreign tax credit with respect to foreign taxes paid by an entity in which the Fund invests that is treated as a corporation for U.S. federal income tax purposes. Capital gains realized by the Fund may be considered to be from sources within the U.S., which may effectively limit the amount of foreign tax credit allowed to the U.S. Unitholder. Certain losses arising from the Fund may be treated as foreign source losses, which could reduce the amount of foreign tax credits otherwise available.

Non-U.S. Currency Gain or Loss.

The Fund may engage in transactions involving non-U.S. currencies, including non-U.S. currency hedging transactions, and the Fund and the U.S. Unitholders may experience foreign currency gain or loss with respect to the Fund’s investments. In general, subject to certain exceptions, non-U.S. currency gain or loss is treated as ordinary income or loss. U.S. Unitholders should consult with their individual tax advisors with respect to the tax treatment of non-U.S. currency gain or loss.

Issues Relating to Foreign Corporations.

U.S. Unitholders may be subject to special rules applicable to indirect investments in foreign corporations, including those discussed below.

Controlled Foreign Corporations.

If a U.S. Person, including any U.S. Unitholder, actually or constructively owns at least 10% of the voting stock or value of a foreign corporation, such U.S. Person is considered a “United States Shareholder” with respect to the foreign corporation. If United States Shareholders in the aggregate own more than 50% of the voting power or value of the stock of such corporation, the foreign corporation will be classified as a “controlled foreign corporation” (a “CFC”). For this purpose, each non-U.S. investment fund in which the Fund invests generally will be regarded as transparent, and the Fund will be deemed to own its proportionate share of any stock of a non-U.S. corporation that is owned directly or indirectly by such non-U.S. investment fund. If the Fund or a U.S. investment fund in which the Fund invests, as the case may be, owns an interest in a non-U.S. corporation, the Fund or such U.S. investment fund, as the case may be, will be treated as a United States Shareholder of any non-U.S. corporation in which its share ownership reaches this 10% threshold. If the corporation qualifies as a CFC at any time during the taxable year, the United States Shareholders of the CFC may be subject to current U.S. tax on certain types of income of the foreign corporation (e.g., dividends, interest, certain rents and royalties, gain from the sale of property producing such income, certain income from sales and services and certain low-taxed foreign income), regardless of cash distributions from the CFC. In addition, gain on the sale of the CFC’s stock by a United States Shareholder (during the period that the corporation is a CFC and thereafter for a five-year period) would be classified in whole or in part as a dividend. It is possible that one or more of the foreign corporations in which the Fund invests (directly or indirectly) may be classified as CFCs and that the Fund or an investment fund in which the Fund invests may be treated as a United States Shareholder. Recently finalized regulations would allow U.S. Persons to look through the Fund for purposes of determining any current inclusions under the CFC rules, but would still require a portion of gain on sale to be classified in whole or in part as dividend income.

Passive Foreign Investment Companies.

U.S. tax law contains special provisions dealing with “passive foreign investment companies” (“PFICs”). A PFIC is defined as any foreign corporation in which either (i) 75% or more of its gross income for the taxable year is “passive income” or (ii) 50% or more of its assets (by value) produce “passive income.” There are no minimum stock ownership requirements for PFICs. Once a corporation qualifies as a PFIC with respect to a U.S. Unitholder, it is, subject to certain exceptions, always treated as a PFIC with respect to such U.S. Unitholder, regardless of whether it satisfies either of the qualification tests in subsequent years. If the Fund were to invest in a PFIC, any gain on disposition of stock of the PFIC as well as income realized on certain “excess distributions” by the PFIC, would be treated as though realized ratably over the shorter of a U.S. Unitholder’s holding period of its Units or the Fund’s holding period for the PFIC. Such gain or income would be taxed as ordinary income. In addition, an interest charge would be imposed on the U.S. Unitholder based on the tax treated as deferred from prior years. If the Fund were to invest in a PFIC and the Fund elected to treat its interest in the PFIC as a “qualified electing fund” (a “QEF”) under the Code, in lieu of the foregoing treatment, such U.S. Unitholder would be required to include in income each year a portion of the ordinary earnings and net capital gains of the qualified fund, even if not distributed to the Fund or the Unitholders. In order to make such election, the PFIC must, among other things, supply the IRS with an information statement. If a non-U.S. portfolio company is indirectly held by the Fund through its ownership in a U.S. investment fund in which the Fund holds interests, that U.S. investment fund (and not the Fund) must make a QEF election in order for the Fund’s U.S. Unitholders to be subject to the tax treatment described immediately above. Proposed U.S. Treasury Regulations would require that a U.S. Unitholder, rather than the Fund, make the QEF election. These proposed regulations would generally apply prospectively to taxable years beginning on or after the date the proposed regulations are finalized, and any pre-existing QEF election made by the Fund (or any U.S. alternative investment vehicle treated as a partnership for U.S. federal income tax purposes) prior to that date would continue for any U.S. Unitholder that owns an interest in a PFIC through the Fund on the date the proposed regulations are finalized. Alternatively, an election may be made in the case of certain “marketable stock” to “mark to market” the stock of a PFIC on an annual basis. Pursuant to such an election, a U.S. Unitholder would include in income each year as ordinary income the excess, if any, of the fair market value of the stock at the end of the taxable year over the Fund’s adjusted basis and will be permitted an ordinary loss deduction in respect of the excess, if any, of the adjusted basis of the stock over its fair market value at the end of the taxable year (but only to the extent of the net amount previously included in income as a result of the election). There can be no assurance that a company in which the Fund or an investment fund in which the Fund holds interests invests will not qualify as a PFIC, that a PFIC in which the Fund or an investment fund in which the Fund holds interests does invest will provide the information necessary for a QEF election to be made or that stock of a PFIC will qualify as “marketable stock.” The Fund will generally seek to avoid investing directly in PFICs in order to streamline tax reporting to investors and may instead hold such entities through U.S. Corporations.

Certain Reporting Requirements.

U.S. Unitholders may be subject to substantial penalties if they fail to comply with special information reporting requirements with respect to their investments in the Fund or the Feeder TE. In addition, U.S. Persons that own stock in foreign corporations, including CFCs and PFICs, are subject to special reporting requirements under the Code.

Taxpayers engaging in certain transactions, including certain loss transactions above a threshold, may be required to include tax shelter disclosure information with their annual U.S. federal income tax return. It is possible that the Fund or the Feeder TE may engage in transactions that subject the Fund or the Feeder TE and potentially its Unitholders to such disclosure. A Unitholder disposing of an interest in the Fund or the Feeder TE at a taxable loss may also be subject to such disclosure.

U.S. individuals (and possibly certain entities) must file certain information with their annual U.S. federal income tax return regarding interests they hold in foreign entities or accounts worth more than $50,000 at the end of the year or more than $75,000 at any time during the year. If the General Partner were to offer a structure where U.S. Unitholders own their investment in CVC-PEF through a non-U.S. entity, it is possible any such U.S. Unitholders would be subject to such information reporting. In addition, a separate obligation to file an annual Report of Foreign Bank and Financial Accounts (an “FBAR”) applies to any U.S. Person who has a financial interest in, or signature or other authority over, non-U.S. financial accounts worth more than $10,000 at any time during the year. The FBAR regulations continue to reserve on the application of the FBAR rules to ownership by a U.S. Person of an interest in a foreign private fund entity. Depending on the nature of future guidance, if the General Partner were to offer a structure where U.S. Unitholders own their investment in CVC-PEF through a non-U.S. entity, it is possible any such U.S. Unitholders would also be subject to the FBAR filing requirements. Potential investors should discuss the application of the above rules with their own advisers in light of their individual circumstances.

A U.S. Person that transfers cash to the Fund, in a transfer described in Section 351 of the Code, may be required to file IRS Form 926 if the Fund is expected to be treated as a foreign corporation for U.S. federal income tax purposes.

Prospective U.S. Unitholders should consult their own tax advisors regarding the above reporting requirements.

Tax-Exempt Unitholders.

Qualified pension, profit-sharing and stock bonus plans, educational institutions and other tax-exempt entities (including private foundations as discussed below) are generally subject to U.S. federal income taxation on their UBTI. Subject to certain exceptions described below, UBTI is defined as the gross income derived by such a tax-exempt entity from an unrelated trade or business (including a trade or business conducted by a partnership of which the tax-exempt entity is a partner), less the deductions directly connected with that trade or business. UBTI generally does not include dividends, interest, certain types of rents from real property and gain or loss derived from the sale of property (other than gain or loss derived from the sale of inventory and property sold to customers in the ordinary course of a trade or business). UBTI includes operating income from certain asset categories owned directly or through entities treated as transparent for U.S. federal income tax purposes. In addition, fee income actually received or deemed to be received by the Fund or the Unitholders (including any fee income that might be deemed to be received because, although paid to the Investment Adviser, or its affiliates, such income results in a reduction in the Management Fee) may be treated as UBTI in certain circumstances. The Fund intends to take the position that Unitholders do not share in fee income by virtue of such a reduction in Management Fee. The IRS may take a contrary view, however. If that view were ultimately sustained, U.S. tax-exempt Unitholders could be required to pay U.S. federal income tax on that income as UBTI.

If a tax-exempt entity’s acquisition of an interest in a partnership is debt-financed, or a partnership incurs “acquisition indebtedness” that is allocated to the acquisition of a partnership investment, then UBTI may include a percentage of gross income (less the same percentage of deductions) derived from such investment regardless of whether such income would otherwise be excluded as dividends, interest, rents, gain or loss from sale of eligible property, or similar income. The Fund expects to incur debt either directly or through the investment funds in which the Fund invests, which could generate UBTI for U.S. tax-exempt Unitholders (given that generally debt incurred by a partnership is attributed to its partners). In addition, the Fund or the entities through which it invests may earn operating income that would be UBTI if earned by a U.S. tax-exempt Unitholder directly. Due to the anticipated operations of the Fund, it is possible that the Fund will incur income treated as UBTI. In addition, U.S. tax-exempt Unitholders may not be permitted to offset losses from one trade or business against the income or gain from another trade or business (even if those trades or businesses are both conducted by the Fund). Each tax-exempt investor is urged to consult with its own tax counsel as to the U.S. federal income tax consequences as a result of incurring UBTI.

In order to mitigate the incurrence of UBTI for U.S. tax-exempt Unitholders (and ECI for Non-U.S. Unitholders), the General Partner has formed the Feeder TE (Units of which are being offered through the Memorandum), which will be treated as a partnership for U.S. federal income tax purposes and will invest in the Fund indirectly through one or more Corporations. As a result, investors that invest through the Feeder TE will generally derive returns from such investments in the form of dividends or capital gain, which are generally excluded from UBTI so long as such investors’ acquisition of Units in a Feeder TE is not debt-financed. Moreover, debt incurred by the Fund would generally be allocated to the Corporations through which the Feeder TE invests and not to its owners. Although it is possible that the IRS could seek to disregard such Corporations and apply the debt-financed property or other UBTI rules to tax-exempt investors, the Fund believes such treatment should not apply. A tax-exempt investor is not expected to incur UBTI solely by reason of an investment in the Feeder TE.

A non-U.S. Corporation through which the Feeder TE invests will generally be subject to the U.S. federal income tax treatment described below under “Taxation of Non-U.S. Unitholders.” Thus, gains from the sale of stock or securities generally are not subject to U.S. federal income tax and the exemption of interest income under the portfolio interest rules would apply to a non-U.S. Corporation to the extent so described below. However, dividends and effectively connected income (including gains from the sale of United States real property interest) are subject to U.S. federal income tax. Significant amounts of the assets of the Feeder TE are expected to be held through one or more Corporations and significant incremental tax may be incurred from the use of such Corporations. When determining whether to invest in the Fund through the Feeder TE, U.S. tax-exempt Unitholders (and Non-U.S. Unitholders) should consider the taxes imposed on the Feeder TE as compared to any tax on UBTI (or ECI) that may arise from the Investments.

If a U.S. tax-exempt Unitholder is not otherwise taxable under the UBTI provisions with respect to its Units in the Feeder TE (for example, as debt-financed income), it would not generally be subject to tax under the PFIC rules or the CFC rules. U.S. tax-exempt Unitholders should consult their own tax advisors as to the application of the above rules to their particular situations.

Certain Issues Pertaining to Private Foundations.

In some instances, an investment in the Fund by a private foundation could be subject to an excise tax to the extent that it constitutes an “excess business holding” within the meaning of the Code. For example, if a private foundation (either directly or after taking into account the holdings of its disqualified persons) acquires more than 20% of the profits interest of the Fund (or 35%, if the private foundation does not directly or indirectly “control” the Fund), the private foundation may be considered to have an excess business holding unless at least 95% of the Fund’s gross income is from passive sources within the meaning of Section 4943(d)(3)(B) of the Code and the private foundation does not own, through the Fund, an excess amount of the voting stock or equivalent in any business enterprise owned by the Fund.

Private foundations should consult their own tax advisors regarding the excess business holdings provisions and all other aspects of Chapter 42 of the Code as they relate to an investment in the Fund, including the level of UBTI that a private foundation may generate as a result of an investment in the Fund. Private foundations should consult their own tax advisors regarding the tax consequences of an investment in the Fund.

Certain tax-exempt investors may be subject to an excise tax if the Fund engages in a “prohibited tax shelter transaction” or a “subsequently listed transaction” within the meaning of Section 4965 of the Code. In addition, if the Fund engages in a “prohibited tax shelter transaction,” tax-exempt investors may be subject to substantial penalties if they fail to comply with special disclosure requirements and managers of such tax-exempt investors may also be subject to substantial penalties. Although the Fund does not expect to engage in any such transaction, the rules are subject to interpretation and therefore there can be no assurance that the rules of Section 4965 of the Code will not apply to a tax-exempt Unitholder. Tax-exempt Unitholders should consult their own tax advisors regarding these rules.

Taxation of Non-U.S. Unitholders

General.

Investments made by the Fund in the United States may constitute a U.S. trade or business. In general, in that event, Non-U.S. Unitholders would themselves be considered engaged in a trade or business in the United States through a permanent establishment. Thus, Non-U.S. Unitholders that invest in the Fund directly or through an entity that is transparent for U.S. federal income tax purposes should be aware that the Fund’s income and gain from (as well as gain on the sale of Units in the Fund that is attributable to) U.S. Investments may be treated as effectively connected with the conduct of a U.S. trade or business through a permanent establishment and thus be subject to U.S. federal income tax (and possibly state and local income tax), even though such investor has no other contact with the United States. In addition, it is likely that one or more investment funds that the Fund holds interests in are engaged in a U.S. trade or business. Any U.S. trade or business income allocated to the Fund by such investment funds will be allocated to the Unitholders.

To the extent the Fund or an investment fund the Fund holds interests in is engaged in a U.S. trade or business for U.S. federal income tax purposes, the Fund would be required to withhold and pay over to the U.S. tax authorities a percentage equal to the highest applicable U.S. tax rate of each Non-U.S. Unitholder’s distributive share of Fund’s income that is effectively connected with such trade or business, and each Non-U.S. Unitholder would be required to file U.S. tax returns and pay U.S. tax on its share of the Fund’s net effectively connected income. In such a case, all or a portion of the gain on the disposition (including by redemption) by a Non-U.S. Unitholder of its Units may be taxed as effectively connected income to the extent such gain is attributable to assets of the Fund that generate effectively connected income. Furthermore, the transferee of an interest in a partnership engaged in a U.S. trade or business may also be required to withhold up to 10% of the amount realized (and the partnership would be required to withhold from future distributions to the transferee if the transferee fails to properly withhold). In addition, a Unitholder which is a non-U.S. Corporation may also be subject to an additional branch profits tax of 30% on its share of the Fund’s effectively connected earnings and profits, adjusted as provided by law (subject to reduction by any applicable tax treaty).

Further, the Fund may recognize gain from the sale of assets that are U.S. real property interests. Regardless of whether the Fund’s activities constitute a trade or business giving rise to U.S. “effectively connected” income, under provisions added to the Code by the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), Non-U.S. Unitholders (other than certain qualified foreign pension funds and entities wholly owned by qualified foreign pension funds) are taxed on the gain derived from the dispositions of U.S. real property interests (including gain allocated to a Non-U.S. Unitholder upon a sale of such property interests by the Fund). A U.S. real property interest generally includes an interest in a U.S. corporation whose U.S. real property assets represent 50% or more of the U.S. and non-U.S. real property assets and other assets of such corporation used in a trade or business (a “USRPHC”). Under FIRPTA, Non-U.S. Unitholders treat gain or loss from dispositions of U.S. real property interests as if the gain or loss were “effectively connected” with a U.S. trade or business and, therefore, are required to pay U.S. taxes at regular U.S. rates on such gain or loss. As a result, Non-U.S. Unitholders that receive income allocations from the sale of a U.S. real property interest may be required to file a U.S. federal income tax return and may be subject to U.S. federal income tax at regular U.S. rates on a sale, exchange, or other disposition of such U.S. real property interest. Generally with respect to gain attributable to the Fund’s sale of a U.S. real property interest that is allocated to a Non-U.S. Unitholder, the Fund will be required to withhold at the highest rate of income tax applicable to each Non-U.S. Unitholder based on the status of such Non-U.S. Unitholder. As a result, a Unitholder which is a non-U.S. corporation may bear significant U.S. tax. Also, gain attributable to the Fund’s sale of a U.S. real property interest may be subject to a 30% branch profits tax (as discussed above).

Each Non-U.S. Unitholder is expected to participate in the Fund through the Feeder TE, as defined above. Such Feeder TE will invest in the Fund through one or more Corporations, which will be subject to corporate income tax and branch profits tax on any ECI, and dividend withholding on U.S. source non-ECI, as applicable. Significant amounts of the assets of the Feeder TE are expected to be held through one or more Corporations and significant incremental tax may be incurred from the use of such Corporations including any income that is effectively connected with a U.S. trade or business (including the sale of a U.S. real property interest) that is allocated to a non-U.S. Corporation through which the Feeder TE invests. Consequently, an investment through a Feeder TE may not reduce the U.S. federal income tax liability associated with an investment in the Fund but it is expected to reduce the administrative burdens associated with filing U.S. tax returns with respect to such an investment.

In general, neither the Fund nor the Non-U.S. Unitholders who are not themselves engaged in a U.S. trade or business (or deemed to be engaged in a U.S. trade or business through an investment fund in which the Fund holds interests) will be subject to any U.S. tax with respect to gains from the sale of stock or debt securities held for investment, provided that such gains are not effectively connected to the conduct of a U.S. trade or business by the Fund. However, a non-resident individual present in the U.S. for 183 or more days in the taxable year of the sale, calculated by taking account a portion of the days such individual was present in the United States in the preceding two years, would be taxed by the U.S. on any such gain if either (a) such individual’s tax home for U.S. federal income tax purposes is in the U.S., or (b) the gain is attributable to an office or other fixed place of business maintained in the U.S. by such individual. In addition, as discussed above, special rules would apply to dispositions of “United States real property interests” which include stock in a USRPHC. Special rules may also apply in the case of Non-U.S. Unitholders: (i) that have an office or fixed place of business in the U.S.; or (ii) that are former citizens of the U.S., CFCs, PFICs and corporations which accumulate earnings to avoid U.S. federal income tax. Such persons are urged to consult their U.S. tax advisors before investing in the Fund.

The Fund will make investments that generate U.S. source interest or dividends. The Fund would not generally be required to withhold tax on portfolio interest income. Portfolio interest generally includes (with certain exceptions) interest paid on registered obligations with respect to which the beneficial owner provides a statement that it is not a U.S. Person. The portfolio interest exemption is not available with respect to interest paid to a 10% shareholder of the issuer of the indebtedness and is subject to certain other limitations. In addition, certain types of “contingent interest” (generally, interest the amount of which is determined by the receipts, sales, cash flow, income or profits of the debtor or a related person, or by dividends or partnership distributions made by the debtor or related person) are excluded from portfolio interest income. The Fund would be required to withhold at the rate of 30% on U.S. source interest (other than portfolio interest), dividends and certain other U.S. source income, including certain dividend equivalent amounts governed by Section 871(m) of the Code. A Non-U.S. Unitholder who is resident for tax purposes in a country with respect to which the U.S. has an income tax treaty may be eligible for a reduced rate of withholding in respect of U.S. source dividend and interest income pursuant to such treaty.

Other Matters

Indemnity; Reserves.

Each Unitholder will be required to indemnify the Fund for any withholding or other tax obligations imposed on the Fund with respect to such Unitholder. The Fund may reserve certain amounts otherwise distributable to Unitholders in light of such potential obligations. The amount of any taxes paid by the Fund or entities in which the Fund holds a direct or indirect interest and amounts withheld for taxes will be treated as distributions to such Unitholder to the extent determined by the General Partner to be appropriate.

Partnership Representative.

The General Partner will act as or appoint the “partnership representative” of the Fund and the Feeder TE, with the authority, subject to certain restrictions, to act on behalf of the Fund and the Feeder TE in connection with any administrative or judicial review of items of the Fund’s income, gain, loss, deduction or credit of the Fund and the Feeder TE, as applicable.

U.S. federal income tax audits of partnerships are conducted at the partnership level, and, unless a partnership qualifies for and affirmatively elects an alternative procedure, any adjustments to the amount of tax due (including interest and penalties) will be payable by the partnership. Under such alternative procedure, if elected, a partnership would issue information returns to persons who were partners in the audited year, who would then be required to take the adjustments into account in calculating their own tax liability, and the partnership would not be liable for the adjustments. If the Fund or the Feeder TE is able to, and in fact, elects this alternative procedure for a given adjustment, the amount of taxes for which such persons will be liable will be increased by any applicable penalties and a special interest charge.

There can be no assurance that the Fund or the Feeder TE will be eligible to make such an election or that it will, in fact, make such an election for any given adjustment. If the Fund or the Feeder TE does not or is not able to make such an election, then (1) the then-current Unitholders, in the aggregate, could indirectly bear income tax liabilities in excess of the aggregate amount of taxes that would have been due had the Fund or the Feeder TE elected the alternative procedure, and (2) a given Unitholder may indirectly bear taxes attributable to income allocable to other Unitholders or former Unitholders, including taxes (as well as interest and penalties) with respect to periods prior to such Unitholder’s ownership of Units in the Fund or the Feeder TE. Accordingly, it is possible that a Unitholder will bear tax liabilities unrelated to its ownership of Units in the Fund or the Feeder TE. Amounts available for distribution to the Unitholders may be reduced as a result of the Fund’s obligations to pay any taxes associated with an adjustment.

The partnership representative of the Fund or the Feeder TE will be the only person with the authority to act on behalf of the Fund with respect to audits and certain other tax matters and may decide not to elect (or may be unable to elect) the alternative procedure for any particular adjustment. In addition, the Fund, the Feeder TE and each Unitholder will be bound by the actions taken by the partnership representative on behalf of the Fund or the Feeder TE, as applicable during any audit or litigation proceeding concerning U.S. federal income taxes.

Prospective investors should consult their own tax advisors regarding all aspects of these rules as they affect their particular circumstances.

A tax return preparer may not sign a return without itself incurring a penalty unless either in its view each position taken on such return is more likely than not to be sustained if challenged by the IRS or such position is separately disclosed on the return. The Fund may adopt positions that require such disclosure, which may increase the likelihood the IRS will examine the Fund’s tax returns, or may forego otherwise valid reporting positions to avoid such disclosure, which may increase the tax payable by a Unitholder.

Taxes in Other Jurisdictions.

In addition to U.S. federal income tax consequences, prospective investors should consider potential U.S. state and local and non-U.S. tax consequences of an investment in the Fund in the state or locality in which they are a resident for tax purposes. A Unitholder may be subject to tax return filing obligations and income, franchise or other taxes, including withholding taxes, in jurisdictions in which the Fund or the investment funds in which the Fund holds interests operate. Income or gains from investments held by the Fund or investment funds in which the Fund holds interests may be subject to withholding or other taxes in jurisdictions outside the United States, subject to the possibility of reduction under applicable treaties. Unitholders that wish to claim the benefit of an applicable income tax treaty may be required to submit information to tax authorities in such jurisdictions. Potential investors should consult their own tax advisors regarding the U.S. state and local and non-U.S. tax consequences of an investment in the Fund.

FATCA.

FATCA requires all entities in a broadly defined class of foreign financial institutions (“FFIs”) to comply with a complicated and expansive reporting regime or be subject to a 30% U.S. withholding tax on certain U.S. payments, and requires non-U.S. entities which are not FFIs to either certify they have no substantial U.S. beneficial ownership or to report certain information with respect to certain U.S. beneficial ownership or be subject to a 30% U.S. withholding tax on certain U.S. payments. FATCA also contains complex provisions requiring participating FFIs to withhold on certain “foreign passthru payments” made to nonparticipating FFIs and to holders that fail to provide the required information. The definition of a “foreign passthru payment” is still reserved under current regulations; however, the term generally refers to payments that are from non-U.S. sources but that are “attributable to” certain U.S. payments. Withholding on these payments is not set to apply until two years after the publication of final regulations defining “foreign passthru payment” in the Federal Register. In general, a non-U.S. entity in which the Feeder TE invests and certain non-U.S. entities in which the Fund may invest, are expected to be considered FFIs. The reporting obligations imposed under FATCA require FFIs to enter into agreements with the IRS to obtain and disclose information about certain investors to the IRS, or, if subject to an intergovernmental agreement (“IGA”), register with the IRS and comply with the reporting regime of the IGA and any implementing legislation enacted hereunder. IGAs are generally intended to result in the automatic exchange of tax information through reporting by an FFI to the government or tax authorities of the country in which such FFI is domiciled, followed by the automatic exchange of the reported information with the IRS. In the event FFIs are unable to do comply with the preceding reporting requirements, certain payments made to FFIs may be subject to a U.S. withholding tax, which would reduce the cash available to investors in the Fund. These reporting requirements may apply to investors who are FFIs, or to underlying funds in which the Fund invests, and CVC will have no control over whether any underlying fund complies with the reporting regime. Such withheld amounts that are allocable to a Unitholder may, in accordance with the Fund LPA, be deemed to have been distributed to such Unitholder to the extent the taxes reduce the amount otherwise distributable to such Unitholder. Prospective investors should consult their own tax advisors regarding all aspects of FATCA as it affects their particular circumstances.

Certain Proposed United States Federal Income Tax Legislation.

A number of items of legislation are currently proposed, or have been proposed in the past, that could significantly alter certain of the U.S. federal income tax consequences of an investment in the Fund or the Feeder TE. It currently is uncertain whether any such proposed legislation (or similar legislation) will be enacted into law. Prospective investors should consult their own tax advisors regarding proposed legislation.

Certain ERISA Considerations

The following is a summary of certain considerations associated with an investment in the Fund by (i) “employee benefit plans” within the meaning of Section 3(3) of ERISA that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) “plans” described in Section 4975 of the Code that are subject to Section 4975 of the Code (including, without limitation, individual retirement accounts (“IRAs”) and “Keogh” plans), (iii) plans, accounts and other arrangements that are subject to the provisions of any other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Other Plan Laws”), and (iv) entities whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i), (ii), (iii) and (iv) pursuant to ERISA or other applicable law (each of the foregoing described in clauses (i), (ii), (iii) and (iv) referred to herein as a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan which is a “benefit plan investor” (a “Benefit Plan Investor”) within the meaning of ERISA and the U.S. Department of Labor regulations, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”) and prohibit certain transactions involving the assets of a Benefit Plan Investor and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Benefit Plan Investor, or the management or disposition of the assets of a Benefit Plan Investor, or who renders investment advice for a fee or other compensation to a Benefit Plan Investor, is generally considered to be a fiduciary of the Benefit Plan Investor. The term Benefit Plan Investor is generally defined under ERISA to include (a) “employee benefit plans” within the meaning of Section 3(3) of ERISA which are subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA, (b) “plans” within the meaning of Section 4975 of the Code to which Section 4975 of the Code applies (including “Keogh” plans and IRAs), and (c) entities whose underlying assets are considered to include “plan assets” by reason of the investment in such entity by one or more employee benefit plan’s or plan’s described in clauses (a) and (b) above (e.g., an entity of which 25% or more of the total value of any class of equity interests is held by Benefit Plan Investors and which does not satisfy another exception under ERISA).

In considering an investment in the Fund of a portion of the assets of any Plan, a fiduciary should determine, particularly in light of the risks and lack of liquidity inherent in an investment in the Fund, whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Other Plan Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Other Plan Laws. Furthermore, absent an exemption, the fiduciaries of a Plan should not invest in the Fund with the assets of any Plan if the General Partner, the Investment Adviser or any of their respective affiliates is a fiduciary with respect to such assets of the Plan. Each prospective investor that is or is acting on behalf of any Plan must independently determine that the Units are an appropriate investment for the Plan, taking into account its obligations under ERISA, the Code and applicable Other Plan Laws, and the facts and circumstances of each investing Plan.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Benefit Plan Investors from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code. The acquisition and/or ownership of Units by a Benefit Plan Investor with respect to which the Fund is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of investments in the Fund. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Benefit Plan Investors considering acquiring Units in reliance on these or any other exemption should carefully review the exemption in consultation with its counsel to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Plan Assets

Under ERISA and the Plan Asset Regulations, when a Benefit Plan Investor acquires an equity interest in an entity that is neither a “publicly-offered security” (within the meaning of the Plan Asset Regulations) nor a security issued by an investment company registered under the 1940 Act, the Benefit Plan Investor’s assets include both the equity interest in such entity and an undivided interest in each of the underlying assets of the entity unless it is established either that (i) less than 25% of the total value of each class of equity interests in the entity is held by Benefit Plan Investors (the “25% Test”) or (ii) the entity is an “operating company,” (each within the meaning of the Plan Asset Regulations). For purposes of the 25% Test, the assets of an entity will not be treated as “plan assets” if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the total value of each class of equity interest in the entity is held by Benefit Plan Investors, excluding equity interests held by persons (other than Benefit Plan Investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof. Thus, absent satisfaction of another exception under ERISA, if 25% or more of the total value of any class of equity interests of the Fund were held by Benefit Plan Investors, an undivided interest in each of the underlying assets of the Fund would be deemed to be “plan assets” of any Benefit Plan Investor that invested in the Fund.

Under the Plan Asset Regulations, a “publicly-offered security” is a security that is (a) “freely transferable,” (b) part of a class of securities that is “widely held,” and (c) (i) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the 1933 Act, and the class of securities of which such security is a part is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is part of a class of securities that is registered under Section 12 of the Exchange Act.

The definition of an “operating company” in the Plan Asset Regulations includes, among other things, a “venture capital operating company” (a “VCOC”). Generally, in order to qualify as a VCOC, an entity must demonstrate on its “initial valuation date” (as defined in the Plan Asset Regulations) and annually thereafter that at least 50% of its assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors) are invested in operating companies (other than VCOCs) (i.e., operating entities that (i) are primarily engaged directly, or through a majority owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital or (ii) qualify as “real estate operating companies” as defined in the Plan Asset Regulations) in which such entity has direct contractual management rights. In addition, to qualify as a VCOC an entity must, in the ordinary course of its business, actually exercise such management rights with respect to at least one of the operating companies in which it invests. The Plan Asset Regulations do not provide specific guidance regarding what rights will qualify as management rights, and the U.S. Department of Labor has consistently taken the position that such determination can only be made in light of the surrounding facts and circumstances of each particular case, substantially limiting the degree to which it can be determined with certainty whether particular rights will satisfy this requirement.

The Fund will not be an investment company under the 1940 Act. Accordingly, to the extent any class of our Units does not meet the “publicly-offered securities” exception, the Fund will use commercially reasonable efforts to rely on another exception to holding “plan assets” within the meaning of the Plan Asset Regulations, including the VCOC exception, and by limiting investment by, or prohibiting investment from, Benefit Plan Investors in our Units. However, no assurance can be given that this will be the case. In this respect (a) we may require any person proposing to acquire Units to furnish such information as may be necessary to determine whether such person is either (i) a Benefit Plan Investor or (ii) a person who has discretionary authority or control with respect to the assets of the Fund or provides investment advice for a fee (direct or indirect) with respect to such assets, or an affiliate of such a person and (b) we will have the power to (i) exclude any investor or potential investor from purchasing Units and (ii) prohibit any redemption of Units, and all Units of the Fund shall be subject to such terms and conditions.

Plan Asset Consequences

If the assets of the Fund were deemed to be “plan assets” of one or more Benefit Plan Investors within the meaning of the Plan Asset Regulations, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by the Fund, and (ii) the possibility that certain transactions in which the Fund might seek to engage could constitute “prohibited transactions” under ERISA and Section 4975 of the Code. If a prohibited transaction occurs for which no exemption is available, the General Partner, the Investment Adviser and/or any other fiduciary that has engaged in the prohibited transaction could be required to (i) restore to the Benefit Plan Investor any profit realized on the transaction and (ii) reimburse the Benefit Plan Investor for any losses suffered by the Benefit Plan Investor as a result of the investment. In addition, each disqualified person (within the meaning of Section 4975 of the Code) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100%. Fiduciaries of Benefit Plan Investors who decide to invest in the Fund could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment in the Fund or as co-fiduciaries for actions taken by or on behalf of the Fund or the General Partner. With respect to an IRA that invests in the Fund, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, would cause the IRA to lose its tax-exempt status. Under the Fund LPA, the General Partner will have the power to take certain actions to avoid having the assets of the Fund characterized as “plan assets,” including, without limitation, the right to cause a Unitholder that is a Benefit Plan Investor to withdraw from the Fund and/or the Feeder TE. While the General Partner and the Fund do not expect that the General Partner will need to exercise such power, neither the General Partner nor the Fund can give any assurance that such power will not be exercised.

The Feeder TE

The Units issued by the Feeder TE are not currently expected to qualify as “publicly-offered securities” and it is possible that the Feeder TE may not satisfy the 25% Test, in which case the assets of the Feeder TE will constitute “plan assets” for purposes of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and Section 4975 of the Code or applicable Other Plan Laws. The Feeder TE is intended to be structured as an intermediate vehicle for purposes of an investment in the Fund with limited discretion with respect to the investment, management and disposition of assets of Feeder TE. In this regard, when investing in the Fund through the Feeder TE, each Unitholder will, by making a capital contribution to the Feeder TE, be deemed to (i) direct the General Partner in its capacity as a general partner of the Feeder TE to the amount of such capital contribution in the Fund and acknowledge that during any period when the underlying assets of the Feeder TE are deemed to constitute “plan assets” for purposes of the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA, Section 4975 of the Code or applicable Other Plan Law, the General Partner of the Feeder TE will act as a custodian with respect to the assets of the Feeder TE but is not intended to be a fiduciary with respect to the Feeder TE for purposes of Title I of ERISA, Section 4975 of the Code or any applicable Other Plan Law, (ii) represent that such capital contribution, and the transactions contemplated by such direction, will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, or a violation of any applicable Other Plan Law and (iii) acknowledge and agree that during any period when the underlying assets of the Feeder TE are deemed to constitute “plan assets” subject to Title I of ERISA, in satisfaction of any “indicia of ownership” requirements, the general partner of the Feeder TE will, or will cause an affiliate of the general partner to, hold the counterpart of the signature page of the Feeder TE Fund LPA in the United States. However, there can be no assurance that the fiduciary responsibility and prohibited transaction provisions of ERISA, Section 4975 of the Code or applicable Other Plan Law will not be applicable to activities of the Feeder TE.

Other Plans

Certain Plans, such as governmental plans, non-electing church plans, and non-U.S. plans, may not be subject to ERISA or Section 4975 of the Code, but may be subject to provisions of Other Plan Laws which may restrict the type of investments such a Plan may make or otherwise have an impact on such a Plan’s ability to invest in Units. Accordingly, each Plan, including governmental and foreign plans, considering an investment in our Units should consult with their legal advisors regarding their proposed investment in our Units.

Representation

By acceptance of any Units, each Unitholder will be deemed to have represented and warranted that either (i) it is not, and it is not investing on behalf of, any Plan or (ii) the purchase and holding of our Units by such Unitholder will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, or violation under any applicable Other Plan Laws.

Independent Fiduciaries with Financial Expertise.

The Memorandum and the Fund LPA do not constitute an undertaking to provide impartial investment advice and it is not our intention to act in a fiduciary capacity with respect to any Plan. The General Partner, Investment Adviser and their respective affiliates (the “Relevant Entities”) have a financial interest in investors’ investment in

Units on account of the fees and other compensation they expect to receive (as the case may be) from the Fund and their other relationships with the Fund as contemplated hereunder. Any such fees and compensation do not constitute fees or compensation rendered for the provision of investment advice to any Plan. Each Plan will be deemed to represent and warrant that it is advised by a fiduciary that is (a) independent of the Relevant Entities; (b) capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies contemplated in the Memorandum; and (c) a fiduciary (under ERISA, Section 4975 of the Code or applicable Other Plan Law) with respect to the Plan’s investment in the Units who is responsible for exercising independent judgment in evaluating the Plan’s investment in the Units and any related transactions.

Reporting of Indirect Compensation

Under ERISA’s general reporting and disclosure rules, certain Benefit Plan Investors subject to Title I of ERISA are required to file annual reports (Form 5500) with the U.S. Department of Labor regarding their assets, liabilities and expenses. To facilitate a plan administrator’s compliance with these requirements it is noted that the descriptions contained in the Memorandum of fees and compensation, including the Servicing Fee, the Management Fee and the Incentive Allocation, are intended to satisfy the disclosure requirements for “eligible indirect compensation” for which the alternative reporting option on Schedule C of Form 5500 may be available.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Each Plan fiduciary should consult with its legal advisors concerning the considerations discussed above before making an investment in the Fund or the Feeder TE. As indicated above, Other Plan Laws governing the investment and management of the assets of Plans such as governmental and non-U.S. plans may contain fiduciary responsibility and prohibited transaction requirements similar to those under ERISA and the Code. Accordingly, fiduciaries of such Plans, in consultation with their advisors, should consider the impact of their respective laws and regulations on an investment in CVC-PEF and the considerations discussed above, if applicable.

Each Plan fiduciary should consult its legal advisor concerning the potential consequences under ERISA, the Code and any applicable Other Plan Law before making an investment in the Fund directly or indirectly through the Feeder TE.

Item 1A. RISK FACTORS

A purchase of Units in the Fund involves a high degree of risk that should be considered before making any investment. There can be no assurance that the Fund investment objectives will be achieved or that an investor will receive a return of the amount it invested. The possibility of partial or total loss of capital will exist and Unitholders must be prepared to bear capital losses that could result from investments. An investor should only invest in the Fund as a part of an overall investment strategy and only if the investor is able to withstand a total loss of its investment. Further, the long-term strategy of the Fund increases the likelihood that the Fund will be impacted by one or more of the risks described herein and the extent of any such impact. The following considerations, among others, should be carefully evaluated before making an investment in the Fund, however, they should not be seen as an exhaustive list of potential risks or conflicts. Additional risks and uncertainties not currently known to the Fund, or that have not been noted in this Registration Statement, also may have a negative or adverse effect, which could be material, on the performance of the Fund and the value of the Units.

Because the Fund may pursue its investment objective via, inter alia, investments into pooled investment vehicles which may include CVC Funds and/or funds which are not managed, advised or operated by CVC (“Target Funds”), the risk factors described herein may apply to the such Target Funds (and their respective managers and underlying investments), and portfolio companies shall refer to any portfolio companies to which such Target Fund is exposed to and to which the Fund is exposed to indirectly, where applicable.

A.
Risks Related to an Investment in CVC-PEF

An investment in CVC-PEF requires a medium to long-term commitment with no certainty of return.

An investment in CVC-PEF is speculative and requires a medium to long-term commitment with no certainty of return. The value of Units in CVC-PEF (and the distributions in respect of it) can fluctuate and may go down as well as up, and an investor may not be repaid the total amounts invested in CVC-PEF. Returns generated by CVC-PEF’s Investments may be insufficient to compensate investors adequately for the business and financial risks that must be assumed.

An investment in CVC-PEF involves a risk of substantial losses, including total loss of capital.

CVC-PEF’s Investments will involve a high degree of business and financial risk which can result in substantial losses, including the loss of an investor’s entire investment in CVC-PEF.

In addition, any forward-looking statements (including, without limitation, projections of future earnings or value) contained in the Memorandum are subject to known and unknown risks (such as general economic and political conditions which may affect CVC-PEF), uncertainties and other factors which may cause actual results to be materially different from those contemplated by such statements. Actual events or results or the actual performance of CVC-PEF may differ materially from those reflected or contemplated in such forward-looking statements.

Investments and acquisitions are by their nature subject to risk. While CVC-PEF intends to make Investments which have estimated returns commensurate with the risks undertaken, there can be no assurance of success.

Investors will have no opportunity to control the day-to-day operations, including investment and disposition decisions, of CVC-PEF.

CVC-PEF may invest in companies that are underperforming, with the aim of reversing such underperformance. There can be no guarantee such underperformance will be overcome, and, as a result, such underperformance may lead to a loss of some or all of CVC-PEF’s Investment.

An investment in CVC-PEF and CVC-PEF’s investments are speculative and involve a high degree of risks which can result in substantial losses.

An investment in CVC-PEF is speculative and requires a medium to long-term commitment with no certainty of return. The value of Units in CVC-PEF (and the distributions in respect of it) can fluctuate and may go down as well as up, and an investor may not be repaid the total amounts invested in CVC-PEF. Returns generated by CVC-PEF’s Investments may be insufficient to compensate investors adequately for the business and financial risks that must be assumed. CVC-PEF’s Investments will involve a high degree of business and financial risk which can result in substantial losses, including the loss of an investor’s entire investment in CVC-PEF.

In addition, any forward-looking statements (including, without limitation, projections of future earnings or value) contained in this Registration Statement are subject to known and unknown risks (such as general economic and political conditions which may affect CVC-PEF), uncertainties and other factors which may cause actual results to be materially different from those contemplated by such statements. Actual events or results or the actual performance of CVC-PEF may differ materially from those reflected or contemplated in such forward-looking statements.

Investments and acquisitions are by their nature subject to risk. While CVC-PEF intends to make Investments which have estimated returns commensurate with the risks undertaken, there can be no assurance of success. Investors will have no opportunity to control the day-to-day operations, including investment and disposition decisions, of CVC-PEF. CVC-PEF may invest in companies that are underperforming, with the aim of reversing such underperformance. There can be no guarantee such underperformance will be overcome, and, as a result, such underperformance may lead to a loss of some or all of CVC-PEF’s Investment.

There is no public market for the Units in CVC-PEF and investors will experience restrictions on their ability to transfer the Units.

Units in CVC-PEF have not been registered under the 1933 Act, the securities laws of any U.S. state or the securities laws of any other jurisdiction and, therefore, cannot be sold unless they are subsequently registered under the 1933 Act and other applicable securities laws, or an exemption from registration is available. It is not contemplated that registration under the 1933 Act or other securities laws (except the Exchange Act) will ever be effected. There is no public market for the Units in CVC-PEF and one is not expected to develop. Each investor will be required to represent to the Fund and the General Partner, among other representations, that (i) it is an accredited investor as defined in Regulation D, (ii) it is a qualified purchaser as defined in the 1940 Act, (iii) it is acquiring an interest in the Fund for its own account, for investment purposes only and not with a view to its distribution, (iv) it has received or have had access to all information it deems relevant to evaluate the merits and risks of the prospective investment and (v) it has the ability to bear the economic risk of an investment in the Fund. An investor will not be permitted to assign, sell, exchange or transfer any of its interest, rights or obligations with respect to its Units without the prior written consent of the General Partner (except the Exchange Act). Investors must be prepared to bear the risks of owning Units for an extended period of time.

Competition for investment opportunities may limit CVC-PEF’s opportunities and returns.

CVC-PEF will be competing for investment opportunities with other parties. It is possible that competition for appropriate investment opportunities may also increase. Such competition may reduce the number of opportunities available and/or adversely affect the terms upon which the Investments can be made by CVC-PEF, including by requiring CVC-PEF to assume a greater degree of risk than would otherwise be the case in the absence of such competition by, e.g., agreeing to more limited covenants, undertakings and/or warranties from sellers in respect of proposed Investments to be made by CVC-PEF. Such competition may therefore reduce investment returns and contractual protections afforded to CVC-PEF when acquiring Investments. There can be no certainty that CVC will identify a sufficient number of attractive investment opportunities for CVC-PEF. There may also be increased competition for service providers necessary to implement the investment objectives of CVC-PEF. As a result, CVC-PEF may experience difficulty in asset creation, asset expansion and other portfolio construction and development activities. To the extent that CVC-PEF encounters significant competition in connection with any aspects of acquiring, constructing, operating and/or disposing of its Investments, returns to investors may decrease.

CVC-PEF may invest in highly leveraged companies and utilize leverage.

CVC-PEF intends to utilize leverage to finance the operations of CVC-PEF and its Investments. The use of leverage involves a high degree of financial risk and will increase CVC-PEF’s exposure to adverse economic factors such as rising interest rates, downturns in the economy or deteriorations in the condition of the Investments. Although borrowings by CVC-PEF and its subsidiaries and Investments have the potential to enhance overall returns, they will further diminish returns (or increase losses on capital) to the extent overall returns on Investments are less than CVC-PEF’s cost of funds. This leverage may also subject CVC-PEF’s Investments to restrictive financial and operating covenants, which may limit flexibility in responding to changing business and economic conditions. For example, leveraged entities may be subject to restrictions on making interest payments and other distributions. Leverage at an Investment may impair such Investment’s ability to finance its future operations and capital needs. Moreover, any rise in interest rates may significantly increase an Investment’s interest expense, causing losses and/or the inability to service its debt obligations. If an Investment cannot generate adequate cash flow to meet debt obligations, CVC-PEF may suffer a partial or total loss of capital invested in such Investment. In addition, CVC-PEF may have to make exceptions to, modify or suspend, in whole or in part, the Redemption Program further to the occurrence of an event of default or similar event under a financing arrangement. Furthermore, the amount of leverage used to finance an Investment may fluctuate over the life of an Investment.

CVC may also obtain leverage at different levels of CVC-PEF, within the limit set out in the Fund LPA. In connection thereof, CVC-PEF may give guarantees and/or grant any type of security interest in favor of a leverage provider over all or part of its assets (including Debt and Other Securities). CVC-PEF expects to incur indebtedness and enter into guarantees and other credit support arrangements, or incur any other obligations in connection with CVC-PEF’s investment activities, for any proper purpose, including, without limitation, to fund Investments, cover Fund Expenses (which include Organizational and Offering Expenses) and Management Fees (each as defined herein), provide permanent financing or refinancing, provide cash collateral to secure outstanding letters of credit, provide funds for distributions to Unitholders, and to fund redemptions. Borrowings and guarantees by CVC-PEF may be deal-by-deal or on a portfolio basis, and may be on a joint, several, joint and several or cross-collateralized basis (which may be on an Investment-by-Investment or portfolio wide basis) with any Parallel Funds, co-investment vehicles, CVC Funds, joint venture partners and managers of such joint venture partners. Such arrangements will not necessarily impose joint and several obligations on such other vehicles that mirror the obligations of CVC-PEF (e.g., CVC-PEF may provide credit enhancement through recourse to assets outside of a loan pool, whereas other vehicles may not provide such enhancement). The interest expense of any such borrowings will generally be allocated among CVC-PEF and such other vehicles or funds pro rata (and therefore indirectly to the Unitholders pro rata) based on principal amount outstanding, but other fees and expenses, including upfront fees and origination costs, could be allocated by a different methodology, including entirely to CVC-PEF. Furthermore, in the case of indebtedness on a joint and several or cross-collateralized basis, CVC-PEF could be required to contribute amounts in excess of its pro rata share of the indebtedness, including additional capital to make up for any shortfall if the other joint and several obligors are unable to repay their pro rata share of such indebtedness. CVC-PEF could lose its interests in performing Investments in the event such performing Investments are cross-collateralized with poorly performing or non-performing Investments of CVC-PEF and such other vehicles. CVC-PEF may also be obligated in some circumstances to reimburse co-investors for their losses resulting from cross-collateralization of their investments with assets of CVC-PEF that are in default. Obligations of CVC-PEF due to the cross-collateralization of obligations with other investment vehicles are permitted but not counted against CVC-PEF’s leverage limitations. Borrowings under any such facilities (and expenses related thereto) may initially be made with respect to an investment opportunity based on preliminary allocations to CVC-PEF and/or CVC Funds, and such preliminary allocations may be subject to change and may not take into account excuse rights, investment limits, differences among the relevant entities and other considerations. Although CVC will seek to use leverage in a manner it believes is appropriate, the use of leverage involves a high degree of financial risk.

By executing a subscription document with respect to CVC-PEF, Unitholders will be deemed to have acknowledged and consented to CVC causing CVC-PEF to enter into one or more credit facilities or other similar fund-level borrowing arrangements.

The aggregate amount of borrowings by CVC-PEF are subject to certain limits (as more fully set forth under “—There is no guarantee that CVC-PEF’s leverage target will remain equal to or below its Leverage Limit” and in the Fund LPA). These limits do not include leverage on Investments (including Investments alongside CVC Funds), even though leverage at such entities could increase the risk of loss on such Investments. The limits also do not apply to (i) any borrowings applied at the investment level, (ii) guarantees of indebtedness, even though CVC-PEF may be obligated to fully fund such guarantees or other related liabilities that are not indebtedness for borrowed money; (iii) deferred consideration, instalment loans, seller financings or other arrangements with a seller or its affiliates with respect to the payment of the purchase price of an Investment in connection with the acquisition of such Investment; or (iv) borrowing entered into by or in relation to a CVC Private Equity Fund in order to finance a capital contribution on CVC-PEF’s behalf (i.e., a subscription facility put in place with respect to such CVC Private Equity Fund), where applicable; or (v) any liabilities that are not recourse indebtedness for borrowed money of CVC-PEF. There can be no assurance that the limits described above are appropriate in all circumstances and would not expose CVC-PEF to financial risks.

CVC may organize Parallel Funds, portfolio vehicles or other subsidiary entities (“Bond Financing Entities”) for the purpose of providing CVC-PEF with access to the unsecured bond market in Europe. If an investment held by any Bond Financing Entity organized in connection with a bond financing program for CVC-PEF were to be unable to service or repay its pro rata share of such bond financing, CVC-PEF could be required to fund the shortfall. In addition, such bond financing may be on a joint and several basis (which may be on an investment-by-investment or portfolio wide basis) with co-investment vehicles or CVC Funds, and, as such, there is a risk that CVC-PEF could be required to contribute amounts in excess of its pro rata share of such financing, including additional capital (i) to make up for any shortfall if the co-investment vehicles or CVC Funds are unable to service or repay their pro rata share of such financing or (ii) to reimburse such co-investment vehicles or CVC Funds for proceeds that would have been distributed to such investors but instead are used to service or repay such Bond Financing Entities financing relating to investments in which such entities do not participate.

CVC-PEF may be required to make credit support to its Investments.

CVC-PEF may be required to make contingent funding commitments or guarantees to its Investments or other vehicles or entities in or alongside which CVC-PEF invests (including, without limitation, any CVC Fund) and to provide other credit support arrangements in connection therewith, as further detailed in this Registration Statement. Such credit support may take the form of a guarantee, a letter of credit or other forms of promise to provide funding. Such credit support may result in fees, expenses and interest costs to CVC-PEF, which could adversely impact the results of CVC-PEF.

There is no guarantee that CVC-PEF’s leverage target will remain equal to or below its Leverage Limit.

There is no guarantee that the relevant Leverage Ratio will remain equal to or below the relevant Leverage Limit. Investors should be aware that where CVC-PEF makes an Investment and utilizes leverage at the time of acquisition, in the event that the value of the Investment decreases from the purchase price, the relevant Leverage Ratio may increase and, where such Leverage Ratio has increased above the relevant Leverage Limit in such circumstances, CVC-PEF will not be required to undertake remedial action to reduce such Leverage Ratio below the applicable Leverage Limit. In circumstances where the relevant Leverage Ratio exceeds the relevant Leverage Limit, CVC-PEF’s ability to secure further financing in respect of its future or existing Investments may be reduced and this may have an adverse effect on the returns of CVC-PEF.

CVC-PEF depends on CVC’s ability to execute the trading and investment strategies for CVC-PEF.

CVC’s trading activity for CVC-PEF will involve multiple instruments, multiple brokers and counterparties and multiple strategies. Further, the execution of the trading and investment strategies employed by CVC for CVC-PEF may require a high volume of trades, complex trades, difficult to execute trades, use of negotiated terms with counterparties such as in the use of derivatives, the execution of trades on execution facilities and the execution of trades involving less common or novel instruments. CVC has trained the trading and operational staff devoted to executing, settling and clearing such trades. However, in light of the foregoing, some slippage, trade errors and miscommunications with brokers and counterparties may occur and may result in losses to CVC-PEF. CVC endeavors to detect trade errors quickly and correct and/or mitigate them in an expeditious manner as determined under CVC’s policies in effect from time to time. To the extent an error is caused by a counterparty, such as a broker, CVC will attempt to recover any loss associated with such error from such counterparty. Given the large volume of transactions executed by CVC on behalf of CVC-PEF, investors should assume that trading errors (and similar errors) will occur and that CVC-PEF may be responsible for any resulting losses. Any costs or losses resulting from trade errors or order errors are generally borne by CVC-PEF unless such errors are due to actions by CVC for which CVC would not be entitled to indemnification pursuant to the Fund Documents. Where a single error or a series of related errors result in multiple transactions in a client account, gains and losses on these transactions may be netted to determine the net impact of a trade error. Calculating the exact amount owed to CVC-PEF involves discretion and CVC will seek to calculate the amount owed in good faith. CVC has a conflict of interest in determining whether a trade error is indemnifiable.

CVC-PEF is subject to currency and exchange rate risks.

CVC-PEF’s reference currency will be the U.S. dollar while investments could be made and realized in other currencies. Changes in rates of exchange may have an adverse effect on the value, price or income of the Investments in CVC-PEF and in addition CVC-PEF will incur costs in converting investment proceeds from one currency to another. The value of an investment may fall substantially as a result of fluctuations in the currency of the country in which the investment is made as against the value of the U.S. dollar. The General Partner may (but is not obliged to) endeavor to manage currency exposures into U.S. dollars, by using appropriate hedging techniques where available and appropriate. There can be no assurance that adequate hedging arrangements will be available on an economically viable basis or that any such hedging arrangements will be successful in managing currency exposures.

Movements in the foreign exchange rate between the U.S. dollar and the currency applicable to a particular investor may have an impact upon such investor’s returns in their own currency of account.

CVC-PEF may engage in hedging transactions which entails certain risks.

CVC may employ hedging techniques on a selective and discretionary basis to seek to reduce the risks to CVC-PEF’s portfolio (see in particular “—CVC-PEF is subject to currency and exchange rate risks” and “— There is no guarantee that CVC-PEF’s leverage target will remain equal to or below its Leverage Limit”) arising from adverse movements in interest rates, securities prices and currency exchange rates or other relevant parameters. There can be no assurance that hedging techniques will be employed with respect to any or all such risks or at the relevant times, or that the techniques employed will be effective in reducing the risks in question. Also, any hedging transactions may themselves entail risks. Among other things, unanticipated changes in interest rates, securities prices, or currency exchange rates may result in a poorer overall performance for CVC-PEF than if it had not entered into hedging transactions.

There is significant uncertainty as to the valuation of Investments and the values of such Investments may not necessarily reflect the values that could actually be realized by CVC-PEF.

The fair value of Investments or of property received in exchange for any Investments will be determined by the General Partner in accordance with the Fund LPA, pursuant to which the General Partner prepares valuations in good faith in accordance with ASC Topic 820, Fair Value Measurement (“ASC 820”), without review of any Unitholder in the Fund. The valuation methodologies used to value certain of CVC-PEF’s Investments may change over time and have subjective elements. Valuations are subject to determinations, judgements, opinions, and will, in certain circumstances, not be accurate, and other third parties or investors may disagree with such valuations. Valuation methodologies will also involve assumptions and opinions about future events, which may or may not turn out to be correct. Valuation methodologies may permit reliance on a prior period valuation of particular Investments. Ultimate realization of the value of an Investment depends to a great extent on economic, market and other conditions beyond CVC’s control. Accordingly, the carrying value of an Investment may not reflect the price at which such Investment could be sold in the market, and the difference between carrying value and the ultimate sales price could be material. The valuation of Investments will affect the amount of the General Partner’s Incentive Allocation and the amount of Management Fees payable to the Investment Adviser. As a result, the General Partner is incentivized to determine valuations that may be higher than the actual fair value of Investments. See “Item 1(c). Description of Business—Valuation”. There will be no retroactive adjustment in the valuation of such assets, the NAV per Unit, the price that CVC-PEF paid to purchase a Unitholder’s Units, NAV-based fees, fees it paid, directly or indirectly, to CVC or amounts allocated to CVC, including for the avoidance of doubt the Management Fees and/or Incentive Allocation, to the extent such valuations prove to not accurately reflect the realizable value of CVC-PEF’s Investments or the value as set out in financial statements issued subsequent to such valuation, even if that retroactive adjustment would benefit the Fund and/or Unitholders. While CVC believes that the NAV calculation methodologies are consistent with standard industry practices, there are other methodologies available to calculate NAV of CVC-PEF (and its constituent entities).

When the General Partner determines the fair value of Investments, it updates the prior valuation by incorporating the latest available financial data for such Investments, as well as any cash flow activity related to the Investments during the relevant period of time. The General Partner will value Investments utilizing the valuation methodology it deems most appropriate and consistent with widely recognized valuation methodologies and market conditions. Accordingly, the NAV per Unit between two Valuation Dates may materially differ as a result of the incorporation of the latest valuations of Investments in the subsequent Valuation Date. There will be no retroactive adjustment of the NAV per Unit reported for the previous period as a result of these changes in valuation of Investments. Therefore, because a new valuation may differ materially from the prior valuation, the adjustment to take into consideration the new valuation may cause the NAV per Unit to increase or decrease, and such increase or decrease will only occur in the period the adjustment is made.

The NAV per Unit may fluctuate significantly between valuation dates due to the incorporation of updated financial data and valuations of Investments, with no retroactive adjustments, potentially causing material increases or decreases in the NAV per Unit.

The General Partner’s determination of CVC-PEF’s monthly NAV per Unit will be based in part on valuations of each of CVC-PEF’s Investments, as adjusted each month to incorporate the latest available financial data for such Investments, including any cash flow activity related to such Investments. As a result, CVC-PEF’s published NAV per Unit in any given month may not fully reflect any or all changes in value that may have occurred since the most recent valuation.

The General Partner may engage and notify independent valuation advisors in respect of the occurrence of any investment-specific or market-driven event it believes may cause a material impact on CVC-PEF’s NAV as a whole and may, but is under no obligation to, adjust the valuation of any investment based on such events, subject to the review and confirmation for reasonableness by one or more independent valuation advisors selected by the General Partner. Any adjustments in the value of CVC-PEF’s Investments will be estimates of the market impact of specific events as they occur, based on assumptions and judgments that may or may not prove to be correct, and may also be based on the limited information readily available at that time. In general, CVC-PEF expects that any adjustments to valuations will be calculated promptly after a determination that a material change has occurred and the financial effects of such change are quantifiable by the General Partner. As a result, the NAV per Unit may not reflect a material event until such time as sufficient information is available and analyzed, and the financial impact is fully evaluated, such that CVC-PEF’s NAV may be appropriately adjusted in accordance with the Valuation Policy. Depending on the circumstance, the resulting potential disparity in CVC-PEF’s NAV may be in favor or to the detriment of either investors who redeem their Units, or investors who subscribe to new Units, or existing investors.

CVC-PEF’s monthly NAV calculations are not governed by regulatory standards and may differ from those used by other companies, and errors may occur in calculating CVC-PEF’s NAV, which could impact the price at which CVC-PEF sells and redeems its Units.

Monthly NAV calculations are not governed by governmental or independent securities, financial or accounting rules or standards. The methods used by the General Partner to calculate CVC-PEF’s NAV, including the components used in calculating CVC-PEF’s NAV, is not prescribed by the SEC rules or any other regulatory agency. Further, there are no accounting rules or standards that prescribe which components should be used in calculating CVC-PEF’s NAV. CVC-PEF calculates and publishes NAV solely for purposes of establishing the price at which CVC-PEF sells and redeems Units, and investors should not view CVC-PEF’s NAV as a measure of CVC-PEF’s historical or future financial condition or performance. The components and methodology used in calculating CVC-PEF’s NAV may differ from those used by other companies now or in the future.

Additionally, errors may occur in calculating CVC-PEF’s NAV, which could impact the price at which CVC-PEF sells and redeems its Units and the amount of the Management Fee, the Incentive Allocation (if any) and carried interest incurred. CVC has implemented certain policies and procedures to address such errors in NAV calculations. If such errors were to occur, CVC depending on the circumstances surrounding each error and the extent of any impact the error has on the price at which CVC-PEF’s Units were sold or redeemed or on the amount of the Management Fee, the Incentive Allocation (if any), may determine in its discretion to take certain corrective actions in response to such errors, including, subject to CVC’s policies and procedures, making adjustments to prior NAV calculations. Investors should carefully review the disclosure of the Valuation Policy and how CVC-PEF’s NAV will be calculated.

The General Partner has discretion to allocate to CVC-PEF the portion of certain in-house service expenses incurred by CVC and its affiliates.

CVC-PEF will pay and bear all expenses related to its operations, as further detailed under “Item 1(c). Description of Business— Compensation of the Investment Adviser and the General Partner”. The amount of these expenses will be substantial and will reduce the actual returns realized by Unitholders on their investment in CVC-PEF (and will reduce the amount of capital available to be deployed by CVC-PEF in Investments). Fund expenses include recurring and regular items, as well as extraordinary expenses which may be hard to budget or forecast. As a result, the amount of expenses ultimately borne by CVC-PEF at any one time may exceed expectations. Fund expenses encompass a broad range of expenses and include all expenses of setting up, offering and operating CVC-PEF, including in relation to its Investments, and other related entities, including, without limitation, any entities used directly or indirectly to acquire, hold, or dispose of any one or more Investment(s) or otherwise facilitate CVC-PEF’s Investment activities. Expenses to be borne by CVC and other CVC Entities are only limited to those items specifically enumerated in the Fund LPA, and all other costs and expenses in setting up, offering and operating CVC-PEF will be borne by CVC-PEF (and ultimately the investors).

From time to time, the General Partner will be required to decide whether costs and expenses are to be borne by CVC-PEF on the one hand or CVC on the other, and/or whether certain costs and expenses should be allocated between or among CVC-PEF, on the one hand, and one or more CVC Funds, on the other. Certain expenses may be suitable for only CVC-PEF or a CVC Fund and borne only by such fund, or, as is more often the case, expenses may be allocated among each CVC Funds and CVC-PEF even if the expenses relate only to particular vehicle(s) and/or investor(s) therein. The General Partner will make such allocation judgements in good faith, notwithstanding its interest in the outcome, and may make corrective allocations should it determine that such corrections are necessary or advisable. Furthermore, the General Partner will be required to determine whether certain costs and expenses should be allocated between or among Classes. While such costs and expenses will generally be allocated among the relevant Classes based on their respective net assets, the General Partner may determine in good faith that such costs and expenses (or part thereof) should be allocated in a different manner so is more equitable or appropriate under the prevailing circumstances. Travel, entertainment and related expenses described herein may include, without limitation, first class and/or business class airfare (and/or private charter, where appropriate), first class lodging, ground transportation, travel and premium meals (including, as applicable, closing dinners and mementos, cars and meals (outside normal business hours), and social and entertainment events with portfolio company management, customers, clients, borrowers, brokers and service providers). Investors should note that the Management Fee is required to be paid even if CVC-PEF experiences net losses in a particular year or if there is a reduction in the NAV or the price per Unit.

CVC-PEF may establish reserves which may be inadequate for potential liabilities.

CVC-PEF may establish holdbacks or reserves, including for estimated accrued expenses, Management Fees, Incentive Allocation (to the extent applicable), pending or anticipated liabilities, Investments, claims and contingencies relating to CVC-PEF. Estimating the appropriate amount of such reserves is difficult and inadequate or excessive reserves could impair the investment returns to investors. If CVC-PEF’s reserves are inadequate and other cash is unavailable, CVC-PEF may be unable to take advantage of attractive investment opportunities or protect its existing Investments. Further, the creation of reserves to cater for potential liabilities may necessitate imposing limitations on redemptions to ensure CVC-PEF is able to meet any such liabilities. In addition, the allocation of investment opportunities among CVC-PEF and CVC Funds, where applicable, may depend, in part, on their respective reserves at the time of allocating the opportunity, possibly resulting in different investment allocations if any such reserves are inadequate or excessive.

CVC-PEF will have significant liquidity requirements, and adverse market and economic conditions may adversely affect CVC-PEF’s sources of liquidity, which could adversely affect CVC-PEF’s business operations in the future.

In light of the nature of CVC-PEF’s continuous offering in relation to CVC-PEF’s investment strategy and the need to be able to deploy potentially large amounts of capital quickly to capitalize on potential investment opportunities, if CVC-PEF has difficulty identifying and investing in investments on attractive terms, there could be a delay between the time it receives net proceeds from the issue of Units in this or subsequent offerings or as part of any private offering and the time CVC-PEF invests the net proceeds. CVC-PEF may also from time to time hold cash pending deployment into Investments or have less than its targeted leverage, which cash or shortfall in target leverage may at times be significant, particularly at times when CVC-PEF is receiving high amounts of proceeds for issuing Units and/or times when there are few attractive investment opportunities. Such cash may be held in an account for the benefit of investors that may be invested in money market accounts or other similar temporary investments, each of which are subject to the Management Fee (where such cash is committed for investment but not yet deployed) and Incentive Allocation (to the extent applicable).

In the event CVC-PEF is unable to find suitable investments such cash may be maintained for longer periods which would be dilutive to overall investment returns. This could cause a substantial delay in the time it takes for an investor’s investment to realize its full potential return and could adversely affect CVC-PEF’s performance. It is not anticipated that the temporary investment of such cash into money market accounts or other similar temporary investments pending deployment into Investments will generate significant interest, and investors should understand that such low interest payments on the temporarily invested cash may adversely affect overall returns. In the event CVC-PEF fails to timely invest the net proceeds of the issuance of Units or does not deploy sufficient capital to meet its Leverage Ratio, CVC-PEF’s results of operations and financial condition may be adversely affected.

Economic events affecting the global economy could lead to increased redemption requests from Unitholders, potentially forcing CVC-PEF to sell assets at unfavorable times.

Economic events affecting the global economy, such as general negative performance could cause investors to seek to redeem their Units pursuant to CVC-PEF’s Redemption Program at a time when such events are adversely affecting the performance of CVC-PEF’s Investments. Even if CVC-PEF decides to satisfy all resulting redemption requests, CVC-PEF’s cash flow could be materially adversely affected. In addition, if CVC-PEF determines to sell Investments to satisfy redemption requests, it may not be able to realize the return on such Investments that it may have been able to achieve had is sold at a more favorable time, and CVC-PEF’s results of operations and financial condition, including, without limitation, breadth of its Investment, could be materially adversely affected.

There is no guarantee that investors seeking to redeem their Units will be able to do so in full or at all.

While investors will have the possibility to redeem their Units on any Redemption Dates, there can be no guarantee that investors seeking to redeem their Units on any given Redemption Date will be able to do so in full or at all, and circumstances may arise in which CVC deems is necessary or advisable to impose restrictions on redemptions (as further detailed in “Item 1(c). Description of Business—Redemption Program” and “—Compulsory Redemptions”). Accordingly, prospective investors should not assume that they will always be able to achieve full liquidity for their Units during the life of CVC-PEF.

Prospective investors should further note that circumstances may arise where it is not possible to run a scheduled Redemption Date as normal and suspensions or modifications to the Redemption Program (including, without limitation, modifications to the limits set out in the Fund LPA) need to be imposed on any Redemption Date (including because of certain macro-economic trends and other circumstances outside of CVC’s control). Such suspensions and/or modifications to the Redemption Program may reduce investors’ ability to redeem their Units and negatively impact the liquidity profile of the Units they hold.

More generally, prospective investors should note that the price that may be achieved on a Redemption Date may in certain circumstances be discounted and subject to certain fees, costs, expenses or other charges, and as a result may be redeemed below the most recently reported relevant NAV per Unit. No guarantee can be given as to the price that will be achieved for investors seeking to redeem their Units on any given Redemption Date. Furthermore, the redemption price may in certain circumstances vary from one investor to another based not only on the number of Units being redeemed, but also to take account of different Classes and any discounts, fees, costs, expenses and other charges that may be applied with respect to a certain investor and their Units. Investors should be aware that such factors may adversely affect the redemption price and general liquidity for its Units on any Redemption Date.

CVC-PEF does not intend to make distributions and may not be able to make distributions to its Unitholders at any time in the future.

CVC-PEF does not intend to make distributions and has not established a minimum payment level for distributions, and CVC-PEF’s ability to make distributions (if any) to its Unitholders could be adversely affected by a number of factors, including the risk factors described in this Registration Statement. As of the date of this Registration Statement, CVC-PEF has no track record and may not generate sufficient income to make distributions to CVC-PEF’s Unitholders or otherwise make any distributions at all. The General Partner will make determinations regarding distributions based upon, among other factors, CVC-PEF’s financial performance, debt service obligations, debt covenants, tax requirements and capital expenditure requirements. Among the factors that could impair CVC-PEF’s ability to make distributions to its Unitholders are:

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the inability to invest the proceeds from sales of Units on a timely basis;
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the inability to realize attractive risk-adjusted returns on Investments;
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the high levels of expenses or reduced revenues that reduce CVC-PEF’s cash flow or non-cash earnings; and
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defaults in CVC-PEF’s investment portfolio or decreases in the value of Investments.

As a result, CVC-PEF may not be able to make distributions to its Unitholders at any time in the future, and the level of any distributions CVC-PEF does make to Unitholders may not increase or even be maintained over time, any of which could materially and adversely affect the value of Unitholders’ Units in CVC-PEF.

CVC-PEF may not generate sufficient cash flow from operations to fully fund distributions to Unitholders, particularly during the early stages of CVC-PEF’s operations. Therefore, CVC-PEF may fund distributions to Unitholders from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds (including from the issuance of Units of the Fund, the Aggregators or any Parallel Fund and/or shares, interests or units (as applicable) of Intermediate Entities). The extent to which CVC-PEF pays distributions from sources other than cash flow from operations will depend on various factors, including the level of participation, the extent to which the Recipient elects to receive its Incentive Allocation (if any) in interests of Parallel Funds (as applicable), how quickly CVC-PEF invests its proceeds and the performance of the Investments. Funding distributions from the sales of assets, borrowings, return of capital or proceeds of the offering will result in CVC-PEF having less funds available to acquire Investments. As a result, the return Unitholders realize on their respective investment in CVC-PEF may be reduced. Doing so may also negatively impact CVC-PEF’s ability to generate cash flows. CVC-PEF may be required to continue to fund CVC-PEF’s regular distributions from a combination of some of these sources if Investments fail to perform, if expenses are greater than CVC-PEF’s revenues or due to numerous other factors. CVC-PEF has not established a limit on the amount of its distributions that may be paid from any of these sources.

To the extent CVC-PEF or any CVC-PEF entity borrows funds to pay distributions, it would incur borrowing costs and these borrowings would require a future repayment. The use of these sources for distributions and the ultimate repayment of any liabilities incurred could adversely impact CVC-PEF’s ability to pay distributions in future periods, decrease CVC-PEF’s NAV, decrease the amount of cash CVC-PEF has available for operations and new investments and adversely impact the value of the Unitholders’ investment in CVC-PEF.

CVC-PEF may also defer certain Fund Expenses (including Organizational and Offering Expenses) or pay Fund Expenses (including the fees of CVC or distributions to the Recipients) with Units of the Fund, the Aggregators or any Parallel Fund and/or shares, interests or units (as applicable) of Intermediate Entities in order to preserve cash flow for the payment of distributions. The ultimate repayment of these deferred expenses could adversely impact CVC-PEF’s operations and reduce the future return on Unitholders’ investment in CVC-PEF. CVC-PEF or any CVC-PEF entity, as applicable may redeem Units of the Fund, the Aggregators or any Parallel Fund and/or shares, interests or units (as applicable) of Intermediate Entities from CVC and/or the Recipients, as applicable shortly after issuing such Units of the Fund, the Aggregators or any Parallel Fund and/or shares, interests or units (as applicable) of

Intermediate Entities as compensation. The payment of expenses in Units of the Fund, the Aggregators or any Parallel Fund and/or shares, interests or units (as applicable) of Intermediate Entities will dilute investors’ ownership interest in CVC-PEF’s portfolio of assets. There is no guarantee any of CVC-PEF’s Fund Expenses will be deferred and CVC and Recipients are under no obligation to receive future fees or distributions in Units of the Fund, the Aggregators or any Parallel Fund and/or shares, interests or units (as applicable) of Intermediate Entities (as applicable) and may elect to receive such amounts in cash.

The General Partner may require redemption of all or any part of the Units of an investor at any time.

The General Partner may require the redemption of all or any part of the Units of any investor at any time for reasons including (without limitation) if an investor is a Prohibited Person, regardless of any outstanding redemption requests and any priority given thereto. Any such mandatory redemption will be subject to the terms as set out in the Memorandum and Fund LPA unless otherwise determined by the General Partner in its discretion.

For the purpose of this Registration Statement, a “Prohibited Person” is any person, firm, partnership or corporate body (including a Unitholder (and/or an underlying investor where the Unitholder subscribed to the Units on its behalf of such underlying investor and/or for such underlying investor’s benefit)):

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that is not eligible to acquire Units and/or a given Class as per the terms of the Memorandum (or that ceases for any reason to be eligible to hold such Units and/or given Class as per the eligibility criteria and conditions set out in the Memorandum (including with respect to a specific class)); and/or
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whose holding of Units, in the sole opinion of the General Partner may be detrimental to the interests of CVC-PEF, the other Unitholders, the General Partner and/or the Investment Adviser, any CVC Private Equity Fund and/or any CVC Fund having a credit strategy which is managed, advised and/or operated by, or affiliated with, CVC Credit Partners (each, a “CVC Credit Fund”) (including but not limited to cases where the holding of Units by such Unitholder (or relevant underlying investor where such Unitholder subscribed to the Units on behalf of such underlying investor and/or for such underlying investor’s benefit) may result in a breach of any law or regulation, whether in the United States or abroad, or if as a result thereof CVC-PEF, the other Unitholders, the General Partner and/or the Investment Adviser, any CVC Private Equity Fund and/or any CVC Credit Fund may become exposed to regulatory, tax, economic or reputational damage, obligations, disadvantages, fines or penalties that it would not have otherwise incurred were such Unitholder (or relevant underlying investor where a Unitholder subscribed to the Units on behalf of such underlying investor and/or for such underlying investor’s benefit) not invested in the Fund).

The General Partner may receive the Management Fee and/or Incentive Allocation in the form of Units of CVC-PEF, the Aggregators or any Parallel Fund and/or shares, interests or units (as applicable) of Intermediate Entities, which may dilute the interests of Unitholders.

The General Partner may elect to receive the Management Fee and/or Incentive Allocation attributable to it in the form of the Units of the Fund, the Aggregators or any Parallel Fund and/or shares, interests or units (as applicable) of Intermediate Entities in lieu of certain fees or distributions which may have a dilutive effect in respect of investors in CVC-PEF. Redemptions of the Units used to satisfy the Management Fee are not subject to the Redemption Limitation or the Early Redemption Deduction, and such sales may receive priority over other Units being put for redemption during such period as set out in the Fund LPA.

CVC-PEF may distribute securities and other assets to investors that are not freely traded on an exchange or are otherwise illiquid.

In certain circumstances CVC-PEF may distribute securities and other assets to investors that are not freely traded on an exchange or are otherwise illiquid, including in connection with redemption proceeds. The risk of losses in respect of any such assets or securities (including as a result of any delay in liquidating such assets or securities) will be borne by the investors receiving such assets or securities, with the result that investors could receive less cash than was reflected in the fair value of such assets or securities as determined pursuant to this Registration Statement.

In addition, when investments are distributed to investors in-kind, such investors could then become minority holders in, or lenders to, the relevant Investments (or former Investments) of CVC-PEF and might be unable to protect their interests effectively. No assurances can be given as to how the specific assets or securities to be distributed to investors in such circumstances will be selected and the General Partner will have discretion to select such assets or securities for distributions as it deems appropriate, provided that redeeming investors will only receive in-kind distributions with their consent. In the event that any in-kind distributions are made to investors, the auditor of CVC-PEF or any other auditor may establish a report in respect of the in-kind distribution at the request of the General Partner.

CVC-PEF depends on the General Partner to have the appropriate systems and procedures to control operational risk.

CVC-PEF depends on the General Partner to have appropriate systems and procedures to control operational risk. Operational incidents arising from mistakes made in the confirmation or settlement of transactions, from transactions not being properly booked, evaluated or accounted for or other similar disruption in CVC-PEF’s operations, may cause CVC-PEF to suffer financial losses, the disruption of its business, liability to the investors or third parties, regulatory intervention or reputational damage. CVC-PEF’s business may be highly dependent on its ability to process transactions across numerous and diverse markets. Consequently, CVC-PEF relies heavily on its financial, accounting and other data processing systems. The ability of its systems to accommodate an increasing volume of transactions could also constrain CVC-PEF’s abilities to properly manage its portfolio.

CVC maintains directors & officers liability and professional liability insurance for both CVC and companies owned by CVC.

CVC maintains directors & officers liability and professional liability insurance for both CVC and companies owned by CVC. In addition, certain other insurances, some of which are required by law, are maintained, e.g., general and public third-party liability insurance providing coverage across CVC´s activities worldwide. Such additional own funds and/or insurances generally cover risk and liability across multiple funds managed by CVC and investment companies owned by CVC and there can be no assurance that such additional own funds and/or insurances will mitigate all risks relating to CVC-PEF and its Investments.

CVC-PEF and its Investments may be affected by force majeure events.

CVC-PEF and its Investments may be affected by force majeure events (i.e., events beyond the control of the party claiming that the event has occurred, including, without limitation, acts of God, fires, floods, earthquakes, hurricanes, tornadoes, landslides, explosions, outbreaks of an infectious disease, pandemic or any other serious public health concern, war, terrorism, nationalization of industry and labor strikes). Force majeure events in any country in which CVC-PEF targets investments could have a material adverse effect on the economy in such country or globally and/or the business operations of portfolio companies in which CVC-PEF may invest. Force majeure events could adversely affect the ability of CVC-PEF, a portfolio company or a counterparty to perform its obligations. The liability and cost arising out of a failure to perform obligations as a result of a force majeure event could be considerable and could be borne by CVC-PEF or a portfolio company. In addition, the cost to investments or CVC-PEF of repairing or replacing damaged assets resulting from such force majeure event could be material. Certain force majeure events, such as war, earthquakes, fires or an outbreak of an infectious disease, could have a broader negative impact on the global or local economy and international business activity generally, or in any of the countries in which CVC-PEF may invest specifically, thereby affecting CVC-PEF and CVC. Additionally, a major governmental intervention into an industry in light of a force majeure event or otherwise, including the nationalization of an industry or the assertion of control over one or more investments or its assets, could result in a loss to CVC-PEF if an Investment or portfolio company is affected (including if its Investment is cancelled, unwound or acquired), and any compensation provided by the relevant government may not be what CVC believes to be adequate. Any of the foregoing may therefore adversely affect the performance of CVC-PEF and its Investments.

The success of CVC-PEF’s activities will be affected by general economic and market conditions.

Since 2008, the global financial markets have undergone disruptions which have led to certain governmental intervention, including more recently, further disruptions as a consequence of the spread of COVID-19, that led to certain governmental intervention. Such intervention in certain cases was implemented on an “emergency” basis, suddenly and substantially eliminating market participants’ ability to continue to implement certain strategies or manage the risk of their outstanding positions. In addition, these interventions have typically been unclear in scope and application, resulting in confusion and uncertainty which in itself has been materially detrimental to the efficient functioning of the markets as well as previously successful investment strategies. If governmental intervention programs are unwound, there could likewise be uncertainty and adverse effects on the markets. It is impossible to predict what additional interim or permanent governmental restrictions (or easing of restrictions) may be imposed on the markets or the effect of such restrictions on the Fund’s strategies.

The U.S. government has recently indicated its intent to alter its approach to international trade policy and in some cases to renegotiate or potentially terminate, certain existing bilateral or multi-lateral trade agreements and treaties with foreign countries, and has made proposals and taken actions related thereto. For example, the U.S. government has imposed, and it is possible in the future will further increase, tariffs on certain foreign goods, such as steel and aluminum, and the Trump administration has imposed and indicated its intention to impose additional tariffs on imports of certain products into the United States. Some foreign governments have instituted retaliatory tariffs on certain U.S. goods and have indicated a willingness to impose additional tariffs on U.S. products. New trade policy could also create a legal burden for and negatively impact the Fund and its Investments, including by increasing costs and requiring the Fund to exit certain Investments. Further governmental actions related to the imposition of tariffs or other trade barriers or changes to international trade agreements or policies could further increase costs, decrease margins, reduce the competitiveness of products and services offered by current and future portfolio companies and adversely affect the revenues and profitability of companies whose businesses rely on the importing of goods into, and the exporting of goods out of, the United States.

The Trump administration has further signaled its intention to implement significant changes to the size of the federal government and to various other government policies. The potential downsizing of the U.S. federal government workforce and shutting down or defunding of certain government agencies (or offices thereof), including of federal agencies tasked with protecting investors, along with the changes in U.S. trade policy discussed above, could introduce market instability, reduce investor confidence, and weaken investor protection. For example, substantial reductions in government spending and personnel could negatively affect certain of the Fund’s portfolio companies that rely on or benefit from government subsidies or contracts, destabilize the U.S. government contracting market, impede portfolio companies’ ability to implement their business plans, and impede CVC’s and the Fund’s ability to achieve expected returns. Moreover, the Trump administration’s signaled changes to government policy with respect to tax, immigration, labor, infrastructure, energy, education, business regulations (including U.S. anti-corruption policies), international relations, and international economic development could create uncertainty and volatility for the Fund and its portfolio companies. In light of these developments, there can be no assurances that political and regulatory conditions will not worsen and/or adversely affect the Fund, its portfolio companies, or their respective financial performance.

The Fund LPA, the Investment Advisory Agreement, the subscription document and other constitutional documents of CVC-PEF are detailed arrangements and the interpretations may not be the most favorable to the investors.

The Fund LPA, the Memorandum, the Investment Advisory Agreement, the subscription document and other constitutional documents of CVC-PEF are detailed agreements that establish complex arrangements among the investors, CVC-PEF, CVC and other entities and individuals, as applicable. Questions may arise from time to time under these agreements regarding the parties’ rights and obligations in certain situations, many of which may not have been contemplated at the time of the agreements’ drafting and execution. In these instances, the operative provisions of the agreements, if any, may be broad, general, ambiguous or conflicting, and may permit more than one reasonable interpretation. At times there may not be a provision directly applicable to the situation. While CVC will construe the relevant agreements in a manner consistent with its legal obligations, the interpretations that CVC adopts may not be, and need not be, the interpretations that are the most favorable to the investors.

CVC-PEF may incur indemnification liabilities for executive officers, directors and employees of the General Partner and the Investment Adviser.

The General Partner, the Investment Adviser, their respective affiliates or the respective directors, officers, representatives, agents, shareholders, members, partners and employees thereof or any other person who serves at the request of the Investment Adviser on behalf of CVC-PEF as a director, officer, representative, agent, member, partner and employee shall be entitled to indemnities from CVC-PEF for performing their responsibilities under the Memorandum, the Fund LPA or the constitutive document of any Parallel Fund. Such liabilities may be material. CVC-PEF may also indemnify third party service providers and counterparties. The indemnification obligations of CVC-PEF would be payable from the assets of CVC-PEF and may impact the NAV per Unit. Such indemnification obligations of CVC-PEF may impair the financial condition of CVC-PEF and its ability to acquire assets or otherwise achieve its investment object or meets its obligations.

Loss of any CVC key personnel could have a material adverse effect on the performance of CVC-PEF.

Given CVC-PEF is structured as an “open-ended” fund without a fixed term for making and realizing investments, investors should expect changes in certain CVC Personnel. Furthermore, a bankruptcy, change of control, restructuring or other significant event relating to CVC could cause CVC to have difficulty in retaining personnel.

Loss of any CVC key personnel could have a material adverse effect on the performance of CVC-PEF.

An investment in CVC-PEF may involve complex tax considerations for investors and CVC-PEF may be subject to a taxing authority’s review that may result in additional tax liability.

An investment in the Fund may involve complex tax considerations that will differ for each investor, and there may be delays in distributing important tax information to investors (including the distribution of U.S. Schedule K-1s or their equivalent). In addition, the Fund will take positions with respect to certain tax issues that depend on legal and other interpretive conclusions. Should the IRS or another tax authority successfully challenge any such positions, the Fund or a Unitholder might be found to have a different tax liability for that year than that reported on the applicable tax return. In addition, a taxing authority’s review of the Fund may result in a review of the returns of some or all of the Unitholders, which examination could result in adjustments to the tax consequences initially reported by the Fund and affect items not related to a Unitholder’s investment in the Fund. If such adjustments result in an increase in tax liability for any year, the Fund or one or more of the Unitholders may also be liable for interest and penalties with respect to the amount of underpayment. The legal and accounting costs incurred in connection with any taxing authority’s review of the Fund’s tax returns will be borne by the Fund. The cost of any audit of a Unitholder’s tax return will be borne solely by the Unitholder. Each prospective Unitholder is strongly urged to review the disclosure included in “Item 1(c). Description of Business—Certain U.S. Tax Considerations” for additional information regarding legal, tax and regulatory affairs and related risks and to consult its tax advisor.

Any change of CVC-PEF’s tax status or in taxation legislation or any interpretation thereof in the United States or any country may adversely affect CVC-PEF’s operations and the Unitholders.

Any change of the Fund’s tax status or in taxation legislation or any interpretation thereof in the United States or any country where the Fund has assets or operations could affect the value of the assets held by the Fund or its ability to achieve its investment strategy or provide favorable returns to Unitholders. Any such change could also adversely affect the net amount of any redemption proceeds paid to Unitholders. If the Fund is treated as having a permanent establishment, or as otherwise being engaged in a trade or business, in any country in which it invests or in which its interests are managed, income attributable to or effectively connected with such permanent establishment or trade or business may be subject to tax in the place of such permanent establishment. In order for the Fund to maintain its tax status, continued attention must be paid to ensure that all relevant conditions are satisfied in all the jurisdictions which the Fund operates in order to avail itself of any benefits.

The implementation of OECD BEPS and its successor proposals could increase CVC-PEF’s effective tax rates, impose withholding taxes and have other adverse tax consequences for CVC-PEF.

The Organization for Economic Co-operation and Development (“OECD”) together with the G20 countries has committed to reduce perceived abusive global tax avoidance, referred to as base erosion and profit shifting (“BEPS”), through 15 actions detailed in reports released on October 5, 2015 and through the Inclusive Framework on a global consensus solution to reform the international corporate tax system via a two-pillar plan agreed in 2021 (“BEPS 2.0”). As part of the BEPS project, new rules dealing with, inter alia, the abuse of double tax treaties, the definition of permanent establishments, controlled foreign companies, restriction of the deductibility of excessive interest payments, and hybrid mismatch arrangements have been or will be introduced into the respective domestic laws of members of the BEPS project.

The Council of the European Union (“EU”) adopted two Anti-Tax Avoidance Directives (Council Directive (EU) 2016/1164 of July 12, 2016 laying down rules against tax avoidance practices that directly affect the functioning of the internal market (“ATAD I”) and Council Directive (EU) 2017/952 of May 29, 2017 amending ATAD I as regards hybrid mismatches with third countries (“ATAD II”)) that address many of the above-mentioned issues. To the extent these measures have been implemented in the jurisdictions of, and are applicable to, any investments of the Fund, they may significantly affect returns to the Fund and the investors.

The Multilateral Convention to Implement Tax Treaty Related Measures to Prevent Base Erosion and Profit Shifting (the “MLI”) was published by the OECD on November 24, 2016. The aim of the MLI is to update international tax rules and lessen the opportunity for tax avoidance by implementing results from the BEPS project in more than 2,000 double tax treaties worldwide. A number of jurisdictions have signed the MLI. Depending on the ratification of the MLI in the jurisdictions in which the Fund makes its investments, the resulting changes and any other subsequent changes to tax treaties may significantly affect returns to the Fund and the investors.

Risks Related to Pillar I and Pillar II.

BEPS 2.0 has two parts, known as Pillar I and Pillar II, which seek to address the tax challenges arising from the digitalization of the economy, and target large multi-national enterprises (“MNE”).

The objective of Pillar I is that a formulaic share of the consolidated profit of a multinational enterprise will be allocated to markets where their consumers are located (i.e., where sales arise). The OECD is working on confirming certain details in relation to Pillar I and is currently working towards its implementation, although the timing of such implementation remains subject to considerable uncertainty. Pillar II is focused on implementing a global minimum tax designed to ensure that large multinationals pay a minimum effective tax rate of 15% in every jurisdiction in which they operate. The Pillar II proposals involve a framework of complex rules which, broadly, would impose top-up taxes on certain entities within a multinational group where the overall tax paid on the group's profit in any jurisdiction falls below the minimum 15% effective tax rate. It should be noted that a group's effective tax rate in a jurisdiction may fall below the minimum 15% rate, and therefore a top-up tax may be required, even if that jurisdiction's statutory headline tax rate is over 15%.

Both the Pillar I and Pillar II proposals are subject to exemptions and exclusions. Depending on the implementation of Pillar I and Pillar II, effective tax rates could increase within the Fund structure and investment structure, including by way of higher levels of tax being imposed than is currently the case, possible denial of deductions or increased withholding taxes and/or profits being allocated differently. The proposals may also lead to an increase in the complexity, burden and cost of tax compliance. This could adversely affect any returns to investors. In December 2021, following a Pillar II agreement signed by more than 135 jurisdictions in October 2021, the OECD published final model rules for a global minimum tax (the “GloBE rules”). The GloBE rules aim to ensure that large MNE groups pay a minimum level of tax on the income arising in each of the jurisdictions where they operate, by imposing a top-up tax whenever the effective tax rate, determined on a jurisdictional basis, is below the minimum rate of 15%. Depending on how Pillar II is implemented in the jurisdictions in which the Fund makes its investments, effective tax rates could increase within the Fund’s structure (if in scope) due to higher amounts of tax being due or possible denial of deductions. Costs of tax compliance may also increase. This could adversely affect any returns to the investors.

Investors may be required to provide information to satisfy any requests for information pursuant to various exchange of information requirements.

The Fund may need to comply with various exchange of information requirements, and with other applicable information reporting regimes. In particular, prospective investors should be aware of the potential application of the FATCA (as referred to elsewhere in this Registration Statement), the OECD’s Common Reporting Standard, directive 2011/16/EU of the European Council, referred to as the “Directive on Administrative Co-Operation” (the “DAC”), and Directive 2018/822/EU of the European Council, amending the DAC (commonly referred to as “DAC 6”), each as amended from time to time, which requires the collection and exchange of certain information. Investors may be required to provide information to satisfy any requests for information pursuant to such requirements.

CVC-PEF and the Unitholders may face taxes and filing obligations in non-U.S. jurisdictions and may incur non-creditable or non-deductible local taxes.

The Fund, vehicles through which the Fund makes Investments, or Unitholders may be subject to income or other tax in the jurisdictions in which Investments are made, jurisdictions in which the Fund operates, and/or jurisdictions of entities through which the Fund makes Investments. Additionally, withholding tax or branch tax may be imposed on the Fund’s earnings (or vehicles through which the Fund invests) from Investments in such jurisdictions. Local and other tax incurred in non-U.S. jurisdictions by the Fund or vehicles through which the Fund invests may not be creditable to or deductible by a Unitholder under the tax laws of the jurisdiction where such Unitholder resides, including the United States. There can be no assurance that tax authorities in such jurisdictions will not treat the Fund (or any of its Affiliates) as if the Fund or its Affiliates have a permanent establishment in the local jurisdiction, which would result in additional local taxation. As used herein, “Affiliate” means, with respect to a person, any other person that either directly or indirectly controls, is controlled by or is under common control with the first person. Changes to taxation treaties (or their interpretation) between countries in Europe and countries through which the Fund invests may adversely affect its ability to efficiently realize income or capital gains.

No assurance can be given that the currently anticipated tax treatment of an investment in CVC-PEF, or of CVC-PEF or investments made by CVC-PEF, will not be modified by legislative, judicial or administrative changes.

All statements contained herein concerning the U.S. federal income tax (or other tax) consequences of an investment in the Fund are based on existing law and interpretations thereof. Changes in applicable law or interpretations of such law may in particular adversely affect the Fund’s ability to efficiently realize income or capital gains. Any such tax developments could materially affect the tax consequences of a Unitholder’s investment in the Fund, and the tax treatment of the Fund and the Fund’s investments, in each case possibly with retroactive effect. While certain changes in tax laws may be beneficial, others could negatively affect the after-tax returns of the Fund and the Unitholders. Accordingly, no assurance can be given that the currently anticipated tax treatment of an investment in the Fund, or of the Fund or investments made by the Fund, will not be modified by legislative, judicial or administrative changes, possibly with retroactive effect, to the detriment of the Unitholders. To the extent possible, the Fund seeks to structure its Investments and activities to minimize its tax liability; however, there can be no assurance that the Fund will be able to eliminate its tax liability or reduce it to a specified level. Unitholders should be aware that the described tax effects are based on the currently applicable law and its interpretation by jurisprudence and the respective tax authorities.

Changes in tax laws and interpretations may adversely affect CVC-PEF’s tax treatment.

All statements contained in this Registration Statement concerning the income tax consequences of any investment in the Fund are based upon existing law and the interpretations thereof. Therefore, no assurance can be given that the currently anticipated income tax treatment of an investment in the Fund will not be modified by legislative, judicial or administrative changes, possibly with retroactive effect, to the detriment of Unitholders. Additionally, tax authorities in jurisdictions where the Fund maintains Investments may change their tax codes so as to materially increase the tax burden associated with an investment in the Fund or to force or attempt to force increased disclosure from or about the Fund and/or the Unitholders as to the identity of all persons having a direct or indirect interest in the Fund. Such additional disclosure may take the form of additional filing requirements on Unitholders.

Changes in tax laws may disqualify CVC-PEF from being taxed as a partnership.

The Fund intends to operate in a manner to enable it to be taxable as a partnership for U.S. federal income tax purposes and intends to qualify for one or more exemptions to taxation as a corporation under the publicly traded partnership rules of the Code including the “qualifying income” exception. The tax rules governing partnerships, publicly traded partnerships, and the “qualifying income” exception are complex and subject to change. Given the highly complex nature of the rules governing partnerships, the ongoing importance of factual determinations, the lack of direct guidance with respect to the application of tax laws to the activities the Fund is undertaking and the possibility of future changes in its circumstances, it is possible that the Fund will not so qualify for any particular year. If the Fund were treated as a corporation for U.S. federal income tax purposes, adverse U.S. federal income tax consequences could result for the Unitholders and the Fund, as described in greater detail in “Item 1(c). Description of Business—Certain U.S. Tax Considerations —Partnership Status.”

Failure of CVC-PEF to qualify as a flow-through entity for U.S. federal income tax purposes could result in adverse tax consequences for CVC-PEF and Unitholders.

Failure of the Fund to qualify as a flow-through entity for U.S. federal income tax purposes could result in adverse tax consequences for the Fund and Unitholders. The value of the Units to Unitholders will depend in part on the treatment of the Fund as a flow-through entity for U.S. federal income tax purposes. One way in which the Fund may be treated as a partnership for U.S. federal income tax purposes, under present law, is for 90% or more of the Fund’s gross income for every taxable year to consist of “qualifying income,” as defined in Section 7704 of the Code, and the Fund must not be required to register, if it were a U.S. corporation, as an investment company under the 1940 Act and related rules. Although the Fund intends to continue to operate in a manner such that it will not need to be registered as an investment company if it were a corporation and so that it will meet the 90% test described above in each taxable year, the Fund may not meet these requirements, or current law may change so as to cause, in either event, the Fund to be treated as a corporation for U.S. federal income tax purposes. If the Fund were treated as a corporation for U.S. federal income tax purposes, adverse U.S. federal income tax consequences could result for the Unitholders and the Fund, as described in greater detail below in “Item 1(c). Description of Business—Certain U.S. Tax Considerations —Partnership Status.”

Certain U.S. legislation could significantly alter certain of the U.S. federal income tax consequences of an investment in CVC-PEF or the Feeder TE.

A number of items of legislation are currently proposed, or have been proposed in the past, that could significantly alter certain of the U.S. federal income tax consequences of an investment in the Fund or the Feeder TE. It currently is uncertain whether any such proposed legislation (or similar legislation) will be enacted into law. The impact of any potential tax changes on an investment in the Fund is uncertain. Prospective investors should consult their own tax advisors regarding potential changes in tax laws and the impact on their investment in the Fund and the impact on the Fund and any potential investments.

CVC-PEF may not be able to avoid UBTI or ECI treatment for its corporate entities, and any IRS challenge may result in adverse tax consequences for tax-exempt and Non-U.S. Unitholders.

The Fund generally expects to make investments that give rise to UBTI, other than UDFI, or ECI (all as defined below) (other than with respect to ECI resulting from entities classified as United States real property holding corporations (“USRPHC”)) through Corporations for U.S. federal income tax purposes, whether formed in a U.S. or non-U.S. jurisdiction. Although the Fund believes any Corporation, if formed, should be respected, it is possible the IRS could seek to disregard the Feeder TE or any Corporation for UBTI or ECI purposes, which could result in the debt-financed property or other UBTI rules being applied to tax-exempt Unitholders directly or the ECI rules being applied to Non-U.S. Unitholders directly.

Although the Fund generally expects to avoid incurring ECI and UBTI (other than UDFI) by making investments through entities classified as corporations for U.S. federal income tax purposes, there can be no guarantee the Fund will in fact do so and investors that are sensitive to direct incurrence of UBTI, including UDFI, or ECI, including ECI arising from an investment in a USRPHC, are encouraged to consider an investment in the Feeder TE. To the extent that the Feeder TE and/or the Corporation were disregarded by the IRS, an investment in the Fund by a tax-exempt Unitholder may result in such Unitholder recognizing UBTI (including from a trade or business conducted by a partnership of which the tax-exempt entity is a partner). Thus, tax-exempt Unitholders should be aware that they may be subject to U.S. federal income tax (and possibly state and local income tax) with respect to their share of such income and gain from the Fund that is treated as UBTI. Additionally, the Fund may directly or indirectly incur leverage on a portfolio or investment basis and such leverage may give rise to unrelated debt-financed income (“UDFI”). No assurances can be provided that the Fund will not incur UDFI and that such UDFI will not be attributed directly to tax-exempt investors. In addition, an investment in the Fund by a Non-U.S. Unitholder may result in such Unitholder recognizing and being required to report income that is effectively connected with the conduct of a U.S. trade or business (“ECI”). Non-U.S. Unitholders must generally file U.S. federal income tax returns and pay U.S. federal income tax with respect to ECI of the Fund allocable to them. Regardless of whether the Fund’s activities constitute a trade or business, under provisions added to the Code by the FIRPTA, gain derived by the Fund from the disposition of U.S. real property interests (including interests in certain entities owning U.S. real property interests) is generally treated as ECI. Thus, Non-U.S. Unitholders that invest in the Fund should be aware that a portion of the Fund’s income and gain from U.S. Investments may be treated as ECI and thus may cause the Non-U.S. Unitholders to be subject to U.S. federal income tax (and possibly state and local income tax), as well as U.S. federal income tax return filing obligations, with respect to their share of such income and gain. The Fund has no obligation to minimize UBTI or ECI.

Prospective investors should consult their own tax advisors regarding the foregoing. Potential investors should also note the considerations discussed in “Item 1(c). Description of Business—Certain U.S. Tax Considerations.”

The General Partner has formed the Feeder TE which expects to invest in the Fund through a Corporation which would generally allow investors to avoid directly incurring any ECI (including FIRPTA) and UBTI (including UDFI). Investors that are sensitive to incurring ECI and UBTI should consider investing through the Feeder TE.

Unitholders may owe taxes on their allocated capital gains or income in excess of distributions from CVC-PEF.

A Unitholder that is subject to U.S. tax or subject to tax in other jurisdictions may be required to take into account its allocated share of all items of partnership income, gain, loss, deduction and credit, whether or not distributed. Because of the nature of the Fund’s investment activities, it may generate taxable income in excess of cash distributions to the Unitholders and no assurance can be given that the Fund will be able to make cash distributions to cover such tax liabilities as they arise. Accordingly, each Unitholder should ensure that they have sufficient cash flow from other sources to pay all tax liabilities resulting from the Unitholder’s ownership of the Units.

Tax considerations may create conflicts of interest for the General Partner and affect CVC-PEF’s investment strategies, and changes to the tax treatment of carried interest could impact CVC-PEF’s ability to retain key personnel.

U.S. federal income tax law treats certain income allocations to service providers by a partnership (such as the Fund) as short-term capital gain taxed at higher ordinary income rates unless such partnership has held the asset which generated such gain for more than three years. Similar rules may operate in other jurisdictions. This may create an incentive for the General Partner to cause the Fund to hold investments for a longer period. In addition, this three-year holding period requirement for long-term capital gains treatment in respect of carried interest may create the potential for conflicts of interest between the General Partner and Unitholders. For example, the General Partner may cause the Fund to borrow more frequently, in greater amounts, or for longer periods; hold investments for longer than it would absent adverse tax consequences to the General Partner from a shorter holding period; or waive or defer the distribution or allocation of carried interest to the General Partner, potentially changing the character or amount of income allocated to Unitholders. In addition, the current tax treatment of carried interest may change and carried interest may not be eligible for the preferential long-term capital gains tax rate. Any such change could adversely affect employees or other individuals performing services for the Fund and/or its portfolio companies who hold direct or indirect interests in the Fund and benefit from carried interest, which could make it more difficult for CVC to incentivize, attract and retain individuals to perform services for the Fund and/or its portfolio companies. Any such developments could thus adversely affect the Fund’s investment returns allocable to the Unitholders. It is unclear whether the current tax treatment of carried interest will change or how it would apply to CVC and any other individual involved with the Fund who benefit from carried interest.

U.S. federal income tax liability resulting from IRS audits will be paid by CVC-PEF unless CVC-PEF qualifies for and affirmatively elects an alternative procedure.

U.S. federal income taxes arising from an IRS audit of the Fund will be paid by the Fund unless the Fund qualifies for and affirmatively elects an alternative procedure. However, there can be no assurances that the Fund will be eligible to make such an election or that it will, in fact, make such an election. In addition, a “partnership representative” will have the power to act on behalf of the Fund and its Unitholders in all IRS audits and other proceedings involving the Fund’s U.S. federal income, loss, deductions, and credits. See “Item 1(c). Description of Business—Certain U.S. Tax Considerations” for more information.

CVC-PEF’s use of corporate intermediate entities may result in significant incremental taxes and varying tax impacts on Unitholders depending on their jurisdictions.

Significant amounts of the assets of the Fund and the Feeder TE are expected to be held through one or more entities taxable as corporations for U.S. federal income tax purposes and are expected to be subject to U.S. corporate federal (and applicable state and local) income tax (including, in order to streamline tax reporting to investors, U.S. Corporations which hold interests in investments which would not timely provide tax reporting or which consist of interests in certain foreign corporations subject to the passive foreign income company rules). In addition, if any such entity were a non-U.S. corporation, it might be considered a PFIC or CFC, which may result in additional income tax reporting or payment obligations. See “Item 1(c). Description of Business—Certain U.S. Tax Considerations—Issues Relating to Foreign Corporations—Passive Foreign Investment Companies” and “—Controlled Foreign Corporations.” Because Unitholders will be located in numerous taxing jurisdictions and subject to different tax rules, no assurance can be given that any such structure will benefit all Unitholders to the same extent, including any structures or acquisitions utilizing leverage. Any such structure may result in additional indirect tax liabilities for certain Unitholders. Thus, significant incremental tax may be incurred from the use of such entities. Prospective investors should consult their own tax advisors regarding the foregoing.

The U.S. federal estate tax treatment of an investment in CVC-PEF with regards to the estate of a non-citizen who is not a resident of the United States is not entirely clear.

The U.S. federal estate tax treatment of an investment in the Fund or the Feeder TE with regards to the estate of a non-citizen who is not a resident of the United States is not entirely clear. If the Units in either the Fund or the Feeder TE are includable in the U.S. gross estate of such person, then a U.S. federal estate tax might be payable in connection with the death of such person. Prospective individual non-U.S. holders who are non-citizens and not residents of the United States should consult their own tax advisors concerning the potential U.S. federal estate tax consequences with regard to an investment in the Fund or the Feeder TE.

B.
Risks Related to the Management of CVC-PEF

CVC-PEF is a newly formed entity and has no operating history upon which an investor may evaluate their performance.

As of the date of this Registration Statement, CVC-PEF has not commenced operations and has no operating history. Therefore, prospective investors will have no or limited track record or history upon which to base their investment decision. Investors should draw no conclusions from the performance of investment funds sponsored by CVC and the past activities and performance of CVC-PEF’s investment professionals and any investment vehicles they managed are not indicative of the results that CVC-PEF can expect to achieve.

The size and type of investments to be made by CVC-PEF could differ from the CVC’s prior investments. Valuations are prepared on the basis of certain qualifications, assumptions, estimates and projections, and there is no assurance that the projections or assumptions used, estimates made or procedures followed by the Investment Adviser or any third-party valuation advisor are correct, accurate or complete. In addition, CVC-PEF is subject to all of the business risks and uncertainties associated with any new fund, including the risk that it will not achieve its investment objectives and that the value of a Unit in CVC-PEF could decline substantially. CVC cannot provide assurance that it will be able to choose, make, and realize any Investment by CVC-PEF. There can be no assurance that any investor will receive any distributions from CVC-PEF and/or any capital accumulation of their investment in CVC-PEF. Accordingly, an investment in CVC-PEF should only be considered by persons who can afford a loss of their entire investment.

The risks related to the investment strategies of CVC-PEF could prove substantial.

CVC is expected to implement on behalf of CVC-PEF such strategies or discretionary approaches within its broad mandate which CVC believes from time to time may be best suited to prevailing market conditions. There can be no assurance that CVC will be successful in applying any strategy or discretionary approach to CVC-PEF’s trading or investment activities. The risks related to the investment strategies of CVC-PEF could prove substantial and therefore investments in CVC-PEF are suitable only for investors that are able to bear the potential loss of their entire investment in CVC-PEF.

CVC may depart from its core investment strategy, process or technique as it deems appropriate.

While CVC generally seeks to generate returns through the investment strategy described in this Registration Statement, CVC may modify or depart from CVC-PEF’s current investment strategy, investment process or investment techniques to the extent it determines such modification or departure to be appropriate and consistent with the Memorandum and the Fund LPA.

Due diligence failures may subject CVC-PEF to loss on investments and legal liability.

Before making investments, CVC will conduct due diligence that it deems reasonable and appropriate based on the facts and circumstances known at that time. Due diligence may entail evaluation of important and complex business, financial, tax, accounting, environmental, social, governance and legal issues. When conducting due diligence and making an assessment regarding an Investment, CVC will rely on the resources available to it, including information provided by the counterparty and, in some circumstances, third-party due diligence. However, representations made by a counterparty could be inaccurate, and third-party due diligence may not uncover risks. As a result, due diligence conducted with respect to any investment opportunity may not reveal or highlight all relevant facts necessary or helpful to make the investment decision. Moreover, such due diligence will not necessarily result in an Investment being successful. There can be no assurance that attempts to provide downside protection with respect to an Investment, will achieve their desired effect and potential investors should regard an investment in CVC-PEF as being speculative and having a high degree of risk. There can be no assurance that the Investment Adviser will be able to detect or prevent irregular accounting, employee misconduct or other fraudulent practices during the due diligence phase or during its efforts to monitor an Investment on an ongoing basis or that any risk management procedures implemented by CVC will be adequate.

Consultants, legal advisors, appraisers, accountants, investment banks and other third parties may be involved in the due diligence process and/or the ongoing operation of CVC-PEF’s Investments to varying degrees. For example, certain asset management, finance, administrative and other similar functions may be outsourced to a third-party service provider whose fees and expenses will be borne by the investee companies or CVC-PEF and will not offset the Management Fee, the Incentive Allocation and/or any other similar entitlements. Such involvement of third-party advisors or consultants may present a number of risks primarily relating to CVC’s reduced control of the functions that are outsourced. In addition, if CVC is unable to timely engage third-party providers, its ability to evaluate and acquire more complex targets could be adversely affected.

CVC-PEF may participate in a limited number of Investments and, as a consequence, the aggregate return of CVC-PEF may be substantially affected by the unfavorable performance of a single Investment.

Following the Ramp-Up Period, CVC-PEF will not at any time, directly or indirectly, invest and hold more than 20% of its NAV in securities of any single issuer, measured at the time of investment. For purposes of this restriction, where CVC-PEF invests into a Target Fund, it will generally treat its proportionate interest in each of such Target Fund’s investments as an Investment (i.e., look-through approach). There is generally no limit on the amount of investments CVC-PEF can make in any Target Fund, and such investments may represent a substantial portion of CVC-PEF’s overall portfolio. The Target Fund may be subject to investment restrictions themselves.

Despite these restrictions, CVC-PEF can participate in a limited number of Investments and, as a consequence, the aggregate return of CVC-PEF may be substantially affected by the unfavorable performance of even a single Investment. Furthermore, although CVC-PEF could make an acquisition with the intent to refinance all or syndicate a portion of the capital invested (directly or by selling assets), there is a risk that any such planned refinancing or syndication may not be completed, which could result in CVC-PEF holding a larger percentage of CVC-PEF’s NAV in a single Investment and asset type than desired and could result in lower overall returns. Other than these restrictions and others set forth in this Registration Statement, investors have no assurance as to the degree of diversification in CVC-PEF’s Investments, either by geographic region or asset type.

CVC-PEF may establish rights under or supplement the terms of the Fund Documents with respect to such a particular investor in a manner more favorable to such investor than those applicable to other investors without the approval of any other investor.

CVC and/or CVC-PEF may enter into a side letter or other similar agreement with a particular investor in connection with its acquisition of Units in CVC-PEF without the approval of any other investor, which would have the effect of establishing rights under or supplementing the terms of the Fund Documents with respect to such investor in a manner more favorable to such investor than those applicable to other investors. Such rights or terms in any such side letter or other similar agreement may include, without limitation, (i) rights related to tax and regulatory reporting, (ii) rights relating to confidential information, (iii) Management Fee incentives and/or discounts, (iv) rights related to the carried interest and/or Incentive Allocation (if any), (v) co-investment rights, (vi) rights related to redemptions, (vii) rights or terms necessary in light of particular legal, regulatory or operational or written policy characteristics of an investor. Such side letters may permit such investors to take actions on the basis of information not available to other investors that do not have the benefit of such agreements. Any rights or terms established in a side letter with an investor will govern solely with respect to such investor (and any of such investor’s assignees or transferees if so specified in the side letter) and will not require the approval of any other investor. The availability of any such rights or benefits are not expected to be available for election by other investors.

Investors will have limited rights to information regarding CVC-PEF and its Investments.

Investors will have limited rights to information regarding CVC-PEF and its Investments. It is anticipated that CVC will obtain material information regarding investments that will not be disclosed to investors. In addition, certain investors may request information from CVC relating to CVC-PEF and its Investments and CVC provide such investors with the information requested (subject to availability, confidentiality obligations and other similar considerations). Any such investors that request and receive such information will consequently possess information regarding the business and affairs of CVC-PEF that is not generally known to other investors. As a result, certain investors may be able to take actions on the basis of such information which, in the absence of such information, other investors do not take. Furthermore, at certain times CVC may be restricted from disclosing to investors material non-public information regarding any Investments.

CVC-PEF’s due diligence activities may provide less information than due diligence reviews conducted in more developed countries and will increase the risk related to the Investments in these countries.

Accounting, auditing, financial and other reporting standards, practices and disclosure requirements in certain countries in which CVC-PEF may invest are not equivalent to those in the U.S. and certain Western European countries and may differ in fundamental ways. Accordingly, information available to CVC-PEF, including both general economic and commercial information and information concerning specific enterprises or assets, may be less reliable and less detailed than information available in more economically sophisticated countries and less information may be available to investors. In addition, in certain instances, CVC-PEF may not have access to all available information to determine fully the origination, credit appraisal and underwriting practices utilized with respect to the Investments or the manner in which the Investments have been operated. As a result, CVC-PEF’s due diligence activities may provide less information than due diligence reviews conducted in more developed countries. The lower standards of due diligence in certain countries will increase the risk related to the Investments in these countries. While CVC expect that it will endeavor to conduct appropriate due diligence in connection with each Investment, no guarantee can be given that they will obtain the information or assurances that an investor in a more sophisticated economy would obtain before proceeding with an Investment.

Prospective investors should seek their own legal, tax and financial advice before acquiring Units.

Simpson Thacher & Bartlett LLP and certain other specialist counsel (collectively, the “Law Firms”), act as counsel to CVC in connection with this offering of Units in CVC-PEF. The Law Firms represent CVC from time to time in a variety of different matters. The Law Firms may also act as counsel to a Target Fund, a portfolio company, other equity investors in a portfolio company, creditors of a portfolio company or an agent therefor, a party seeking to acquire some or all of the assets or equity of a portfolio company, or a person engaged in litigation with a portfolio company or a Target Fund. In connection with this offering of Units in CVC-PEF and ongoing advice to CVC, the Law Firms will not be representing the investors. No independent counsel has been retained to represent the investors. The Law Firms may be removed by CVC at any time without the consent of, or notice to, the investors. Representation by the Law Firms in connection with CVC-PEF is limited to specific matters as to which they have been consulted. There may exist other matters which could have a bearing on CVC-PEF as to which the Law Firms have not been consulted. In addition, the Law Firms do not undertake to monitor the compliance of CVC-PEF and CVC with the investment objectives, investment strategies, investment restrictions, valuation procedures and other guidelines and terms set forth in this Registration Statement and the Fund Documents, nor do the Law Firms monitor compliance with applicable laws. The Law Firms have not investigated or verified the accuracy and completeness of any information set forth in this Registration Statement. Prospective investors should seek their own legal, tax and financial advice before acquiring Units.

CVC-PEF generally relies on external advisers and consultants for technical, regulatory, financial, legal advice and various other services and such advisers may provide incorrect advice from time to time.

CVC-PEF and CVC will make extensive use of external advisers and consultants for technical, regulatory, financial, legal advice and various other services. CVC-PEF and CVC generally rely upon such advisers for their professional judgment with respect to matters concerning their area of expertise. Nevertheless, there exists a risk that such advisers may provide incorrect advice from time to time. Neither CVC-PEF nor CVC will, generally, have any liability to investors for any reliance upon such advice.

C.
Risks Related to the Structure of CVC-PEF

CVC-PEF may engage in activities that may have adverse consequences on CVC-PEF and/or its Investments which may result in the assets attributable to certain other Classes being used to satisfy the obligations or liabilities of one or more other Classes.

It is possible that CVC-PEF will engage in activities that may have adverse consequences on CVC-PEF and/or its Investments (including, by way of example only, as a result of laws and regulations of certain jurisdictions e.g., bankruptcy, environmental, consumer protection and/or labor laws) that may not recognize the segregation of rights, assets and liabilities as between separate Classes and may permit recourse against the assets of not just the particular Class that has incurred the liabilities, but also the other Classes that also comprise CVC-PEF, which may result in the assets attributable to other Classes being used to satisfy the obligations or liabilities of one or more other Classes.

The performance for individual investors may vary from CVC-PEF’s overall performance.

Performance for individual investors may vary from CVC-PEF’s overall performance as a result of the timing of an investor’s admission to CVC-PEF; the redemption or increase of any part of an investor’s Unit in CVC-PEF; and the Class in which they invest (including as a result of different fees-structure between the Classes or currency fluctuations).

The structure of the Fund and any Investment may not be suitable for all investors and such structures may lead to additional costs and/or reporting obligations for some or all of the investors in the Fund.

Prospective investors should be aware that CVC-PEF may be open to investment by many different types of investors from many different jurisdictions. Accordingly, it is unlikely that the structure of CVC-PEF and any Investments will be equally suitable for all investors. Subject to the specific requirements set forth in the Fund Documents, CVC will endeavor to make decisions regarding the structuring of Investments by considering the interests of CVC-PEF as a whole.

Investments made by CVC-PEF may be made through Intermediate Entities or other entities in order to minimize applicable taxes or for regulatory or securities reasons. However, no assurance is given that such structuring will be suitable for all investors in CVC-PEF and, in certain circumstances, such structures may lead to additional costs and/or reporting obligations for some or all of the investors in CVC-PEF.

CVC-PEF, its investment structures, Investments and investors may be subject to income or other, tax in jurisdictions in which underlying vehicles are located and/or investments are made. Moreover, withholding tax or other taxes (e.g., branch profits taxes) may be imposed on earnings of CVC-PEF from investments in such jurisdictions. In addition, local tax incurred in such jurisdictions by CVC-PEF or vehicles through which it invests may not be creditable to or deductible by the investors in their respective jurisdictions.

D.
Risks Related to Investments Generally

The Fund may be focused on Investments on specific sectors and as a result, may be disproportionally affected as compared to if the Fund’s Investments were diversified across multiple sectors or industries.

CVC-PEF may primarily seek to make Investments which may be focused on specific sectors. This type of strategy involves a high degree of business and ﬁnancial risk which can result in substantial losses, including the loss of an investor’s entire investment in CVC-PEF.

As a result of this strategy, a portion of CVC-PEF’s Investments may be invested in companies in highly competitive markets dominated by firms with substantially greater financial and possibly better technical resources than the portfolio companies to which CVC-PEF is exposed to. Portfolio companies into which CVC-PEF will invest may face technological changes and/or may be dominated by other firms or organizations. These and other inherent business risks could affect the performance and value of Investments. New competitors, including those formed for the purpose of investing (or that may otherwise invest) in Europe, America and/or globally, constantly enter the market, and in some cases existing competitors combine in a way that increases their strength in the market.

Unless otherwise indicated, there are no restrictions on the amounts that may be invested in a particular sector or industry by CVC-PEF, which may result in CVC-PEF being significantly exposed to the performance of one or more sectors or industries. In the event of a downturn in such sector(s) or industries, CVC-PEF may be disproportionally affected as compared to if CVC-PEF’s Investments were diversified across multiple sectors or industries.

The past performance of the investment team in identifying suitable investments should not be treated as any guarantee of its ability to identify suitable investments in the future or the ability to implement the Fund’s investment strategy and achieve its investment goals.

Although CVC has been successful in identifying suitable investments in the past, there is no guarantee that suitable deal flow will be available to CVC-PEF so that it will be able to invest its available liquidities at a given time or that any such investments will be successful. Past performance of the investment team in identifying suitable investments should not be treated as any guarantee of its ability to identify suitable investments in the future or the ability to implement CVC-PEF’s investment strategy and achieve its investment goals. The success of CVC-PEF depends on the ability of CVC to identify, select, effect and realize appropriate Investments. The availability of investment opportunities generally will be subject to market conditions. In particular, in light of changes in such conditions, certain types of investments may not be available to CVC-PEF on terms that are as attractive as the terms on which opportunities were available to the CVC Funds in the past. Accordingly, CVC-PEF may only make a limited number of Investments. Furthermore, prospective investors should also be aware that there may be delays in the deployment of CVC-PEF’s subscription proceeds while suitable investment opportunities are identified by CVC-PEF and amounts may not be invested at all in circumstances where no suitable investment opportunities can be identified. Since the Investments made by CVC-PEF may involve a high degree of risk, poor performance by a few could significantly affect the return to investors and the NAV and price per Unit. Accordingly, no assurances can be given that the target returns of CVC-PEF will be achieved.

The Fund’s investments may be concentrated alongside other CVC Funds. Potential investors in CVC-PEF should carefully consider the risks associated with the Fund’s investment strategy and those of the CVC Funds prior to investing.

CVC-PEF is expected to invest a meaningful portion of its capital alongside other CVC Funds. Accordingly, CVC-PEF Program’s investments may be concentrated in the limited universe of a particular strategy (or strategies), meaning that the performance of one or more of Target Funds, or more specifically a particular strategy or even investment, may substantially impact, potentially negatively, the return of CVC-PEF’s Investments as a whole. While it is anticipated that CVC-PEF will target investments in the CVC strategies described in this Registration Statement, there can be no assurances that CVC-PEF will have exposure to any particular CVC strategy or its investments, or conversely, that all such CVC strategies in which CVC-PEF may invest are identified herein. If CVC-PEF invests alongside other CVC Funds, a Unitholder may have exposure to Investments through more than one fund. CVC-PEF will be highly dependent upon the expertise and abilities of CVC and its personnel, who have investment discretion over CVC-PEF’s assets and deploy capital within the various CVC Funds in and alongside which CVC-PEF invests. The level of risk associated with CVC-PEF’s investments varies depending in part on the particular investment strategies utilized by CVC with respect to the other CVC Funds in and alongside which CVC-PEF invests. Each of the risks and conflicts set forth herein may or may not relate to any particular CVC Fund. Potential investors in CVC-PEF should carefully consider the risks associated with CVC-PEF’s investment strategy and those of the CVC Funds prior to investing.

The universe of investment opportunities CVC-PEF may seek to invest in is necessarily limited and Unitholders have no assurance as to the degree of diversification of CVC-PEF’s Investments, either by geographic region, asset type or sector. This can create risks as certain different types of investments may be better suited to perform well in certain economic climates or in other situations than others, and CVC-PEF will not necessarily have access to such investments. To the extent CVC-PEF concentrates Investments in a particular issuer, industry, security or geographic region, its Investments will become more susceptible to fluctuations in value resulting from adverse economic, political, regulatory and business conditions with respect thereto. CVC-PEF reserves the right to invest in fewer portfolio companies than it would ordinarily target and thus be less diversified. Investors should maintain a suitably diversified portfolio of investments and are encouraged to seek the advice of their financial advisors with a view to achieving the same. Furthermore, the aggregate returns of CVC-PEF may be substantially adversely affected by the unfavorable performance of any single Investment. Moreover, since all of CVC-PEF’s Investments cannot reasonably be expected to perform well or even return capital, for CVC-PEF to achieve above-average returns, one or a few of its Investments must perform very well. There can be no assurance that this will be the case. In circumstances where the General Partner and/or the Investment Adviser intend to refinance all or a portion of the capital invested in a transaction, there will be a risk that such refinancing may not be completed, which could lead to increased risk as a result of CVC-PEF having an unintended long-term Investment as to a portion of the amount invested and/or reduced diversification.

In addition, as CVC-PEF expects to allocate a significant majority of its assets in Investments which will be managed, operated and/or advised by the General Partner and Investment Adviser, CVC-PEF may be less diversified, and more subject to concentration risk and/or CVC-specific risk, than other funds. In particular, CVC-PEF will be susceptible to contagion such that events which negatively impact the General Partner, the Investment Adviser or another CVC Fund may adversely affect CVC-PEF on the basis that the General Partner, the Investment Adviser and/or other CVC Fund are part of CVC. This may particularly be the case where CVC or one or more of the CVC Funds in which CVC-PEF invests alongside with suffers an adverse reputational, regulatory or similar impact, which negatively affects the ability of the General Partner and the Investment Adviser to perform their roles in respect of CVC-PEF and/or cause investors redeem their Units where they otherwise would not have (and hence potentially limit CVC-PEF’s ability to implement its investment strategy).

Changes in interest rates may adversely affect the Fund and its Investments.

In response to a worldwide surge in inflation which began in mid-2021, several central banks across the globe, including the Federal Reserve System of the United States, the European Central Bank, and the Bank of England, have, and in the future may, raise their base rates of interest.

CVC-PEF’s Investments will expose it to interest rate risk, meaning that any further changes in prevailing market interest rates could negatively affect the value of such investments. In addition to inflationary pressures, factors that can affect market interest rates include, without limitation, deflation, slow or stagnant economic growth or recession, unemployment, money supply, governmental monetary policies, international disorders and instability in domestic and foreign financial markets. There could be significant unexpected movements in interest rates, which could have adverse effects on investments and the economy as a whole. In light of the foregoing, and more generally, CVC-PEF may periodically experience imbalances in the interest rate sensitivities of its assets and liabilities and the relationships of various interest rates to each other, which could adversely affect its performance. Furthermore, any further increases in market interest rates may reduce the attractiveness of CVC-PEF to prospective investors as this may increase the opportunity cost of investors investing in CVC-PEF and consequently could reduce CVC-PEF’s ability to make new or certain types of investments and implement capital expenditure.

More generally, CVC-PEF could periodically experience imbalances in the interest rate sensitivities of its assets and liabilities and the relationships of various interest rates to each other. In a changing interest rate environment, CVC may not be able to manage this risk effectively. If CVC is unable to manage interest rate risk effectively, CVC-PEF’s performance could be adversely affected. CVC-PEF is permitted to (but is not required to) seek to hedge any interest rate risk to its investments (e.g., through the use of caps and/or swaps); however, due to developments surrounding the regulation of over-the-counter (OTC) derivatives, CVC-PEF’s ability to hedge any interest rate risk could be limited.

CVC-PEF’s Investments and assets can be leveraged. As such, movements in the level of interest rates (and therefore the cost of funding CVC-PEF’s Investments) can affect the returns from these assets more significantly than other assets in some instances. The structure and nature of the debt encumbering an investment can therefore be an important element to consider in assessing the interest rate risk of the Investment. In particular, the type of facilities, maturity profile, rates being paid, fixed versus variable components and covenants in place (including the manner in which they affect returns to equity holders) are crucial factors in assessing any interest rate risk. Due to the nature of CVC-PEF’s Investments, the impact of interest rate fluctuations could be greater for CVC-PEF’s Investments than for the economy as a whole in the country in which the interest rate fluctuations occur.

Investments alongside co-investors will involve additional risks which may not be present in investments where a co-investor is not involved.

CVC-PEF may invest in Investments alongside Target Funds together with financial, strategic or other third-party co-investors. Investments alongside co-investors will involve additional risks which may not be present in investments where a co-investor is not involved, including the possibility that a co-investor or co-investors may have interests or objectives that are inconsistent with those of CVC-PEF or may be in a position to take actions contrary to CVC-PEF’s investment objectives or may have financial difficulties that negatively impact such investment. CVC-PEF may be required to bear a portion of the abort costs related to potential investments alongside Target Funds that are not consummated, even in situations where such financial, strategic or other third-party co-investors are not required to bear any or an equivalent portion of such abort costs. Abort costs will typically be allocated as between CVC-PEF and the relevant Target Fund(s) on a pro rata basis by reference to their expected participation in the relevant investment opportunity but may be allocated on a different basis where considered to be fair and equitable in the circumstances.

The Fund’s investment activities and financial performance may be adversely affected by general economic and market conditions beyond CVC’s control.

The success of CVC-PEF’s Investment activities will be affected by general economic and market conditions, as well as by changes in applicable laws, trade barriers, currency exchange controls, and national and international political and socioeconomic circumstances in respect of the countries in which CVC-PEF may invest.

The operation of CVC-PEF’s Investments may be affected by sovereign or political risk. Major disturbances such as wars, riots, strikes, blockades, acts of terrorism or outbreak of associated military or responsive action have the potential to adversely affect the costs or revenues of CVC-PEF’s Investments, which could have a material adverse effect on the earnings of CVC-PEF and its ability to make distributions. Additionally, a climate of uncertainty may reduce the availability of potential investment opportunities and increases the difficulty of modelling market conditions, reducing the accuracy of the financial projections.

Certain countries have in the past, and may in the future, experience religious, political and social instability that could adversely affect CVC-PEF’s direct or indirect investments in such countries. Such instability could result from, among other things, popular unrest in opposition to government policies that facilitate foreign investments or associated with demands for improved political, economic and social conditions. Certain countries may be in the initial stages of their industrial development and/or have a lower per capita gross national product or a low income economy as compared to the average among more developed economies. Markets for investments in such countries are not as developed and may be less liquid than markets in more developed countries and may also have higher concentrations of investors, issuers and financial intermediaries. Investments in companies domiciled in such developing countries, may be subject to potentially higher risks as compared to the average among investments in more developed countries.

General economic conditions, including interest rates, the availability of financing, the price of securities and participation of other investors in the financial markets may adversely affect the value and number of investments made by CVC-PEF. There can be no assurance that current regional or global market conditions may not deteriorate during the life of CVC-PEF, which could have a materially adverse effect on the assets of CVC-PEF. Actual or perceived trends in economic markets do not guarantee, predict or forecast future events, which may differ significantly from those implied by such trends. In addition, economic problems in a single country are increasingly affecting other markets and economies. A continuation of this trend could adversely affect regional and global economic conditions and world markets and, in turn, could adversely affect CVC-PEF’s performance. Any of the foregoing events could result in substantial or total losses to CVC-PEF, which losses will likely be exacerbated by the presence of leverage in a portfolio company’s capital structure.

Certain countries may face political, economic and/or social instability on account of various factors including authoritarian governments; uncertainty in the case of transitions of political power; military involvement in political decision-making; lack of transparency in the political process; disparate growth rates within the country and increasing rates of economic inequality; tensions with other countries in the region; public health issues; ethnic, racial and religious conflict; terrorism; and natural and man-made disasters. There can be no assurance that any such political, economic and/or social instability will not arise during the term of CVC-PEF or that such instability would not adversely affect the financial performance of CVC-PEF’s Investments.

There is a risk that counterparties may default on their contractual obligations to CVC-PEF or its Investments. Any such counterparty default would be likely to have an adverse effect on the value of the Investments and on the returns to investors.

National, regional and/or local governments of certain countries have exercised and continue to exercise substantial influence over many aspects of the private sector (which could affect market conditions and private sector companies, as well as prices and yields of CVC-PEF’s Investments). In some cases, governments own or control many companies, including some of the largest in their respective country. Accordingly, government actions in the future could have a significant effect on economic conditions in such countries, which could affect private sector companies and the return from investments. In addition, certain industries may be subject to significant government regulation, which may restrict CVC-PEF’s ability to effect operating improvements in portfolio companies in such industries. Exchange control regulations, expropriations, confiscatory taxation, nationalization, restrictions on foreign capital inflows, repatriations of investment income or capital, renunciation of foreign debt, political, economic or social instability, or other economic or political developments could adversely affect the assets of CVC-PEF held in a particular country, or make investments by CVC-PEF in certain countries inappropriate, resulting in investments by CVC-PEF being concentrated in a limited number of countries. Although some governments in such countries have been pursuing policies of economic liberalization and financial sector reform, there can be no assurance that such reform-oriented policies will continue in the event of a change in leadership in those countries, or that those policies will prove successful. The availability of attractive investment opportunities for CVC-PEF is expected to depend, at least in part, on governments in these countries continuing to liberalize their policies regarding foreign investment and, in some cases, to further encourage private sector initiatives. CVC-PEF and its portfolio companies may not be able to secure, or maintain, the requisite governmental approvals for their activities and products. Failure to obtain requisite governmental approvals, or loss of such approvals once obtained, could substantially harm CVC-PEF and its investments.

The withdrawal of the UK from the EU has resulted in some divergence between the laws and regulations applicable in the UK and the EU and will, over time, result in increased compliance and regulatory burden of the Fund.

The withdrawal of the UK from the EU has resulted in some divergence between the laws and regulations applicable in the UK and the EU. This divergence is expected to increase over time and will, as such, increase the compliance and regulatory burden of CVC-PEF as CVC will need to consider both systems to ensure compliance.

Although the arrangements between the UK and EU following the UK’s withdrawal provide for zero tariffs and zero quotas on all goods that comply with the appropriate rules of origin (subject to both parties maintaining a level playing field in areas such as environmental protection, social and labor rights, investment, competition, state aid, and tax transparency), market access for those firms that conduct cross-border trade in goods will fall below what the single market previously allowed. Non-tariff barriers, customs declarations, customs checks, restrictions on movements of employees, withdrawal of recognition of previously recognized professional qualifications, changes in the status of the UK vis-à-vis the EU for tax and VAT purposes, and other sources of friction have the potential to impair the profitability of a business, require it to adapt, or even relocate to operate through an establishment in the EU. Understanding and adapting to these new arrangements may result in increased operational and compliance burdens for CVC-PEF. In addition, there may be an adverse effect on CVC-PEF, the performance of its investments and its ability to fulfil its investment objectives (especially if its investments include, or expose it to, businesses that have historically relied on access to the single market for their custom or that have historically relied on sourcing goods, materials or labor from the single market).

The Fund’s Investments will be highly illiquid and there can be no assurance that the Fund will be able to realize such Investments in a timely manner.

Most of CVC-PEF’s Investments will be highly illiquid and there can be no assurance that CVC-PEF will be able to realize such Investments in a timely manner. Although Investments by CVC-PEF may generate some current income, the return of capital and the realization of gains, if any, from an Investment generally will occur only upon the partial or complete disposition or refinancing of such Investment. While an Investment may be sold at any time, it is not generally expected that this will occur for a number of years after the Investment is made. It is unlikely that there will be a public market for the Investments held by CVC-PEF at the time of their acquisition. In addition, in some cases CVC-PEF may be prohibited by contract or legal or regulatory reasons from selling certain Investments for a period of time, which may mean that it will be unable to take advantage of favorable market prices.

The Fund may incur contingent liabilities for inaccurate disclosures made in connection with disposition of an Investment.

In connection with the disposition of an Investment, CVC-PEF may be required to make representations about the business, financial affairs and other aspects of such Investment, such as environmental matters, property conditions, tax liabilities, insurance coverage and litigation, as applicable, or may be responsible for the contents of disclosure documents under applicable securities laws. CVC-PEF may also be required to indemnify the purchasers of such Investment or underwriters to the extent that any such representatives or disclosure documents turn out to be incorrect, inaccurate or misleading or for losses related to the inaccuracy of any representations and warranties and other agreed upon liabilities. These arrangements may result in the incurrence of contingent liabilities for which reserves or escrow accounts may be established.

Investments in unlisted companies are intrinsically riskier than in listed companies.

Investments in unlisted companies are intrinsically riskier than in listed companies as the unlisted companies may be smaller, more vulnerable to changes in markets and technology and dependent on the skills and commitment of a small management team. In addition, investments in unlisted companies can be difficult to realize. At the termination of an Investment, such investment may be distributed in specie so that investors may then become minority shareholders in a number of unquoted companies and be unable to protect their interests effectively or realize their shares at market value, or at all.

There can be no assurance that any amounts advanced by the Fund to local intermediaries will be repaid or that the Fund would have any recourse in the event of default.

Certain of CVC-PEF’s transactions may be undertaken through local brokers, banks or other organizations in the markets where CVC-PEF may invest and CVC-PEF will be subject to the risk of default, insolvency or fraud of such organizations, which in certain countries will likely be a higher risk than in more developed countries with more sophisticated regulatory systems. There can be no assurance that any amounts advanced to such persons will be repaid or that CVC-PEF would have any recourse in the event of default. The collection, transfer and deposit of investments all expose CVC-PEF to a variety of risks, including theft, loss and destruction.

The financial performance of the Fund and its Investments may be affected from time to time by litigation.

Financial performance of investments in which CVC-PEF has invested may be affected from time to time by litigation such as contractual claims, occupational health and safety claims, public liability claims, environmental claims, industrial disputes, tenure disputes and legal action from special interest groups. Such litigation could materially reduce the value of CVC-PEF’s Investments. The performance of CVC-PEF may also be affected in the event that litigation is commenced against one or more CVC Entities, which litigation may restrict such CVC Entities from performing their functions and duties in relation to CVC-PEF.

Investments in early stage companies may involve greater risks than generally are associated with investments in more established companies

CVC-PEF may invest a portion of their assets in the securities of less established companies or early stage companies. Investments in such early stage companies may involve greater risks than generally are associated with investments in more established companies due to their limited product lines, markets or financial resources, or their susceptibility to major setbacks or downturns. To the extent there is any public market for the securities held by CVC-PEF, such securities may be subject to more abrupt and erratic market price movements than those of larger, more established companies.

High growth companies may face intense competition, including competition from companies with greater financial resources, more extensive development, manufacturing, marketing and service capabilities, and a larger number of qualified managerial and technical personnel. Less established companies tend to have lower capitalizations and fewer resources and, therefore, often are more vulnerable to financial failure. Such companies also may have shorter operating histories on which to judge future performance and in many cases, if operating, will have negative cash flow. In addition, future growth may be dependent on additional financing, which may not be available on acceptable terms when required. Start-up enterprises may not have significant or any operating revenues, and any such investment should be considered highly speculative and may result in the loss of CVC-PEF’s entire investment therein. There can be no assurance that any such losses will be offset by gains (if any) realized on CVC-PEF’s other investments. In addition, less mature companies could be deemed to be more susceptible to irregular accounting or other fraudulent practices. In the event of fraud by any company in which CVC-PEF may invest, CVC-PEF may suffer a partial or total loss of capital invested in that company. There can be no assurance that any such losses will be offset by gains (if any) realized on other Investments.

Investments in publicly held companies may subject the Fund to risks that differ in type or degree from those involved with investments in privately held companies.

CVC-PEF’s Investment portfolio may contain securities issued by publicly held companies. Such investments may subject CVC-PEF to risks that differ in type or degree from those involved with investments in privately held companies. Such risks include, without limitation, greater volatility in the valuation of such companies, increased obligations to disclose information regarding such companies, limitations on the ability of CVC-PEF to dispose of such securities at certain times, increased likelihood of shareholder litigation against such companies’ board members, including CVC’s investment professionals and increased costs associated with each of the aforementioned risks. In addition, when investing in public securities, CVC-PEF may be unable to obtain financial covenants or other contractual rights, including management rights that it might otherwise be able to obtain in making privately negotiated investments. Moreover, CVC-PEF may not have the same access to information in connection with investments in public securities, either when investigating a potential investment or after making an investment, as compared to privately negotiated investments.

Further, securities markets in certain countries in which CVC-PEF may invest have a limited operating history, be fragmented, smaller, less liquid and more volatile than the securities markets of the United States and certain developed countries. Securities markets in the countries in which CVC-PEF may invest have in the past experienced substantial price volatility which could have an adverse impact on the value of CVC-PEF’s Investments. Periods of economic and political uncertainty may result in further volatility in the value of CVC-PEF’s Investments. As a result, there may be greater volatility than the volatility that could be expected by investors in comparable securities traded in U.S. or European securities markets. Although such volatility may create attractive investment opportunities for CVC-PEF, it may also increase the risks associated with the acquisition and disposition of investments. A high proportion of the shares of many companies in the region may be held by a limited number of persons. A limited number of issuers in the securities markets in the region may represent a disproportionately large percentage of market capitalization and trading value. In addition, there is also a varying degree of government regulation of securities and financial markets and of financial institutions in the countries in which CVC-PEF may invest. There may also be less regulation and monitoring of securities markets, the activities of investors, brokers and other participants in those countries than in the United States or Europe. Accordingly, issuers of securities in certain countries may not be subject to the same degree of regulation as are U.S. issuers with respect to such matters as insider trading rules, tender offer regulation, stockholder proxy requirements and the requirements mandating timely disclosure of information. Stock markets in certain countries are undergoing a process of change and further development. In some countries, regulations under which foreign investors, such as CVC-PEF, may invest directly in domestically listed securities are new and evolving. This may lead to trading volatility, difficulty in the settlement and recording of transactions and difficulty in interpreting and applying the relevant regulations. There can be no assurance that regulations promulgated in the future will not adversely affect CVC-PEF or that any regulations facilitating such investments will be continued or adopted in the future.

The Fund may invest in state-owned enterprises that have been or will be transferred from government to private ownership and is impossible to predict whether any further privatizations will take place or what the effects of such privatizations may be.

CVC-PEF may invest in state-owned enterprises that have been or will be transferred from government to private ownership. It is impossible to predict whether any further privatizations will take place or what the effects of such privatizations may be. There can be no assurance that any privatizations will be undertaken or, if undertaken, that such plans will be successfully completed. There can also be no assurance that, if a privatization is undertaken on a private placement basis, CVC-PEF will have the opportunity to participate in the investing consortium. Investors should be aware that changes in governments or economic factors could result in a change in a country’s policies on privatization. Should these policies change in the future, it is possible that governments may determine to return projects and companies to state ownership. In such a situation, the level of compensation that would be provided to the owners of the private companies concerned cannot be accurately predicted but could be substantially less than the amount invested in such companies.

The Fund may deploy capital in emerging markets countries which may involve additional risks and considerations not typically associated with investing in more established markets and may adversely affect the Investments of the Fund.

A portion of CVC-PEF’s capital may be deployed in emerging market countries, which may heighten the risks described above as emerging markets tend to be more prone to various risks as compared to developed countries. Risks associated with the following are particularly material in emerging markets: political affairs, corporate governance, judicial independence, political corruption, exchange controls, and changes in rules and regulations and interpretation of them. Accordingly, emerging markets are more volatile and the costs and risks associated with investments in them are generally higher than for investments in other countries. The legal systems of some emerging markets countries may lack transparency or could limit the protections available to foreign investors, and CVC-PEF’s Investments may be subject to nationalization and confiscation without fair compensation. While CVC intends, where deemed appropriate, to manage CVC-PEF in a manner that will minimize exposure to the foregoing risks, there can be no assurance that adverse developments with respect to such risks will not adversely affect the Investments of CVC-PEF that are in or subject to the laws of those countries.

Global trade disruption, introductions of trade barriers and trade frictions may adversely affect the Fund and/or one or more of the Fund’s Investments, access to capital or leverage or key markets, or its overall performance.

The economies of certain countries are export-driven and may be affected by developments in the economies of their main trading partners, such as the United States, Europe, China and Japan, as applicable. Consequently, countries in the region may be adversely impacted by economic and political developments in other parts of the world, particularly in the case of significant contractions and weakening in demand in primary export markets or enactment of trade barriers by key trading partners. There are rising political tensions within the region and globally, leaders in the United States and several European nations have risen to power on protectionist economic policies, and there are growing doubts about the future of global free trade. There can be no certainty that economies in the region may not be impacted by future shocks to the global economy. Global trade disruption, significant introductions of trade barriers and bilateral trade frictions, together with any future downturns in the global economy resulting therefrom, could adversely affect the financial performance of CVC-PEF and its investments. In particular, trade disputes between the U.S. and China could have additional significant impacts on the industries in which CVC-PEF participates and other adverse impacts on CVC-PEF’s Investments. In addition, trade disputes may develop between other countries, which may have similar or more pronounced risks and consequences for CVC-PEF or its Investments.

While CVC expects that the current environment will yield attractive investment opportunities for CVC-PEF, there can be no assurances that conditions globally will not worsen and/or adversely affect one or more of CVC-PEF’s Investments, access to capital or leverage or key markets, or its overall performance. CVC-PEF’s Investment strategy and the availability of opportunities satisfying its risk-adjusted return parameters relies in part on the continuation of certain trends and conditions observed in the financial markets and in some cases the improvement of such conditions. Trends and historical events do not imply, forecast or predict future events and, in any event, past performance is not necessarily indicative of future results. There can be no assurance that the assumptions made or the beliefs and expectations currently held by CVC-PEF will prove correct and actual events and circumstances may vary significantly.

Any increase in regional political tensions may have a material adverse effect on the economies of the countries in which the Fund may invest.

There has been increased uncertainty with respect to the future of North Korea’s political leadership under Kim Jong-un. In recent years, there have also been heightened security concerns stemming from North Korea’s nuclear weapons and long-range missile programs. While North Korea’s Kim Jong-un from time to time appears to enter into constructive dialogue with other world leaders, there can be no assurance that the level of tension on the Korean peninsula and within the region will not escalate in the future. Any further increase in tension could have a material adverse effect on the economies of certain countries in Northeast Asia, including, without limitation, those of South Korea and Japan. In addition, there are existing territorial disputes between China and a number of its neighboring countries over ownership of certain islands, atolls and “maritime features” in the South China Sea. Escalation of territorial disputes could adversely impact the security and stability of the region. Any further increase in tension could have a material adverse effect on the economies of the countries in which CVC-PEF may invest.

A slowing of China’s GDP growth rate could have a systematic impact on the global economy which may have a material negative impact on the ability of the Fund to source and execute new investment opportunities and may cause impairment or losses in its investments.

China is the world’s largest economy (measured on a purchasing power parity basis), the world’s second largest economy (measured on a nominal GDP basis), and the largest trading partner for many countries in the Asia-Pacific. The Chinese government has in recent years implemented a number of measures to control financial risks which may adversely affect the rate of economic growth, including by raising interest rates and adjusting deposit reserve ratios for commercial banks, and through other measures designed to tighten credit and liquidity. While the Chinese economy has shown signs of improvement, a slowing of China’s GDP growth rate could have a systemic impact on the global economy, including throughout the Asia-Pacific, causing a credit contraction in China, a slowdown in growth in its trading partners and rising unemployment and consumer and corporate defaults in China and elsewhere in the Asia-Pacific. A reduction, or even contraction in China’s GDP growth, could have spill over effects in many Asia-Pacific countries. These spill over effects may have a material negative impact on the ability of CVC-PEF to source and execute new investment opportunities and may cause impairment or losses in its investments.

The Chinese economy differs from the economies of most developed countries in many respects, including the extent of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures since the late 1970s emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the Chinese government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth by allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. In the past, certain measures, including interest rate increases and certain economic reforms, may have had the effect of slowing down economic growth in China.

Investments in China involve unique risks that may have adverse impacts on the Fund and its Investments that are currently hard to predict and quantify.

The People’s Republic of China is dominated by the one-party rule of the Communist Party. Investments in China involve the risk of greater control over the economy, political and legal uncertainties and currency fluctuations or blockage, the risk that the Chinese government may decide not to continue to support the economic reform programs implemented in 1978 and possibly return to the completely centrally planned economy that existed prior to 1978, and the risk of nationalization or expropriation of assets. The Chinese securities markets are emerging markets characterized by a relatively small number of equity issues and relatively low trading volume, resulting in substantially less liquidity and greater price volatility. The securities markets in Hong Kong, by comparison, are relatively well developed and active. China, since 1999, is in control of Hong Kong and may at any time make significant changes or take control of the Hong Kong markets and exchanges. The Chinese government exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

Furthermore, there is a possibility that the tensions result in armed conflict, which could have a significant impact on the industries in which CVC-PEF participates and other adverse impacts on CVC-PEF and its portfolio investments that are currently hard to predict and quantify.

The Chinese government has continued to increase its control over the historically autonomous administrative region of Hong Kong. In June 2019, protests began in connection with an amendment to Hong Kong’s extradition law and continued with increased size and intensity through the end of 2019 and into 2020. These protests resulted in disruptions to businesses in major business and tourist areas of Hong Kong and pushed Hong Kong’s economy into a recession for the first time since the global financial crisis in 2008. On June 30, 2020, the National People’s Congress of China passed a national security law (the “National Security Law”), which criminalizes certain offenses including secession, subversion of the Chinese government, terrorism and collusion with foreign entities. The National Security Law also applies to non-permanent residents. Although the extra-territorial reach of the National Security Law remains unclear, there is a risk that the application of the National Security Law to conduct outside Hong Kong by non-permanent residents of Hong Kong could limit the activities of or negatively affect CVC, CVC-PEF and its portfolio companies.

The National Security Law has been condemned by the United States, the UK and several EU countries. On July 14, 2020, the Hong Kong Autonomy Act was signed into law, which introduces sanctions on foreign persons who have “materially contributed” to the Chinese government’s recent actions in Hong Kong as well as on certain foreign financial institutions. Simultaneously, an executive order was issued declaring a national emergency with respect to the threat posed by the Chinese government’s actions in Hong Kong, formally suspending or eliminating any differential treatment of Hong Kong under U.S. law, including export control law, and authorizing sanctions on persons determined to be engaged in a broad array of anti-democratic or repressive activity. The United States has also imposed sanctions on senior Chinese officials and certain employees of Chinese technology companies that it believes have contributed to the Chinese government’s activities in Hong Kong, adding a number of new Chinese companies to the Department of Commerce’s Entity List. In mid-July 2020, the UK also suspended its extradition treaty with Hong Kong and extended its arms embargo on China to Hong Kong. Escalation of tensions resulting from the National Security Law and the response of the international community, including conflict between China and other countries like the United States and UK, protests and other government measures, as well as other economic, social or political unrest in the future, could adversely impact the security and stability of the region and may have a material adverse effect on countries in which CVC, CVC-PEF or any of their respective personnel or assets are located. The introduction of retaliatory measures by governments, including any possible response by the Chinese government, could result in a deterioration in bilateral relationships and raise questions about Hong Kong’s future as an international financial center. In addition, any downturn in Hong Kong’s economy could adversely affect the financial performance of CVC-PEF, or could have a significant impact on the industries in which CVC-PEF participates, and could adversely affect the operations of CVC, CVC-PEF and its portfolio companies, including the retention of investment professionals located in Hong Kong.

In addition to the National Security Law, there have been a series of other developments related to the political, regulatory and legal environment, including the disqualification of pro-democracy election candidates and overhaul of the Hong Kong electoral system, the expulsion of opposition members from the Hong Kong legislature without trial, the implementation of national security education in schools, and the passing of an immigration bill which potentially grants authorities unfettered authority to ban persons from entering and leaving Hong Kong. These developments could potentially threaten Hong Kong’s global standing as an international financial and business hub.

Terrorist activities occurring at or near significant strategic assets of the Fund’s Investments may result in losses far in excess of available insurance coverage. The Fund may not be able to obtain insurance coverage and other endorsements at commercially reasonable prices or at all.

Terrorist attacks (including cyber sabotage or similar attacks) in major global cities, and any military or other response by governments could materially and adversely affect international financial markets and local economies alike. Any terrorist attacks, including biological or chemical warfare or cyber sabotage or similar attacks, that occur at or near significant strategic assets of CVC-PEF’s Investments having a national or regional profile would likely cause significant harm to employees, property and, potentially, the surrounding community, and may result in losses far in excess of available insurance coverage. As a result of terrorism concerns, insurers have significantly reduced the amount of insurance coverage available for liability to persons other than employees for claims resulting from acts of terrorism, war or similar events. As a result of a terrorist attack or terrorist activities in general, CVC-PEF may not be able to obtain insurance coverage and other endorsements at commercially reasonable prices or at all. Recourse to CVC-PEF’s service providers and other counterparties in the event of losses may be limited, and such losses may be borne by CVC-PEF.

Existing and/or future geopolitical, trade and/or other disputes that develop between countries may adversely impact the Investments or the Fund more generally.

On February 24, 2022, Russian troops began a full-scale invasion of Ukraine and, as of the date of this Registration Statement, although there are ongoing discussions between political leaders of the United States, Russia and Ukraine to end the war, the countries remain in active armed conflict. Around the same time, the United States, the United Kingdom, the European Union, and several other nations announced a broad array of new or expanded sanctions, export controls, and other measures against Russia, Russia-backed separatist regions in Ukraine, and certain banks, companies, government officials, and other individuals in Russia and Belarus, as well as a number of Russian oligarchs. Additional sanctions, export controls, and other measures continue to be adopted as the conflict continues. Russia’s invasion of Ukraine, the resulting displacement of persons both within Ukraine and to neighboring countries and the increasing international sanctions could have a negative impact on the economy and business activity globally (including in the countries in which CVC-PEF may invest), and therefore could adversely affect the performance of the Investments. Furthermore, given the ongoing nature of the conflict between the two nations and its ongoing escalation, it is difficult to predict the conflict’s ultimate impact on global economic and market conditions, and, as a result, the situation presents material uncertainty and risk with respect to CVC-PEF and the performance of its Investments and operations, and the ability of CVC-PEF to achieve its investment objectives. Furthermore, if after subscribing to CVC-PEF, an investor is included on a list of prohibited entities and individuals maintained by a relevant regulatory and/or government entity including the Office of Foreign Assets Control or under similar EU and UK regulations, or is operationally based or domiciled in a country or territory in relation to which current sanctions have been issued by the U.S., United Nations, EU or the UK, CVC-PEF may be required to compulsorily redeem such investor’s Units in CVC-PEF or freeze any dealings in relation to the investor’s Units or the accounts of the investor (e.g., by prohibiting payments by or to the investor or restricting or suspending dealings with the accounts) or freeze the assets of CVC-PEF until such sanctions are lifted or a license is sought under applicable law to continue dealings. For the avoidance of doubt, CVC has the sole discretion to determine the remedy if an investor becomes subject to applicable sanctions restrictions and is under no obligation to seek a license to continue dealing with such investor. Sanctions imposed on Russia and certain Ukrainian territories in response to the crisis in Ukraine are complex, frequently changing, and increasing in number, and they may impose additional prohibitions or compliance obligations on CVC and/or CVC-PEF. Although CVC expends significant effort to comply with the sanctions regimes in the countries where it operates, one of these rules could be violated by CVC-PEF’s activities or investors, which would adversely affect CVC-PEF.

Furthermore, following the attack by Hamas on October 7, 2023, Israel and Hamas have been engaged in military conflict. Though a ceasefire commenced on January 19, 2025, Israel and Hamas remain in conflict and rapidly evolving measures in response thereto have had a negative impact on the economy and business activity globally (including in countries in which CVC-PEF may invest). Further, the future course of the conflict (including the extent to which any ceasefire continues to be in force) and its future impact on global economic and market conditions (including, for example, oil prices) are impossible to predict, and, as a result, present material uncertainty and risk with respect to CVC-PEF and the performance of its Investments and operations, and the ability of CVC-PEF to achieve its investment objectives. For example, armed conflict may resume, expand and ultimately more actively involve the U.S., Lebanon (and/or Hezbollah), Syria, Iran and/or other countries or terrorist organizations, any of which may exacerbate the risks described above. The conflict and continuing uncertainty could adversely affect the performance of CVC-PEF and Investments. This may particularly be the case to the extent that any portfolio company, service providers, vendor or other counterparties of CVC-PEF have material operations or assets in the Middle East, or the immediate surrounding areas.

On June 13, 2025, Israel launched attacks on key military and nuclear facilities in Iran that has resulted in an ongoing military conflict between the two countries. Although there is currently a cease-fire, it is possible the armed conflict will resume, expand and ultimately more actively involve the United States, Lebanon (and/or Hezbollah), Syria and/or other countries or terrorist organizations, any of which will exacerbate the risks described above.

More generally, the rapid and uncertain development of the current conflicts, and the varying involvement of the U.S., the UK, the EU and other countries presents material uncertainty and risk with respect to the impact on global economic and market conditions and therefore to CVC-PEF and the performance of Investments or operations, and the ability of CVC-PEF to achieve its investment objectives. Additionally, to the extent that any third parties, investors, or related customer bases have material operations or assets in the affected regions, the ongoing conflict may present actual risks and result in adverse consequences with respect to their dealings and/or obligations with respect to CVC-PEF and/or any Investments. The global response and repercussions arising out of both conflicts is ever-changing and the ramifications on markets, business activity and the global economy more generally are not yet capable of being fully identified or understood.

Furthermore, geopolitical relations between governments may have significant macroeconomic effects on the global economy (including, but not limited to, currency fluctuations and/or other adverse effects on international markets, international trade agreements and/or other existing cross-border cooperation arrangements (whether economic, tax, fiscal, legal, regulatory or otherwise)). To the extent that existing and/or future geopolitical, trade and/or other disputes develop between countries, there could be additional significant impacts on the industries and sectors in which CVC-PEF seeks to make investments, the jurisdiction of Investments and other adverse impacts on Investments or CVC-PEF more generally.

Global trade disruption, introductions of trade barriers and trade frictions may adversely affect the financial performance of the Fund and its investments.

In recent years, political leaders in the U.S. and certain European nations have been elected on protectionist platforms, fueling doubts about the future of global free trade. For example, the U.S. government has indicated its intent to alter its approach to international trade policy and in some cases to renegotiate, or potentially terminate, certain existing bilateral or multi-lateral trade agreements and treaties with non-U.S. countries. In addition, the U.S. government has recently imposed tariffs on certain non-U.S. goods, including steel and aluminum, and has indicated a willingness to impose tariffs on imports of other products. Some non-U.S. governments, including China, have instituted retaliatory tariffs on certain U.S. goods and have indicated a willingness to impose additional tariffs on U.S. products. Governments of other countries have introduced, or may in the future introduce, protectionist and other similar trade policies that could adversely affect free trade.

In particular, there have been a number of recent developments and events that have increased tensions between the U.S. and China, including in respect of trade policies, technology transfers, human rights, the status of Taiwan, sanctions and countersanctions and the handling of the COVID-19 outbreak. In April 2018, the U.S. government began imposing tariffs on Chinese imports. China, in turn, retaliated with its own tariffs on U.S. imports. The Biden administration has maintained the tariffs on Chinese goods and most of the sanctions that were implemented during the Trump administration, and the relationship between the countries remains complex. As time goes on, it can be expected that the U.S. and/or China may threaten, and possibly implement, additional tariffs on goods and services from each country. Although the U.S. and China have agreed to a partial trade deal with respect to their ongoing trade dispute, there are still ongoing trade disputes, which have already had, and if they remain unresolved, could lead to additional adverse economic effects on global markets, and may negatively affect portfolio companies. In addition, a continued trade dispute between the U.S. and China would be an ongoing source of instability, potentially resulting in significant currency fluctuations and/or have other adverse effects on international markets, international trade agreements and/or other existing cross-border cooperation arrangements (whether economic, tax, fiscal, legal, regulatory or otherwise), which could present similar and/or additional potential risks and consequences for CVC-PEF and its Investments. While this dispute (including the recent trans-Pacific dispute relating to TikTok and WeChat) has already had negative economic consequences on the U.S. markets, to the extent that this trade dispute escalates into a “trade war” between the U.S. and China, there could be additional significant impacts on the industries in which CVC-PEF participates and other adverse impacts on CVC-PEF and its Investments. In addition, trade disputes may develop between other countries, which may have similar or more pronounced risks and consequences for CVC-PEF and its Investments. Global trade disruption, significant introductions of trade barriers and bilateral trade frictions, together with any future downturns in the global economy resulting therefrom, could adversely affect the financial performance of CVC-PEF and its Investments.

Recent developments in the United States and certain European nations have fueled doubts about the future of global free trade. The U.S. administration under President Donald Trump has advocated greater restrictions on trade generally and significant increases on tariffs on certain goods imported into the United States, particularly from China, Canada and Mexico. The imposition of new tariffs could significantly affect the U.S. and broader global economy. Specifically, these new tariffs could further inflation through increased prices of gas, food, and other consumer items. The U.S. government has also imposed tariffs on certain foreign goods, including steel and aluminum, in recent years and has indicated a willingness to maintain those tariffs and impose new tariffs on imports of other products. Other foreign governments, in addition to China, have instituted retaliatory tariffs on certain U.S. goods and have indicated a willingness to impose additional tariffs on U.S. products. The U.S. government has indicated its intent to alter its approach to international trade policy and in some cases to renegotiate, or potentially terminate, certain existing bilateral or multi-lateral trade agreements and treaties with foreign countries and has made proposals and taken actions related thereto.

In addition, on June 3, 2021, President Biden issued Executive Order 14032, entitled “Addressing the Threat from Securities Investments that Finance Certain Companies of the People’s Republic of China”. This order prohibits the purchase or sale by U.S. persons of any publicly traded securities, or any publicly traded securities that are derivative of such securities or are designed to provide investment exposure to such securities, of identified Chinese companies that are deemed to be part of the “Chinese Military-Industrial Complex.” Further restrictions prohibiting these identified companies and, in some cases, their controlled affiliates or subsidiaries, from contracting with the U.S. Departments of Defense and Homeland Security are set to go into effect throughout 2026 and 2027.

Global trade disruption, significant introductions of trade barriers and bilateral trade frictions, together with any future downturns in the global economy resulting therefrom, could adversely affect the financial performance of CVC-PEF and its Investments. However, while certain countries may agree to trade deals to address disputes with other countries, certain trade disputes may remain unresolved, which can be an ongoing source of instability, potentially resulting in significant currency fluctuations and/or have other adverse effects on international markets, international trade agreements and/or other existing cross-border cooperation arrangements (whether economic, tax, fiscal, legal, regulatory or otherwise). Certain trade disputes have had negative economic consequences on U.S. and China markets and could present additional potential risks and consequences for CVC-PEF and its Investments in the future. Notably, as of July 2024, the U.S. Secretary of Commerce has designated China, including Hong Kong Special Administrative Region and Macau Special Administrative Region, as one of the foreign adversaries. If a trade-related dispute between the United States and China persists, such dispute could escalate into a “trade war” between the United States and China, which could lead to additional significant impacts on the industries in which CVC-PEF participates, the jurisdiction of Investments and other adverse impacts on Investments.

Beginning April 2025, the Trump administration has announced a universal baseline tariff on all imports and the additional, so-called “reciprocal” tariffs for key trading partners that contribute to large, persistent US trade deficits. Following this news, the S&P saw its worst week since 2020. There remains uncertainty as to the further actions that will be taken under the Trump administration with respect to U.S. trade policy and the reactions of its trading partners. An intensifying trade war could create uncertainties and undermine growth for countries globally, some of which are the major net exporters into the U.S. In addition, while CVC and CVC-PEF intend to comply with applicable laws, rapid changes in laws and/or uncertain interpretation and implementation thereof, could affect CVC-PEF’s capacity to comply. New trade policy could also create a legal burden for and negatively impact CVC-PEF and its Investments, including by increasing costs and requiring CVC-PEF to exit certain Investments. Further governmental actions related to the imposition of tariffs or other trade barriers or changes to international trade agreements or policies could further increase costs, decrease margins, reduce the competitiveness of products and services offered by current and future portfolio companies and adversely affect the revenues and profitability of companies whose businesses rely on the importing of goods into, and the exporting of goods out of, the United States.

The Trump administration has further signaled its intention to implement significant changes to the size of the federal government and to various other government policies. The potential downsizing of the federal government workforce and shutting down or defunding of certain government agencies (or offices thereof), including of federal agencies tasked with protecting investors, along with the changes in U.S. trade policy discussed above, could introduce market instability, reduce investor confidence, and weaken investor protection. For example, substantial reductions in government spending and personnel could negatively affect certain of CVC-PEF’s portfolio companies that rely on or benefit from government subsidies or contracts, destabilize the U.S. government contracting market, impede portfolio companies’ ability to implement their business plans, and impede CVC’s and CVC-PEF’s ability to achieve expected returns. Moreover, the Trump administration’s signaled changes to government policy with respect to tax, immigration, labor, infrastructure, energy, education, business regulations (including U.S. anti-corruption policies), international relations, and international economic development could create uncertainty and volatility for CVC-PEF and its portfolio companies. In light of these developments, there can be no assurances that political and regulatory conditions will not worsen and/or adversely affect CVC-PEF, its portfolio companies, or their respective financial performance.

Financial markets can experience uncertainty, volatility and instability, potentially for protracted periods of time. There can be no assurances that conditions in the global financial markets will not worsen and/or adversely affect the Fund and/or one or more of its Investments.

Turmoil such as that recently experienced by the U.S. and global financial markets as a result of the tariff war and COVID-19 pandemic, and such as that which markets endured during the global financial crisis of 2008, illustrates the risk that the financial markets can experience uncertainty, volatility and instability, potentially for protracted periods of time. Lending and the global credit markets continue to experience substantial volatility, disruption, liquidity shortages and to some extent financial instability. Global financial markets have experienced considerable and prolonged declines in the valuations of equity and debt securities and periodic acute contraction in the availability of credit. There can be no assurances that conditions in the global financial markets will not worsen and/or adversely affect one or more of CVC-PEF’s Investments (including with respect to performing under or refinancing their existing obligations), its access to capital or leverage, its ability to effectively deploy its capital or realize investments on favorable terms or its overall performance. Other risk factors in this Registration Statement include important considerations regarding global economic conditions. The success of CVC-PEF’s activities will be affected by the continued economic volatility as well as general economic and market conditions, such as interest rates, availability of credit, credit defaults, inflation rates, economic uncertainty, changes in applicable laws and regulations (including laws relating to taxation of CVC-PEF’s Investments), trade barriers, consumer spending patterns, currency exchange controls, continued technology disruption, tax reform or other significant policy changes as well as national and international political, environmental and socioeconomic circumstances (including wars, terrorist acts, security operations or public health considerations).

CVC-PEF’s Investment strategy and the availability of opportunities satisfying CVC-PEF’s risk-adjusted return parameters rely in part on the continuation of certain trends and conditions observed in the financial markets and in some cases the improvement of such conditions. Trends and historical events do not imply, forecast or predict future events and, in any event, past performance is not necessarily indicative of future results. There can be no assurance that the assumptions made or the beliefs and expectations currently held by CVC will prove correct and actual events and circumstances may vary significantly.

Recent volatility in the global financial markets and political systems of certain countries may have adverse spill-over effects into the global financial markets generally and the U.S. in particular. Moreover, a recession, slowdown and/or sustained downturn in the global economies (or any particular segment thereof) or weakening of credit markets will adversely affect CVC-PEF’s profitability, impede the ability of CVC-PEF’s Investments to perform under or refinance their existing obligations, and impair CVC-PEF’s ability to effectively exit investments on favorable terms. Any of the foregoing events could result in substantial or total losses to CVC-PEF in respect of certain investments, which losses will likely be exacerbated by the presence of leverage in a particular investment’s capital structure. CVC itself could also be affected by difficult conditions in the capital markets and any overall weakening of the financial services industry in particular or of the U.S. and/or global economies generally.

The Fund’s returns may be adversely impacted by continued and more wide-spread inflation and rapid fluctuations in inflation rates.

Inflation and rapid fluctuations in inflation rates have had in the past, and may in the future have, negative effects on economies and financial markets, particularly in emerging economies. For example, if a portfolio company is unable to increase its revenue in times of higher inflation, its profitability may be adversely affected. Portfolio companies may have revenues linked to some extent to inflation, including, without limitation, by government regulations and contractual arrangement. As inflation rises, a portfolio company may earn more revenue but incur higher expenses. As inflation declines, a portfolio company may not be able to reduce expenses commensurate with any resulting reduction in revenue. Furthermore, wages and prices of inputs increase during periods of inflation, which can negatively impact returns on investments. In an attempt to stabilize inflation, certain countries may impose wage and price controls or otherwise intervene in the economy. Governmental efforts to curb inflation often have negative effects on the level of economic activity. Some countries have historically experienced substantial rates of inflation. Inflation and rapid fluctuations in inflation rates have had, and may continue to have, negative effects on the economies and securities markets of certain emerging economies. In an attempt to stabilize inflation, certain countries have imposed wage and price controls at times. Past governmental efforts to curb inflation have also involved more drastic economic measures that have had a materially adverse effect on the level of economic activity in the countries where such measures were employed. Further, certain countries, including the U.S., have recently seen increased levels of inflation and there can be no assurance that continued and more wide-spread inflation will not become a serious problem in the future and have an adverse impact on CVC-PEF’s returns.

Public health emergencies may materially and adversely affect the Fund’s ability to implement its investment strategy or achieve its investment objectives and could result in significant losses to the Fund.

A pandemic, epidemic or other public health crisis, or the threat thereof, may occur from time to time, which could adversely impact CVC-PEF and its portfolio companies. Many countries have experienced outbreaks of infectious illnesses in recent decades, including swine flu, avian influenza, Ebola, SARS and COVID-19. Such outbreaks of infectious illnesses have resulted and, along with any other future outbreaks of infectious illnesses, may result in numerous deaths and the imposition of both local and more widespread quarantine and other measures and restrictions, border closures and other travel restrictions, causing social unrest and commercial disruption on a global scale. Such outbreaks of infectious illnesses (including, for example, COVID-19) have had and may in the future have a material adverse impact on local economies in affected jurisdictions and also on the global economy (including on cross-border commercial activity and market sentiment).

CVC-PEF and its portfolio companies’ operational and financial performance could be adversely impacted by pandemics, epidemics or other public health crises, including through the reinstatement of any quarantine measures, business closures and suspensions, travel restrictions and health issues impacting CVC Personnel and service providers to CVC-PEF. Disruptions to commercial activity relating to the imposition of quarantines, social distancing measures or travel restrictions (or more generally, a failure of containment efforts), as well as the impact of any public health emergency on overall supply and demand, supply chains, economic markets, goods and services, investor liquidity, consumer confidence and spending levels, and levels of economic activity, could adversely impact CVC-PEF and its portfolio companies. Any such events or effects, which are highly uncertain and unpredictable, could materially and adversely affect CVC-PEF’s ability to implement its investment strategy or achieve its investment objectives, and could result in significant losses to CVC-PEF.

Conditions in the banking sector and in global financial markets, including recent developments in the banking sector, could adversely affect the Fund, its Investments or their respective financial performance.

Actual events involving limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions, transactional counterparties or other companies in the financial services industry or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, have in the past and may in the future lead to market-wide liquidity problems. In particular, bank closures in the United States have caused uncertainty for financial services companies and fear of instability in the global financial system generally. In addition, certain financial institutions—in particular smaller and/or regional banks—have experienced volatile stock prices and significant losses in their equity value, and there is concern that depositors at these institutions have withdrawn, or will withdraw in the future, significant sums from their accounts at these institutions. Notwithstanding intervention by U.S. governmental agencies to stabilize the banking sector and to protect the uninsured depositors of banks that have recently closed, there is no guarantee that the uninsured depositors of a financial institution that closes (which depositors could include CVC-PEF and/or its Investments) will be made whole or, even if made whole, that such deposits will become available for withdrawal in short order. There is a risk that other banks, or other financial institutions, will be similarly impacted, and it is uncertain what steps (if any) regulators would take in such circumstances. As a consequence, for example, CVC-PEF and/or its Investments may be delayed or prevented from accessing money, making any required payments under their own debt or other contractual obligations or pursuing key strategic initiatives. In addition, such bank failures or instability could affect, in certain circumstances, the ability of other parties to undertake and/or execute transactions with CVC-PEF, which in turn would result in fewer investment opportunities being made available to CVC-PEF, result in shortfalls or defaults under existing investments, or impact CVC-PEF’s ability to provide additional follow-on support to its investments. In addition, in the event that a financial institution that provides credit facilities and/or other financing to CVC-PEF or its Investments closes or experiences distress, there can be no assurance that such bank will honor its obligations or that CVC-PEF or such investments will be able to secure replacement financing or capabilities at all or on similar terms. There can be no assurances that CVC-PEF or its Investments will establish banking relationships with multiple financial institutions, and CVC-PEF or its Investments are expected to be subject to contractual obligations to maintain all or a portion of their respective assets with a particular bank (including, without limitation, in connection with a credit facility or other financing transaction). Uncertainty caused by recent bank failures and general concern regarding the financial health and outlook for other financial institutions could have an overall negative effect on banking systems and financial markets generally. There is a risk that these recent developments will also have other implications for broader economic and monetary policy, including interest rate policy. For the foregoing reasons, there can be no assurances that conditions in the banking sector and in global financial markets will not worsen and/or adversely affect CVC-PEF, its Investments or their respective financial performance.

The activities and labor relations matters of certain portfolio companies may be subject to complex laws and regulations which could adversely affect the Fund’s ability to implement its investment objectives.

Certain portfolio companies and/or their service providers, agents or other counterparties may have a unionized work force or relationships with individuals who are otherwise covered by a collective bargaining agreement, which could subject any such entity’s activities and labor relations matters to complex laws and regulations relating thereto, and additional risk of litigation. Moreover, a portfolio company’s operations and profitability could suffer if there are labor relations problems with respect to its workforce or the workforce of any of its service providers, agents or other counterparties. Upon the expiration of any of such collective bargaining agreements, a portfolio company or any of its service providers, agents or other counterparties may be unable to negotiate new collective bargaining agreements on terms favorable to it, and its business operations at one or more of its facilities may be interrupted as a result of labor disputes or difficulties and delays in the process of renegotiating its collective bargaining agreements. A work stoppage at one or more of any such portfolio company’s facilities (or at that of any service provider, agent or other counterparty) could have a material adverse effect on its business, results of operations and financial condition. Additionally, any such problems may bring scrutiny and attention to CVC-PEF itself, which could adversely affect the CVC-PEF’s ability to implement its investment objectives.

Certain investments by the Fund may attract an undesirable level of publicity for the Fund and/or CVC that could adversely impact their operations.

Certain types of investments are very much in the “public eye” and if CVC-PEF makes such types of investments, the CVC-PEF’s activities may attract an undesirable level of publicity for CVC-PEF and/or CVC. In addition, pressure groups and lobbyists may induce government action to the detriment of CVC-PEF, as an owner of the relevant Investments. Negative publicity of this nature may make legislatures, regulatory authorities and tribunals less likely to view the relevant companies favorably, which could cause them to make decisions or take actions that are adverse to such Investments.

Information or misinformation regarding the Fund, CVC or one or more portfolio companies disseminated on public platforms a material and adverse effect on the value of the Fund and/or Investments.

The use of social networks, message boards, internet channels and other platforms has become widespread within the UK, the U.S., the EU and globally. As a result, individuals now have the ability to rapidly and broadly disseminate information or misinformation, without independent or authoritative verification. Any such information or misinformation regarding CVC-PEF, CVC or one or more portfolio companies could have a material and adverse effect on the value of CVC-PEF and/or Investments.

The Fund may be adversely impacted by risks related to AI Technologies and their current and potential future applications, and it is impossible to predict the full extent of current or future risks related thereto.

Recent technological advances in artificial intelligence and machine learning technologies (collectively, “AI Technologies”), including, for example, the OpenAI ChatGPT application, create opportunities for CVC, its funds, investment vehicles and accounts and portfolio companies, as well as risks. CVC uses and may expand its use of AI Technologies in connection with its business and investment activities and expects its portfolio companies and Investments will use such technologies. Actual usage of such AI Technologies will vary across its business, funds and portfolio companies and Investments and CVC has assessed potential risks posed by use of AI Technologies and devised policies governing their use to help mitigate the risk. Guidance on managing key risks such as information security, data privacy, and intellectual property has been issued to all staff who are required to attest to reading and understanding the guidance as part of their quarterly compliance certifications.

Further, AI Technologies are highly reliant on the collection and analysis of large amounts of data and complex algorithms but it is not possible or practicable to incorporate all relevant data into models that AI Technologies utilize to operate, nor does CVC expect to be involved in the collection of such data or development of such algorithms in the ordinary course. Therefore, it is expected that data in such models may contain a degree of inaccuracy and error, and potentially materially so, and that such data as well as algorithms in use could otherwise be inadequate or flawed, which would be likely to degrade the effectiveness of AI Technologies and could adversely impact CVC, CVC-PEF or its Investments, or their respective affiliates or service providers, to the extent they rely on the work product of such AI Technologies. The volume and reliance on data and algorithms also make AI Technologies, and in turn CVC, CVC-PEF and/or its Investments more susceptible to cybersecurity threats. In addition, CVC, CVC-PEF and/or its Investments could be exposed to risks to the extent third-party service providers, counterparties or other organizations connected to them use AI Technologies in their business activities. CVC will not be in a position to control the manner in which third-party products are developed or maintained or the manner in which third-party services utilizing AI Technologies are provided. In addition, AI Technologies may be competitive with the business of portfolio companies or increase the potential for obsolescence of a portfolio company’s products or services (particularly as the capabilities of AI Technologies improve). This may include AI Technologies competing with, or contributing to the obsolescence of, other AI Technologies. Such developments could impede the use of AI Technologies and/or have an adverse effect on CVC-PEF or portfolio companies (whether directly or indirectly).

Moreover, use of AI Technologies by any of the parties described in the previous paragraphs could include the input of confidential information (including material non-public information and personal information) by a CVC Entity, CVC Executive or third parties in contravention of non-disclosure agreements and, while CVC has policies and procedures in place to mitigate such events, the use of AI Technologies, the nature and availability of such technologies limits CVC’s ability to control all use and as a result CVC’s policies and/or non-disclosure agreements (as applicable) could be breached by the CVC Entity, CVC Executive or third parties. Additionally, the use of AI technologies could nevertheless result in such confidential information becoming part of a dataset that is accessible by AI Technologies applications and users. The use of AI Technologies, including potential inadvertent disclosure of confidential information, could also lead to legal and regulatory investigations and enforcement actions. Further, the use of AI Technologies could result in claims by third parties of infringement, misappropriation or other violations of intellectual property, including based on the use of large datasets to train AI Technologies, or the use of output generated by AI Technologies, in either case which may contain or be substantially similar to third-party material protected by intellectual property, including patents, copyrights or trademarks. Similar claims could also be made against providers of AI Technologies (which may affect the use of and any operations reliant on such AI Technologies) where such AI Technologies are considered to have similarities to other AI Technologies. CVC may not be in a position to control the manner in which third-party products or services utilizing AI Technologies are provided, developed, used or maintained.

Regulations related to AI Technologies may also impose certain obligations on organizations, and the costs of monitoring and responding to such regulations, as well as the consequences of non-compliance, could have an adverse effect on CVC, CVC-PEF and/or its Investments. For example, the EU has introduced a new regulation applicable to certain AI Technologies and the data used to train, test and deploy them (the “EU AI Act”). The EU AI Act entered into force on August 1, 2024, and its requirements started becoming effective on a staggered basis from February 2, 2025. The EU AI Act imposes material requirements on both the providers and deployers of AI Technologies, with infringement punishable by sanctions of up to 7% of annual worldwide turnover or EUR 35 million

(whichever is higher) for the most serious breaches. Preparing for and complying with the EU AI Act and other regulations related to AI Technologies could involve material compliance costs and/or adversely affect the operations or results of CVC and/or an Investment, and have an adverse impact on CVC-PEF.

AI Technologies and their current and potential future applications including in the private investment and financial sectors, as well as the legal and regulatory frameworks within which they operate, continue to rapidly evolve, and it is impossible to predict the full extent of current or future risks related thereto.

There is a risk that contractual arrangements relating to CVC-PEF, its Investments or their respective affairs are found to be unenforceable or otherwise impaired in certain jurisdictions due to the use of electronic signatures.

As a result of the COVID-19 pandemic and subsequent working in person restrictions, many people opted to adopt work-from-home practices with a related trend toward the execution of documents electronically. Although the application of electronic signatures may be a valid method of signing documents, certain jurisdictions dictate that specific electronic signature programs be used so that the validity and enforceability of the electronic signatures, and accordingly the contract or agreement being signed, can be validated and accepted. Other jurisdictions may dictate that electronic signatures are not acceptable or may impose other specific requirements or restrictions. There is a risk that contractual arrangements relating to CVC-PEF, its Investments or their respective affairs are found to be unenforceable or otherwise impaired due to the use of electronic signatures.

Unauthorized disclosure of a significant portion of source code could adversely affect CVC-PEF’s portfolio companies.

Source code may comprise a critical component to a portfolio company’s operations. If an unauthorized disclosure of a significant portion of source code occurs, a portfolio company could potentially lose future trade secret protection for that source code. This could make it easier for third parties to compete with such portfolio company’s products by copying functionality, which could adversely affect revenue and operating margins. Unauthorized disclosure of source code could also increase security risks (e.g., viruses, worms and other malicious software programs that may attack portfolio company products and services). Costs for remediating the unauthorized disclosure of source code and other cyber-security branches may include, among other things, increased protection costs, reputational damage and loss of market share, liability for stolen assets or information and repairing system damage that may have been caused. Remediation costs may also include incentives offered to portfolio company customers or other business partners in an effort to maintain the business relationships after a security breach.

Certain portfolio companies in which CVC-PEF may invest may depend on intellectual property rights, including patents, trademarks and trade secret protection.

Certain portfolio companies in which CVC-PEF may invest may depend on intellectual property rights, including patents, trademarks and trade secret protection. The ability to effectively enforce patent, trademark and other intellectual property laws may affect the value of these portfolio companies. Patent disputes are frequent and can preclude commercialization of products, and patent litigation is costly and could subject a portfolio company to significant liabilities to third parties. The presence of patents or other proprietary rights belonging to other parties may lead to the termination of a product or service developed or to be developed by a portfolio company, or significant customers or counterparties.

There can be no assurance that portfolio companies will be able to protect these rights or will have the financial resources to do so, or that competitors will not develop technologies substantially equivalent or superior to a portfolio company’s technologies. While piracy adversely affects portfolio company revenue, the impact on revenue from other jurisdictions could be significant, particularly in countries where laws are less protective of intellectual property rights. The absence of harmonized patent laws makes it more difficult to ensure consistent respect for patent rights. Reductions in the legal protection for intellectual property rights could adversely affect portfolio companies and CVC-PEF’s returns.

Further, the use of AI Technologies in connection with the creation or development of intellectual property may present challenges in asserting ownership over the resulting output given the position of courts and intellectual property offices in various jurisdictions that some human investment is required for patent protection of an AI Technology-generated invention and some human authorship is required for copyright protection of an AI Technology-generated work of authorship. This is still an evolving area of the law which creates uncertainty that may impact a portfolio company’s ability to obtain intellectual property protection in AI Technology-generated inventions and works of authorship. Further, inventions or works of authorship created through the use of AI Technology may be based or rely on, or contain, materials that were used in the training of such AI Technology and which are subject to third-party intellectual property, which could further limit a portfolio company’s ability to obtain intellectual property protection in such inventions or works of authorship.

Portfolio companies may be subject to third-party infringement claims, ultimately affecting CVC-PEF’s returns.

A portfolio company in which CVC-PEF may invest may, from time to time, receive notices from others claiming such portfolio company has infringed their intellectual property rights. The number of these claims may grow because of the constant change in the technology industry, increased user-generated content, the extensive patent coverage of existing technologies, and the rapid rate of issuance of new patents. Additionally, portfolio companies may use ‘open source’ software in their products, or may use such software in the future. Such open source software is generally licensed by its authors or other third parties under open source licenses. Licensing authors or third parties may allege that a portfolio company has not complied with the conditions of one or more of these licenses. To resolve these and other intellectual property claims, portfolio companies may enter into royalty and licensing agreements on terms that are less favorable than currently available, stop selling or redesign affected products, or pay damages to satisfy indemnification commitments with customers. These outcomes may cause operating margins to decline and therefore ultimately affect CVC-PEF’s returns. In addition to money damages, in some jurisdictions plaintiffs can seek injunctive relief that may limit or prevent importing, marketing and selling products that have infringing technologies. In some countries, an injunction can be issued before the parties have fully litigated the validity of the underlying patents.

Limitations and uncertainty on the enforceability of contractual obligations could materially and adversely affect revenues and earnings of CVC-PEF’s Investments.

Because the effectiveness of the judicial systems in certain countries in which CVC-PEF may invest varies, CVC-PEF or a portfolio company may have difficulty in successfully pursuing claims in the courts of such countries, as compared to the United States, Europe or other developed countries. For example, the enforceability of contracts in many countries within the region, especially with governmental entities, is relatively uncertain, and CVC-PEF or any portfolio company may have difficulty in successfully pursuing claims against an entity in which it invests or transacts business or such entity’s directors, executive officers or shareholders compared to the United States, Europe or other developed countries. In addition, many emerging markets countries do not have well-developed debtors’ or creditors’ rights, which could adversely affect CVC-PEF’s Investments. If counterparties repudiate contracts or defaults on their obligations, there may not be adequate remedies available. Furthermore, to the extent CVC-PEF or a portfolio company may obtain a judgment but is required to seek its enforcement in the courts of one of the countries in which CVC-PEF may invest, there can be no assurance that such courts will enforce such judgment. Actions brought in certain countries to enforce contractual rights, or other legal or regulatory proceedings, may be costly and continue for a number of years without resolution. Such limitations and uncertainty on the enforceability of contractual obligations could materially and adversely affect revenues and earnings of CVC-PEF’s Investments.

CVC-PEF may enter into repurchase and reverse repurchase transactions and there can be no assurance that the objective sought to be obtained from the use of such techniques will be achieved.

Generally, while it is currently not intended to do so, CVC-PEF may enter into repurchase and reverse repurchase transactions, for the purposes of efficient portfolio management. Repurchase agreements consist of transactions governed by an agreement whereby a party sells securities or instruments to a counterparty, subject to a commitment to repurchase them, or substituted securities or instruments of the same description, from the counterparty at a specified price on a future date specified, or to be specified, by the transferor. Such transactions are commonly referred to as repurchase agreements for the party selling the securities or instruments, and reverse repurchase agreements for the counterparty buying them. Repurchase and reverse repurchase transactions involve certain risks and there can be no assurance that the objective sought to be obtained from the use of such techniques will be achieved.

The principal risk when engaging in repurchase and reverse repurchase transactions is the risk of default by a counterparty who has become insolvent or is otherwise unable or refuses to honor its obligations to return securities or cash to CVC-PEF as required by the terms of the transaction. Counterparty risk is generally mitigated by the transfer or pledge of collateral in favor of CVC-PEF. However, there are certain risks associated with collateral management, including difficulties in selling collateral and/or losses incurred upon realization of collateral, as described below.

Repurchase and reverse repurchase transactions also entail liquidity risks due, inter alia, to locking cash or securities positions in transactions of excessive size or duration relative to the liquidity profile of CVC-PEF or delays in recovering cash or securities paid to the counterparty. These circumstances may delay or restrict the ability of CVC-PEF to meet redemption requests. CVC-PEF may also incur operational risks such as, inter alia, non-settlement or delay in settlement of instructions, failure or delays in satisfying delivery obligations under sales of securities, and legal risks related to the documentation used in respect of such transactions.

CVC-PEF may, while it is currently not intended to do so, enter into repurchase and reverse repurchase transactions with other companies in the same group of companies as the Investment Adviser. Affiliated counterparties, if any, will perform their obligations under any repurchase and reverse repurchase transactions concluded with CVC-PEF in a commercially reasonable manner. In addition, the Investment Adviser will select counterparties and enter into transactions in accordance with best execution principles. However, investors should be aware that the Investment Adviser may face conflicts between its role and its own interests or that of affiliated counterparties.

CVC-PEF cannot guarantee that representations made by companies in which it may invest or other counterparties are accurate and/or complete.

Of paramount concern in purchasing loans and other assets is the possibility of material misrepresentation or omission on the part of a counterparty. Such inaccuracy or incompleteness may adversely affect the valuation of the collateral underlying the loans or other asset, or may adversely affect the ability of the lender of record to perfect or effectuate a lien on the collateral securing the loan or other assets. CVC-PEF relies upon the accuracy and completeness of representations made by companies in which CVC-PEF may invest or other counterparties to the extent reasonable, but cannot guarantee that such representations are accurate or complete. Under certain circumstances, payments to CVC-PEF may be reclaimed if any such payment or distributions are later determined to have been made with intent to defraud or prefer creditors.

Investments in debt securities carry prepayment risks.

The terms of loans in which CVC-PEF may invest may permit the borrowers to voluntarily prepay loans at any time, either with no or a nominal prepayment premium. This prepayment right could result in the borrower repaying the principal on an obligation held by CVC-PEF earlier than expected. This may happen when there is a decline in interest rates or when the borrower’s improved credit or operating or financial performance allows the refinancing of certain classes of debt with lower cost debt. The yield of CVC-PEF’s Investment may be affected by the rate of prepayments differing from CVC’s expectations. Assuming an improvement in the credit market conditions, early repayments of the debt held by CVC-PEF could increase. To the extent early prepayments increase, they may have a material adverse effect on CVC-PEF’s investment objectives and profits. In addition, if CVC-PEF is unable to reinvest the proceeds of such prepayments received in investments expected to be as profitable, the proceeds generated by CVC-PEF will decline as compared to CVC’s expectations.

There can be no assurance that any obligations arising from an investment will maintain the terms and conditions to which CVC-PEF originally agreed. Any amendment, waiver or modification of an investment could adversely impact CVC-PEF’s returns.

The terms and conditions of loan agreements and related assignments may be amended, modified or waived only by the agreement of the lenders. Generally, any such agreement must include a majority or a super majority (measured by outstanding loans or commitments) or, in certain circumstances, a unanimous vote of the lenders. Consequently, the terms and conditions of the payment obligation arising from investments in liquid assets could be modified, amended or waived in a manner contrary to the preferences of CVC-PEF if a sufficient number of the other lenders concurred with such modification, amendment or waiver. There can be no assurance that any obligations arising from an investment will maintain the terms and conditions to which CVC-PEF originally agreed.

The exercise of remedies may also be subject to the vote of a specified percentage of the lenders thereunder. CVC-PEF may consent to certain amendments, waivers or modifications to the Investments requested by obligors or the lead agents for loan syndication agreements. CVC-PEF may extend or defer the maturity, adjust the outstanding balance of any investment, reduce or forgive interest or fees, release material collateral or guarantees, or otherwise amend, modify or waive the terms of any related loan agreement, including the payment terms thereunder. CVC will have the authority to cause CVC-PEF to consent to certain amendments, waivers or modifications to investments in liquid assets requested by obligors or the lead agents for loan syndication agreements. Any amendment, waiver or modification of an investment could adversely impact CVC-PEF’s returns.

A bankruptcy, change of control, restructuring or other significant event relating to CVC may adversely affect CVC and/or CVC-PEF and CVC-PEF’s ability to achieve its investment objective.

CVC-PEF may, both directly and through portfolio companies, be a borrower, and, possibly to a limited extent, CVC-PEF could be a creditor through debt investments held by it. Bankruptcy laws may delay the ability of CVC-PEF to realize the collateral for debt held by it, or may adversely affect the priority of debt through equitable subordination and other rules. In addition, a borrower may be involved in restructurings, insolvency proceedings or reorganizations under the laws and regulations of one or more jurisdictions. Applicable bankruptcy laws and regulations may provide inferior protections to creditors that result in a restructuring of debt without the creditor’s consent under the certain provisions of applicable bankruptcy laws and may result in a discharge of all or part of a debt investment held by CVC-PEF without payment to CVC-PEF. On the other hand, CVC-PEF as a borrower may be adversely affected by bankruptcy or other similar proceedings initiated against it or a portfolio company; CVC-PEF may not be able to restructure its own debt and instead be forced to sell assets to repay debt, including at inopportune moments, due to laws that afford creditors rights.

A bankruptcy, change of control, restructuring or other significant event relating to CVC could cause CVC to have difficulty retaining personnel or may otherwise adversely affect CVC and/or CVC-PEF and CVC-PEF’s ability to achieve its investment objective.

On April 30, 2024, shares in CVC Capital Partners plc were unconditionally admitted to listing and trading on Euronext Amsterdam (the “IPO”). For information purposes, all public documents relating to the listing are accessible in certain jurisdictions on the CVC website. Access to these documents is restricted in some jurisdictions due to relevant securities laws. CVC believes that the IPO will: (i) provide an enduring and long-term institutional structure to support CVC’s continued evolution as a world class private markets manager, (ii) provide access to the public capital markets, supporting our long-term growth and increasing CVC’s profile, and (iii) strengthen CVC’s ability to attract and retain world class professionals, and enable it to continue investing in its people.

Economic sanction laws and regulations and other trade controls may adversely affect CVC’s business prospects and/or financial position, as well as CVC-PEF’s ability to achieve its investment objective and/or conduct its operations.

Economic sanction laws and regulations and other trade controls in the United States, United Kingdom, European Union and other jurisdictions may prohibit CVC, its professionals and CVC-PEF from transacting with or in certain countries and with certain individuals and companies. In the United States, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) is the primary governmental body responsible for administering and enforcing laws, Executive Orders and regulations regarding U.S. economic and trade sanctions. Economic sanctions are administered and enforced in the European Union and EU Member States by the European Commission and in the United Kingdom by His Majesty’s Treasury. Such sanctions prohibit, among other things, transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. These entities and individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to economic sanctions and embargo programs. The lists of OFAC prohibited countries, territories, persons and entities, including the List of Specially Designated Nationals and Blocked Persons, as such list may be amended from time to time, can be found on the OFAC website at http://www.treas.gov/ofac. The consolidated list of persons, groups, and entities subject to EU sanctions can be found on the EU’s website at https://ec.europa.eu/info/business-economy-euro/banking-and-finance/international-relations/restrictive-measures-sanctions_en. His Majesty’s Treasury’s consolidated sanctions list can be found on HMT’s website at https://www.gov.uk/government/publications/financial-sanctions-consolidated-list-of-targets/consolidated-list-of-targets. In addition, certain economic sanctions programs prohibit dealing with individuals or entities in certain countries or territories regardless of whether such individuals or entities appear on such lists. The United States and other jurisdictions also administer and enforce other trade controls, including export controls, that may prohibit or limit activities involving certain countries, entities, or individuals. These types of sanctions and trade controls may significantly restrict CVC-PEF’s Investment activities in certain emerging market countries.

In some countries, there is a greater acceptance than in the United States, United Kingdom or European Union of government involvement in commercial activities, and of corruption. CVC, its professionals and CVC-PEF are committed to complying with the U.S. Foreign Corrupt Practices Act (“FCPA”), the U.K. Bribery Act, and other anti-corruption laws, anti-bribery laws and regulations, as well as anti-boycott regulations, to which they are subject. As a result, CVC-PEF may be adversely affected because of its unwillingness to participate in transactions that violate such laws or regulations. Such laws and regulations may make it difficult in certain circumstances for CVC-PEF to act successfully on investment opportunities and for investments to obtain or retain business.

While CVC has developed and implemented policies and procedures designed to ensure strict compliance by CVC and its personnel with anti-corruption laws, such policies and procedures may not be effective in all instances to prevent violations. In addition, in spite of CVC’s policies and procedures, affiliates of portfolio companies, particularly in cases where CVC-PEF does not control such portfolio company, may engage in activities that could result in anti-corruption law violations. Any determination that CVC has violated economic sanctions, trade controls including export controls or the FCPA, the U.K. Bribery Act or other applicable anti-corruption laws or anti-bribery laws could subject CVC (or a member thereof) to, among other things, civil and criminal penalties, material fines, profit disgorgement, injunctions on future conduct, securities litigation and a general loss of investor confidence, any one of which could adversely affect CVC’s business prospects and/or financial position, as well as CVC-PEF’s ability to achieve its investment objective and/or conduct its operations. CVC-PEF may also incur costs and expenses associated with inquiries or investigations relating to economic sanctions, trade controls including export controls or anti-corruption laws or anti-bribery laws.

CVC-PEF’s investment strategy may fail and may have a material adverse effect on the performance of the CVC-PEF and its business, financial condition or results of operations and the value of the Units.

Strategy risk is associated with the failure or deterioration of an investment strategy such that any fund employing that strategy suffer losses. Strategy specific losses may result from excessive concentration by multiple market participants in the same investment or general economic or other events that adversely affect particular strategies (for example, the disruption of historical pricing relationships). Furthermore, an imbalance of supply and demand favoring borrowers could result in yield compression, higher leverage and less favorable terms to the detriment of all investors in the relevant asset class. The strategy employed by CVC-PEF is speculative and therefore there is substantial risk of loss in the event of such a failure or deterioration in the financial markets. CVC-PEF’s success will depend, in part, on the ability of the General Partner and its affiliates to originate loans on advantageous terms. The level of analytical sophistication, both financial and legal, necessary for successful financing to companies is very high. There is no assurance that the General Partner and its affiliates will correctly evaluate the value of the assets collateralizing CVC-PEF’s loans or the prospects for successful repayment or a successful reorganization or similar action. As a result, CVC-PEF’s investment strategy may fail, and it may be difficult for CVC to amend CVC-PEF’s investment strategy quickly or at all should certain market factors appear, which may have a material adverse effect on the performance of CVC-PEF, and, by extension, CVC-PEF’s business, financial condition or results of operations and the value of the Units.

Investments involving non-controlling interests and joint ventures may result in reduced control, potential conflicts of interest, disproportionate expenses and disputes or misconduct and other risks resulting in a negative impact on such Investments and CVC-PEF’s returns.

CVC-PEF may make portfolio Investments through arrangements with operating partners, including through partnerships, joint ventures or other entities. Operating partners, if used, generally would be expected to provide various services to portfolio entities through which such portfolio Investments are made, including acquisition-related services (such as sourcing, evaluating, structuring, due diligence and execution with respect to actual or potential investment opportunities) and management-related services with respect to such portfolio Investments (including day-to-day asset management and oversight). The operating partners with respect to a particular portfolio Investment could also provide the same or similar services with respect to one or more other portfolio Investments of CVC-PEF and/or one or more CVC Funds and in addition, potentially, to third parties unaffiliated with CVC-PEF, CVC Funds or CVC. CVC-PEF may invest alongside third parties, including third-party fund managers, which third parties might have larger or controlling ownership interests in, or governance rights in respect of, such Investments. Although CVC will attempt to acquire the necessary governance rights to exercise enough influence to implement its value creation strategies, in some cases certain major decisions will require the consent of other investors, thereby lessening CVC’s ability to protect the position of CVC-PEF. It may also be more difficult for CVC-PEF to sell its interest in any joint venture, partnership or entity with other owners than to sell its interest in other types of investments (and any such investment may be subject to a buy-sell right). CVC-PEF may grant operating partners and other third parties approval rights with respect to major decisions concerning the management and disposition of the investment, which would increase the risk of deadlocks or unanticipated exits from an investment. A deadlock could delay the execution of the business plan for the investment or require CVC-PEF to engage in a buy-sell of the venture with the operating partner and other third party or conduct the forced sale of such portfolio company or require alternative dispute resolution in order to resolve such deadlock. As a result of these risks, CVC-PEF may be unable to fully realize its expected return on any such portfolio company. In addition, there may be instances in which CVC-PEF makes an investment in publicly traded securities without the intent to control or influence the securities, properties and other assets in which it invests, and in such cases, CVC-PEF will be significantly reliant on the existing management, board of directors and other shareholders of such companies, which will include representation of other financial investors with whom CVC-PEF is not affiliated and whose interests may conflict with the interests of CVC-PEF.

In addition, it is possible that, from time to time, CVC-PEF and/or CVC could enter into exclusivity, non-competition or other arrangements with one or more joint venture partners, operating partners or other third parties (each, an “Exclusive JV Partner”) with respect to potential Investments in a particular geographic region or with respect to a specific industry or asset type pursuant to which CVC-PEF and/or CVC, could agree, among other things, not to make Investments in such region or with respect to such industry or asset type outside of its arrangement with such Exclusive JV Partner. Accordingly, there could be circumstances in which CVC could source a potential investment opportunity or be presented with an opportunity by a third party, and, as a result of such arrangements with an Exclusive JV Partner, CVC-PEF could be precluded from pursuing such investment opportunity.

Such Investments will involve risks in connection with such third-party involvement, including the possibility that a third party could have financial difficulties resulting in a negative impact on such Investments. Furthermore, a third-party co-investor or manager or operator might have economic or business interests or goals that are inconsistent with those of CVC-PEF or could be in a position to take (or block) action in a manner contrary to the investment objectives of CVC-PEF. CVC-PEF might also in certain circumstances be liable for the actions of such third parties. While CVC-PEF can seek to obtain indemnities to mitigate such risk, such efforts might not be successful. Investments made with such third parties in joint ventures or other entities could involve arrangements whereby CVC-PEF would bear a disproportionate share of the expenses of the joint venture and/or portfolio company, as the case may be, including any overhead expenses, management fees or other fees payable to the joint venture partner (or the management team of the joint venture portfolio company), employee compensation, diligence expenses or other related expenses in connection with backing the joint venture or the build out of the joint venture portfolio company. Such expenses can be borne directly by CVC-PEF as Fund Expenses or indirectly as CVC-PEF bears the start-up and ongoing expenses of the newly formed joint venture portfolio company.

The compensation paid to joint venture and operating partners, if any, could be comprised of various types of arrangements, including one or more of the following management or other fees, including, for example, origination fees and development fees payable to the joint venture partner (or the management team of the joint venture portfolio company), carried interest distributions and/or other profit sharing arrangements payable to the joint venture partner (or the management team of the joint venture portfolio company), including profits realized in connection with the disposition of a single asset, the whole joint venture portfolio company or some combination thereof and other types of fees, bonuses and compensation not otherwise specified above. None of the compensation or expenses described above, if any, will be offset against any Management Fee and/or Incentive Allocation (or similar distributions) payable to CVC in respect of CVC-PEF. In addition, joint venture and operating partners (and/or their officers, directors, employees or other associated persons), if any, could be permitted to invest in CVC-PEF and CVC Funds, or in specific transactions (including CVC-PEF Investments), including on a no-fee/no-carry basis.

In the event that CVC-PEF has a non-controlling interest in any such Investment, there can be no assurance that minority rights will be available to it or that such rights will provide sufficient protection of CVC-PEF’s interests. In addition, CVC-PEF’s investment strategies in certain Investments could, but are not expected to, depend on its ability to enter into satisfactory relationships with joint venture or operating partners. There can be no assurance that CVC’s future relationship with any such partner or operator would continue (whether on currently applicable terms or otherwise) with respect to CVC-PEF or that any relationship with other such persons would be able to be established in the future as desired with respect to any sector or geographic market and on terms favorable to CVC-PEF.

Further, such business activities involve risks not otherwise present with other methods of investing in portfolio companies, including, for instance, the following risks and conflicts of interest:

•
the joint venture partner could become insolvent or bankrupt;
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fraud or other misconduct by the joint venture partner;
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CVC-PEF may share decision-making authority with its joint venture partner regarding certain major decisions affecting the ownership of the joint venture and the joint venture property, such as the sale of the property or the making of additional capital contributions for the benefit of the property, which may prevent CVC-PEF from taking actions that are opposed by its joint venture partner;
•
under certain joint venture arrangements, neither party may have the power to control the venture and, under certain circumstances, an impasse could result regarding cash distributions, reserves, or a proposed sale or refinancing of the investment, and this impasse could have an adverse impact on the joint venture, which could adversely impact the operations and profitability of the joint venture and/or the amount and timing of distributions CVC-PEF receives from such joint venture;
•
the joint venture partner may at any time have economic or business interests or goals that are or that become in conflict with CVC-PEF’s business interests or goals, including, for instance, the operation of portfolio companies;
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the joint venture partner may be structured differently than CVC-PEF for tax purposes and this could create conflicts of interest;
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CVC-PEF may rely upon its joint venture partner to manage the day-to-day operations of the joint venture and underlying assets, as well as to prepare financial information for the joint venture and any failure to perform these obligations may have a negative impact on CVC-PEF’s performance and results of operations;
•
the joint venture partner may experience a change of control, which could result in new management of the joint venture partner with less experience or conflicting interests to CVC-PEF and be disruptive to CVC-PEF’s business;

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such joint venture partner may be in a position to take action contrary to CVC-PEF’s instructions or requests or contrary to CVC-PEF’s policies or objectives;
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the terms of the joint ventures could restrict CVC-PEF’s ability to sell or transfer its interest to a third party when it desires on advantageous terms, which could result in reduced liquidity;
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CVC-PEF or its joint venture partner may have the right to trigger a buy-sell arrangement, which could cause CVC-PEF to sell its interest, or acquire its partner’s interest, at a time when CVC-PEF otherwise would not have initiated such a transaction;
•
the joint venture partner may not have sufficient personnel or appropriate levels of expertise to adequately support CVC-PEF’s initiatives; and
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CVC may have conflicts of interest that may not be resolved in CVC-PEF’s favor whenever CVC-PEF invests alongside CVC Funds.

In addition, disputes between CVC-PEF and its joint venture partner may result in litigation or arbitration that would increase CVC-PEF’s expenses and prevent CVC-PEF’s officers and directors from focusing their time and efforts on CVC-PEF’s business. Any of the above might subject CVC-PEF to liabilities and thus reduce its returns on the investment with the joint venture partner. CVC-PEF may at times enter into arrangements that provide for unfunded commitments and, even when not contractually obligated to do so, may be incentivized to fund future commitments related to its investments.

CVC-PEF may be adversely impacted by criminal activities.

Organized crime and corruption, including extortion and fraud, exist in many parts of the world. While CVC has policies and procedures in place to mitigate such risks, CVC Entities, CVC Executives and CVC-PEF’s Investments may be targeted as potential victims of theft, violence, or extortion. Threats or incidents of crime may cause or force CVC-PEF to cease or alter certain activities or liquidate certain Investments, which may cause losses or otherwise have a material adverse effect on CVC-PEF.

E.
Risks Related to Investments in a Target Fund

Unitholders will bear multiple levels of fees and expenses.

CVC-PEF may invest in Target Funds as a means to achieve its investment objectives and/or to gain exposure to Investments. Such Investments may represent a substantial portion of CVC-PEF’s overall portfolio, particularly in the early stages of its operations. CVC-PEF will bear carried interest, management fees or other compensation allocated to CVC, managers, general partners and/or operators of the Target Funds or any of their affiliates (including CVC with respect to CVC Funds) with respect to CVC-PEF’s Investments into the Target Funds. CVC-PEF will also indirectly bear its pro rata share of other expenses of the Target Funds, including all investment related expenses, expenses paid to affiliates of the sponsor of such Target Fund and administrative expenses. CVC may face conflicts of interest in determining whether to invest CVC-PEF’s Investments in the Target Funds managed by it.

Where CVC-PEF invests in Target Funds, CVC-PEF will generally bear its pro rata share of certain expenses and management costs incurred directly or indirectly by such Target Funds and/or co-investment vehicles in which it invests in addition to the direct expenses and management costs of CVC-PEF. This would result in more expenses being borne (indirectly) by investors than if the investors were able to invest directly in the Target Funds and/or co-investment vehicles. Where such Target Fund is a CVC Fund, CVC will generally make arrangements to avoid investors indirectly bearing any such management fee (or the equivalent) in addition to the Management Fee (with the general intention that there should be no ‘double-recovery’), including by ensuring that the management fees paid to CVC by a CVC Fund in respect of a Fund’s direct or indirect investment in such CVC Fund will reduce the Management Fee accordingly (provided that the Management Fee shall at no time be less than zero).

When CVC-PEF invests in Target Funds and/or co-investment vehicles, there will be organizational and operating expenses associated with such investments of which CVC-PEF will bear a portion. These various levels of costs and expenses will be charged whether or not the performance of CVC-PEF generates positive returns. As a result, CVC-PEF, and indirectly the investors, may bear multiple levels of expenses, which in the aggregate would exceed the expenses which would typically be incurred by an investment in a single fund investment, and which would offset CVC-PEF’s profits. In addition, because of the fees and expenses payable by CVC-PEF pursuant to such investments, its returns on such investments will be lower than the returns to a direct investor in the Target Funds and/or co-investment vehicles.

Poor performance by the Target Fund’s investments may substantially affect the total return to the investors.

The performance of the Target Funds may not meet their target return. CVC does not guarantee any level of return to the investors or the repayment of capital from the Target Funds. Past performance of the CVC Funds cannot be taken as an indication of the future performance of the Target Funds. The Target Funds will make investments based on estimates or projections of internal rates of return and current returns, which in turn will be based on, among other considerations, assumptions regarding the performance of the Target Funds’ assets, the amount and terms of available financing and the manner and timing of dispositions, including possible asset recovery and remediation strategies, all of which are subject to significant uncertainty. In addition, events or conditions which have not been anticipated may occur and may have a significant effect on the actual rate of return received on Target Funds’ investments. The assumptions made by the managers, general partners and/or operators of the Target Funds may not prove to be valid, and may be based in part upon projections of future events which are difficult to predict and beyond the control of the Target Funds and their managers, general partners and/or operators. The investors have no assurance that actual internal rates of return and current returns will equal or exceed the projected rates of return or that any capital will be returned to them.

Poor performance by a few of the Target Funds’ investments could substantially affect the total return to the investors. The Target Funds may, directly or indirectly, invest in private equity businesses which are believed to be sound and offer good prospects for growth. Such businesses may have little or no operating history. There can be no assurance that any business in which a Target Fund invests will perform to expectations.

CVC-PEF’s investment in Target Funds involve several risks, including but not limited to, the need to make more investments in liquid assets, the lack of direct interest or voting rights in any Target Funds, and dilution from subsequent closings of the Target Funds.

Investors in a Target Fund make capital commitments and become limited partners. CVC-PEF (through an Aggregator or Intermediate Entity) will be treated as a single limited partner in such Target Fund for purposes of commitments to such Target Fund. The Target Funds generally drawdown commitments on an as-needed basis. Pending capital calls, CVC-PEF may use committed capital to make other Investments, however, CVC-PEF may need to make more Investments in liquid assets than it otherwise would in order to be able to quickly raise proceeds to meet capital calls for its commitments to a Target Fund, which could adversely impact CVC-PEF’s total return. There is no guarantee that CVC-PEF’s capital commitments to a Target Fund will be called on an efficient basis or at all.

The offering of Units does not constitute a direct or indirect offering of interests in the Target Funds. Unitholders will not be limited partners in the Target Funds, will have no direct interest in the Target Funds and will have no voting rights in, or standing or recourse against, any such Target Funds. Moreover, none of the Unitholders will have the right to participate in the control, management or operations of any Target Fund or have any discretion over its management by reason of their investment in CVC-PEF.

Where an investor acquires interests in a Target Fund after the first closing date of such Target Fund, it will participate in existing investments of such Target Fund, diluting the interests of existing investors therein, which may include CVC-PEF. Although the investors in the Target Fund will contribute their pro rata share of prior drawdowns (plus interest), there can be no assurance that this payment will reflect the fair value of the Target Fund’s existing investments at the time such additional interests are subscribed for, and existing investors in the Target Fund, which may include CVC-PEF, may therefore suffer significant dilution of value, which is not fully compensated by the subsequent investors in the Target Fund.

There may be a lack of diversification in a Target Fund’s investments.

While the governing documents of certain Target Funds may have concentration limits aimed at ensuring diversification of their underlying portfolios, there is no certainty that diversification will be obtained and a Target Fund could potentially end up with relatively few investments. In addition, because of the time it may take to source appropriate investments, a Target Fund’s portfolio will not necessarily be diversified from the outset. One risk of having a limited number of investments is that the aggregate returns realized by investors in such Target Funds may be substantially adversely affected by the unfavorable performance of a small number of such investments. If certain investments perform unfavorably, for a Target Fund to achieve above-average returns, one or a few of its investments must perform very well. There are no assurances that this will be the case. Furthermore, prospective investors will have no assurance as to the degree of diversification of a Target Fund’s portfolio, either by geographic region, industry or asset type. To the extent that a Target Fund concentrates investments in a particular industry, asset type or geographic region, its investments will become more susceptible to fluctuations in value resulting from adverse economic or business conditions with respect thereto.

If a Target Fund concentrates on businesses in basic service industries, rather than investments across a full range of industry sectors, any economic downturn in such service industries may impact such Target Fund’s value.

Following its initial investment in a given portfolio company, a Target Fund may have the opportunity to increase its investment in such portfolio company. There is no assurance that such Target Fund will make follow-on investments or that such Target Fund will have sufficient funds to make all or any such investments. Any decision by such Target Fund not to make follow-on investments or its inability to make such investments may have a substantial negative effect on a portfolio company in need of such an investment, may result in a lost opportunity for such Target Fund to increase its participation in a successful portfolio company, may result in such Target Fund’s investment in the relevant portfolio company becoming diluted and in circumstances where the follow-on investment is offered at a discount to market value, may result in a loss of value for such Target Fund and CVC-PEF.

CVC-PEF will rely on the ability of the general partners, managers and/or operators of the Target Funds to select the investments to be made by the Target Funds.

Where CVC-PEF invests into Target Funds, it will be relying on the ability of the general partners, managers and/or operators of the Target Funds to select the investments to be made by the Target Funds.

The general partners, managers and/or operators of the Target Funds will generally expend significant resources and incur significant costs in relation to potential investments for the Target Funds. Such costs will generally be charged to the Target Funds and will typically not be recoverable.

The management buyout and private equity investment industry in which the Target Funds will be engaged is highly competitive. There can be no certainty that the general partners, managers and/or operators of the Target Funds will identify a sufficient number of attractive investment opportunities to enable the full amount of capital committed to the Target Funds to be invested. To the extent that any Target Fund encounters competition from other strategic buyers and investors engaged in activities similar to those of such Target Funds, such competition may have the effect of increasing acquisition and other costs and the length of time required to fully invest such Target Fund, thereby reducing investment returns. A failure by the general partners, managers and/or operators of the Target Funds to identify attractive investment opportunities, develop new relationships and maintain existing relationships with joint venture partners and other industry participants would adversely impact such Target Funds and CVC-PEF. The Target Funds compete for investment opportunities and potential joint venture partners with other investment funds, individuals, companies, financial institutions (such as investment and mortgage banks and pension funds), sovereign wealth funds and other investors. New competitors constantly enter the market, and in some cases existing competitors combine in a way that increases their strength in the market. It is possible that competition for appropriate investment opportunities may increase, which may also require the Target Funds potentially to participate in auctions more frequently. The outcome of these auctions cannot be guaranteed, thus potentially reducing the number of investment opportunities available to the Target Funds and potentially adversely affecting the terms, including price, upon which investments by the Target Funds can be made. The general partners, managers and/or operators of the Target Funds intend to be selective in their approach to targeting investments, and there is no guarantee that investments meeting the Target Funds’ investment criteria will be available or all of the Target Funds’ investments will meet such criteria.

Certain Target Funds may have an investment strategy focused on investments in emerging countries. Particular competing investment funds domiciled in such emerging countries may have a competitive advantage with respect to investment opportunities in such countries because regulatory and governmental approvals may not be necessary for their investments or they may face fewer difficulties in obtaining regulatory or other approvals for investments if and to the extent a governmental authority perceives a locally managed and invested fund to be a preferable investor. Moreover, such funds are not normally subject to certain foreign investment and ownership limitations, generally or with respect to a particular industry, that may exist from time to time.

There is uncertainty as to the valuation of Target Funds.

The Target Funds in which CVC-PEF may invest face similar risks with respect to valuation as CVC-PEF. While the General Partner generally intends to value the Target Funds at the most recent reported value of such Target Fund (i.e., by relying on the valuation made by the manager of such Target Fund), the General Partner will consider whether it is appropriate, in light of all relevant circumstances, to adjust the reported value of such Target Fund to reflect a premium or discount in the reported value of such Target Fund in accordance with its valuation policy (i.e., adjusted NAV of a Target Fund). See also “—There is significant uncertainty as to the valuation of Investments and the values of such Investments may not necessarily reflect the values that could actually be realized by CVC-PEF.”

Furthermore, investors should note that the reported value of Target Funds generally used to calculate CVC-PEF’s NAV may be as of a date several months earlier than the date as of which CVC-PEF’s NAV is calculated and, as a result, CVC-PEF’s NAV will often not incorporate the current NAV per unit, share or interest, as applicable, of the relevant Target Funds in which it is invested.

There are liquidity risks when CVC-PEF invests in Target Funds.

Where CVC-PEF invests in Target Funds, CVC-PEF will be a passive investor and will have no ability to influence or dictate the timing of any sales or exits of investments held by these Target Funds which could generate liquidity for CVC-PEF. Determinations as to any sales and/or exits of investments held by these Target Funds, will be made by the managers, operators and/or general partners of such Target Funds. Investments may be difficult to value and dispositions of such investments may require a lengthy time period. Prompt realization of investments may not be possible. Consequently, the timing of cash distributions to CVC-PEF from realizations is uncertain and unpredictable. Investors will have no opportunity to control the day-to-day operations of CVC-PEF, including investment and disposition decisions and CVC-PEF will not have the ability to control or influence any investment and disposition decisions made with respect to any Target Funds.

The Target Funds may incur debt for its own operations.

The Target Funds in which CVC-PEF may invest may make use of debt by having a portfolio company incur debt for its own operations. The leveraged capital structure of portfolio companies will increase the exposure of the Target Funds’ investments to any deterioration in a company’s condition or industry, competitive pressures, an adverse economic environment or rising interest rates and could accelerate and magnify declines in the value of the Target Funds’ investments in the leveraged portfolio companies in a down market. In the event any portfolio company cannot generate adequate cash flow to meet debt service, the Target Funds may suffer a partial or total loss of capital invested in the portfolio company, which could adversely affect the returns of the Target Funds. Furthermore, should the credit markets be unfavorable at the time a Target Fund determines that it is desirable to sell all or a part of a portfolio company, the Target Fund may not achieve an exit multiple or enterprise valuation consistent with its forecasts. Moreover, the companies in which the Target Funds will invest generally will not be rated by a credit rating agency, which may make the valuations of the debt component of the capital structure of a portfolio company difficult.

The securities in which the Target Funds will invest will typically be among the most junior in a portfolio company’s capital structure and thus subject to the greatest risk of loss. Generally, there will be no collateral to protect an investment once made.

The sponsor of a Target Fund will generally establish the capital structure of companies in which such Target Fund invests on the basis of financial projections prepared by such companies’ management. Projected operating results will normally be based primarily on management judgements. All of these projections are only estimates of future results that are based upon, among other considerations, assumptions made at the time that the projections are developed, including assumptions regarding the performance of such Target Fund’s investments, the amount and terms of available financing and the manner and timing of dispositions, all of which are subject to significant uncertainty. There can be no assurance that the projected results will be obtained and actual results may vary significantly from the projections. General economic conditions and other events, which are not predictable, may not have been anticipated and are outside the control of the sponsor of the Target Fund, can have a material adverse impact on the reliability of projections and ultimately CVC-PEF’s returns. Moreover, other experts may disagree regarding the feasibility of achieving projected returns. A Target Fund will make investments which may have different degrees of associated risk. The actual realized returns on unrealized investments may differ materially from the returns projected at the time of a portfolio company’s acquisition.

Status of debt markets and availability of financing may adversely impact a Target Fund’s ability to obtain financing.

In recent years, disruptions in the debt markets have caused a significant decrease in the availability of financing, an increase in interest rates and a tightening of lending and underwriting standards for investments in general. Such conditions may impair a Target Fund’s ability to obtain financing or refinancing to fund the acquisition of investments, or such financing may be available to a Target Fund on less favorable terms. In addition, because purchasers of investments held directly or indirectly by a Target Fund typically require acquisition financing to fund a portion of the purchase price, these conditions may adversely affect the availability of favorable exit opportunities for such investments. This could have a serious adverse effect on a Target Fund’s ability to implement its investment strategy and generate returns. The continuation or worsening of the disruptions in the debt markets could have an adverse impact on the availability of credit to businesses generally. Under the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act, and under other international bank regulatory frameworks, such as Basel III, banking organizations and other financial institutions are required to hold additional regulatory capital and to meet more stringent liquidity, leverage and other similar tests. These and future regulatory developments may result in lenders being less willing and able to extend credit to borrowers like the Target Funds and/or increased costs to lenders, which are passed on to borrowers such as the Target Funds.

Target Funds may utilize leverage.

The incurrence of indebtedness may impair a Target Fund’s ability to finance its future operations and capital needs. The leveraged capital structure will increase the exposure of a Target Fund’s investments to adverse economic factors such as rising interest rates, downturns in the economy or deteriorations in the condition of an underlying portfolio company or its industry. Moreover, any rise in interest rates may significantly increase the underlying borrower’s interest expense, causing losses and/or the inability to service its debt obligations. If such an entity cannot generate adequate cash flow to meet debt obligations, the Target Fund may suffer a partial or total loss of capital invested in its investments.

A Target Fund may need to refinance its outstanding debt as it matures. There is a risk that the Target Fund may not be able to refinance existing debt or that the terms of any refinancing may not be as favorable as terms of the existing loan agreements. If prevailing interest rates or other factors at the time of refinancing result in higher interest rates upon refinancing, then the interest expense relating to that refinanced indebtedness would increase. These risks could adversely affect the Target Fund’s financial condition, cash flows and returns on its investments.

To the extent that a Target Fund co-invests with any vehicles managed or advised by the manager of such Target Fund, the Target Fund may incur indebtedness and guarantee obligations together with such vehicles on a joint and several or cross-collateralized basis (which may be on an investment-by-investment or portfolio-wide basis). While such arrangements may be joint and several with respect to the Target Fund, such arrangements may not necessarily impose reciprocal joint and several obligations on such other vehicles. As a result of the incurrence of indebtedness on a joint and several or cross-collateralized basis, the Target Fund may be required to contribute amounts in excess of its pro rata share, including additional capital to make up for any shortfall if such vehicles are unable to repay their pro rata share of such indebtedness. Moreover, the Target Fund could also risk its interests in performing investments in the event such performing investments are cross-collateralized with poorly performing or non-performing investments.

Borrowings by a Target Fund may be secured by (a) the manager, general partner or operator of such Target Fund’s pledge of the assets of the Target Fund, which may include investments, capital commitments and any accounts in the name of the Target Fund in which capital contributions may be deposited and (b) collateral assignment or other security interest granted to any lender of the right to issue drawdown notices and other related rights, titles, interests, remedies, powers and privileges of the Target Fund and/or its manager, general partner or operator with respect to the capital commitments and capital contributions which may include giving such lender or credit party the right to issue drawdown notices, receive capital contributions directly and enforce the rights of a Target Fund against a defaulting investor. CVC-PEF may be required to execute an investor acknowledgment for the benefit of the lenders under a credit facility and may be required to acknowledge their obligations to pay their share of indebtedness up to its unfunded capital commitment. The manager, general partner or operator of a Target Fund may, in its sole discretion, waive these requirements for certain investors, which may have an adverse effect on the Target Fund’s ability to obtain such credit facility and/or the terms thereof. Furthermore, distributions to CVC-PEF may be subordinated in the event of a default under any credit facility of the Target Fund or its related entities.

The Target Funds may guarantee (including guarantees with respect to completion, recourse, creditworthiness, misconduct, environmental matters capital contributions to a participating co-investment vehicle) or collateralize loans or other extensions of credit made to, or obligations of, any special purpose vehicle of the Target Fund, any vehicle formed for co-investors, other persons through which investments are effected or any current or prospective portfolio investment (or any subsidiary thereof) or any vehicle formed to effect the acquisition thereof.

In addition, one or more holding vehicles of a Target Fund may incur asset-backed indebtedness that may be recourse or non-recourse to the Target Fund and is secured by such holding vehicles’ direct or indirect interests in one or more subsidiaries. Such indebtedness will not be taken into account for the purposes of the subscription facility leverage limitations included in the partnership agreement of such Target Fund. If any such holding vehicle cannot satisfy its debt obligations in connection with any such indebtedness as a result of, for example, one or more underlying investments of such holding vehicle underperforming, the holding vehicle could be required to assign to the lender(s) part or all of its interests in the relevant subsidiary(ies) notwithstanding the favorable performance of any of the holding vehicle’s other investments, and thus the Target Fund may lose part or all of its capital invested in the assets of such holding vehicle.

CVC may dispose of part or all of the business of the CVC investment strategies to third-parties.

While the CVC Funds are currently part of the investment strategies of CVC, as described above, CVC may dispose of part or all of the business of such investment strategies to third-parties. Although as a condition of making an investment in a CVC Fund, CVC expects that appropriate rights generally will be sought to protect CVC-PEF’s interests in such CVC Fund, there can be no assurance that such rights will be available or that such rights will provide sufficient protection of CVC-PEF’s rights in cases CVC disposes of the business of such investment strategy to which this CVC Fund is part of. In such cases, CVC-PEF will typically be significantly reliant on a manager who may not be affiliated with CVC and whose interests may conflict with the interests of CVC, CVC-PEF and its investors.

CVC, other CVC Entities and certain investors in the Target Funds may be required by law or otherwise to disclose certain confidential information relating to a Target Fund or an actual or potential portfolio company.

CVC, other CVC Entities and certain investors in the Target Funds may be required by law or otherwise to disclose certain confidential information relating to a Target Fund or an actual or potential portfolio company. Such disclosure may alter the Target Fund’s competitive advantage in finding attractive investment opportunities, limit the ability of the Target Fund to realize its investment in any such portfolio company, affect the price that the Target Fund is able to obtain upon any subsequent realization or may otherwise adversely affect the Target Fund and CVC-PEF.

Certain investors in the Target Funds in which CVC-PEF invests may enjoy sovereign or other immunities and privileges.

Certain investors in the Target Funds in which CVC-PEF invests may enjoy sovereign or other immunities and privileges under Luxembourg or non-Luxembourg law or may claim to be or insist on being restricted in their ability to submit to the jurisdiction of particular courts and tribunals, including those designated in the partnership agreements constituting a Target Fund. These factors may make it substantially more difficult for the manager, general partner or operator of such Target Fund or the other parties to the relevant partnership agreement to enforce the contractual obligations of such investor, if necessary, by obtaining a judgment or arbitration award and by enforcing that judgment or award against the investor’s assets in Luxembourg or elsewhere. In addition, certain investors may, as a matter of local law applicable to them, require that legal proceedings be brought against them in certain foreign jurisdictions or before arbitral tribunals and the sponsor of a Target Fund may agree to submit to such jurisdictions when required to by applicable law. Accordingly, there may be circumstances in which a Target Fund submits to the jurisdiction of courts (or arbitral tribunals) outside of Luxembourg. This may increase the risks, costs and expenses of any litigation significantly which may impact the performance of such Target Fund and CVC-PEF’s returns. In certain cases, these other jurisdictions may operate in a manner and under legal doctrines that increase the risks to the Target Fund. For example, some foreign courts have the ability to impose damages in excess of losses incurred. In such a case, a court would have the ability to increase any awards payable by the Target Fund to account for punitive or other non-economic damages. In addition, foreign courts may have commercial disputes determined by a jury, which can lead to unpredictable results.

The Target Fund in which CVC-PEF invests may bear certain organizational expenses of any Parallel Fund.

Organizational expenses of the Target Fund in which CVC-PEF may invest and any parallel partnerships that form part of such Target Fund (including organizational expenses of any related feeder funds and the respective general partners, managers or operators of such partnerships and any related feeder funds) will be aggregated and allocated between the partnership in which CVC-PEF invests and any such parallel partnerships based on the relative capital commitments of the partners of such partnerships (unless the general partners of such partnerships determine in good faith that a different share is appropriate). Accordingly, the Target Fund in which CVC-PEF invests may bear certain organizational expenses of a parallel partnership that form part of such Target Fund and vice versa. In the event that any such parallel partnership does not close on any third-party capital commitments, the Target Fund in which CVC-PEF invests will bear all the organizational costs of any such parallel partnership and any related feeder funds that form part of such Target Fund. In the event that any such parallel partnership has a closing with third-party capital commitments, but any related feeder fund does not close on any third-party capital commitments, then the Target Fund in which CVC-PEF may invest and any parallel partnership that form part of such Target Fund will bear the organizational costs of such related feeder fund pro rata based on the relative capital commitments of the partners of such partnerships (unless the general partners of such partnerships determine in good faith that a different share is appropriate).

Placement agents of a Target Fund may act for the sponsor of such Target Fund and in such capacity would not act as investment advisers to prospective investors in connection with the offering of the interests of such Target Fund.

One or more parties may act as placement agents (each, a “Placement Agent” and, together, the “Placement Agents”) for interests in a Target Fund and, in that capacity, act for the sponsor of such Target Fund and in such capacity would not act as investment advisers to prospective investors in connection with the offering of the interests of such Target Fund. The sponsor of a Target Fund may pay each Placement Agent a placement fee based upon the amount of interests committed by investors in such Target Fund that each such Placement Agent introduces to the general partner of such Target Fund. At various times, the Placement Agents may act as placement agents for other fund sponsors and funds which may offer interests that are similar to the interests in a Target Fund. Those sponsors may pay placement fees on terms that are different from the fees that the Placement Agents will receive from the sponsor of the Target Fund in connection with the offering, and this difference in fees may influence the Placement Agents decision to introduce or not introduce prospective investors to the general partner of the Target Fund. Furthermore, certain Placement Agents may seek to provide non-placement agent services with, and earn fees or commissions from, other investment funds and their portfolio companies and their respective affiliates. Examples of such services may include, without limitation, provision or financing or other investment banking services, lending or arranging credit, and provision of prime brokerage services.

There may be circumstances where CVC-PEF makes a capital commitment greater than it otherwise would have made to a Target Fund in anticipation of such Target Fund not drawing down the entirety of CVC-PEF’s capital commitment.

In recognition of private market strategies often not being fully invested by the end of their term and CVC’s aim to optimize CVC-PEF’s level of invested capital, there may be circumstances where CVC-PEF makes a capital commitment greater than it otherwise would have made to a Target Fund in anticipation of such Target Fund not drawing down the entirety of CVC-PEF’s capital commitment. Utilizing such a strategy could result in insufficient cash and cash equivalents being available to satisfy capital calls from Target Funds and could have negative impacts on CVC-PEF, including an adverse impact on CVC-PEF’s ability to service redemptions and/or meet expenses of CVC-PEF. If CVC-PEF fails to satisfy capital calls from a Target Fund in a timely manner and thereby defaults on its obligations, CVC-PEF, and indirectly, the investors, will generally be subject to significant penalties, including the complete forfeiture of CVC-PEF’s interest in such Target Fund. Moreover, any failure by CVC-PEF to satisfy these capital calls in a timely manner may (i) impair CVC-PEF’s ability to pursue its investment strategy, (ii) force CVC-PEF to borrow (and therefore incur interest liability), or (iii) otherwise impair the value of CVC-PEF’s Investments (which could result in a devaluation of CVC-PEF).

Target Funds may make distributions to the Fund that are subject to clawback and recall obligations.

Target Funds and/or co-investment vehicles may make distributions to CVC-PEF that are subject to clawback or recall arrangements with such Target Funds and/or co-investment vehicles. Generally, clawback arrangements are used for the purpose of meeting unforeseen liabilities of the relevant Target Fund and/or co-investment vehicle and may, but will not necessarily, be limited in time and quantum. In addition, Target Funds and/or co-investment vehicles may set up arrangements such that they are able to recall distributions made to their investors (or possibly withhold such distributions from being made) for the purpose of making further investments and/or meeting fees, costs, expenses and liabilities. Accordingly, CVC-PEF may: (i) not receive distributions it otherwise would have assuming no such clawback or recall arrangements, (ii) set aside and retain amounts that it could otherwise reinvest or distribute to investors in anticipation of any such clawback or recall obligations being invoked, and/or (iii) engage one or more lenders (which may include one or more CVC Entities) to provide CVC-PEF with a credit facility which can be utilized, in each case for the purpose of making such clawback or recall payments pending amounts otherwise becoming available to satisfy such payments. Amounts set aside to fund clawback or recall payments will reduce the amount of funds available for distribution to investors or additional investments by CVC-PEF, as well as reducing liquidity and amounts available to meet redemption requests assuming no such clawback or recall arrangements existed. Amounts utilized from a credit facility would likely incur fees, costs, expenses and liabilities for CVC-PEF that would not have if such credit facility was not utilized.

An investors in a Target Fund may be treated as being in default if it does not comply with any funding requirements or information requests.

Investors in a Target Fund are generally required to fund capital calls and provide certain information within a specified amount of time (for example, 10 business days) and, where an investor does not comply with one or more of these requirements, the sponsor of such Target Fund may treat such investor as being in default. The penalties of being in default include the defaulting investor paying an amount of interest during such time that the investor is in default and forfeiture or redemption of the defaulting investor’s interest in such Target Fund without adequate compensation. Consequently, where CVC-PEF is an investor in a Target Fund and is treated as being in default, investors should be aware of the risk of additional costs and loss of investment by CVC-PEF that may be incurred by CVC-PEF in connection with being in default and of CVC-PEF’s interest in such Target Fund being forfeited or redeemed. Any such default events may adversely affect the value of CVC-PEF’s portfolio and therefore its NAV per Unit.

Furthermore, if another investor in a Target Fund in which CVC-PEF is invested defaults on its obligation to make required contributions or is excused from an investment, it may be difficult for the relevant Target Fund to make up the shortfall from other sources. The other investors, including CVC-PEF, may be required to make additional contributions to replace such shortfall, thereby reducing the diversification of their investments. Any default or excused investment by one or more investors in a Target Fund in which CVC-PEF is invested could have an adverse effect on such Target Fund, on its assets and the interests of the other investors (including CVC-PEF) in such Target Fund.

CVC-PEF may invest in Target Funds that contain default provisions and associated remedies that may be applied against CVC-PEF in the event that it fails to pay any amounts due in accordance with the terms of the governing documents for such Target Fund.

The Target Funds in which CVC-PEF may invest will contain default provisions and associated remedies that may be applied against CVC-PEF in the event that it fails to pay any amounts due in accordance with the terms of the governing documents for such Target Fund. Such default remedies may include (but will not be limited to) forfeiting or redeeming the entire interest of CVC-PEF in such Target Fund for a nominal sum (which may be as little as 1 Euro / USD, and therefore considerably less than the actual value of CVC-PEF’s interest in such Target Fund), or requiring the full amount of CVC-PEF’s commitment to the Target Fund to be paid-up in full (rather than being paid on an “as-needed” basis, as with other investors in such Target Fund). In this regard, investors should note that the ability of CVC-PEF to meet its contractual obligations to a Target Fund will be dependent on CVC-PEF having sufficient amounts available to meet drawdown requests in the time-frame required under the governing documents for the relevant Target Fund. This, in turn, will depend on the ability of CVC to successfully manage cash-flows and liquidity for CVC-PEF across its various commitments and investments, and investors will be reliant on CVC and its advisors in doing so. There can be no guarantees that CVC will be able to successfully manage cash-flows and liquidity at all times in order to meet CVC-PEF’s commitments and cash-flow needs more generally. CVC-PEF may make capital commitments to Target Funds and/or in respect of co-investments where, at the specific time a capital commitment is made, amounts are not necessarily available for CVC-PEF to meet such capital commitment assuming all or part of such committed amounts were to be called by the relevant Target Fund and/or in respect of co-investments, including (without limitation) in circumstances where, at the time of making a capital commitment, it is anticipated that CVC-PEF will receive further subscription proceeds or proceeds from investments. Any such commitments that are made pending amounts becoming available to meet such commitments increases CVC-PEF’s exposure to a risk of a default on its commitments to Target Funds and/or in respect of co-investments.

CVC-PEF may incur indemnification liabilities for Target Funds and co-investment vehicles.

CVC-PEF may agree to indemnify certain of the Target Funds and co-investment vehicles and their respective managers, officers, directors, and affiliates from any liability, damage, cost, or expense arising out of, among other things, acts or omissions undertaken in connection with the management of such Target Funds and co-investment vehicles. If CVC-PEF were required to make payments (or return distributions) in respect of any such indemnity, CVC-PEF could be materially adversely affected. Indemnification of sellers of secondary interests in established Target Funds may be required as a condition to purchasing such securities.

In addition, CVC-PEF may be required to give representations and/or warranties in its subscription documents and/or pursuant to governing documents for a Target Fund or a co-investment vehicle. In such circumstances, CVC-PEF may incur a liability if CVC-PEF commits a breach in respect of such representations and/or warranties or makes a misrepresentation. Such liability may be material and the assets of CVC-PEF may be used to discharge such liability, adversely impacting the NAV of CVC-PEF, the price per Unit and CVC-PEF’s ability to acquire assets or otherwise achieve its investment objective or meet its obligations.

Investors of a Target Fund may cause a change in management of the Target Fund.

While the sponsor of a Target Fund will intend for the Target Fund to be managed by such sponsor, investors in the Target Fund may cause a change in management of the Target Fund. Although as a condition of making an investment, CVC expects that appropriate rights generally will be sought to protect CVC-PEF’s interests in a Target Fund, there can be no assurance that such rights will be available or that such rights will provide sufficient protection of CVC-PEF’s rights in case of a change of management of a Target Fund. In such cases, CVC-PEF will typically be significantly reliant on the other existing investors of the Target Fund who may not be affiliated with CVC-PEF and whose interests may conflict with the interests of CVC-PEF.

If CVC-PEF acquires a Target Fund interest as a secondary investment, CVC-PEF will generally not have the ability to modify or amend such Target Fund’s governing documents or otherwise negotiate the economic terms of the interests being held.

The overall performance of CVC-PEF’s secondary market purchases of existing interests in established Target Funds will depend in large part on the acquisition price paid, which may be negotiated based on incomplete or imperfect information. Certain such secondary investments may be purchased as a portfolio, and in such cases CVC-PEF may not be able to carve out from such purchases those investments that CVC considers (for commercial, tax, legal or other reasons) less attractive. Where CVC-PEF acquires a Target Fund interest as a secondary investment, CVC-PEF will generally not have the ability to modify or amend such Target Fund’s governing documents (e.g., limited partnership agreements) or otherwise negotiate the economic terms of the interests being held. In addition, the costs and resources required to investigate the commercial, tax and legal issues relating to secondary investments may be greater than those relating to making new capital commitments to a Target Fund.

Where CVC-PEF acquires a Target Fund interest as a secondary investment, CVC-PEF may acquire contingent liabilities associated with such interest. Specifically, where the seller has received distributions from the relevant Target Fund and, subsequently, that Target Fund recalls any portion of such distributions, CVC-PEF (as the purchaser of the interest to which such distributions are attributable) may be obligated to pay an amount equivalent to such distributions to such Target Fund. While CVC-PEF may be able, in turn, to make a claim against the seller of the interest for any monies so paid to the Target Fund, there can be no assurance that CVC-PEF would have such right or prevail in any such claim.

CVC-PEF may acquire secondary investments as a member of a purchasing syndicate, in which case CVC-PEF may be exposed to additional risks including, among other things: (i) counterparty risk, (ii) reputation risk, (iii) breach of confidentiality by a syndicate member, and (iv) execution risk.

A Target Fund may make investments via other entities and in a joint venture, co-investment or partnership arrangement with other parties.

A Target Fund may make investments via other entities and in a joint venture, co-investment or partnership arrangement with other parties. This may involve alternative investment vehicles (where the Target Fund may cause CVC-PEF to transfer a portion of its capital commitment to such entities), partnerships, joint ventures, companies, trusts or other entities. Such arrangements may involve additional risks (such as the risk that the manager, general partner or operator of the Target Fund will not be as familiar with the operation of such entities, or the risk of higher costs associated with their formation, structuring or operation, or relationships with co-venturers deteriorating) and the Target Fund’s investment via such entities may be impacted by other parties if made on a joint venture, co-investment or partnership basis (e.g., where a co-venturer, co-investor or partner defaults on its funding obligations, or is in a position to take action contrary to the Target Fund’s objectives due to having economic or business interests or goals that are not consistent with those of CVC-PEF, or where the Target Fund is liable for actions of such co-venturer, co-investor or partner). Additionally, to the extent that a co-venturer, co-investor or partner operates a project, the Target Fund will bear the risk of actions or omissions by such co-venturer, co-investor or partner. While the manager, general partner or operator of the Target Fund will seek to limit the extent to which such factors can affect the Target Fund, such actions or omissions may not be sufficient to protect the Target Fund from loss. There is a risk that co-venturers, co-investors, partners or counterparties may default on their contractual obligations to the Target Fund’s investments. Any such default would likely have an adverse effect on the value of the Target Fund’s investments and on the returns to CVC-PEF. In addition, a Target Fund may co-invest with other parties through partnerships, joint ventures or other entities. Under such circumstances, there is the possibility that the entity in which the Target Fund’s investment is made or such co-investor may have economic or business interests or goals that are not entirely consistent with those of the Target Fund. In addition, the Target Fund may, in certain circumstances, be liable for actions of its co-investors.

CVC-PEF may acquire contingent liabilities when it acquires interests in secondary transactions.

Where CVC-PEF acquires an interest in a Target Fund in a secondaries transaction, CVC-PEF may acquire contingent liabilities of the seller of such interest. More specifically, where the seller has received distributions from the relevant Target Fund and, subsequently, that Target Fund recalls one or more of these distributions, CVC-PEF (as the purchaser of the interest to which such distributions are attributable and not the seller) may be obliged to return monies equivalent to such distributions to the Target Fund. While CVC-PEF may, in turn, make a claim against the seller for any such monies so paid to the Target Fund, there can be no assurances that CVC-PEF would prevail on such claim.

CVC-PEF may invest in Target Funds that may hold minority positions in certain portfolio companies.

The Target Funds in which CVC-PEF may invest may hold minority positions in certain portfolio companies or acquire securities that are subordinated vis-à-vis other securities as to economic or management rights or other attributes. The Target Funds may therefore have limited ability to protect their positions in, or liability arising from, such companies and might not always be in a position to protect their interests effectively, particularly if such portfolio companies pursue objectives which are inconsistent with those of the Target Funds.

The Target Funds may be required to dispose their assets in order to satisfy liabilities arising from other assets.

The assets of a Target Fund, including any investments made by the Target Fund, are available to satisfy all liabilities and other obligations of the Target Fund. If a Target Fund becomes subject to a liability, parties seeking to have the liability satisfied may have recourse to the Target Fund’s assets generally and not be limited to any particular assets, such as the asset representing the Investment giving rise to the liability. This may result in the Target Fund disposing of assets it holds in order to satisfy liabilities arising from other assets.

The manager of the Target Fund may have limited information at the time of an investment decision.

Investment analysis and decisions by the manager of a Target Fund may frequently be required to be undertaken on an expedited basis to take advantage of investment opportunities. In such cases, the information available to the manager of the Target Fund at the time of an investment decision may be limited, and the manager of the Target Fund may not have access to detailed information regarding the investment opportunity. Therefore, no assurance can be given that the manager of the Target Fund will have knowledge of all relevant circumstances that may adversely affect an investment. In addition, the manager of the Target Fund may rely upon independent consultants in connection with its evaluation of proposed investments; however, no assurance can be given that these consultants will accurately evaluate such investments, and the Target Fund may incur liability as a result of such consultants’ actions.

Where CVC-PEF invests into a Target Fund, it will become dependent on the management and portfolio company management of the Target Fund.

Where CVC-PEF invests into a Target Fund, it will expect that the sponsor of such Target Fund will devote such time as shall be necessary to conduct the business affairs of such Target Fund in an appropriate manner. However, the investment professionals of such Target Fund may also have certain responsibilities in respect of other Target Funds, may work on other projects, serve on other committees and have other responsibilities. These activities will generally require a commitment of time and resources which might otherwise be devoted to their activities in respect of the Target Fund, and therefore conflicts are expected to arise in the allocation of personnel and personnel’s time.

Control over the operation of the Target Funds’ day-to-day activities and management will be vested entirely with the general partners, managers and/or operators of the Target Funds. The Target Funds’ (and therefore CVC-PEF’s) future profitability will depend largely upon the business and investment acumen of the professionals of such Target Fund’s sponsor. CVC-PEF generally has no right or power to take part in the management of any Target Fund, and as a result, the investment performance of CVC-PEF will depend significantly on the actions of the sponsor managing the Target Funds and the skill and expertise of its personnel.

Investing in new or expanding companies normally involves a greater involvement as a shareholder on the part of a Target Fund than is the case with investments in public companies. It is typical of a private equity investor to have a seat on the supervisory board or board of directors of a portfolio company as a non-executive in a supervisory role which would enhance its ability to efficiently supervise and monitor its investment. Although a representative of a Target Fund may serve in such a role, it will generally be in a non-executive capacity and each portfolio company will be managed by its own officers who will generally not be associated with such Target Fund. Although the managers, general partners and/or operators of the Target Funds will be responsible for monitoring the performance of each investment, it will primarily be the responsibility of such portfolio company’s officers and management team to operate the portfolio company on a day-to-day basis. Although CVC-PEF generally intends to invest in Target Funds which invest in assets and companies with strong management, there can be no assurance that the existing management of such assets and companies will continue to operate as successfully as intended or in accordance with the Target Fund’s plans or that the management team of a portfolio company on the date an investment is made will remain the same throughout the period the investment is held by CVC-PEF. Additionally, there can be no assurance that portfolio companies will be able to attract, develop, integrate and retain suitable members of its management team and, as a result, such investment and CVC-PEF may be adversely affected thereby. The activity of identifying and implementing potential operating improvements of portfolio companies entails a high degree of uncertainty and there can be no assurance that such improvements will be able to be successfully implemented. To the extent that there are failings in the management of portfolio companies held by CVC-PEF and/or the Target Funds, any such failings may adversely affect the other returns and more generally the performance of CVC-PEF.

Investors will not have the opportunity to evaluate the management teams and service providers engaged with respect to any investments held directly or indirectly (via the Target Funds) by CVC-PEF, or the relevant economic, financial and other information which will be utilized by the Target Fund in selecting, structuring, monitoring and disposing of investments.

Use of subscription lines by the Target Fund may limit its ability to make distributions to its limited partners, including CVC-PEF.

A Target Fund may utilize one or more credit facilities or equity bridges for, among other things, making investments, paying management fees and other fund expenses, satisfying other liabilities of the Target Fund and/ or returning proceeds from investments to their limited partners. In connection therewith, to the extent that CVC-PEF becomes a limited partner of any of the Target Funds, it may be required to execute an investor acknowledgement for the benefit of the lenders to the relevant Target Fund under the subscription credit facility and may be required to acknowledge its obligations to pay its share of indebtedness up to CVC-PEF’s undrawn commitments of such Target Fund. If a Target Fund in which CVC-PEF has invested defaults on indebtedness secured by an investment, the lender may issue a drawdown notice for the purpose of repaying the secured indebtedness, depending on its terms. The exercise by any lenders of their drawdown right under a subscription credit facility would reduce the amount of capital otherwise available to a Target Fund for making investments and may negatively impact such Target Fund’s ability to make investments or achieve its investment objectives. In connection with one or more subscription credit facilities entered into by a Target Fund in which CVC-PEF has invested, distributions to its limited partners, including CVC-PEF, may be subordinated to payments required in connection with any indebtedness contemplated thereby.

CVC-PEF may hold non-controlling interests in certain investments and co-invest with a Target Fund.

CVC expects that in certain instances CVC-PEF will, indirectly or directly alongside a Target Fund, co-invest alongside other partners and invest in minority equity positions and/or hybrid and debt instruments. In such cases, CVC-PEF and such Target Fund may not have control over their investments and may have to follow decisions of other investors. Although as a condition of making an investment, CVC expects that appropriate rights generally will be sought to protect CVC-PEF’s interests, there can be no assurance that such rights will be available or that such rights will provide sufficient protection of CVC-PEF’s rights. In such cases, CVC-PEF will typically be significantly reliant on the other shareholders of such companies and/or investors of such projects, who may not be affiliated with CVC-PEF and whose interests may conflict with the interests of CVC-PEF.

More generally, the use of joint ventures and similar arrangement may limit the degree of control that a Target Fund can exercise with respect to certain portfolio companies.

CVC-PEF may need to maintain a sizeable cash and cash equivalent position in anticipation of satisfying capital calls in respect of its Investments.

As CVC-PEF may invest in Target Funds which are not fully funded and are eligible to make new investments, CVC-PEF will be required from time to time to fund capital calls of the Target Fund, in some cases during the course of several years. Generally, CVC-PEF will have limited notice to fund such capital calls and will be liable for significant penalties to the extent it defaults on any capital calls (potentially including the forfeiture of its interest in the relevant Target Fund). As a result, CVC-PEF may maintain a sizeable cash and cash equivalent position in anticipation of satisfying capital calls in respect of its Investments. The overall impact on performance due to holding a portion of CVC-PEF’s assets in cash and cash equivalents could be negative.

F.
Risks Related to Specific Investments

CVC-PEF may invest in securities on financially troubled and highly leveraged companies.

CVC-PEF may invest in securities of financially troubled companies and securities of highly leveraged companies. While these investments are likely to be particularly risky, they also may offer the potential for correspondingly high returns. Under certain circumstances, payments and distributions by such companies may be reclaimed on bankruptcy or insolvency if any such payment is later determined to have been a preferential payment which would affect CVC-PEF’s returns.

CVC-PEF may invest in publicly traded securities.

CVC-PEF may invest in securities that are publicly traded and are, therefore, subject to the risks inherent in investing in public securities. When investing in public securities, CVC-PEF may be unable to obtain financial covenants or other contractual governance rights. Moreover, CVC-PEF may not have the same access to information in connection with investments in public securities, both before and after making the investment, as compared to privately negotiated investments. Furthermore, CVC-PEF may be limited in its ability to make investments, and to sell existing investments, in public securities if CVC has material, non-public information regarding the issuer or as a result of other policies or requirements. In addition, securities acquired of a public company may, depending on the circumstances and securities laws of the relevant jurisdiction, be subject to lock-up periods.

CVC-PEF may employ new investment techniques and instruments which may result in unsuccessful investments and losses to CVC-PEF.

Subject to the terms of the Fund LPA, the Memorandum and applicable law, CVC-PEF may employ new investment techniques or invest in new instruments that CVC believes will help achieve CVC-PEF’s investment objectives, whether or not such investment techniques or instruments are specifically described herein. Such investments may entail risks not described herein. New investment techniques or instruments may not be thoroughly tested in the market before being employed and may have operational or theoretical shortcomings which could result in unsuccessful investments and, ultimately, losses to CVC-PEF. In addition, any new investment technique or instrument developed by CVC-PEF may be more speculative than earlier investment techniques or instruments and may involve material and unanticipated risks.

The private equity investments held by CVC-PEF are subject to the same types of risks associated with an investment in any operating company and the securities of the portfolio companies in which CVC-PEF may invest, tend to be more illiquid, and highly speculative.

Private equity is a common term for investments that are typically made in private or public companies through privately negotiated transactions, and generally involve equity-related finance intended to elicit a positive change in an operating company (e.g., providing growth capital, recapitalizing a company or financing an acquisition). The investments held by CVC-PEF involve the same types of risks associated with an investment in any operating company. However, securities of the portfolio companies in which CVC-PEF may invest, tend to be more illiquid, and highly speculative. Private equity has generally been dependent on the availability of debt or equity financing to fund the acquisitions of their investments. Depending on market conditions, however, the availability of such financing may be reduced dramatically, limiting the ability of private equity funds to obtain the required financing or reducing their expected rate of return.

The regulatory environment for private investment funds continues to evolve, and changes in the regulation of private investment funds may adversely affect the value of CVC-PEF’s Investments and the ability of CVC-PEF to implement its investment strategy (including the use of leverage). The financial services industry generally and the activities of private investment funds and their investment advisers, in particular, have been the subject of increasing legislative and regulatory scrutiny. Such scrutiny may increase CVC-PEF’s and/or CVC’s legal, compliance, administrative and other related burdens and costs as well as regulatory oversight or involvement in CVC-PEF and/or CVC’s business. There can be no assurances that CVC-PEF or CVC will not in the future be subject to regulatory review or discipline. The effects of any regulatory changes or developments on CVC-PEF may affect the manner in which it is managed and may be substantial and adverse.

Investing in derivatives may expose CVC-PEF to substantial risks, including counterparty credit risk, leverage risk, and regulatory compliance costs.

CVC-PEF may, directly or indirectly, use various derivative instruments for hedging purposes. Use of derivative instruments presents various risks. For example, when used for hedging or synthetic investment purposes, an imperfect or variable degree of correlation between price movements of the derivative instrument and the underlying investment sought to be hedged or tracked may prevent CVC-PEF from achieving the intended hedging effect or expose CVC-PEF to the risk of loss. Derivative instruments, especially when traded in large amounts, may not be liquid in all circumstances, so that in volatile markets CVC-PEF may not be able to close out a position without incurring a loss. In addition, daily limits on price fluctuations and speculative position limits imposed by regulators, exchanges, or other trade execution facilities on which CVC-PEF may conduct its transactions in derivative instruments may prevent prompt liquidation of positions, subjecting CVC-PEF to the potential of greater losses. Derivative instruments that may be purchased or sold by CVC-PEF may include instruments not traded on an exchange or centrally cleared. Derivative instruments not traded on exchanges or centrally cleared are also not subject to the same type of government regulation as exchange-traded or cleared instruments, and many of the protections afforded to participants in a regulated environment may not be available in connection with such transactions. The risk of non-performance by the obligor on such an instrument may be greater and the ease with which CVC-PEF can dispose of or enter into closing transactions with respect to such an instrument may be less than in the case of an exchange-traded or cleared instrument. In addition, significant disparities may exist between “bid” and “asked” prices for derivative instruments that are not traded on an exchange or similar trade execution facility. Additionally, when a company defaults or files for bankruptcy court protection, the use of derivative instruments may present special risks associated with the potential imbalance between the derivatives market and the relevant underlying debt, equity or other market. In such a situation, physical certificates representing such debt or equity may be required to be delivered to settle trades and the potential shortage of such actual certificates relative to the number of derivative instruments may cause the price of the actual certificated debt instruments to rise, which may adversely affect the holder of such derivative instruments. The stability and liquidity of derivative investments depends in large part on the creditworthiness of the parties to the transactions. If there is a default by the counterparty to such a transaction, CVC-PEF will under most normal circumstances have contractual remedies pursuant to the agreements related to the transaction. However, exercising such contractual rights may involve delays or costs which could result in a loss to CVC-PEF. Furthermore, there is a risk that any of such counterparties could become insolvent. Also, it should be noted that in entering into derivative transactions, CVC-PEF may not have the right to vote on matters requiring a vote of holders of the underlying investment. Moreover, derivative instruments, and the terms relating to the purchase, sale or financing thereof, are also typically governed by complex legal agreements. As a result, there is a higher risk of dispute over interpretation or enforceability of the agreements. It should also be noted that the regulation of derivatives is evolving in the European Union and outside of the European Union and in other jurisdictions and is expected to increase, which could impact CVC-PEF’s ability to transact in such instruments and the liquidity of such instruments.

CVC may cause CVC-PEF to take advantage of investment opportunities with respect to derivative instruments that are neither presently contemplated nor currently available, but which may be developed in the future, to the extent such opportunities are both consistent with CVC-PEF’s Investment objectives and limitations and legally permissible. Any such investments may expose CVC-PEF to unique and presently indeterminate risks, the impact of which may not be capable of determination until such instruments are developed and/or CVC determines to make such an investment.

CVC-PEF’s investments in the sport sector are subject to certain interdependent risks which could materially impact CVC-PEF’s performance

CVC-PEF may invest, either independently or alongside other CVC Funds, in investments in the sport sector (including, without limitation, in professional and non-professional sport franchises and teams, sport leagues or other governing bodies and businesses, infrastructures and/or service providers related to the sport industry). There are numerous interdependencies in the sport sector, and as such, challenges in one area may have a disproportionate impact on the success of an investment in such sector. For example, revenue streams in the sport sector have historically been, and are expected to continue to be, challenged by various factors, including, but not limited to, the popularity of a certain sport or team, sponsorship revenue, digital subscription and hosting revenues, retail, merchandising, apparel and product licensing revenue through product sales, broadcasting revenue, performance-based share of league broadcasting revenue, media rights agreements (which may be struck on behalf of a league or be subject to geographic restrictions or exclusivity rights), and match day revenue through ticket sales. As such, the success of investments in this sector will be dependent on the popularity of the corresponding league or leagues (or league equivalent, depending upon sport) and the degree of success the relevant team or league achieves, which is expected to directly influence fan enthusiasm, which in turn is expected to impact viewership and advertising revenues.

The governance rules of professional sport leagues impose significant operational and other covenants or restrictions on investments in and regarding teams and related businesses. Such governance rules are more expansive and restrictive than the contractual arrangements and restrictions associated with investments in most other operating businesses. An investment in the sport sector by CVC-PEF may subject CVC-PEF to some or all of such governance rules (and CVC-PEF will have limited or no ability to negotiate any amendments to, or exclusions from, such governance rules). Such governance rules may: (i) require CVC-PEF to enter into guarantees and/or uncapped indemnities with the relevant league or governing body thereof (meaning that, to the extent any claim is made under a guarantee or an uncapped indemnity, CVC-PEF could not only lose its capital invested in the relevant league or team but also be required to fund additional amounts of capital to meet its guarantee or indemnification obligations) which may: (a) decrease the liquidity available to provide funds for distributions to Unitholders and/or to fund redemptions; and (b) increase the risk of default or insolvency of one or more CVC-PEF entities; (ii) require CVC-PEF to make an investment via a well-capitalized holding company with an established operating history and prevent the winding-up of such holding company without the prior consent of the league; (iii) require disclosure by CVC-PEF of information regarding CVC, CVC-PEF and/or the shareholders; (iv) restrict CVC-PEF’s ability to incur indebtedness in connection with an investment in a specific sport team or league (or related business); (v) restrict the nature and timing of CVC-PEF’s sale of such investments (including imposing minimum holding periods or league approval before engaging in a sale); (vi) impose minimum or maximum holding percentages in respect of such investments; (vii) limit investments only to investors selected by the relevant league or governing body thereof; (viii) restrict ownership interests in multiple teams or other assets within the same league or sport or other cross-ownership restrictions within the sports sector including as it relates to betting/gaming (e.g., a broadcaster and a league); (ix) restrict CVC-PEF’s ability to make investments that the league has determined to be competitive to, or detrimental to the reputation of, such league and, similarly, limit the outside business interests of the shareholders; and (x) otherwise impose certain burdensome requirements and restrictions on CVC-PEF and its operations, each of which may reduce competition, potentially impacting the ability of CVC-PEF to source or exit attractive investments in the sport sector or limit the ability of CVC-PEF to make a follow-on investments in an existing investment in such sector. The foregoing governance rules have been imposed (and continue to be imposed) by sports leagues and teams in multiple geographies (notably the United States of America). Accordingly, to the extent CVC-PEF makes an investment in a sports league or team based in any such geography, including but not limited to the United States of America, then it is anticipated all such governance rules will apply to CVC-PEF’s investment in such league or team.

In addition, if an investment is exposed to a particular sport team, the success of such investment may be dependent on the success of such team which is highly dependent on the talent of members of their management, coaching staff and players, and there is often high turnover among players and staff. Competition for talented players and staff is, and is expected to continue to be, intense. A team’s ability to attract and retain talent impacts, among other things, its ability to win and to attract and retain fans. Talent attraction and retention is consequently critical to the business, results of operations, financial condition and cash flows of the team and the related investment. Past performance of a team with regard to each of these factors is not indicative of future success, and failure in any one area could result in a material negative effect on the results of an investment’s operations.

The governing bodies of sport leagues have imposed, and may impose in the future, various rules, regulations and other restrictions and directives in various forms, any of which could have a material negative effect on the business of an investment in a sports team and/or a sport-related investment and its results of operations, or on CVC-PEF itself. Further, investments in teams may require the approval of players or the players’ union and/or other representatives and other stakeholders (including the relevant leagues or governing body thereof). Obtaining such approvals may increase the administrative burden and overall transaction expenses related to such investments and as a result, a failure to obtain any such required approval may result in broken deal expenses. In addition, in many countries, national or regional governments may impose laws or regulations to control which persons can invest in sport leagues or teams or otherwise exert influence over league or team ownership. The heightened political and media scrutiny of owning sports assets may result in adverse media coverage, regulatory investigations and litigation.

In the event of a public health emergency, pandemic, collective bargaining dispute that leads to a strike, or any other situation that could adversely impact the ability of a team to play, and/or for the whole league to play, whether for one or more games, or a season or more, such a situation could adversely impact any investments that are in any way dependent on the sport sector to generate revenue, potentially materially so. This includes not only teams themselves, but companies that sell sporting equipment or memorabilia, provide tickets to sporting events, own or run the stadiums that host sporting events, broadcast sports, sport management and/or marketing agencies and more. Even if a sport can be played, revenue may be lost if the ability to have live spectators is significantly impacted (including where the number of live spectators is permitted but limited), as was seen with many sports as a result of the COVID-19 pandemic.

Finally, the valuation of investments in sports-related assets, including professional and non-professional teams, leagues, and associated businesses, involves significant uncertainties and risks that may affect CVC-PEF’s reported and realized returns. Such valuations are inherently subjective due to limited comparable market data, complex ownership structures, and the unique nature of sport investments, including intangible elements such as brand value, media rights, and fan loyalty. Valuations may be particularly challenging due to the unpredictability of revenue streams for the reasons detailed above. Additionally, the value of sport investments can be materially affected by various factors including, but not limited to, changes in league regulations, media consumption patterns, technology disruption, economic conditions affecting discretionary spending, competition from other entertainment options, and the limited pool of qualified buyers upon exit. The combination of these factors, along with potential restrictions on ownership transfer and complex stakeholder relationships described above, creates significant complexity in determining both entry and exit valuations, which could materially impact CVC-PEF’s performance.

CVC-PEF is subject to credit risk that could result in an impairment or loss of the investment.

One of the fundamental risks associated with investments in liquid assets is credit risk, which is the risk that an underlying issuer or borrower will be unable to make principal and interest payments on its outstanding debt obligations when due or otherwise defaults on its obligations to CVC-PEF and/or that the guarantors or other sources of credit support for such persons do not satisfy their obligations. CVC-PEF’s return to investors would be adversely impacted if an underlying issuer of debt investments or a borrower under a loan in which CVC-PEF may invest becomes unable to make such payments when due. Although CVC-PEF may make investments that CVC believes are secured by specific collateral the value of which may initially exceed the principal amount of such investments or CVC-PEF’s fair value of such investments, there can be no assurance that the liquidation of any such collateral would satisfy the borrower’s obligation in the event of non-payment of scheduled interest or principal payments with respect to such investment, or that such collateral could be readily liquidated. In addition, in the event of bankruptcy of a borrower, CVC-PEF could experience delays or limitations with respect to its ability to enforce rights against and realize the benefits of the collateral securing an investment. Under certain circumstances, collateral securing an investment may be released without the consent of CVC-PEF or CVC-PEF’s expected rights to such collateral could, under certain circumstances, be voided or disregarded. The investments in secured debt may be unperfected for a variety of reasons, including the failure to make required filings by lenders and, as a result, CVC-PEF may not have priority over other creditors as anticipated. Furthermore, CVC-PEF’s right to payment and its security interest, if any, may be subordinated to the payment rights and security interests of the senior lender. Certain of these investments may have an interest-only payment schedule, with the principal amount remaining outstanding and at risk until the maturity of the investment. In addition, certain instruments may provide for payments-in-kind payments, which have a similar effect of deferring current cash payments. In both cases, an underlying issuer’s ability to repay the principal of an investment may be dependent upon a liquidity event or the long-term success of the company, the likelihood of which is uncertain. With respect to investments in any number of credit products, if the borrower or underlying issuer breaches any of the covenants or restrictions under the indenture governing notes or the credit agreement that governs loans of such underlying issuer or borrower, it could result in a default under the applicable indebtedness as well as the indebtedness held by CVC-PEF. Such default may allow the creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. This could result in an impairment or loss of the investment or result in a pre-payment (in whole or in part) of the investment.

Credit risk may also arise through a default by one or several large institutions that are dependent on one another to meet their liquidity or operational needs, so that a default by one institution causes a series of defaults by the other institutions. This is sometimes referred to as a “systemic risk” and may adversely affect financial intermediaries, such as clearing houses, banks, securities firms and exchanges, with which CVC-PEF interacts.

CVC-PEF is subject to credit investment risks which include loss of principal and accrued interest on the investments.

The performance of and investor yield on the credit investments made by CVC-PEF may be affected by the default or perceived credit impairment of investments and by general or sector-specific credit spread widening. Credit risks associated with the Investments include (among others): (i) the inability of portfolio companies to meet their debt service obligations as a result of lower than anticipated earnings or a rise in interest rates; (ii) the decline in value of portfolio companies’ assets; and (iii) the inability of portfolio companies to refinance their debt instruments at maturity. For reasons not necessarily attributable to any of the risks set forth herein (for example, supply/demand imbalances or other market forces), the value of investments may decline substantially. An economic downturn and/or rising interest rates could severely disrupt the market and adversely affect the value of investments and/or the ability of the portfolio companies to pay interest or repay the principal. In the event of a default by a portfolio company, CVC-PEF will bear a risk of loss of principal and accrued interest on that investment. A portfolio company may default on its obligations for a variety of reasons, including (among others) non-payment of principal or interest, as well as breaches of contractual covenants.

A portfolio company in default may become subject to restructuring negotiations or may be restructured by, for example, reducing the interest rate, writing-down the principal of its debt (potentially in exchange for equity in the portfolio company), and/or changing the contractual terms and conditions of its debt instruments. Any such process may be an expensive and lengthy process and therefore have a material negative effect on CVC-PEF’s return on the Investment. In addition to costs incurred by the portfolio company during such a process, significant costs might also be imposed on the lender, further affecting the anticipated return of CVC-PEF. The secondary market liquidity in such defaulted investments would likely be limited and, where a defaulted investment is sold, it is unlikely that the proceeds from such sale will be equal to the amount of unpaid principal and interest owed on that investment. Additional credit investment risks are set out as follows:

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Usury Limitations. While not anticipated at the outset, interest charged on loans owned by CVC-PEF may be subject to state usury laws imposing maximum interest rates and penalties for violation, including restitution of excess interest and unenforceability of debt.
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Prepayment Risk. The terms of underlying debt instruments in which CVC-PEF may invest may allow portfolio companies to voluntarily prepay underlying debt instruments at any time, either with no or a nominal prepayment premium. This prepayment right could result in a portfolio company repaying the principal on an obligation held by CVC-PEF earlier than expected. This may occur upon a change of control of a portfolio company or as a result of a refinancing of the debt due to the portfolio company’s improved financial performance or a lower available cost of debt in the market. The yield and total profit generated by CVC-PEF may be affected by the rate of prepayment of its investments. Assuming an improvement in credit market conditions, early repayments of the debt held by CVC-PEF could increase. To the extent early prepayments increase, they may have a material adverse effect on CVC-PEF’s investment objectives and profits. If CVC-PEF is unable to reinvest the proceeds of such prepayments in new investments at a similar return as the prior investment, the proceeds generated by CVC-PEF will decline.

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Secured Debt Instruments. CVC-PEF may invest in secured debt, including senior secured loans and bonds. When CVC-PEF acquires a secured instrument in a portfolio company, it will generally have the benefit of a security interest over the shares and/or certain assets of the portfolio company. While this should mitigate the risk that CVC-PEF will not be repaid, there is a risk that the collateral securing CVC-PEF’s underlying debt instrument may decrease in value over time, may be difficult to sell in a timely manner, may be difficult to appraise, or may fluctuate in value based upon the success of the business and market conditions, including as a result of the inability of the portfolio company to raise additional capital. In addition, deterioration in a portfolio company’s financial condition and prospects, including its inability to raise additional capital, may be accompanied by deterioration in the value of the collateral for the underlying debt instrument. In addition, CVC-PEF’s lien could be subordinated to claims of other creditors. Consequently, the fact that an underlying debt instrument is secured does not guarantee that CVC-PEF will receive principal and interest payments according to the underlying debt instrument’s terms or that CVC-PEF will be able to recover the value of the loan should it enforce its remedies.
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Subordinated Instruments. CVC-PEF may invest in subordinated instruments, including second lien, mezzanine and payment-in-kind (“PIK”) instruments, which involve a high degree of risk with no certainty of any return of capital. Although subordinated instruments are typically senior to common stock and other equity securities in the capital structure, they may be either contractually or structurally subordinated to large amounts of senior debt and are occasionally unsecured. Subordinated instruments may also be structurally subordinated, for example in the case of an investment at the holding company level. Investments in highly leveraged issuers of such subordinated instruments are intrinsically more sensitive to declines in issuer revenues and to increases in issuer expenses. Issuers may face intense competition, changing business and economic conditions or other developments that may adversely affect their performance. Moreover, rising interest rates may increase an issuer’s interest expense. There can be no assurance that an issuer will generate sufficient cash to service its obligations. Moreover, a debt security or obligation bearing PIK interest will generally have a higher risk of non-payment of interest since there may be no cash payments of interest from the issuer prior to maturity or refinancing. In addition, many of the remedies available to subordinated debt holders are available only after satisfaction of claims of senior creditors. Therefore, in the event that an issuer does not generate adequate cash flow to service its debt obligations, CVC-PEF may suffer a partial or total loss of invested capital.
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Unitranche Loans. CVC-PEF may invest in unitranche debt, which is an instrument that combines senior secured debt and subordinated debt into a single debt instrument. Unitranche loans provide leverage levels comparable to a combination of first lien and second lien or subordinated loans, and may rank junior to other debt instruments issued by the underlying issuer. Unitranche loans generally allow the borrower to make a large lump sum payment of principal at the end of the loan term, and there is a heightened risk of loss if the borrower is unable to pay the lump sum or refinance the amount owed at maturity. In addition, because unitranche loans are a newer form of debt instrument and they have not been fully evaluated through a credit cycle, they may subject CVC-PEF to risks that cannot be fully identified at this time. Further, the complex terms of unitranche debt have not yet been widely tested in bankruptcy and restructuring situations. As a result, default and loss expectations are more difficult to estimate with respect to unitranche debt as compared to other forms of debt instruments such as senior loans and subordinated debt instruments. In particular, in a bankruptcy proceeding involving a unitranche loan, there is a risk that the entire unitranche loan will be viewed as a single secured claim. If the collateral is insufficient to secure the entire unitranche loan, it may be deemed as an unsecured claim in its entirety. The untested nature of unitranche loan arrangements also exposes CVC-PEF to a heightened risk of litigation among the lender group in the event of bankruptcy.
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Unrated or Low-Grade Debt Instruments. CVC-PEF may invest in unrated or low grade debt instruments (including in “high yield” bonds, and preferred securities and distressed debt) that are generally considered to be predominantly speculative with respect to the issuer’s capacity to pay interest and repay the principal and are subject to greater risk of loss of principal and interest than higher-rated and comparable non-rated debt instruments. CVC-PEF may invest in debt instruments which rank junior to other outstanding instruments and obligations of the issuer, all or a significant portion of which may be secured on substantially all of that issuer’s assets. Instruments in the lower rated categories and comparable non-rated instruments are also generally considered to be subject to greater risk than instruments with higher ratings or comparable non-rated instruments in the case of deterioration of general economic conditions. Because investors generally perceive that there are greater risks associated with lower rated and comparable non-rated instruments, the yields and prices of such instruments may be more volatile than those for higher rated and comparable non-rated instruments. The market for lower rated and comparable non-rated instruments is thinner, often less liquid and less active than that for higher rated or comparable non-rated instruments, which can adversely affect the prices at which these instruments can be sold and may even make it difficult to sell such instruments. As such, the timing of cash distributions to investors is uncertain and unpredictable. In addition, debt instruments may also not be protected by financial covenants or limitations on additional indebtedness.
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Loans and Participations. CVC-PEF may invest in loans and participations. These obligations are subject to unique risks, including, without limitation: (i) the possible invalidation of an investment transaction as a fraudulent conveyance under relevant creditors’ rights laws; (ii) so-called lender-liability claims by the issuer of the obligations; (iii) environmental liabilities that may arise with respect to collateral securing the obligations; (iv) adverse consequences resulting from participating in such instruments with other institutions with lower credit quality; and (v) limitations on the ability of CVC-PEF to directly enforce its rights with respect to participations. The underlying debt instruments held by CVC-PEF may include funded term loans, delayed-draw term loans, revolving credit facilities or similar debt facilities. These instruments may be ranked senior, super-senior or subordinated to other instruments and liabilities in the capital structure, such ranking determined by the structure or contractual terms of the transaction, including via a “first-out/last-out” structure.

Successful claims by third parties arising from these and other risks, absent bad faith, may be borne by CVC-PEF. Loans are frequently traded on the basis of standardized documentation which is used in order to facilitate trading and market liquidity. There can be no assurance, however, that future levels of supply and demand in loan trading will provide an adequate degree of liquidity or that the current level of liquidity will continue or that the same documentation will be used in the future. The settlement of trading in loans often requires the involvement of third parties, such as facility or security agents, and there presently is no central clearing house or authority which monitors or facilitates the trading or settlement of all loan trades. Often, settlement may be delayed based on the actions of a third party or counterparty, and adverse price movements may occur in the time between trade and settlement, which could result in adverse consequences for CVC-PEF. CVC-PEF may acquire interests in loans directly by way of assignment. The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a contracting party under the credit agreement with respect to the debt obligation; however, its rights may be more restricted than those of the assigning institution. In addition, if CVC-PEF acquires a loan pursuant to an assignment, it is possible that the claim of CVC-PEF may be subject to attack (i.e., equitable subordination or disallowance) as a result of the conduct of the assignee.

CVC-PEF may also acquire interests in loans indirectly by way of participation. In certain circumstances, investing in the form of a participation may be the most advantageous or only route for CVC-PEF to make or hold an investment, including in light of limitations relating to local law and regulation or the willingness of agents or borrowers to allow CVC-PEF to become a lender of record. Even in circumstances where CVC-PEF is a lender of record, it may have limited influence on voting and decision making under the relevant loan agreement, and the degree of control that CVC-PEF has will depend on debt holdings in the particular investment and the commitment thresholds required to effect amendments and waivers under the relevant loan documentation. In purchasing participations, CVC-PEF may have no direct right to enforce compliance by the borrower with the terms of the loan agreement, may have limited or no voting rights because CVC-PEF will not be the lender of record or the loan agreement restricts participation voting rights and/or CVC-PEF may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. As a result, CVC-PEF may assume the credit risk of both the borrower and the institution selling the participation to it.

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Convertible Securities. CVC-PEF may acquire convertible securities that are bonds, debentures, notes, preferred stocks or other types of convertible securities. A convertible security generally entitles the holder to receive interest that is generally paid or accrued on debt or a dividend that is paid or accrued on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Convertible securities have unique investment characteristics in that they generally (i) have higher yields than common stocks, but lower yields than comparable non-convertible securities, (ii) are less subject to fluctuation in value than the underlying common stock due to their fixed income characteristics and (iii) provide the potential for capital appreciation if the market price of the underlying common stock increases. A convertible security may be subject to redemption at the option of CVC-PEF at a price established in the convertible security’s governing instrument. If a convertible security held by CVC-PEF is called for redemption, CVC-PEF may be required to redeem the security, convert it into the underlying common stock or sell it to a third party. Any of these actions could have an adverse effect on CVC-PEF’s ability to achieve its investment objective.
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Options; Warrants. CVC-PEF may invest in or otherwise receive options, warrants or rights. Warrants, options and rights generally give the holder the right to receive, upon exercise, a security of the issuer at a stated price. Risks associated with the use of warrants, options and rights are generally similar to risks associated with the use of options. Unlike most options, warrants and rights are issued in specific amounts, and warrants generally have longer terms than options. Warrants and rights are not likely to be as liquid as exchange-traded options backed by a recognized clearing agency. In addition, the terms of warrants or rights may limit CVC-PEF’s ability to exercise the warrants or rights at such time, or in such quantities, as CVC-PEF would otherwise wish. When CVC-PEF holds an option or warrant, it runs the risk that it will lose its entire investment in such option or warrant in a relatively short period of time, unless CVC-PEF exercises such option or warrant or enters into a closing transaction with respect to such option or warrant during the life of such option or warrant. If the price of the underlying security does not rise or fall to an extent sufficient to cover the option or warrant premium and transaction costs, CVC-PEF will lose part or all of its investment in such option or warrant. There is no assurance that CVC-PEF will be able to effect closing transactions at any particular time or at any acceptable price.
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Origination of Debt or Debt-Linked Securities. As a result of CVC-PEF’s investment activities, it is possible that CVC-PEF could be deemed to be engaged in the origination of debt or debt-linked securities, including hybrid debt and preferred equity, for purposes of the applicable laws in jurisdictions in which such activities take place. Such laws are often highly complex and may include licensing requirements. The licensing processes can be costly, lengthy and can be expected to subject a debt originator to increased regulatory oversight. In some instances, the process for obtaining a required license or exception certificate may require disclosure to regulators or to the public of information about CVC-PEF or its direct or indirect investors, their investments, their investment strategies and business activities, their management or controlling persons or other matters. Such disclosures may provide competitors with information that allows them to benefit at the expense of CVC-PEF, which could have a material adverse effect on CVC-PEF. Failure, even if unintentional, to comply fully with applicable laws may result in sanctions, fines, or limitations on the ability of CVC-PEF to do business in the relevant jurisdiction or to procure required licenses in other jurisdictions, all of which could have a material adverse effect on CVC-PEF.
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Cross-Collateralization. CVC-PEF may, through entry into a subscription facility, engage in financings where several investments are cross-collateralized, thereby subjecting CVC-PEF to loss in respect of multiple investments. As a result, CVC-PEF could lose its interests in performing investments in the event such investments are cross-collateralized with poorly performing or non-performing investments.
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EU Securitisation Regulation. Regulation (EU) No. 2017/2042 (the “EU Securitisation Regulation”) requires “institutional investors”, prior to making an investment in a “securitisation”, to verify: (a) that the “originator”, “sponsor” or “original lender” of the securitisation will retain, on an ongoing basis, a material net economic interest of not less than 5% in that securitisation; and (b) that the securitisation meets certain criteria including, without limitation, transparency criteria, i.e., information and reports are to be provided to investors in the securitisation, and criteria as to the underlying loans or other assets held by the securitisation (together, the “EU Risk Retention and Due Diligence Requirements”). The EU Securitisation Regulation also places ongoing compliance obligations on institutional investors with regard to investments in securitisations, including, without limitation, requirements to monitor and stress test such positions on an ongoing basis (together, the “Ongoing Monitoring Requirements”). Similar requirements are also prescribed by earlier European Union legislation.

The term “securitisation” under the EU Securitisation Regulation is defined broadly and refers to a transaction or scheme whereby the credit risk associated with an exposure or a pool of exposures is tranched and has certain characteristics, including that: (i) payments in the transaction or scheme are dependent upon the performance of the exposure or of the pool of exposures; and (ii) the subordination of tranches determines the distribution of losses during the ongoing life of the transaction or scheme. Collateralized loan obligations and other traditional securitisations involving the issuance of securities typically fall within the definition but the issuance of securities or bonds is not required for a transaction to constitute a “securitisation”. The Investment Adviser is authorized under the Investment Adviser Act and hence will be an “institutional investor” with respect to CVC-PEF for the purposes of the EU Securitisation Regulation. Where CVC is unable to comply with the EU Risk Retention and Due Diligence Requirements including where, for example, the proposed securitisation is not structured or managed in accordance with the criteria set out in the EU Securitisation Regulation, or determines that it is unable to comply with the Ongoing Monitoring Requirements for whatever reason, CVC-PEF will be unable to invest in the securitisation. If CVC-PEF invests in a securitisation, CVC will be required to comply with the EU Risk Retention and Due Diligence Requirements and Ongoing Monitoring Requirements. As a result, CVC may incur liabilities and/or additional costs and expenses in connection with the Investment, for which it may seek reimbursement from CVC-PEF.

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Insolvency Considerations. Any investments held by CVC-PEF may be subject to various laws enacted in the home country, jurisdiction or state of the applicable borrower for the protection of creditors. Insolvency considerations may differ depending on the jurisdiction in which each borrower is formed and/or located and may differ depending on whether the borrower is a non-sovereign or a sovereign entity. If a court in a lawsuit brought by an unpaid creditor or representative of creditors of a borrower entity, such as a trustee in bankruptcy, were to find that the borrower did not receive fair consideration or reasonably equivalent value for incurring the indebtedness constituting such investment and, after giving effect to such indebtedness, the borrower: (i) was insolvent; (ii) was engaged in a business for which the remaining assets of such borrower constituted unreasonably low capital; or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature, such court could invalidate, in whole or in part, such indebtedness as a fraudulent conveyance, subordinate such indebtedness to existing or future creditors of the borrower or recover amounts previously paid by the borrower in satisfaction of such indebtedness. The measure of insolvency for purposes of the foregoing will vary. There can be no assurance as to what standard a court would apply in order to determine whether the borrower was “insolvent” after giving effect to the incurrence of the indebtedness constituting the investment, or that, regardless of the method of valuation, a court would not determine that the borrower was “insolvent” upon giving effect to such incurrence. In addition, in the event of the insolvency of a borrower, payments made on the applicable loan could be subject to avoidance as a “preference” if made within a certain period of time (which may be as long as one (1) year and (1) one day) before insolvency. In addition, if a borrower is the subject of a bankruptcy proceeding, payments to CVC-PEF with respect to such investment may be delayed or diminished as a result of the exercise of various powers of the bankruptcy court, including the following: (A) an “automatic stay,” under which CVC-PEF will not be able to institute proceedings or otherwise enforce its rights against the borrower or obligor with respect to CVC-PEF’s investment without permission from the court; (B) conversion by the bankruptcy court of CVC-PEF’s investment into more junior debt or into an equity obligation of the borrower or obligor; (C) modification of the terms of CVC-PEF’s investment by the bankruptcy court, including reduction or delay of the interest or principal payments thereon; and (D) grant of a priority lien to a new money lender to the borrower or obligor on the applicable loan.

The value of the Investments in Debt and Other Securities may be impacted by various laws enacted in the jurisdictions of incorporation of the borrowers or from which the borrowers conduct their business and they hold their assets and may adversely affect such borrowers’ abilities to make payment on a full or timely basis.

CVC-PEF may find it necessary or desirable to enforce the security for loans that it holds. The enforcement process varies between different jurisdictions where the loan and/or the assets which secure the loan are located, and may be lengthy and expensive, and may result in differing rates of recovery from jurisdiction to jurisdiction. Borrowers may resist enforcement actions by asserting numerous claims, counterclaims and defenses against CVC-PEF, including lender liability claims and defenses, even when such assertions may have no basis in fact, in an effort to prolong enforcement actions and force lenders into a modification of the loans or a favorable buy-out of the borrowers’ positions. In certain jurisdictions, if the borrower files for bankruptcy or utilizes other debtor relief options, this may have the effect of staying any enforcement actions and further delaying the enforcement process. Such a stay on enforcement, and therefore payments to be made to CVC-PEF, would likely adversely affect the value of CVC-PEF’s Investments. In the event of the bankruptcy of a borrower, the loan to such borrower and the security therefore will be subject to the creditor equalization provisions of the law applicable in the relevant jurisdiction (which may include forgiveness of debt, the creation of super-priority liens in favor of certain creditors and the application of certain well-defined claims procedures). Other limitations derived from borrower insolvency may affect the security; in certain jurisdictions, the amount secured by the security is limited to the value of the underlying collateral at the time of bankruptcy, and there may be other jurisdiction-specific issues that negatively impact borrowers’ ability to make payments to CVC-PEF, or CVC-PEF’s recovery in a restructuring or insolvency, which may adversely affect CVC-PEF.

CVC-PEF’s Investments and the collateral underlying those investments may be subject to various laws for the protection of creditors in the jurisdictions of incorporation of the borrowers concerned and, if different, the jurisdictions in which they conduct business and/or hold assets. Such differences in law may also adversely affect the rights of CVC-PEF as a subordinated lender with respect to other creditors. Additionally, CVC-PEF, as a creditor, may experience less favorable treatment under different insolvency regimes than those that apply in other jurisdictions, including in cases where CVC-PEF seeks to enforce any security it may hold as a creditor.

CVC-PEF may be subject to reinvestment risks and maturity risks related to its bond investments.

Many agency, corporate and municipal bonds, and all mortgage-backed securities, contain a provision that allows the issuer to “call” all or part of the issue before the bond’s maturity date. The issuer usually retains the right to refinance the bond in the future if market interest rates decline below the coupon rate. There are three disadvantages to the call provision. First, the cash flow pattern of a callable bond is not known with certainty. Second, because the issuer will call the bonds when interest rates have dropped, CVC-PEF is exposed to reinvestment rate risk — CVC-PEF will have to reinvest the proceeds received when the bond is called at lower interest rates. Finally, the capital appreciation potential of a bond will be reduced because the price of a callable bond may not rise much above the price at which the issuer may call the bond.

In certain situations, CVC-PEF may purchase a bond of a given maturity as an alternative to another bond of a different maturity. Ordinarily, under these circumstances, CVC-PEF will make an adjustment to account for the differential interest rate risks in the two bonds. This adjustment, however, makes an assumption about how the interest rates at different maturities will move. If yield movements deviate from this assumption, there is a yield-curve or maturity risk. Another situation where yield-curve risk should be considered is in the analysis of bond swap transactions where the potential incremental returns are dependent entirely on the parallel shift assumption for the yield curve.

CVC-PEF may be subject to risks related to various benchmark interest rates which could adversely impact its operations and expected returns on investments.

To the extent investments in Debt and Other Securities made by CVC-PEF are subject to a variable interest rate based on (or calculated with reference to) the Secured Overnight Financing Rate (“SOFR”), the Secured Overnight Index Average (“SONIA”), the Euro Interbank Offered Rate (“EURIBOR”), the Canadian Dollar Offered Rate (“CDOR”) or any other offered rate, benchmark or index (collectively, “Benchmark Rates”), CVC-PEF will be subject to certain material risks, some of which are described below.

Certain Benchmark Rates have historically been, may presently be, and/or may in the future become, the subject of manipulation, regulatory scrutiny and/or reform, phase-out, permanent discontinuation, replacement, tremendous volatility, and other change(s) which may have resulted and/or may result in: (i) any such Benchmark Rate being artificially lower (or higher) than it otherwise would have been; (ii) changes to the applicable calculation methodology; and/or (iii) market uncertainty as to the current and/or future status of any such Benchmark Rate. To the extent any investment in liquid assets bears interest based on (or calculated with reference to) a Benchmark Rate, any such investment in liquid assets may not appropriately embed a return that is commensurate with its risk exposure.

Investors should be aware that: (a) any of these changes or any other changes to Benchmark Rates could affect the level of the relevant published rate, including to cause it to be lower and/or more volatile than it would otherwise be; (b) if the applicable rate of interest on any debt instrument is calculated with reference to a tenor or currency which is discontinued, such rate of interest may then be determined by the provisions of the affected debt instrument, which may include determination by the relevant calculation agent in its discretion, or the debt instrument may otherwise be subject to a degree of contractual uncertainty; (c) the administrators of Benchmark Rates will not have any involvement in CVC-PEF’s Investment and may take any actions in respect of Benchmark Rates without regard to the effect of such actions on CVC-PEF or its Investments; (d) any uncertainty in the value of a Benchmark Rate or, the development of a widespread market view that a Benchmark Rate has been manipulated, or any uncertainty in the prominence of a Benchmark Rate as a benchmark interest rate due to the recent regulatory reform may adversely affect liquidity of investments in liquid assets in the secondary market and their market value; and (e) an increase in alternative types of financing in place of Benchmark Rate-based debt instruments (resulting from a decrease in the confidence of borrowers in such rates) may make it more difficult to source debt or reinvest proceeds in debt that satisfy the reinvestment criteria specified herein. Any of the above or any other significant change to the setting of a Benchmark Rate could have a material adverse effect on the value of, and the amount payable under, (x) any debt instrument which pay interest linked to a Benchmark Rate and (y) investments in Debt and Other Securities made by CVC-PEF.

CVC-PEF’s debt investments may be valued at discounted levels.

For reasons not necessarily attributable to any of the risks set forth herein (for example, supply/demand imbalances or other market forces), the prices of investments may decline substantially. In particular, purchasing Debt and Other Securities at what may appear to be “undervalued” or “discounted” levels is no guarantee that these assets will not be trading at even lower levels at a time of valuation or at the time of sale. It may not be possible to predict, or to hedge against, such “spread widening” risk. Additionally, the perceived discount in pricing from previous environments described herein may still not reflect the true value of the assets underlying debt investments.

CVC-PEF may be subject to risks related to senior secured loans.

Senior secured loans are of a type generally incurred by the borrowers thereunder in connection with highly leveraged transactions. Senior secured loans are typically at the most senior level of the capital structure, but as a result of, among other things, the additional debt incurred by the borrower in the course of such a transaction, the borrower’s creditworthiness is often judged by the rating agencies to be below investment grade. Senior secured loans are generally secured on shares in certain group companies and may also be secured by specific collateral or guarantees, including but not limited to, trademarks, patents, accounts receivable, inventory, equipment, buildings, real estate, franchises and common and preferred stock of the borrower and its subsidiaries. In continental Europe security is often limited to shares in certain group companies, accounts receivables, bank account balances and intellectual property rights. This security may well not be perfected. When CVC-PEF makes a senior secured loan to an underlying issuer, it generally shall take a security interest in the available assets of the underlying issuer, which should mitigate the risk that CVC-PEF will not be repaid. However, there is a risk that the collateral securing CVC-PEF’s loans may decrease in value over time, may be difficult to sell in a timely manner, may be difficult to appraise, and may fluctuate in value based upon the success of the business and market conditions, including as a result of the inability of the portfolio company to raise additional capital. In some circumstances, CVC-PEF’s lien could be subordinated to claims of other creditors and/or be subject to restrictions on the exercise of rights or remedies pursuant to subordination arrangements or otherwise. In addition, deterioration in an underlying issuer’s financial condition and prospects, including its inability to raise additional capital, may be accompanied by deterioration in the value of the collateral for the loan. Consequently, the fact that a loan is secured does not guarantee that CVC-PEF will receive principal and interest payments according to the loan’s terms, or at all, or that CVC-PEF will be able to collect on the loan should it be forced to enforce its remedies.

Although any particular senior secured loan often will share many similar features with other loans and obligations of its type, the actual terms of any particular senior secured loan will have been a matter of negotiation and will thus be highly customized. Any particular loan or obligation may contain terms that are not standard and that provide less protection to creditors than might be expected, including in respect of covenants, events of default, security or guarantees.

CVC-PEF may be subject to risks related to unsecured loans.

CVC-PEF may invest in unsecured loans which are not secured by collateral. In the event of default on an unsecured loan, the first priority lien holder has first claim to the underlying collateral of the loan. It is possible that no collateral value would remain for an unsecured holder and therefore result in a loss of investment to CVC-PEF. Because unsecured loans are lower in priority of payment to secured loans, they are subject to the additional risk that the cash flow of the borrower may be insufficient to meet scheduled payments after giving effect to the secured obligations of the borrower. Unsecured loans generally have greater price volatility than secured loans and may be less liquid.

CVC-PEF may invest in sub-investment grade and unrated debt which may result in loss of principal and interest.

CVC-PEF intends to hold a portion of its assets in Debt and Other Securities. CVC-PEF may invest in other circumstances on an opportunistic basis. Investments in the sub-investment grade categories are subject to greater risk of loss of principal and interest than higher-rated instruments and may be considered to be predominantly speculative with respect to the obligor’s capacity to pay interest and repay principal. Such investments may also be considered to be subject to greater risk than those with higher ratings in the case of deterioration of general economic conditions. Because investors generally perceive that there are greater risks associated with non-investment grade instruments, the yields and prices of such instruments may fluctuate more than those that are higher-rated. The market for non-investment grade instruments may be smaller and less active than those that are higher-rated, which may adversely affect the prices at which these investments can be sold or make it impracticable to sell such investments, resulting in losses to CVC-PEF, which, in turn, could have a material adverse effect on the performance of CVC-PEF, and, by extension, CVC-PEF’s business, financial condition, results of operations and the value of the Units.

In addition, CVC-PEF may invest in investments which constitute obligations which may be unrated by a recognized credit rating agency, which may be subject to greater risk of loss of principal and interest than higher-rated debt obligations or debt obligations which rank behind other outstanding instruments and obligations of the obligor, all or a significant portion of which, may be secured on substantially all of that obligor’s assets. CVC-PEF may also invest in investments which are not protected by financial covenants or limitations on additional indebtedness. In addition, evaluating credit risk for investments involves uncertainty because credit rating agencies throughout the world have different standards, making comparison across countries difficult. Any of these factors could have a material adverse effect on the performance of CVC-PEF, and, by extension, CVC-PEF’s business, financial condition, results of operations and the value of the Units.

To the extent that CVC-PEF invests in sub-investment grade investments that are also stressed or distressed then the risks discussed above are heightened.

CVC-PEF may invest in swaps, options and other customized “synthetic” or derivative investments in the future that may increase the Fund’s risk of loss in its investments.

CVC-PEF may take advantage of opportunities in the area of swaps, options on various underlying instruments and swaptions and certain other customized “synthetic” or derivative investments in the future. In addition, CVC-PEF may take advantage of opportunities with respect to certain other “synthetic” or derivative instruments which are not presently contemplated for use by CVC-PEF or which are currently not available, but which may be developed to the extent such opportunities are both consistent with CVC-PEF’s investment objective and legally permissible for CVC-PEF. Such synthetic and derivative instruments may include risks not contemplated in this Registration Statement.

Use of Swaps. CVC-PEF may enter into certain swap agreements, such as (but not limited to) total return swaps, credit default swaps, cross currency swaps, interest rate swaps, loan credit default swap instruments and other derivative instruments. Swap agreements are individually negotiated and can be structured to create or hedge exposure to a variety of different types of investments or market factors. Depending on their structure, swap agreements may increase or decrease CVC-PEF’s exposure to, foreign currency values, corporate credit risks or other factors.

Use of Options. CVC-PEF may buy or sell (write) both call options and put options (either exchange-traded, over-the-counter or issued in private transactions), and when it writes options it may do so on a “covered” or an “uncovered” basis. CVC-PEF’s options transactions may be part of a hedging tactic (i.e., offsetting the risk involved in another securities position) or a form of leverage, in which CVC-PEF has the right to benefit from price movements in a large number of securities with a small commitment of capital. These activities involve risks that can be large, depending on the circumstances. The purchaser of a put or call option runs the risk of losing its entire investment in a relatively short period of time if an option expires unexercised. The uncovered writer of a call option is subject to a risk of loss should the price of the underlying security increase, and the uncovered writer of a put option is subject to a risk of loss should the price of the underlying security decrease.

Forward Trading. Forward contracts and options thereon, unlike futures contracts, generally are not traded on exchanges and are not standardized; rather, banks and dealers act as principals in these markets, negotiating each transaction on an individual basis. Forward trading (if forward contracts are not traded on exchanges) and “cash” trading are substantially unregulated; there is no limitation on daily price movements and speculative position limits are not applicable. The principals who deal in the forward markets are not required to continue to make markets in the currencies or commodities they trade and these markets can experience periods of illiquidity, sometimes of significant duration. There have been periods during which certain participants in these markets have refused to quote prices for certain currencies or commodities or have quoted prices with an unusually wide spread between the price at which they were prepared to buy and that at which they were prepared to sell. Disruptions can occur in any market traded by CVC-PEF due to unusually high trading volume, political intervention or other factors. The imposition of controls by government authorities might also limit such forward (and futures) trading to less than that which CVC would otherwise recommend, to the possible detriment of CVC-PEF. Market illiquidity or disruption could result in losses to CVC-PEF.

The collateral and security arrangements in relation to any secured obligations as CVC-PEF may invest may adversely impact the CVC-PEF’s financial condition, results of operations and the value of the Units.

The collateral and security arrangements in relation to such secured obligations as CVC-PEF may invest in will be subject to such security or collateral having been correctly created and perfected and any applicable legal or regulatory requirements which may restrict the giving of collateral or security by an obligor, such as, for example, thin capitalization, over-indebtedness, financial assistance and corporate benefit requirements. If the Investments do not benefit from the expected collateral or security arrangements, this may adversely affect the value of or, in the event of default, the recovery of principal or interest from such investments made by CVC-PEF. Moreover, under certain circumstances, collateral or security arrangements securing an investment may be released without the consent of CVC-PEF. Accordingly, any such a failure to properly create or perfect, or the release of, collateral and security interests attaching to the Investments could have a material adverse effect on the performance of CVC-PEF, and, by extension, CVC-PEF’s business, financial condition, results of operations and the value of the Units.

A component of CVC’s analysis of the desirability of making a given investment relates to the estimated residual or recovery value of such investments in the event of the insolvency of the obligor. This residual or recovery value will be driven primarily by the value of the anticipated future cash flows of the obligor’s business and by the value of any underlying assets constituting the collateral for such investment. The anticipated future cash flows of the obligor’s business and the value of collateral can, however, be extremely difficult to predict as in certain circumstances market quotations and third-party pricing information may not be available. If the recovery value of the collateral associated with the Investments in which CVC-PEF may invest decreases or is materially worse than expected by CVC-PEF, such a decrease or deficiency may affect the value of the Investments made by CVC-PEF. Accordingly, there may be a material adverse effect on the performance of CVC-PEF, and, by extension, CVC-PEF’s business, financial condition, results of operations and the value of the Units.

CVC-PEF may be subject to risks from service on creditors’ committees or other service in relation to the portfolio investments.

CVC, on behalf of CVC-PEF, may elect to appoint a representative to serve on creditors’ committees, official or unofficial, equity holders’ committees or other groups (in addition to boards of directors) to ensure preservation or enhancement of CVC-PEF position as a creditor or equity holder. A member of any such committee or group may owe certain obligations generally to all parties similarly situated that the committee represents. If CVC (or an appointed representative of such entity as applicable) concludes that its obligations owed to the other parties as a committee or group member conflict with its duties owed to CVC-PEF, it may resign from that committee or group, and CVC-PEF may not realize the benefits, if any, of participation on the committee or group. In addition, and also as discussed above, if CVC-PEF is represented on a committee or group, it may be restricted or prohibited under applicable law from disposing of or increasing its investments in such underlying issuer while it continues to be represented on such committee or group and potentially thereafter. Participation on a creditors’ committee and/or such other representation may also subject CVC-PEF to additional liability to which it would not otherwise be subject as an ordinary course, third-party investor. CVC-PEF will indemnify CVC or any other person designated by CVC for claims arising from such board and/or committee representation, which could adversely affect the return on the Investments. CVC-PEF will attempt to balance the advantages and disadvantages of such representation when deciding whether and how to exercise their rights with respect to such investment, but changes in circumstances could produce adverse consequences in particular situations.

CVC-PEF’s cash and other portfolio investments may produce no or lower than expected returns and could result in losses.

CVC-PEF may invest all or a portion of its assets in cash or cash items for investment purposes, pending other investments or as provision of margin for futures or forward contracts. These cash items may include a number of money market instruments such as negotiable or non-negotiable securities issued by or short-term deposits with governments and agencies or instrumentalities thereof, bankers’ acceptances, high quality commercial paper, repurchase agreements, bank certificates of deposit, and short-term debt securities of funds deemed to be creditworthy by CVC. CVC-PEF may also hold interests in investment vehicles that hold cash or cash items. While investments in cash items generally involve relatively low risk levels, they may produce no or lower than expected returns, and could result in losses. Investments in cash items and money market funds may also provide less liquidity than anticipated by CVC-PEF at the time of investment.

CVC-PEF may invest in bank loans and participations which may result in investment losses.

CVC-PEF may invest in bank loans and participations. These investments are subject to unique risks, including, without limitation: (i) the possible invalidation of an investment transaction as a fraudulent conveyance under relevant creditors’ rights laws; (ii) so-called lender liability claims by the issuer of the obligations; (iii) environmental liabilities that may arise with respect to collateral securing the obligations; (iv) adverse consequences resulting from participating in such instruments with other institutions with lower credit quality; and (v) limitations on the ability of CVC-PEF to directly enforce its rights with respect to participations. The loans invested by CVC-PEF may include term loans and revolving loans, may pay interest at a fixed or floating rate and may be senior or subordinated. Furthermore, these investments may be syndicated to a number of different financial market participants. The documentation governing such facilities typically requires either a majority consent or, in certain cases, unanimous approval for certain actions in respect of the credit, such as waivers amendments or the exercise of remedies. As a result of these voting regimes, CVC-PEF may not have ability to control any decision in respect of any amendment, waiver, exercise of remedies, restructuring or reorganization of debts owed to CVC-PEF. Investment may also be subject to early redemption features, refinancing options, pre-payment options or similar provisions that, in each case, could result in the issuer repaying the principal on an obligation held by CVC-PEF earlier than expected, which could adversely affect CVC-PEF.

Successful claims by third parties arising from these and other risks, absent bad faith, may be borne by CVC-PEF. Bank loans are frequently traded on the basis of standardized documentation which is used in order to facilitate trading and market liquidity. There can be no assurance, however, that future levels of supply and demand in bank loan trading will provide an adequate degree of liquidity or that the current level of liquidity will continue or that the same documentation will be used in the future. The settlement of trading in bank loans often requires the involvement of third parties, such as administrative or syndication agents, and there presently is no central clearinghouse or authority which monitors or facilitates the trading or settlement of all bank loan trades. Often, settlement may be delayed based on the actions of any third party or counterparty, and adverse price movements may occur in the time between trade and settlement, which could result in adverse consequences for CVC-PEF.

CVC-PEF may acquire interests in bank loans either directly (by way of sale or assignment) or indirectly (by way of participation). The purchaser of an assignment may succeed to all the rights and obligations of the assigning institution and become a contracting party under the credit agreement with respect to the debt obligation; however, its rights can be more restricted than those of the assigning institution. In addition, if CVC-PEF acquires loans pursuant to an assignment it is possible that CVC-PEF’s claims may be subject to attack (i.e., equitable subordination or disallowance) on account of the conduct of the transferee.

Participation interests in a portion of a debt obligation typically result in a contractual relationship only with the institution participating out the interest and not with the borrower. In purchasing participations, CVC-PEF may have no right to enforce compliance by the borrower with the terms of the loan agreement, any rights of set-off against the borrower, nor a right to object to certain changes to the loan agreement agreed to by the selling institution and CVC-PEF may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. In addition, in the event of the insolvency of the selling institution, under the laws of the United States and the states thereof, CVC-PEF may be treated as a general creditor of such selling institution, and may not have any exclusive or senior claim with respect to the selling institution’s interest in, or the collateral with respect to, the loan. As a result, CVC-PEF may assume the credit risk of both the borrower and the institution selling the participation to CVC-PEF. Furthermore, the purchaser may purchase a participation interest from a selling institution that does not itself retain any beneficial interest in any portion of the applicable loan and, therefore, may have limited interest in monitoring the terms of the loan agreement and the continuing creditworthiness of the borrower. Certain loans or loan participations may be governed by the law of a jurisdiction other than a United States jurisdiction which may entail similar risks to those described herein but may also present additional risks as regards the characterization under such laws of such participation in the event of the insolvency of the selling institution or the borrower.

In certain circumstances, investing in the form of a participation may be the most advantageous or only route for CVC-PEF to make or hold any such investment, including in light of limitations relating to local laws or the willingness of administrative agents or borrowers to allow CVC-PEF to become a direct lender. Some of the bank loans acquired by CVC-PEF may be below investment grade. In terms of liquidity with respect to such investments, there can be no assurance that levels of supply and demand in bank loan trading will provide an adequate degree of liquidity for the Investments therein. In addition, CVC-PEF may make investments in stressed or distressed bank loans which are often less liquid than performing bank loans.

Assignments and participations are sold without recourse to the assignor or selling institution, as applicable, and the assignor or selling institution, as applicable, will generally make minimal or no representations or warranties about the underlying loan, the borrower, the documentation of the loans or any collateral securing the loans. In addition, the purchaser will be bound by provisions of the underlying loan agreements, if any, that require the preservation of the confidentiality of information provided by the borrower.

CVC-PEF may invest in leveraged loans which may result in losses that adversely affect the operations of CVC-PEF.

Investments in Debt and Other Securities may include leveraged loans, which have significant liquidity and market value risks since they are not generally traded on organized exchange markets but are traded by banks and other institutional investors engaged in loan syndications. Because loans are privately syndicated and loan agreements are privately negotiated and customized, loans are not purchased or sold as easily as publicly traded securities.

Historically the trading volume in loan markets has been small relative to high yield debt securities markets. In addition, leveraged loans have historically experienced greater default rates than has been the case for investment grade securities. There can be no assurance as to the levels of defaults and/or recoveries that may be experienced on leveraged loans, and an increase in default levels could have a material adverse effect on CVC-PEF.

A non-investment grade loan or debt obligation (or an interest therein) is generally considered speculative in nature and may become a defaulted obligation for a variety of reasons. A defaulted obligation may become subject to either substantial workout negotiations or restructuring, which may entail, among other things, a substantial reduction in the interest rate, a substantial write-down of principal, and a substantial change in the terms, conditions and covenants with respect to such defaulted obligation. In addition, such negotiations or restructuring may be quite extensive and protracted over time, and therefore may result in substantial uncertainty with respect to the ultimate recovery on such defaulted obligation. The liquidity for defaulted obligations may be limited, and to the extent that defaulted obligations are sold, it is highly unlikely that the proceeds from such sale will be equal to the amount of unpaid principal and interest thereon. Furthermore, there can be no assurance that the ultimate recovery on any defaulted obligation will not be lower than the recovery rate assumed by CVC.

CVC-PEF may invest in cov-lite loans, high yield debt securities, and floating rate debt instruments that subject CVC-PEF to different risks, including with respect to liquidity, price volatility and ability to restructure loans, than is the case with other loans.

Investments in liquid assets may include “cov-lite” loans. “Cov-lite” loans typically do not obligate the obligor to comply with financial covenants that would be applicable during reporting periods or do not contain common restrictions on the ability of the portfolio company to change significantly its operations or to enter into other significant transactions that could affect its ability to repay such loans. Investments comprised of “cov-lite” loans may expose CVC-PEF to different risks, including with respect to liquidity, price volatility and ability to restructure loans, than is the case with other loans. In addition, the lack of such financial covenants may make it more difficult to trigger a default in respect of such loans.

High Yield Debt. CVC-PEF may invest in public and/or private debt securities that may be classified as “higher-yielding” (and, therefore, higher-risk) debt securities. In most cases, such debt will be rated below “investment grade” or will be unrated. High-yield debt securities are subject to on-going uncertainties and exposure to risks from (i) adverse business, financial, economic or political conditions, and (ii) the issuer’s failure to make timely interest and principal payments (including where such debt securities are issued by a finance vehicle or holding company that depends on payments from other group companies to provide it with funds to meet its high-yield debt obligations). High-yield debt securities may benefit from guarantees and/or security from a parent company or specified group companies, although the holders of such debt securities may be limited in their ability to enforce the collateral and/or guarantees, and the proceeds from such collateral may not be sufficient to satisfy the debt obligations. High-yield debt securities are typically structured to facilitate public trading, but an active trading market for such debt securities may not develop and the transfer of such debt securities may be subject to restrictions. Additionally, the market for high-yield debt securities has experienced periods of volatility and reduced liquidity. The market values of certain of these debt securities may reflect individual corporate developments. The prices of high-yield debt securities have been found to be less sensitive to interest rate changes than higher-rated investments, but more sensitive to adverse economic changes or individual issuer-related developments. General economic recession or a major decline in the demand for products and services in which the issuer or its group operates would likely have a materially adverse impact on the value of such securities. In addition, adverse publicity and investor perceptions, whether or not based on fundamental analysis, may also decrease the value and liquidity of these high-yield debt securities. The lower ratings of the high-yield debt securities that CVC-PEF may purchase reflect a greater possibility that the financial condition of the issuers and/or adverse changes in general economic conditions may impair the ability of the issuers, individually or in general, to make payments of principal and interest. If the issuer of a high-yield debt security owned by CVC-PEF defaults, CVC-PEF may incur additional expenses to seek recovery. The high-yield debt securities in which CVC-PEF may invest may be subordinated to senior indebtedness. Furthermore, the market prices of high-yield debt securities structured as zero coupon or pay-in-kind securities are affected to a greater extent by interest rate changes and thereby tend to be more volatile than securities, which pay interest periodically and in cash.

Variable and Floating Rate Securities. CVC-PEF may invest in floating rate debt instruments (“floaters”). The interest rate on a floater is a variable rate which is tied to another interest rate, such as a money-market index. The interest rate on a floater resets periodically. Because of the interest rate reset feature, floaters provide CVC-PEF with a certain degree of protection against increases in interest rates, although CVC-PEF will participate in any declines in interest rates as well. CVC-PEF also may invest in inverse floaters. An inverse floating rate security may exhibit greater price volatility than a fixed rate obligation of similar credit quality. In addition, some variable or floating rate securities are structured with put features that permit holders to demand payment of the unpaid principal balance plus accrued interest from the issuers or certain financial intermediaries. Therefore, such securities may not achieve their expected return.

CVC-PEF will invest in one or more open-ended CVC Funds having a liquid credit strategy, which has the potential to increase the likelihood of correlated redemption requests in certain circumstances and/or to result in, or exacerbate, conflicts of interest among different members of, or groups within, CVC.

It is intended that, in order to facilitate exposure to Debt and Other Securities more efficiently, CVC-PEF intends to invest in one or more Open-Ended CVC Credit Funds, which may include CLAS. CLAS and other Open-Ended CVC Credit Funds will be exclusively established for investment (directly or indirectly) by CVC-PEF and other similar CVC Funds. All of the direct investors in such Open-Ended CVC Credit Funds are all expected to be one or more CVC Funds, each of whom will act in their own interests which may not be aligned to one another.

In addition, some or all of the investors in each such Open-Ended CVC Credit Funds (including CVC-PEF) are expected to be open-ended funds or investment vehicles and therefore will themselves offer certain redemption rights and/or other liquidity rights to their own investors (subject to the terms of their respective governing documents).

Although the Investment Committee will determine whether, and to what extent, CVC-PEF will make an investment in CLAS and/or other Open-Ended CVC Credit Funds, at present, CVC-PEF is expected to invest up to 10% of its assets to CLAS, including Open Ended CVC Credit Funds.

The concentration of the investor-base in such Open-Ended CVC Credit Funds and/or common management by members of CVC of the investors in the Open-Ended CVC Credit Funds has the potential to increase the likelihood of correlated redemption requests in certain circumstances (e.g., macro-economic shocks, reputational or similar concerns relating to CVC or “semi-liquid” or “evergreen retail” funds in general) and/or to result in, or exacerbate, conflicts of interest among different members of, or groups within, CVC that are seeking liquidity from CLAS or other Open-Ended CVC Credit Funds for the end-investors participating in such CVC Funds (including CVC-PEF) investing therein.

Such redemption-related risks are intended to be managed by the application of redemption gates and/or other liquidity management techniques (e.g., redemption charges) at the level of each investee CVC Fund and as a result the Open-Ended CVC Credit Funds will not have their own redemption gates and will rely on a single liquidity management technique (i.e., an anti-dilution levy (as further detailed below)). The Open-Ended CVC Credit Funds will generally only offer liquidity at specified intervals upon prior written notice from the participating redeeming CVC Funds on a pro rata basis with any excess redemption requests being re-submitted on the same basis at subsequent redemption dates until they are satisfied in full. Neither the CVC-PEF nor any other CVC Fund that has invested in an Open-Ended CVC Credit Fund is generally expected to be offered preferential liquidity terms, except to the extent required by, and permitted in accordance with, applicable law, rule or regulation.

Particularly given the expected concentration of the investor-base in each Open-Ended CVC Credit Funds and the open-ended nature of their respective investor-bases, there may be significant and/or unpredictable net subscriptions and/or redemptions into one or more Open-Ended CVC Credit Funds during one or more periods. As a result, it is intended that such Open-Ended CVC Credit Funds will generally charge an anti-dilution levy which is charged pro rata to the subscribing or redeeming investors (as applicable) – taking into account relevant factors as determined by CVC Credit, which may include market spreads, transaction costs, borrowing costs and deposit break fees - in order to avoid or minimize the adverse impact of such net subscriptions or redemptions (as applicable) on the portfolio of such Open-Ended CVC Credit Funds. While the anti-dilution levy is intended to fully compensate the other investors in the Open-Ended CVC Credit Funds for the adverse economic impact of net subscriptions or redemptions (as applicable), its application involves the exercise of a significant degree of judgment by CVC Credit that will, given the timeframes involved and nature of the underlying investments, likely be based on imperfect and incomplete information. In addition, after the anti-dilution levy is charged to a subscribing investor or redeeming investor (as applicable) CVC Credit does not expect to have the ability to make adjustments to the application of the anti-dilution levy to take account of information that subsequently comes to light or subsequent changes in market conditions. Furthermore, the anti-dilution levy does not directly take into consideration that in the event of a significant net redemption request the Open-Ended CVC Credit Funds could be expected to realize their most readily saleable and liquid assets first meaning that in the event of subsequent significant net redemption requests the remaining pool of assets could ultimately prove to be less liquid, and/or less desirable, than would otherwise be expected. This could operate to the detriment of the remaining investors in the Open-Ended CVC Credit Funds and/or the Fund as (amongst other things) it may take longer for the Open-Ended CVC Credit Funds to receive their redemption settlement proceeds, the remaining investments of the Open-Ended CVC Credit Funds may need to be sold at a discount to their NAV in order to generate sufficient liquidity in a timely fashion and/or the remaining investments of the Open-Ended CVC Credit Funds may be insufficient to allow the remaining investors to realize the proceeds in an amount equal to the NAV of their shares (less associated transaction costs). Any such discount in order to realize investments to meet redemption requests would be economically borne entirely by the remaining investors in the Open-Ended CVC Credit Funds (which may include CVC-PEF) to the extent that it has not been fully taken account of by CVC Credit in the application of the anti-dilution levy with respect to the relevant redemptions. As a result of the foregoing, the anti-dilution levy has the potential to materially over-compensate or under-compensate such remaining investors for the costs associated with managing significant net subscriptions or redemptions (as applicable) and/or may fail to take due account of any increased illiquidity risk associated with the remaining portfolio.

Other conflicts of interest may arise in connection with CVC-PEF and other CVC Funds participating in one or more Open-Ended CVC Credit Funds and no assurance is made that any conflict of interest will be resolved in favor of CVC-PEF. The Open-Ended CVC Credit Funds will not charge their investors (including the Fund) management fees or performance fees; however, such investors (including the CVC-PEF) will generally bear their pro rata share costs and expenses incurred (directly or indirectly) by such Open-Ended CVC Credit Funds, in addition to the fees, costs and expenses incurred (directly or indirectly) by CVC-PEF. CVC-PEF will be a passive investor in the Open-Ended CVC Credit Funds and therefore its performance will be dependent on CVC Credit’s management. CVC Credit may make business, financial or management decisions with which the Investment Adviser does not agree or such management may take risks or otherwise act in a manner that does not serve CVC-PEF’s interests. The returns of CVC-PEF’s investments in such Open-Ended CVC Credit Funds will depend largely on the performance of CVC Credit and its personnel and could be substantially adversely affected by the unfavorable performance and/or practices and policies of CVC Credit and/or its personnel.

While the Investment Adviser believes that any investment by the Fund into Open-Ended CVC Credit Funds is in the best interests of the Fund and that (taking account of the anti-dilution levy) the associated envisaged benefits thereof exceed the associated potential risks, no assurance can be made that CVC-PEF, as an investor in Open-Ended CVC Credit Funds, will be in a better, or the same, position than if it had instead made and held the investments into the underlying liquidity assets and investments held through such Open-Ended CVC Credit Fund directly with such assets and investments being managed by CVC Credit on behalf of the Fund.

CVC-PEF may purchase entire portfolios or substantial portions of portfolios from market participants in need of liquidity which could suffer further deterioration and result in investment losses.

CVC-PEF may seek to purchase entire portfolios or substantial portions of portfolios from market participants in need of liquidity, though it does not currently intend to do so. CVC-PEF may be required to bid on such portfolios in a very short time frame and may not be able to perform normal due diligence on the portfolio. Such a portfolio may contain instruments or complex arrangements of multiple instruments that are difficult to understand or evaluate. In addition, CVC-PEF may be obligated to acquire investments in such portfolios that it would not otherwise have determined to acquire if it were acquiring such investments individually. Such a portfolio may suffer further deterioration after purchase by CVC-PEF before it is possible to ameliorate risks associated with the portfolio. As a consequence, there is substantial risk that CVC will not be able to adequately evaluate particular risks or that market movements or other adverse developments will cause CVC-PEF to incur substantial losses on such transactions.

CVC-PEF may invest in convertible securities that may have an adverse effect on its ability to achieve its investment objective.

While CVC-PEF does not currently intend to engage in convertible securities, subject to the terms of the Fund Documents, CVC-PEF may from time to time invest in such securities, which are bonds, debentures, notes, preferred stocks or other securities that may be converted into or exchanged for a specified amount of common stock of the same or different issuer within a particular period of time at a specified price or formula. A convertible security entitles the holder to receive interest that is generally paid or accrued on debt or a dividend that is paid or accrued on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Convertible securities have unique investment characteristics in that they generally (i) have higher yields than common stocks, but lower yields than comparable non-convertible securities, (ii) are less subject to fluctuation in value than the underlying common stock due to their fixed income characteristics and (iii) provide the potential for capital appreciation if the market price of the underlying common stock increases. A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument. If a convertible security held by CVC-PEF is called for redemption, CVC-PEF will be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third-party. Any of these actions could have an adverse effect on CVC-PEF’s ability to achieve its investment objective.

Instruments purchased or sold by CVC-PEF on a when-issued, “when, as and if issued”, delayed delivery or forward commitment basis are subject to market fluctuation that may increase the volatility of the NAV of the Fund.

Instruments purchased or sold by CVC-PEF on a when-issued, “when, as and if issued”, delayed delivery or forward commitment basis are subject to market fluctuation, and no interest or dividends accrue to the purchaser prior to the settlement date. At the time of delivery of the instruments, the value may be more or less than the purchase or sale price. In the case of “when, as and if issued” instruments, CVC-PEF could lose an investment opportunity if the instruments are not issued. An increase in the percentage of CVC-PEF’s Investments committed to the purchase of instruments on a when-issued, “when, as and if issued”, delayed delivery or forward commitment basis may increase the volatility of the NAV of CVC-PEF. This may create an incentive for CVC to make more speculative investments on behalf of CVC-PEF thank it would otherwise make in the absence of such calculation methodology. In addition, there is a risk that the counterparty to such transaction may default on its payment obligations and that the transaction will not settle on the settlement date, even though the investment is the subject of a contractual obligation.

Credit ratings may not fully reflect the true risks of an investment in such instrument.

Credit ratings of assets represent the rating agencies’ opinions regarding their credit quality and are not a guarantee of quality. A credit rating is not a recommendation to buy, sell or hold assets and may be subject to revision or withdrawal at any time by the assigning rating agency. In the event that a rating assigned to any corporate debt obligation is lowered for any reason, no party is obligated to provide any additional support or credit enhancement with respect to such corporate debt obligation. Rating agencies attempt to evaluate the safety of principal and interest payments and do not evaluate the risks of fluctuations in market value; therefore, ratings may not fully reflect the true risks of an investment. Also, rating agencies may fail to make timely changes in credit ratings in response to subsequent events; so that an obligor’s current financial condition may be better or worse than a rating indicates. Consequently, credit ratings of any corporate debt obligation should be used only as a preliminary indicator of investment quality and should not be considered a completely reliable indicator of investment quality. Rating reductions or withdrawals may occur for any number of reasons and may affect numerous assets at a single time or within a short period of time, with material adverse effects upon the corporate debt obligation. It is possible that many credit ratings of assets included in or similar to the corporate debt obligation will be subject to significant or severe adjustments downward.

Collateralized loan obligations and other structured products and pools of loans are subject to a number of risks, including risks related to the fact that the structured products will be leveraged.

Subject to the terms of the Fund Documents, CVC-PEF may invest in structured products, including collateralized loan obligations (“CLOs”) and other pools of loans. Investments in structured products will be subject to a number of risks, including risks related to the fact that the structured products will be leveraged. Many structured products contain covenants designed to protect the providers of debt financing to such structured products. A failure to satisfy those covenants could result in the untimely liquidation of the structured product and a complete loss of CVC-PEF’s Investment therein. In addition, if the particular structured product is invested in a security in which CVC-PEF is also invested, this would tend to increase CVC-PEF’s overall exposure to the credit of the issuer of such securities. The value of an investment in a structured product will depend on the investment performance of the underlying assets or interests in which the structured product invests and will, therefore, be subject to all of the risks associated with an investment in those underlying assets or interests. These risks include the possibility of a default by, or bankruptcy of, the issuers of such assets or a claim that the pledging of collateral to secure any such asset constituted a fraudulent conveyance or preferential transfer that can be subordinated to the rights of other creditors under applicable law. Any such structured products may include one or more underlying issuers in which one or more of CVC Credit Partners’ other investment funds, investment vehicles and/or accounts (whether in existence as of the date hereof or formed in the future) have or subsequently acquire an interest, including portfolio companies of the CVC Funds.

CVC-PEF may invest (including in “equity” or residual tranches) in CLO products and other securitizations or pooled vehicles, which are generally limited recourse obligations of the underlying issuer (“Securitization Vehicles”) payable solely from the underlying assets (“Securitization Assets”) of the underlying issuer or proceeds thereof. Consequently, holders of equity or other instruments or obligations issued by Securitization Vehicles must rely solely on distributions on the Securitization Assets or proceeds thereof for payment in respect thereof. The Securitization Assets may include, without limitation, broadly syndicated leverage loans, middle-market bank loans, collateralized debt obligation tranches, trust preferred securities or instruments, insurance surplus notes, asset-backed securities or instruments, mortgages, REITs, high-yield bonds, mezzanine debt, second-lien leverage loans, credit default swaps and emerging market debt and corporate bonds, which are subject to liquidity, market value, credit, interest rate, reinvestment and certain other risks.

Deterioration of credit markets may affect the CVC-PEF’s ability to finance and consummate investments.

CVC-PEF’s ability to generate investment returns may be adversely affected in the event that global credit markets deteriorate, and it becomes more difficult for investment funds to obtain favorable financing for investments. Moreover, to the extent that such market events continue, they may have an adverse impact on the availability of credit to businesses generally and could lead to an overall weakening of the U.S. and global economies. Such market events also may restrict the ability of CVC-PEF to realize its Investments at favorable times or for favorable prices.

Investing in derivatives may expose CVC-PEF to substantial risks.

CVC-PEF may invest in derivatives or other similar financial instruments, for the purposes of hedging and risk mitigating in respect of interest, currency, energy price or commodity price exposure, or other risks related to an investment and/or a portfolio of investments. CVC’s ability to acquire such derivatives or similar financial instruments for risk mitigation purposes may be restricted and/or require additional capital to be held by CVC-PEF due to legal or regulatory changes in the future. Such transactions described in this paragraph have special risks associated, including the possible default by the counterparty to the transaction and the illiquidity of the instrument acquired by CVC-PEF relating thereto. In addition, there can be no assurance that such strategies will be effective. Although these transactions may reduce CVC-PEF’s exposure to the aforementioned fluctuations or decreases in the value of Investments, the costs associated with these arrangements may reduce the returns that CVC-PEF would have otherwise achieved if these transactions were not entered into. Similarly, the portfolio companies in which CVC-PEF invests into may also enter into hedging transactions in order to hedge risks applicable to them. Such transactions are subject to similar risks to those described above. CVC-PEF may be exposed to such risks by reason of its indirect investment in the relevant portfolio company.

CVC-PEF’s purchase of shares of ETFs may result in the payment CVC-PEF investors of additional management fees and the return on CVC-PEF’s investments in ETFs may be reduced by the operating expenses, including any investment advisory and administrative fees, of such ETFs.

To maintain liquidity and for cash management purposes (including pending deployment into Investments), CVC-PEF may invest in exchange-traded funds (“ETFs”) designed to track equity indexes. ETFs are generally hybrid investment companies that are registered as open-ended investment companies or unit investment trusts but possess some of the characteristics of closed-end funds. ETFs in which CVC-PEF may invest typically hold a portfolio of common stocks that is intended to track the price and dividend performance of a particular equity index.

The risks of investment in an ETF typically reflect the risks of the types of instruments in which the ETF invests. When CVC-PEF invests in ETFs, investors in CVC-PEF bear indirectly their proportionate share of their fees and expenses, as well as their share of CVC-PEF’s fees and expenses related to such ETF investments. As a result, an investment by CVC-PEF in an ETF could cause CVC-PEF’s operating expenses (taking into account indirect expenses such as the fees and expenses of the ETF) to be higher and, in turn, performance to be lower than if it were to invest directly in the instruments underlying the investment company or ETF. The trading in an ETF may be halted if the trading in one or more of the ETF’s underlying securities is halted.

The risks of ETFs designed to track equity indexes may include passive strategy risk (the ETF may hold constituent securities of an index regardless of the current or projected performance of a specific security or a particular industry, market sector, country, or currency, which could cause returns to be lower or higher than if an active strategy were used), non-correlation risk (the ETF’s return may not match the returns of the relevant index), equity securities risk (the value of equity securities will rise and fall in response to the activities of the company that issued them, general market conditions, and/or economic conditions), market trading risks (the ETF faces market trading risks, including losses from trading in secondary markets and disruption in the creation/redemption process of the ETF), and concentration risk (to the extent the ETF or underlying index’s portfolio is concentrated in the securities of a particular geography or market segment, the ETF may be adversely affected by the performance of that market, may be subject to increased price volatility, and may be more susceptible to adverse economic, market, political, or regulatory occurrences affecting that market). The market value of ETF shares may differ from their NAV per share. This difference in price may be due to the fact that the supply and demand in the market for ETF shares at any point in time is not always identical to the value of the underlying investments that the ETF holds. There may be times when an ETF share trades at a premium or discount to its NAV.

CVC-PEF’s purchase of shares of ETFs may result in the payment CVC-PEF investors of additional management fees. While CVC may consider such fees in determining whether CVC-PEF should invest in an ETF, such consideration will be only a part of CVC’s general considerations when determining the investment and liquidity management strategy of CVC-PEF. The return on CVC-PEF’s investments in ETFs may be reduced by the operating expenses, including any investment advisory and administrative fees, of such ETFs.

G.
Regulatory and Tax Risks

If CVC-PEF’s Investments at any time are deemed to constitute “plan assets” within the meaning of ERISA and the Plan Asset Regulations, that may lead to CVC-PEF being subject to certain ERISA and Code requirements.

The General Partner will use commercially reasonable efforts to conduct the Fund’s affairs so the Fund should not be deemed to constitute “plan assets” of any Unitholders that are “benefit plan investors” (any “Benefit Plan Investors”) within the meaning of ERISA and the regulations promulgated thereunder by the U.S. Department of Labor, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”). If, notwithstanding the General Partner’s commercially reasonable efforts, the Fund were deemed to constitute “plan assets” of any Unitholders that are Benefit Plan Investors within the meaning of ERISA and the Plan Asset Regulations, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to Investments made by the Fund, and (ii) the possibility that certain transactions in which the Fund might seek to engage could constitute “prohibited transactions” under ERISA and the Code. If a prohibited transaction occurs for which no exemption is available, the General Partner, Investment Adviser and/or any other fiduciary that has engaged in the prohibited transaction could be required to (i) restore to any Benefit Plan Investors any profit realized on the transaction and (ii) reimburse any Benefit Plan Investors for any losses suffered by any such Benefit Plan Investors as a result of any such transaction. In addition, each “disqualified person” (within the meaning of Section 4975 of the Code) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100%. Fiduciaries of any Benefit Plan Investors who decide to make any investment in the Fund could, under certain circumstances, be liable for any prohibited transactions or other violations as a result of any such investments in the Fund or as co-fiduciaries for actions taken by or on behalf of the Fund or the General Partner. With respect to any IRA that invests in the Fund, the occurrence of a prohibited transaction involving the individual who established such IRA, or his or her beneficiaries, would cause such IRA to lose its tax-exempt status.

CVC-PEF could be subject to risks arising from potential controlled group liability.

Under ERISA, upon the termination of a U.S. tax-qualified single employer-defined benefit pension plan, sponsoring employer and all members of its “controlled group” will be jointly and severally liable for 100% of the plan’s unfunded benefit liabilities whether or not the controlled group members have ever maintained or participated in the plan. In addition, the U.S. Pension Benefit Guaranty Corporation (the “PBGC”) may assert a lien with respect to such liability against any member of the controlled group on up to 30% of the collective net worth of all members of the controlled group. Similarly, in the event a participating employer partially or completely withdraws from a multiemployer (union) defined benefit pension plan, any withdrawal liability incurred under ERISA will represent a joint and several liability of the withdrawing employer and each member of its controlled group.

A “controlled group” includes all “trades or businesses” under 80% or greater common ownership. This common ownership test is broadly applied to include both “parent-subsidiary groups” and “brother-sister groups” applying complex exclusion and constructive ownership rules. However, regardless of the percentage ownership that CVC-PEF holds in one or more portfolio companies, CVC-PEF itself cannot be considered part of an ERISA controlled group unless CVC-PEF is considered to be a “trade or business.”

While there are a number of cases that have held that managing investments is not a “trade or business” for tax purposes, in 2007 the PBGC Appeals Board ruled that a private equity fund was a “trade or business” for ERISA controlled group liability purposes and at least one U.S. Federal Circuit Court has similarly concluded that a private equity fund could be a trade or business for these purposes based upon a number of factors including CVC-PEF’s level of involvement in the management of portfolio companies and the nature of any management fee arrangements.

If CVC-PEF were determined to be a trade or business for purposes of ERISA, it is possible, depending upon the structure of the Investment by CVC-PEF and/or its affiliates and other co-investors in a portfolio company and their respective ownership interests in the portfolio company, that any tax-qualified single employer defined benefit pension plan liabilities and/or multi-employer plan withdrawal liabilities incurred by the portfolio company could result in liability being incurred by CVC-PEF, with a resulting need for additional capital contributions, the appropriation of CVC-PEF’s Investments to satisfy such pension liabilities and/or the imposition of a lien by the PBGC on certain CVC-PEF assets. Moreover, regardless of whether or not CVC-PEF were determined to be a trade or business for purposes of ERISA, a court might hold that one of CVC-PEF’s portfolio companies could become jointly and severally liable for another portfolio company’s unfunded pension liabilities pursuant to the ERISA “controlled group” rules, depending upon the relevant investment structures and ownership interests as noted above.

CVC-PEF faces risks relating to due diligence of and conduct at portfolio companies, including fraud.

Prior to making an Investment, CVC will complete a thorough due diligence of compliance with statutory and corporate requirements by the portfolio company. However, CVC cannot give any assurance that the portfolio company is, and will continue to be, fully compliant with all necessary regulations. This risk is more significant in the case of unlisted companies than listed companies. Additionally, unlisted companies are not regulated by equivalent levels of disclosure and investment protection regulations that apply to listed companies. Also, changes in legal, tax and regulatory conditions (or in the interpretation of any applicable laws or regulations) may adversely affect the marketability and financial performance of certain Investments and/or could result in one or more portfolio companies being subject to increased compliance costs, additional capital expenditures or a requirement to divest certain assets which in turn may have an adverse effect on CVC-PEF or investors in respect of their participation in CVC-PEF.

CVC-PEF and the Target Funds may make Investments in portfolio companies operating in industries that are subject to greater amounts of regulation than other industries generally. These more highly regulated industries may include energy, healthcare, financial services (including banking and mortgage servicing), insurance, transportation (e.g., aviation) and also businesses that serve primarily customers that are governmental entities. Investments in portfolio companies that are subject to greater amounts of governmental regulation pose additional risks relative to investments in other companies generally. Changes in applicable laws or regulations, or in the interpretations of these laws and regulations, could result in increased compliance costs or the need for additional capital expenditures and/or regulatory capital requirements in the case of banks or similarly regulated entities. If a portfolio company fails to comply with these requirements, it could also be subject to civil or criminal liability and the imposition of fines. A portfolio company also could be materially and adversely affected as a result of statutory or regulatory changes or judicial or administrative interpretations of existing laws and regulations that impose more comprehensive or stringent requirements on such company. Governments have considerable discretion in implementing regulations that could impact a portfolio company’s business and governments may be influenced by political considerations and may make decisions that adversely affect a portfolio company’s business. Additionally, certain portfolio companies may have a unionized work force or employees who are covered by a collective bargaining agreement, which could subject any such portfolio company’s activities and labor relations matters to complex laws and regulations relating thereto. Moreover, a portfolio company’s operations and profitability could suffer if it experiences labor relations problems. Upon the expiration of any of such portfolio company’s collective bargaining agreements, it may be unable to negotiate new collective bargaining agreements on terms favorable to it, and its business operations at one or more of its facilities may be interrupted as a result of labor disputes or difficulties and delays in the process of renegotiating its collective bargaining agreements. A work stoppage at one or more of any such portfolio company’s facilities could have a material adverse effect on its business, results of operations and financial condition. Additionally, any such problems may bring scrutiny and attention to CVC-PEF itself, which could adversely affect CVC-PEF’s ability to implement its investment objectives.

In addition, CVC may be subject to competition or other regulatory restrictions which arise as a result of investments held by CVC’s Funds. Such restrictions may prevent or otherwise limit CVC-PEF from proceeding with an investment opportunity where the acquisition of the relevant portfolio company would result in a concentration of ownership and/or control by CVC and / or by CVC Funds, or otherwise result in a breach of applicable competition or other regulatory restrictions. Such competition or other regulatory restrictions may reduce the number of investment opportunities available to CVC-PEF or result in CVC-PEF being unable to pursue certain elements of their respective investment strategies.

CVC will take such steps as it determines necessary to comply with anti-money laundering requirements.

CVC may be required by law, regulation or government authority or where it is in the best interests of CVC-PEF, to disclose information in respect of the identity of an investor and beneficial ownership information, as applicable. In addition, CVC may be required by law, regulation or government authority to disclose certain information about CVC-PEF and its arrangements with the investors, including disclosing the existence of, disclosing copies of, and reporting certain information about, any side letters or other arrangements that CVC-PEF enters into with investors that allow investors to invest in CVC-PEF under terms that vary from those applicable to other investors.

To the extent required by or deemed advisable by CVC under any anti-money laundering, economic sanctions, anti-bribery or anti-boycott law or regulation, CVC may restrict distributions or take any other reasonably necessary or advisable action with respect to the Units, and the investors shall have no claim, and shall not pursue any claim, against CVC or any other person in connection therewith. Participation in CVC-PEF by one or more investors that are in actual or potential violation of any such anti-money laundering, economic sanctions, anti-bribery or anti-boycott law or regulation could cause reputational damage to CVC-PEF and the investors. Further, any such actual or potential violation, and necessary or desirable steps taken by CVC in connection therewith, could have a material adverse effect upon CVC-PEF (including a shortfall in capital in the event that capital contributions are restricted from such violating investors), other investors or the Target Funds.

Laws and regulations related to privacy, data protection and information security could increase costs, and a failure to comply with applicable laws and regulations could result in fines, sanctions or other penalties.

Cyber security incidents, data protection and regulations related to privacy, data protection and information security could increase costs, and a failure to comply could result in fines, sanctions or other penalties, which could materially and adversely affect the results, operations or business practices of an Investment.

Portfolio companies are subject to regulations related to privacy, data protection and information security in the jurisdictions in which they do business. As privacy, data protection and information security laws are implemented, interpreted and applied, compliance costs may increase, particularly in the context of ensuring that adequate data protection and data transfer mechanisms are in place.

The GDPR applies throughout the EEA. Similar legislation has been implemented in Jersey in the form of the Data Protection (Jersey) Law 2018 and the Data Protection Authority (Jersey) Law 2018. Following its departure from the EU, the UK retained and transposed the GDPR into domestic law pursuant to the European Union (Withdrawal) Act 2018 (“EUWA”) and implemented the Data Protection Act 2018 (the body of law retained in the UK is referred to herein as the “UK DPA”). The GDPR and similar data protection laws can apply on an extraterritorial basis. For example, the GDPR applies to processing of personal data of data subjects (natural persons): (i) in the context of the activities of an establishment in the EEA; and (ii) by organizations outside the EEA that offer goods or services to data subjects in the EEA, or that monitor the behavior of data subjects in the EEA. The UK DPA applies to the processing of personal data of data subjects: (i) in the context of the activities of an establishment in the UK; and (ii) organizations outside the UK that offer goods or services to data subjects in the UK, or that monitor the behavior of data subjects in the UK.

Laws and regulations relating to privacy, data protection and information security can impose stringent requirements on organizations subject to them. For example, the GDPR, the UK DPA (and other similar data protection laws) provide greater protection for data subjects by requiring, amongst other things, personal data to be processed lawfully in a fair and transparent manner, to be collected for specified, explicit and legitimate purposes, and to be limited to what is adequate or necessary in relation to those purposes. Data controllers must be able to respond to the rights of data subjects, which includes the right of individuals to access their personal data, to seek to rectify inaccurate data, to have personal data erased where processing is no longer required, and to object to the processing of their personal data. Controllers and processors of personal data must, amongst other requirements, implement appropriate measures to protect the rights of data subjects and ensure a level of security against loss, misuse or unauthorized access. A personal data breach which results in the likelihood of a risk to the rights of a data subject must be notified to an appropriate supervisory authority without undue delay; a breach with a high risk to the rights of a data subject must be notified to the affected data subject (also without undue delay). Compliance with these, and other obligations imposed by data protection laws, may therefore require the dedication of substantial time and financial resources which may also increase over time, thus affecting returns which would otherwise be available to investors. Furthermore, the ePrivacy Directive (which is transposed in the laws of EEA member states, as well as the UK) also imposes data protection obligations and certain requirements relating to, inter alia, direct marketing and the processing of cookies. The costs of compliance with these and other requirements of laws and regulations relating to privacy, data protection and information security, where applicable, may be significant and could adversely affect the results, operations or business practices of organizations in scope of them.

Certain violations of these data protection laws may result in significant administrative penalties, for example under GDPR, fines of up to 4% of total annual worldwide turnover (the calculation of which may be based on group turnover) or €20 million (whichever is higher), depending on the type and severity of the breach. Non-compliance with privacy and data protection related obligations may result in significant liability, which could have an adverse effect on the reputation of the party and its business, thereby potentially having an adverse effect on investors. The costs of compliance with, and other burdens imposed by, the GDPR, UK DPA and other applicable data protection laws may be borne (whether directly or indirectly) by CVC-PEF and may, therefore, affect any returns that would otherwise be available to investors.

Further legislative evolution in the field of data protection and privacy is expected, as well as within the expanding spheres of digital services and AI Technologies. Monitoring and responding to these developments may also further increase compliance and other costs to be borne (whether directly or indirectly) by CVC-PEF and may, therefore, also affect any returns that would otherwise be available to investors.

For example, the UK government introduced the Data (Use and Access) Bill (the “DUA Bill”) in October 2024. The DUA Bill contains updated rules on, amongst other things, data sharing and penalties in relation the use of cookies. Any future divergence between EEA and UK requirements may create a greater dual regulatory compliance burden in circumstances where entities are subject to both regimes. In addition, it is possible that a diverging UK regime may result in the EU re-evaluating the “adequacy” of the UK data protection framework, which could result in additional compliance costs when sending data from the EEA to the UK. The Cyber Resilience Act (the “CRA”) introduces new cybersecurity requirements for products with digital elements placed on the EU market, imposing obligations on manufacturers, importers and distributors of connected hardware and software, to ensure that technical vulnerabilities are minimized and mitigated. It entered into force on December 10, 2024, with transitional periods of 18 to 36 months. The Digital Services Act (the “DSA”) and the Digital Markets Act (the “DMA”) aim to create a safer digital space for online services where the fundamental rights of users are protected and to establish a level playing field for businesses. The DSA became directly applicable across the EU from February 2024, while the DMA became fully applicable by March 2024. Furthermore, current practice followed by some organizations pertaining to certain obligations under laws and regulations relating to privacy, data protection and information security, such as the mechanisms for certain international transfers of data, may potentially be subject to challenge and changing regulatory and judicial interpretation, which may not be possible to anticipate or predict. Monitoring and responding to developments in laws and regulations to privacy, data protection and information security could further increase costs and the compliance burden for affected organizations, and adversely affect CVC-PEF.

CVC’s service providers may provide statements, reports and other communications which are subject to electronic communications related risks.

CVC’s service providers may provide to each investor statements, reports and other communications relating to CVC-PEF and/or each such investor’s Units in electronic form, such as email or via a password protected website (“Electronic Communications”). Electronic Communications may be modified, corrupted or contain viruses or malicious code, and may not be compatible with an investor’s electronic systems. In addition, reliance on Electronic Communications involves the risk of inaccessibility, power outages or slowdowns for a variety of reasons. These periods of inaccessibility may delay or prevent receipt of reports or other information by one or more of the investors.

Cybersecurity risks could result in the loss of data, interruptions in CVC-PEF’s business, and subject us to increased costs and financial losses, each of which could have a material adverse effect on CVC-PEF’s business and results of operations.

CVC’s and CVC-PEF’s service providers and other market participants increasingly depend on complex information technology and communications systems to conduct business functions. These systems are subject to a number of different threats or risks (of varying magnitude and frequency) that could adversely affect CVC-PEF and/or the investors, despite the efforts of CVC and the service providers to adopt technologies, policies, processes and practices intended to mitigate these risks, comply with applicable law and regulation and protect the security of their computer systems, software, networks and other technology assets, as well as the confidentiality, integrity and availability of information belonging to CVC-PEF and the investors. Such risks include damage or interruption from computer viruses, network failures, computer and telecommunication failures, infiltration by unauthorized persons and security breaches, usage errors by their respective professionals, power outages and catastrophic events such as fires, tornadoes, floods, hurricanes and earthquakes. Unauthorized third parties may attempt to improperly access, modify, disrupt the operations of, or prevent access to, these systems of CVC, CVC-PEF’s service providers, counterparties or data within these systems. Third parties may also attempt to fraudulently induce employees, customers, third-party service providers or other users of CVC’s systems to disclose sensitive information in order to gain access to CVC’s data or that of the investors. CVC has been subject to cybersecurity incidents where unauthorized third parties attempted to improperly access its systems or obtain confidential or sensitive information. The incidents in question were either unsuccessful or dealt with in a responsive and efficient manner and, therefore, no sensitive or otherwise confidential data was obtained by, or disclosed to, any unauthorized third party. However, despite the efforts of CVC, there can be no guarantee that future attempts will not be successful (in whole or in part). A successful penetration or circumvention of the security of CVC’s systems could result in the loss or theft of an investor’s data (or that of persons connected to the investor, such as the investor’s beneficial owner) or funds, the inability to access electronic systems, loss or theft of proprietary information or corporate data, physical damage to a computer or network system or costs associated with system repairs. Such incidents could cause CVC, CVC-PEF or their respective service providers to incur regulatory penalties, reputational damage, additional compliance costs or financial loss.

Cybersecurity incidents and cyber-attacks have been occurring globally at a more frequent and severe level and will likely continue to increase in frequency in the future. As part of its business, the Investment Adviser processes, stores and transmits large amounts of electronic information, including information relating to the transactions of CVC-PEF and personally identifiable information of the Unitholders. Similarly, service providers of the Investment Adviser or CVC-PEF, especially an administrator, may process, store and transmit such information.

The Investment Adviser’s and portfolio companies’ information and technology systems may be vulnerable to damage or interruption from computer viruses, network failures, security threats (including ongoing cybersecurity threats to and attacks on information technology infrastructure), computer and telecommunication failures, infiltration by unauthorized persons and security breaches, usage errors by their respective professionals, power outages and catastrophic events such as fires, tornadoes, floods, hurricanes, typhoons, earthquakes, wars, systemic risk associated with cyber-kinetic warfare, terrorist attacks, catastrophic nation-state hacks and other similar events. Measures designed to manage risks relating to these types of events cannot provide absolute security. The techniques used to obtain unauthorized access to data, disable or degrade service or sabotage systems change frequently and may be difficult to detect for long periods of time. If these systems are compromised, become inoperable for extended periods of time or cease to function properly, CVC-PEF and/or a portfolio company may have to make a significant investment to fix or replace them. The failure of these systems and/or of disaster recovery plans for any reason could cause significant interruptions in CVC’s, CVC-PEF’s and/or a portfolio company’s operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to investors (and the beneficial owners of investors), CVC employees and portfolio companies. A cybersecurity incident or data privacy breach could have numerous material adverse effects, including on the operations, liquidity and financial condition of CVC-PEF. Cyber threats and/or incidents or data privacy breaches could cause financial costs from the theft of CVC-PEF assets (including proprietary information and intellectual property) as well as numerous unforeseen costs including, but not limited to: costs related to regulatory inquiries, intervention or fines (including under the GDPR and proposed SEC rules), litigation costs, costs relating to regulatory inquiries, interventions or fines, settlement costs, compliance costs, costs of responding to regulatory inquiries, compliance costs, preventative and protective costs, remediation costs and costs associated with reputational damage, any one of which could be materially adverse to CVC-PEF. Such a failure could harm CVC’s, CVC-PEF’s and/or a portfolio company’s reputation, subject any such entity and their respective affiliates to legal claims and otherwise affect their business and financial performance. The costs related to cyber or other security threats or disruptions or data privacy breaches may not be fully insured or indemnified by other means.

The service providers of the Investment Adviser and CVC-PEF are subject to the same electronic information security threats as the Investment Adviser. If a service provider fails to adopt or adhere to adequate data security policies, or in the event of a breach of its networks, information relating to the transactions of CVC-PEF and personally identifiable information of the Unitholder may be lost or improperly accessed, used or disclosed.

CVC-PEF could be subject to Screening Regulation by European regulatory agencies.

In March 2019, the EU adopted Regulation (EU) 2019/452 (the “Screening Regulation”), establishing a framework for the screening of foreign direct investments (“FDI”) from non-EU countries that may affect security or public order. At that time, roughly half of the EU Member States had some form of legislation in place for screening foreign direct investment within their territories (namely, Austria, Denmark, Finland, France, Germany, Hungary, Italy, Latvia, Lithuania, the Netherlands, Poland, Portugal, Romania, Slovenia and Spain). The Screening Regulation’s objective is to equip the EU to identify, assess and mitigate potential risks for security or public order by creating a framework for EU Member States that already have, or that may implement a screening mechanism. The Screening Regulation does not require EU Member States to implement or maintain a screening mechanism. The Screening Regulation has been in force since October 11, 2020.

The Screening Regulation covers FDI from third countries, i.e., those investments “which establish or maintain lasting and direct links between investors from third countries including State entities, and undertakings carrying out an economic activity in an EU Member State”. The Screening Regulation applies to all sectors of the economy. It is not triggered by any monetary threshold. The Screening Regulation empowers EU Member States to review investments within its scope on the grounds of security or public order, and to take measures to address specific risks. The review and, when required, the adoption of measures preventing or conditioning an investment are the ultimate responsibility of EU Member States.

In determining whether FDI is likely to affect security or public order, EU Member States and the European Commission may “consider all relevant factors, including the effects on critical infrastructure, technologies (including key enabling technologies) and inputs which are essential for security or the maintenance of public order, the disruption, failure, loss or destruction of which would have a significant impact in an EU Member State or in the Union.”

Under the Screening Regulation, the European Commission has no formal power to approve or prevent FDI, but it can intervene in national screening by obtaining information from the national competent authority. The European Commission may also screen FDI that is likely to affect projects or programs of EU interest on the grounds of security or public order and issue an opinion. EU Member States must take account of the European Commission’s opinion and justify a decision not to follow such opinion. The framework establishes basic criteria for FDI screening, such as transparency, non-discrimination, procedural rules and factors to be taken into account in determining whether an investment is likely to affect security or public order.

On March 25, 2020, the European Commission provided guidance to EU Member States on how to use FDI screening in times of public health crisis and economic vulnerability given the COVID-19 coronavirus pandemic. In its guidance, the European Commission urged EU Member States to be particularly vigilant to prevent a “sell-off” of Europe’s business and industrial actors, including small and mid-size enterprises, and to seek advice and coordination in cases where foreign investments could, actually or potentially, now or in the future, have an effect in the single market.

In its guidance, the European Commission called upon EU Member States that currently have screening mechanisms to make full use of those mechanisms and called upon EU Member States that do not have a screening mechanism, or whose screening mechanisms do not cover all relevant transactions, to set up a screening mechanism and/or consider other options to address cases where the acquisition or control of a particular business, infrastructure or technology would create a risk to security or public order, including health security, in the EU.

The scope of the Screening Regulation and the concerns expressed by the European Commission in the context of the COVID-19 coronavirus pandemic suggest that more transactions involving companies in the EU are likely to be subject to FDI screening, and, if not screened, could be subject to ex post comments by EU Member States or opinions by the European Commission up to 15 months after completion of the investment. The outcome of any FDI screening process may be difficult to predict, and there is no guarantee that, if applicable to a portfolio company, the decisions of a national competent authority would not adversely impact CVC-PEF’s Investment in such entity.

CVC-PEF’s ability to achieve its investment objectives, as well as the ability of CVC-PEF to conduct its operations, is based on laws and regulations which are subject to change through legislative, judicial or administrative action.

There have been significant legislative developments affecting the private equity industry and there continues to be significant discussion regarding enhancing governmental scrutiny and/or increasing the regulation of the private investment fund industry. Future legislative, judicial or administrative action could adversely affect CVC-PEF’s ability to achieve its investment objectives, as well as the ability of CVC-PEF to conduct its operations. Legal, tax, and regulatory changes could occur during the term of CVC-PEF and adversely affect CVC-PEF, their portfolio companies, or investors.

The alternative asset management and financial services industries are subject to enhanced governmental scrutiny and/or increased regulation, and a number of legislative initiatives have been signed into law affecting alternative investment firms, including the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), a key feature of which is the potential extension of prudential regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) to nonbank financial companies that are not currently subject to such regulation but that are determined to pose risk to the U.S. financial system. The Dodd-Frank Act defines a “nonbank financial company” as a company that is predominantly engaged in activities that are financial in nature. The Financial Stability Oversight Council (the “FSOC”), an interagency body created to monitor and address systemic risk, has the authority to subject such a company to supervision and regulation by the Federal Reserve Board (including capital, leverage and liquidity requirements) if the FSOC determines that such company is systemically important, in that its material financial distress or the riskiness of its activities could pose a threat to the financial stability of the United States. The Dodd-Frank Act does not contain any minimum size requirements for such a determination by the FSOC, and it is possible that it could be applied to private funds, particularly large, highly leveraged funds, although no such funds have been designated as systemically important by the FSOC to date. If regulations were to extend the regulatory and supervisory requirements, such as capital and liquidity standards currently applicable to banks, or CVC-PEF were considered to be engaged in “shadow banking,” either in the United States or in any other jurisdiction in which CVC-PEF engages in investment activities, the regulatory and operating costs associated therewith could adversely impact the implementation of CVC-PEF’s investment strategy and CVC-PEF’s returns and may become prohibitive.

The Dodd-Frank Act also imposes a number of restrictions on the relationship and activities of banking organizations with certain private equity funds and hedge funds and other provisions that affect the private equity industry, either directly or indirectly. For example, the Dodd-Frank Act added section 13 to the U.S. Bank Holding Company Act of 1956, as amended from time, commonly referred to as the “Volcker Rule,” which (together with its implementing regulations), among other things, generally prohibits, subject to certain exceptions, any “banking entity” (generally defined as (i) any insured depository institution, subject to certain exceptions including for a depository institution that (together with every company that controls it) has $10 billion or less in total consolidated assets and trading assets and liabilities that are less than 5% of total consolidated assets, (ii) any company that controls such an institution, (iii) a non-U.S. bank that is treated as a bank holding company for purposes of U.S. banking law, and (iv) any affiliate or subsidiary of the foregoing entities) from sponsoring, investing in, or conducting certain activities with a private equity fund, hedge fund or other fund that is not subject to the provisions of the 1940 Act in reliance solely upon either Section 3(c)(1) or Section 3(c)(7) of the 1940 Act. Prospective investors in CVC-PEF that are banking entities for purposes of the Volcker Rule should consult their bank regulatory counsel prior to making an investment. Future legislation may have an adverse effect on the private equity industry generally and/or on CVC or CVC-PEF, specifically. Therefore, there can be no assurance that any continued regulatory scrutiny or initiatives will not have an adverse impact on CVC or otherwise impede CVC-PEF’s activities. Federal, state, and local legislators and regulators regularly introduce measures or take actions that may modify the regulatory requirements applicable to the financial industry. Changes in laws, regulations or regulatory policies, including resulting from changes in U.S. executive administration or Congressional leadership, could adversely affect the private equity industry generally and/or CVC or CVC-PEF in substantial and unpredictable ways. CVC cannot predict what impact, if any, potential future legislative developments, including resulting from changes in U.S. executive administration or congressional leadership, will have on CVC or CVC-PEF.

Although the Investment Adviser is registered under the Advisers Act, the enactment of these reforms and/or other similar legislation could nonetheless have an adverse effect on the private investment funds industry generally and on CVC and/or CVC-PEF specifically and may impede CVC-PEF’s ability to effectively achieve its investment objectives. As a registered investment adviser under the Advisers Act, the Investment Adviser will be required to comply with a variety of periodic reporting and compliance-related obligations under applicable federal and state securities laws (including, without limitation, the obligation of the Investment Adviser and its affiliates to make regulatory filings with respect to CVC-PEF and its activities under the Advisers Act (including, without limitation, Form PF, Rule 206(4)-1 under the Advisers Act (the “Marketing Rule”) and Form ADV)). In addition, the Investment Adviser will be required to comply with a variety of regulatory reporting and compliance-related obligations under applicable federal, state and foreign securities laws (including, without limitation, reports or notices in connection with the AIFMD and/or CFTC (as defined below) as well as other international jurisdiction-specific obligations). In light of the heightened regulatory environment in which CVC-PEF, the General Partner and the Investment Adviser operate and the ever-increasing regulations applicable to private investment funds and their Investment Advisers, it has become increasingly expensive and time-consuming for CVC-PEF, the General Partner, Investment Adviser and their affiliates to comply with such regulatory reporting and compliance-related obligations. Similarly, the Marketing Rule modified the advertising rules that SEC-registered investment advisers are subject to, and among other things, enhanced certain disclosure and substantiation requirements. Any expenses incurred in connection with compliance with the Marketing Rule, including for marketing materials that are prepared for existing and/or prospective unitholders, shall be treated as Fund Expenses. In each case, such expenses are likely to be material, including on a cumulative basis over the life of CVC-PEF. Additionally, CVC-PEF may in the future engage third party service providers to perform some or a significant portion of the reporting and compliance related matters and functions under CVC-PEF’s supervision (including, without limitation, draft preparation and the filing of Form PF), which could result in increased compliance costs and expenses borne by CVC-PEF. Any further increases in the regulations applicable to private investment funds generally or CVC-PEF and/or the Investment Adviser in particular may result in increased expenses associated with CVC-PEF’s activities and additional resources of the Investment Adviser being devoted to such regulatory reporting and compliance-related obligations, which may reduce overall returns for the Unitholders and/or have an adverse effect on the ability of CVC-PEF to effectively achieve its investment objective.

The Target Funds are not required to, and will not, register as investment companies under the 1940 Act.

The Target Funds are not required to, and will not, register as investment companies under the 1940 Act, and, accordingly, the provisions of the 1940 Act (which, among other things, require investment companies to have a majority of disinterested directors, require securities held in custody to at all times be individually segregated from the securities of any other person and marked to clearly identify such securities as the property of such investment company and regulate the relationship between the adviser and the investment company) are not applicable.

CVC-PEF may be subject to the European Market Infrastructure Regulation.

On August 16, 2012, the European Market Infrastructure Regulation (EU No. 648/2012) (including, where the context requires, as implemented into the laws of the United Kingdom, “EMIR”) entered into force. EMIR introduces certain requirements in respect of derivative contracts, which apply primarily to “financial counterparties” (“FCs”) such as investment firms authorized by an EU Member State, credit institutions, insurance companies, undertakings for collective investment in transferable securities (“UCITS”) and alternative investment funds managed by EU authorized alternative investment fund managers, and “non-financial counterparties” (“NFCs”), which are entities established in the EU that are not financial counterparties. NFCs whose transactions in over-the-counter (“OTC”) derivative contracts exceed EMIR’s prescribed clearing threshold (“NFC+s”) are generally subject to more stringent requirements under EMIR than NFCs whose transactions in OTC derivative contracts do not exceed such clearing threshold (including because such contracts are excluded from the threshold calculation on the basis that they are entered into in order to reduce risks directly relating to the NFC’s commercial activity or treasury financing activity) (“NFC-s”).

Broadly, EMIR’s requirements in respect of derivative contracts are (i) mandatory clearing of OTC derivative contracts declared subject to the clearing obligation; (ii) risk mitigation techniques in respect of uncleared OTC derivative contracts (such as the exchange and segregation of collateral); and (iii) reporting and record-keeping requirements in respect of all derivative contracts.

EMIR was amended by Regulation (EU) 2019/834 of May 20, 2019 (the “EMIR REFIT”) which came into effect on June 17, 2019. The EMIR REFIT expanded the definition of FC to capture AIFs that are authorized, registered or have their principal place of business in an EEA member state (“EU AIFs”) (irrespective of the location of the alternative investment fund manager) and, where relevant, their EU alternative investment fund managers, in addition to, as under the original definition, AIFs (irrespective of location) with an authorized or registered alternative investment fund manager.

EMIR REFIT also impacts the classification of a non-EU AIF with a non-EU alternative investment fund manager. Originally, such non-EU AIFs were classified as third country entities that would be NFCs if they were established in the EU. However, from June 17, 2019, non-EU AIFs with non-EU alternative investment fund managers were re-classified as third country entities that would be financial counterparties if they were established in the EU.

EMIR, including as amended by the EMIR REFIT, was retained in the UK as part of its ‘onshoring’ of EU legislation at the end of the Brexit transition period. Under the EMIR regime as it has effect in the UK, an AIF (such as a Target Fund) managed by a UK alternative investment fund manager would constitute an FC.

There are already differences in the technical standards under the parallel EU and UK regimes, it is possible that the requirements and obligations under such regimes will diverge further over time, therefore giving rise to duplicative obligations and higher costs for CVC-PEF and/or a Target Fund.

The EU and UK regulatory frameworks and legal regimes relating to derivatives are set not only by EMIR and EMIR REFIT but also by MiFID II. In particular, MiFID II requires certain transactions between FCs and NFC+s in sufficiently liquid OTC derivatives to be executed on a trading venue that meets the requirements of the MiFID II regime.

As the Fund is established outside the EU and is not managed by an alternative investment fund manager (“AIFM”) authorized under Alternative Investment Fund Managers Directive (“AIFMD”), the Fund is not directly subject to the requirements of EMIR; however, where the Fund transacts with in-scope EU counterparties, such counterparties may be required to apply certain provisions of EMIR so that the EU counterparty can fulfill its regulatory obligations and ensure that the transaction is EMIR-compliant.

It is difficult to predict the full impact of these regulations on CVC-PEF or any Target Fund. Prospective investors should be aware that the regulatory obligations arising from EMIR, EMIR REFIT and MiFID II may in due course significantly raise the costs of entering into derivative contracts and may adversely affect CVC-PEF’s or a Target Fund’s ability to engage in transactions in derivatives.

The failure of the sponsor of a Target Fund or any of their employees or affiliates to comply with U.S. state pay-to-play laws, regulations and policies may have an adverse effect on CVC-PEF.

A number of states and public pension plans have adopted “pay-to-play” laws, regulations or policies which prohibit, restrict or require disclosure of payments and certain contacts with state officials by individuals and entities seeking to do business with state entities, including investments by or advising public retirement funds. The SEC also has adopted rules that, among other things, prohibit an investment adviser from providing advisory services for compensation to a government plan investor for two years after a contribution is made by the adviser or certain of its executives or employees to certain elected officials or candidates. If the sponsor of a Target Fund, or their respective employees or affiliates fail to comply with pay-to-play rules whether or not such non-compliance was intentional any such non-compliance could have an adverse effect on such Target Fund by, for example, providing the basis for the withdrawal of the affected government plan investor and could be the basis for a violation of an applicable regulation.

Registration under the U.S. Commodity Futures Trading Commission or change in CVC-PEF’s operations necessary to rely on exemptions from registration may impair CVC-PEF’s ability to meet its investment objectives and manage risks.

Registration with the U.S. Commodity Futures Trading Commission (the “CFTC”) as a “commodity pool operator” or any change in CVC-PEF’s, CVC’s or its affiliates’ operations (including, without limitation, any change that causes CVC or its principals to be subject to certain specified covered statutory disqualifications) necessary to maintain CVC’s ability to rely upon an exemption from registration could adversely affect CVC-PEF’s ability to implement its investment program, conduct its operations and/or achieve its objectives and subject CVC-PEF to certain additional costs, expenses and administrative burdens. Furthermore, any determination by CVC to cease or to limit holding or investing in interests which may be treated as “commodity interests” in order to comply with the regulations of the CFTC may have a material adverse effect on CVC-PEF’s ability to implement its investment objectives and to hedge risks associated with its operations.

CVC-PEF, or any entities in or through which CVC-PEF may invest may be adversely impacted by BEFIT.

The European Commission has approved a package of tax reforms comprising of the “Proposal for a Council Directive on Business in Europe: Framework for Income Taxation” (“BEFIT”) (which seeks to produce a comprehensive solution for business taxation in the EU) and the “Proposal for a Council Directive on transfer pricing” (which seeks to harmonize transfer pricing rules within the EU and ensuring a common approach to transfer pricing). More specifically, BEFIT replaces various proposals (such as the debt-equity bias reduction allowance proposal, also known as “DEBRA”) and aims to introduce a common set of rules for EU companies to calculate their taxable base while ensuring a more effective allocation of profits between EU countries. Whether these proposals will be taken forward, and if so the details and timing of their implementation and the impact on CVC-PEF, or any entities in or through which CVC-PEF may invest, is therefore uncertain.

An investment in CVC-PEF and an investment in a Target Fund may involves certain tax risks.

In addition to the matters set out above, an investment in CVC-PEF involves numerous tax risks, including, among others, the risks that: (i) an investor will recognize taxable “phantom income” (i.e., income without a corresponding receipt of cash), potentially in material amounts; (ii) tax information provided by CVC-PEF to an investor for use in the preparation of its applicable tax returns will not be timely and any financial information provided by CVC-PEF to an investor may not be sufficient for such investor to comply with its filing obligations, and an investor will be required to file for any available extensions for the completion of such investor’s tax returns; (iii) an investor will be subject to complex rules in its jurisdiction of tax residence with respect to the deductibility of certain expenses and losses and/or the use of other tax attributes associated with an investment in CVC-PEF (including the possibility that the manner in which CVC-PEF or an investment vehicle is organized and operated may adversely affect an investor’s tax basis in its interest as determined in its jurisdiction of tax residence, and/or the investor’s ability to utilize its tax basis for purposes of calculating gain or loss in its jurisdiction of tax residence); (iv) an investor will be subject to other adverse tax consequences, including with respect to any generally required or additional tax filings, the possibility of losing deductions or the possibility of being subject to tax at unfavorable tax rates; (v) CVC-PEF or an investor will be subject to additional taxes, potentially on a retroactive basis, as a result of an audit or other tax contest or a change in tax law, or to uncertainty in the application of applicable laws; (vi) particular investments may give rise to special tax issues and adverse tax consequences not described herein; and (vii) an investor may be subject to applicable “controlled foreign corporation” or “passive foreign investment company” or other anti-deferral or minimum tax rules. In addition, investors may be required to pay to CVC-PEF amounts that are required to be withheld by or from CVC-PEF for tax purposes.

An investment in a Target Fund (and, therefore, CVC-PEF) involves numerous tax risks, including the risk that: (i) an investor’s investment returns will be reduced by U.S. taxes on income that is effectively connected with the conduct of a trade or business within the U.S. (“ECI”) and other U.S. federal taxes, which taxes may be material; (ii) any income from the disposition of a “United States real property interest” (including the stock of a “United States real property holding company”) held by the Target Fund would generally be treated as ECI under the U.S. Foreign Investment in Real Property Tax Act (“FIRPTA”); (iii) an investor, the Target Fund and/or any investment vehicle will be subject to U.S. state, local, and non-U.S. taxes and tax return filing requirements in the jurisdictions in which the Target Fund directly or indirectly invests, which taxes may be material; (iv) any financial information provided by the Target Fund for use in the preparation of an investor’s tax returns will not be timely or sufficient for such investor to comply with its tax filing obligations; (v) an investor will be subject to tax without a corresponding receipt of cash; (vi) a non-U.S. Investor (such as CVC-PEF) will recognize adverse tax consequences in its jurisdiction of tax residence, including any generally required or additional tax filings, the possibility of losing deductions or the ability to utilize tax basis, and the possibility of being subject to tax at unfavorable tax rates; (vii) all distributions to an investor will be made net of any taxes payable (or withholding taxes borne) by the Target Fund (or any intermediate vehicle through which the Target Fund invests) with respect to such investor; however, distributions of carried interest will not be reduced to take into account these taxes; (viii) the Target Fund will not seek to claim treaty benefits on behalf of an investor, even if such investor is eligible for the benefits of a treaty between such investor’s jurisdiction of tax residence and the U.S.; and (ix) the Investments made by the Target Fund may be less efficient, from a tax perspective, than the investment opportunities that would have been available if the Target Fund had purchased securities at the outset of an underlying fund and/or the partnerships comprising the Target Fund had invested separately.

Certain payments made to CVC-PEF or by CVC-PEF may be subject to a U.S. withholding tax, which would reduce the cash available to investors in CVC-PEF.

Under the Foreign Account Tax Compliance Act (“FATCA”), all entities in a broadly defined class of FFIs must comply with a complicated and expansive reporting regime or be subject to a 30% U.S. withholding tax on certain U.S. payments and non-U.S. entities which are not FFIs must either certify they have no substantial U.S. beneficial ownership or report certain information with respect to their substantial U.S. beneficial ownership or be subject to a 30% U.S. withholding tax on certain U.S. payments. FATCA also contains complex provisions requiring participating FFIs to withhold on certain “foreign passthru payments” made to non-participating FFIs and to holders that fail to provide the required information. The definition of a “foreign passthru payment” is still reserved under the current regulations, however the term generally refers to payments that are from non-U.S. sources but that are “attributable to” certain U.S. payments described above. Withholding on these payments is not set to apply before the date that is two years after the date of publication of final regulations defining the term “foreign passthru payment.” In general, non-U.S. investment funds, such as underlying entities in which the Fund may invest are considered FFIs. The reporting requirements imposed under FATCA require FFIs to enter into agreements with the IRS to obtain and disclose information about certain investors to the IRS or, if subject to an IGA, register with the IRS and comply with the reporting requirements regime of the IGA and any implementing legislation enacted thereunder. IGAs are generally intended to result in the automatic exchange of tax information through reporting by an FFI to the government or tax authorities of the country in which such FFI is domiciled, followed by the automatic exchange of reported information with the IRS. The Investment Adviser intends that any non-U.S. partnership and any non-U.S. corporation that constitutes an FFI would comply, to the extent reasonably practicable, with the reporting requirements to avoid the imposition of the U.S. withholding tax, but if such FFI does not do so (because, for example, investors fail to provide the required information), certain payments made to any such FFI may be subject to a U.S. withholding tax, which could reduce the cash available to investors. Further, these reporting requirements may apply to underlying entities in which the Fund invests, and the Fund may not have control over whether such entities comply with the reporting regime. Such withheld amounts that are allocable to a Unitholder may be deemed to have been distributed to such Unitholder to the extent the taxes reduce the amount otherwise distributable to such Unitholder. In addition, non-U.S. investment funds and underlying entities in which the Fund may invest may be subject to reporting requirements in other jurisdictions under legislation similar to FATCA, such as legislation implementing the OECD Standard for Automatic Exchange of Financial Account Information in Tax Matters – the Common Reporting Standard. Potential investors should consult their own tax advisors regarding all aspects of FATCA as it and similar non-U.S. reporting requirements affect their particular circumstances.

For purposes of the foregoing, “CRS Law” means the (i) the Standard for Automatic Exchange of Financial Account Information in Tax matters and its Common Reporting Standard (“CRS”) published by the OECD and implemented by the Directive 2014/107/EU amending the Directive 2011/16/EU of February 15, 2011 on administrative cooperation in the field of taxation, (ii) the OECD’s multilateral competent authority agreement on automatic exchange of financial account information signed on October 29, 2014 in Berlin, with effect as of January 1, 2016 and (iii) the Luxembourg law dated December 18, 2015 implementing Council Directive 2014/107/EU of December 9, 2014 as regards mandatory automatic exchange of information in the field of taxation as well as the Multilateral Agreement, as amended or supplemented from time to time.

A Target Fund may be subject to additional or unforeseen taxation in jurisdictions in which the Target Fund invests or carries on activities.

A Target Fund could become subject to additional or unforeseen taxation in jurisdictions in which the Target Fund, or any of its subsidiaries, is established, operates, is managed, is advised, is promoted or invests. In addition, withholding taxes and other local source taxes may be imposed on a Target Fund’s (or any of its subsidiaries’) earnings, profits, income or gains. These taxes may not be creditable or deductible by the Target Fund or its subsidiaries. While it is intended that the activities of a Target Funds and its general partners, alternative investment fund manager, manager and their respective offices should not create a permanent establishment or other form of taxable presence of the Target Fund in any jurisdiction in which the Target Fund or any of its subsidiaries, or its general partners, its alternative investment fund manager, its manager or any of their respective offices, operates or invests, there is a risk that this intention might not be realized (including as a result of the relevant tax authorities in one or more of such jurisdictions taking a contrary view and no assurances can be provided in this regard). If for any reason a Target Fund or any of its subsidiaries is considered to have a permanent establishment or other such presence in any such jurisdiction, the Target Fund or such subsidiary could be subject to significant taxation in such jurisdiction. In addition, certain of the Target Fund’s Investments are expected to give rise to income that is effectively connected with a U.S. trade or business that will subject the Target Fund and/or its investors (including CVC-PEF) to U.S. tax on such income.

A Target Fund may use subsidiaries, aggregators or alternative vehicles that are domiciled in a jurisdiction that is considered as on the EU blacklist.

The ECOFIN committee of the European Union maintains a list of non-cooperative jurisdictions for tax purposes (which is often referred to as the “EU blacklist”) and other jurisdictions maintain lists of low tax or “tax haven” jurisdictions. It is unclear which jurisdictions may be included on one or more such lists by the European Union, other groupings of jurisdictions or a particular jurisdiction in the future and how long any such designation would remain in place and what ramifications, if any, any such listing would have for a Target Fund, its investors and/or its Investments. In particular, it is possible that a Target Fund may use subsidiaries, aggregators or alternative vehicles that are domiciled in a jurisdiction that is, or may in the future be, included on one or more such lists, and that a Target Fund’s underlying funds may be domiciled in, and/or may use subsidiaries, aggregators or alternative vehicles for one or more of investors and/or Investments that are domiciled in a jurisdiction that is, or may in the future be, included on one or more such lists. As the European Union, other groupings of jurisdictions, or any particular jurisdiction may implement its own laws and regulations in connection with any such listing, the tax and other implications to the Target Funds and their investors may differ on a country-by-country and investor-by-investor basis.

The manager of a Target Fund may make certain decisions to maximize pre-tax returns that result in tax-exempt investors in such Target Fund incurring greater tax costs than might otherwise be the case.

The manager of a Target Fund may make certain decisions to maximize pre-tax returns that result in tax-exempt investors in such Target Fund incurring greater tax costs than might otherwise be the case. For example, in some cases, the manager of such Target Fund may forego certain actions with regard to acquisition, financing, management and disposition of Investments that would reduce taxes because such actions would reduce overall pre-tax returns to all the Target Fund’s investors. Investments and holding structures will be considered on their merits by the managers of the Target Funds but without regard to the taxation, legal or other circumstances of the investors of the Target Funds (including CVC-PEF). There can be no assurance that the structure of a Target Fund or of any of its Investments will be tax-efficient for any particular investor (including CVC-PEF).

The Target Fund may be subject to risks from changes in the taxation of carried interest.

The ability of a Target Fund to meet its investment objectives depends, to a substantial degree, on the ability of its manager and its affiliates to retain and motivate its investment professionals and other key personnel, and to recruit talented new personnel. The ability of the manager of a Target Fund and its affiliates to recruit, retain and motivate their professionals is dependent on their ability to offer highly attractive incentive opportunities. In addition, in order for any carried interest allocated to a non-corporate U.S. taxpayer to be taxed at favorable rates applicable to long-term capital gains (for U.S. federal income tax purposes), a Target Fund generally will have to hold a relevant Investment for more than three years before disposing of it (versus the general holding period of more than one year). The increase in the required holding period, or other laws (including non-U.S. tax laws) applicable to carried interest, may create an incentive for the manager of a Target Fund to make different decisions regarding the timing and manner of the realization of investments from those that would be made if long-term capital gain from the sale or disposition of capital assets did not require a three-year holding period (as it relates to receipt of carried interest). In addition, this may adversely affect the manager’s and its affiliates’ ability to attract and retain certain investment professionals, which may have an adverse effect on their ability to achieve the investment objectives of the Target Fund.

The managers of the Target Funds may be subject to risks as a result of corporate offenses of failure to prevent the facilitation of tax evasion.

The UK Criminal Finances Act 2017 introduced, with effect from September 20, 2017, a corporate offense of failure to prevent the criminal facilitation of tax evasion. The offense can be committed by bodies corporate and partnerships, wherever incorporated or formed and could therefore impact a Target Fund and its Investments. The offense is committed when an associated person of the body corporate or partnership commits criminal facilitation of tax evasion when acting in the capacity of an associated person. The offense is wide in scope and catches facilitation of foreign tax evasion as well as UK tax evasion. It is a complete defense if the body corporate or partnership has reasonable procedures in place designed to prevent persons associated with it from committing tax evasion facilitation offenses.

The managers of the Target Funds have procedures in place which are designed to ensure that the Target Funds are in a position to avail themselves of this defense. It is nevertheless possible that an English court would not find these procedures reasonable and a manager of a Target Fund could be found guilty of this criminal offense and subject to unlimited financial penalties.

CVC-PEF may invest in Investments that are subject to changing and increasingly stringent environmental and health and safety laws, regulations and permit requirements.

Environmental laws, regulations and regulatory initiatives play a significant role in certain industries and can have a substantial impact on investments in these industries. For example, global initiatives to minimize pollution have played a major role in the increase in demand for natural gas and alternative energy sources, creating numerous new investment opportunities. Conversely, required expenditures for environmental compliance have adversely impacted investment returns in a number of segments of the industry. Certain industries will continue to face considerable oversight from environmental regulatory authorities and significant influence from non-governmental organizations and special interest groups. CVC-PEF may invest in investments that are subject to changing and increasingly stringent environmental and health and safety laws, regulations and permit requirements. New and more stringent environmental and health and safety laws, regulations and permit requirements or stricter interpretations of current laws or regulations could impose substantial additional costs on investments or potential investments. Compliance with such current or future environmental requirements does not ensure that the operations of CVC-PEF’s Investments will not cause injury to the environment or to people under all circumstances or that CVC-PEF’s Investments will not be required to incur additional unforeseen environmental expenditures. Environmental hazards could expose the Investments to material liabilities for property damages, personal injuries or other environmental harm, including costs of investigating and remediating contaminated properties. Moreover, failure to comply with regulatory or legal requirements could have a material adverse effect on a portfolio company or project, and there can be no assurance that portfolio companies will at all times comply with all applicable environmental laws, regulations and permit requirements. Any noncompliance with these laws and regulations could subject CVC-PEF and its Investments to material administrative, civil or criminal penalties or other liabilities. Under certain circumstances, environmental authorities and other parties may seek to impose personal liability on the limited partners of a partnership (such as a Target Fund) subject to environmental liability. However, CVC-PEF will seek to reduce its risk of such personal liability by avoiding activities with respect to a Target Fund’s Investments other than as specifically contemplated by the Fund Documents.

Additionally, as consensus builds that global warming is a significant threat, initiatives seeking to address climate change through regulation of greenhouse gas emissions have been adopted by, are pending or have been proposed before international and regional regulatory authorities. Many industries (e.g., manufacturing, transportation and insurance) face various climate change risks, many of which could conceivably materially impact them. Such risks include (i) regulatory/litigation risk (e.g., changing legal requirements that could result in increased compliance costs, changes in business operations, the discontinuance of certain operations and related litigation); (ii) market risk (e.g., declining market for products and services seen as greenhouse gas intensive); and (iii) physical risk (e.g., risks to plants or property owned, operated or insured by a company posed by rising sea levels, increased frequency or severity of storms, drought and other physical occurrences attributable to climate change). These risks could result in unanticipated delays or expenses, especially for electricity, and, under certain circumstances, could prevent completion of investment activities once undertaken, any of which could have an adverse effect on CVC-PEF.

Certain regions in which CVC-PEF or a Target Fund invests or conducts activities related to investments may be particularly sensitive to weather and climate conditions. Prolonged changes in climatic conditions could have a significant impact on the revenues, expenses and conditions of certain investments. While the precise future effects of climate change are unknown, it is possible that climate change could affect precipitation levels, cause droughts, affect wind levels, annual sunshine levels, sea levels and the severity and frequency of storms and create or substantially contribute to other severe weather events and increased volatility in seasonal temperatures. In the event that climate change causes sea levels to rise, certain investments might be forced to incur expenses to prevent assets from being damaged or rendered unusable by such rising sea levels. Moreover, if the evidence supporting climate change continues to mount, various regulatory agencies may enact more restrictive environmental regulations. These more restrictive regulations could materially impact the revenues and expenses of an investment. Damage resulting from extreme weather may not be fully insured.

Certain regions in which CVC-PEF or a Target Fund may invest or conduct activities related to investments are susceptible to natural disasters that could have a severe impact on the value of, and even destroy, assets in those regions. For instance, certain countries are located within the “Ring of Fire”, the series of oceanic trenches, volcanic arcs and converging tectonic plates that account for approximately 90% of the world’s earthquakes. Considering that the development of organized public funding for natural emergencies, and natural disaster early warning technology may be immature and unbalanced in certain of these countries, the natural disaster toll on a portfolio company or the broader local economic market may be significant. Health or other government regulations adopted in response to natural calamities may require temporary closure of corporate and governmental offices upon a disaster, which would severely disrupt CVC-PEF’s or a Target Fund’s operations in the affected area. Investments are therefore subject to significant geological risks that could lead to significant loss of life and economic loss. Such catastrophic losses may either be uninsurable or insurable at such high rates as to make such coverage impracticable. If such a major uninsured loss were to occur with respect to any of CVC-PEF’s or a Target Fund’s Investments, CVC-PEF or such Target Fund could lose both invested capital and anticipated profits.

If a jurisdiction utilized by sponsors for the domiciliation of private fund entities is on (or is added to) the FATF grey list, it may result in adverse effect on such entity and its underlying Investments.

The Financial Action Task Force (“FATF”), a global money laundering and terrorist financing watchdog whose membership includes the U.S., Luxembourg and the United Kingdom, and which sets international standards that aim to prevent these illegal activities, continues to add countries to its ‘grey list’ of jurisdictions that are subject to increased monitoring due to actual or perceived strategic deficiencies in the anti-money laundering systems of such jurisdictions. Amongst the jurisdictions that currently appear on the grey list, or that may be added to the grey list, are jurisdictions that are commonly used by sponsors of private equity fund entities. To the extent a jurisdiction which is commonly utilized by sponsors for the domiciliation of private fund entities is on (or is added to) the FATF grey list, there can be no assurance that such listing will not have an adverse effect on such entity and its underlying Investments.

CFIUS and other national security investment reviews may restrict, delay or add expenses to CVC-PEF’s investments, limit opportunities and increase compliance burdens.

Current laws and regulations in various jurisdictions give heads of state and regulatory bodies the authority to block or impose conditions with respect to acquisitions of and investments in local entities by foreign persons if that acquisition or investment threatens to impair national or economic security. In addition, many jurisdictions restrict foreign investment in renewable energy by taking steps including, but not limited to, placing limitations on foreign equity investment, implementing investment screening or approval mechanisms, and restricting the employment of foreigners as key personnel. In addition, a number of U.S. states are passing and implementing state laws prohibiting or otherwise restricting the acquisition of interests in real property located in the state by foreign persons (“Foreign Ownership Laws”). These domestic and foreign laws could limit CVC-PEF’s ability to invest in certain entities or impose burdensome notification requirements, operational restrictions or delays in pursuing and consummating transactions. The effect of such laws could also result in CVC-PEF excluding from participation (in whole or in part) or requiring the withdrawal of certain limited partners (or certain categories of limited partners) from certain transactions.

Although CVC-PEF’s primary strategy is to undertake investments in countries within Asia, the actions of the Committee on Foreign Investment in the United States (“CFIUS”), an inter-agency committee authorized to review transactions that could result in potential control of, or certain types of non-controlling investments in, a U.S. business by a foreign person, may adversely impact the prospects of a portfolio company in the context of mergers with, or acquisitions or investments by, a foreign person. In some cases, Investments, if any, by CVC-PEF involving the acquisition of or investment in a U.S. business (including a U.S. branch or subsidiary of a company domiciled outside of the United States) may be subject to review and approval by the CFIUS or any non-U.S. equivalents thereof. In the event that CFIUS or any non-U.S. equivalents thereof reviews one or more Investments or in the event that Foreign Ownership Laws or the outbound investment screening regime that is intended to regulate investment by U.S. persons into a “country of concern” relating to certain advanced technology sectors apply to a particular investment, there can be no assurance that CVC-PEF will be able to maintain or proceed with such Investments on any terms, or on terms that are acceptable to the General Partner.

CFIUS may recommend that the President block such transactions, or CFIUS may impose conditions on such transactions, certain of which may materially and adversely affect CVC-PEF’s ability to execute its investment strategy. Additionally, CFIUS or any non-U.S. equivalents thereof may seek to impose limitations on one or more such Investments that may prevent CVC-PEF from maintaining or pursuing investment opportunities that CVC-PEF otherwise would have maintained or pursued, which could adversely affect the performance of CVC-PEF’s investment in such portfolio investments and thus the performance of CVC-PEF. Legislation to reform CFIUS was signed into law by the U.S. President on August 13, 2018, and final regulations implementing this legislation were enacted in 2020. The legislation and its implementing regulations, among other things, expand the scope of CFIUS’ jurisdiction to cover more types of transactions and empower CFIUS to scrutinize more closely investments in U.S. “critical infrastructure,” “critical technology” and “sensitive personal data” companies, including investments involving foreign limited partners that may be deemed “non-passive.”

CVC-PEF’s Investments may face delays, limitations, or restrictions as a result of notifications made under and/or compliance with these legal regimes and rapidly-changing agency practices. Other countries continue to establish and/or strengthen their own national security investment clearance regimes, including in response to U.S. encouragement of other countries to impose CFIUS-like regulations on foreign investment in certain sectors and assets on national security grounds, which could have a corresponding effect of limiting CVC-PEF’s ability to make investments in such countries. Following the European Union’s implementation of an EU-wide mechanism to co-ordinate the screening foreign investment on national security grounds across EU member states in October 2020, the majority of member states have now introduced foreign investment screening regimes which could impede, restrict, and/or delay CVC-PEF’s Investments with a nexus to the European Union. In addition, in Australia, legislation passed in 2020 expands the criteria used to determine whether a transaction must be notified to the country’s Foreign Investment Review Board and affords the government new call-in powers to review transactions that may pose a national security risk. In the United Kingdom, the National Security and Investment Act 2021 commenced on January 4, 2022, requiring mandatory notification for certain acquisitions in 17 strategic sectors and giving the UK government broad powers to review certain acquisitions in any economic sector. Other jurisdictions, particularly in the EU, such as the Netherlands, Ireland and Belgium, have recently established or may in the future establish, further restrictions and pose additional risk by enhancing governments’ powers to scrutinize, impose conditions on and potentially block mergers, acquisitions and other transactions. Heightened scrutiny of foreign direct investment worldwide may also make it more difficult for CVC-PEF to identify suitable buyers for Investments upon exit and may constrain the universe of exit opportunities for an Investment in a portfolio company. As a result of such regimes, CVC-PEF may incur significant delays and costs, be altogether prohibited from making a particular investment, or impede or restrict syndication or sale of Fund assets to certain buyers, all of which could adversely affect CVC-PEF’s ability to meet its investment objectives.

CVC-PEF’s investments may be subject to foreign governments’ investment restrictions.

Foreign investment in securities of companies in certain of the countries in which CVC-PEF may invest is restricted or controlled to varying degrees. These restrictions or controls may at times limit or preclude foreign investment above certain ownership levels or in certain assets, asset classes or sectors of the country’s economy and increase the costs and expenses borne by CVC-PEF. CVC-PEF may utilize investment structures to comply with such restrictions, but there can be no assurance that a foreign government will not challenge the validity of these structures or change laws in a way that reduces their effectiveness, imposes additional governmental approvals, restricts or prohibits CVC-PEF’s investments or taxes, or restricts or otherwise prohibits repatriation of proceeds. These restrictions or controls may limit the potential universe of buyers of an asset, thereby reducing the demand for assets CVC-PEF seeks to sell. For example, the Committee on Foreign Investment in the United States may determine a foreign entity cannot buy an asset being sold by CVC-PEF in the United States.

In addition, while regulation of foreign investment has liberalized in recent years throughout much of the Asia-Pacific, there can be no assurance that more restrictive regulations will not be adopted in the future. Some countries require governmental approval for the repatriation of investment income, capital or the proceeds of sales by foreign investors and foreign currency. For example, governments in the Asia-Pacific have in the past, and may in the future, impose controls and/or procedural requirements on the convertibility of their currencies into foreign currencies and the remittance of currency from such countries to other jurisdictions in certain circumstances (including controls based on the category of remittance to be made, e.g., current account items such as payments to suppliers for imports, labor, services, and payments of interest on foreign exchange loans and capital account-related payments, such as the repayment of bank loans denominated in foreign currencies or direct investment). Accordingly, deteriorations in a country’s balance of payments or a number of other circumstances, could cause governments to impose temporary restrictions on capital remittances abroad. CVC-PEF could be adversely affected by delays in, or a refusal to grant, any required governmental approval for repatriation of capital interests and dividends paid on securities to which it is exposed to, and income on such securities or gains from the disposition of such securities may be subject to withholding taxes imposed by certain Asia-Pacific jurisdictions. CVC-PEF may utilize investment structures to comply with such restrictions, but there can be no assurance that a foreign government will not challenge the validity of these structures or change laws in a way that reduces their effectiveness, imposes additional governmental approvals, restricts or prohibits CVC-PEF’s Investments or taxes, or restricts or otherwise prohibits repatriation of proceeds. These restrictions or controls may limit the potential universe of buyers of an asset, thereby reducing the demand for assets CVC-PEF seeks to sell.

CVC-PEF’s investments may be subject to foreign governments’ capital controls.

Countries may require government approval for contributions of foreign capital to the country and distributions of investment income or capital out of the country. Countries may also place limitations on holding their currency abroad. Countries can change capital controls to increase or decrease overall levels of foreign direct investment or currency pricing, to manage the country’s balance of payments and for a number of other reasons outside the control of CVC. CVC-PEF could be adversely affected by delays in, or a refusal to grant, any required governmental approval for payment of dividends and repatriation of capital interests.

CVC-PEF could be subject to review and approval by UK regulatory agencies resulting in limitations or restrictions on its investments.

In the UK there is currently, strictly speaking, no legal restriction on foreign investment, only legal powers for intervening in merger transactions on national security or certain other public interest grounds. The current powers derive from the Enterprise Act 2002. Transactions that have a public interest element are subject only to a voluntary notification, but the regime provides the Secretary of State with the power to intervene where specified merger control thresholds are met and the transaction involves national security, plurality of the media, a public health emergency or the stability of the UK financial system. There is currently no obligation to obtain pre-closing clearance and no penalty for failing to notify a transaction, although an extensive hold separate order may be issued both pre-closing and post-closing while the transaction is reviewed.

On April 29, 2021, the UK Parliament enacted the National Security and Investment Act 2021 (“NS&I Act”). The NS&I Act came into force on January 4, 2022 and introduced an investment screening regime that allows the UK government to scrutinize and intervene in transactions to protect national security. The NS&I Act provides for a mandatory notification regime for transactions in 17 specific sectors and voluntary notification for all other sectors. It provides that the Secretary of State may “call-in” investments for national security review and impose conditions on the investment, or as a last resort, block the investment, if it is considered to pose a risk to national security.

Mandatory notification is required in the following sectors: advanced materials; advanced robotics; artificial intelligence; civil nuclear; communications; computing hardware; critical suppliers to the UK government; critical suppliers to the emergency services; crypto-graphic authentication; data infrastructure; defense; energy; military and dual use; quantum technologies; satellite and space technologies; synthetic biology; and transport. If a transaction falls within one of these sectors, it will be subject to a mandatory notification if the acquirer acquires an interest crossing specified thresholds (25%, 50% or 75%), or acquires voting rights that enable the acquirer to secure or prevent the passage of any class of resolution governing the affairs of the entity. If the Secretary of State reasonably suspects there is a risk to national security, he/she may call in a transaction in any sector for review where the specified thresholds are crossed or voting rights enabling the securing and blocking of resolutions are acquired as described above. Additionally, he/she may further call-in transactions in any sector involving the acquisition of assets or the obtaining of the ability to materially influence the policy of the entity. The NS&I Act imposes civil and criminal penalties for completing an acquisition subject to mandatory notification without approval, including imprisonment for up to five years and, for businesses, fines of up to £10 million (or, if higher, 5% of worldwide turnover). Such acquisitions, if completed without approval, will be automatically void. There is no time limit on the Secretary of State ‘calling-in’ a transaction subject to mandatory notification if no notification was given and the Secretary of State has not otherwise become aware of the transaction. As the regime under the NS&I Act is new, it is difficult to predict how the regime will operate in practice. There is no guarantee that, if in the future it is applicable to a portfolio company of CVC-PEF, the notification process and decision procedure would not adversely impact CVC-PEF’s investment in such portfolio company.

CVC-PEF’s investments may be subject to U.S. governments’ outbound investment controls.

In August 2023, the President of the United States issued an executive order setting forth the framework for outbound investment controls regulating U.S. investment in companies related to “countries of concern” deemed to be adverse to U.S. national security and foreign policy interests. Pursuant to this executive order, the U.S. Department of the Treasury has implemented a new outbound investment regime, the Provisions Pertaining to U.S. Investments in Certain National Security Technologies and Products in Countries of Concern (the “Outbound Investment Rule”), which took effect on January 2, 2025. The Outbound Investment Rule prohibits certain investments, and requires the notification of certain investments, by U.S. persons in persons and entities associated with “countries of concern” (currently only China, Hong Kong and Macau) that are engaged in certain covered activities in the semiconductors and microelectronics, quantum information technologies, and artificial intelligence sectors. Investments by U.S. persons subject to the Outbound Investment Rule include acquisitions of equity interests, certain debt financing, and establishment of joint ventures. The rule also applies to certain investments by a U.S. person as a limited partner in a non-U.S. person pooled investment fund that such U.S. person knows likely will invest in a person or entity that is associated with a “country of concern” and that is in the semiconductors and microelectronics, quantum information technologies, or artificial intelligence sectors. In addition, the Outbound Investment Rule prohibits a U.S. person from knowingly directing a transaction by a non-U.S. person that such U.S. person knows at the time of the transaction would be a prohibited transaction if engaged in by a U.S. person.

The jurisdiction of the Outbound Investment Rule is broad and it may indirectly affect activities conducted by CVC-PEF. Certain potential Investments may meet the criteria for prohibited transactions or notifiable transactions under the Outbound Investment Rule if CVC-PEF were a U.S. person. If any potential transaction by CVC-PEF could be within the scope of the Outbound Investment Rule if undertaken by a U.S. person, CVC could take, or abstain from taking, actions as it deems necessary or advisable with respect to such transaction, including abstaining from engaging in any prohibited transactions, recusing U.S. persons from involvement in or decision-making regarding such transaction, submitting certain notifications to the U.S. Department of the Treasury related to notifiable transactions, or cooperating with U.S. persons with respect to such notifications or excusing such U.S. person from the potential transaction.

The Outbound Investment Rule could also potentially limit the range of prospective investments available to CVC-PEF, make it more difficult to identify buyers for sales transactions, impede or restrict syndication or sale of CVC-PEF’s assets to certain buyers, adversely affect the governance and operations of CVC-PEF or its affiliates, and/or cause delays and costs, all of which could adversely affect CVC-PEF’s ability to meet its investment objective.

Furthermore, given the Outbound Investment Rule’s infancy and its evolving interpretation and implementation, it is unclear how it, and any related future regulations, may be interpreted, amended, and implemented by the U.S. government. Therefore, the General Partner cannot fully anticipate the scope or impact on CVC-PEF of the Outbound Investment Rule.

Changes in legal, tax and regulatory environment in certain emerging countries may impose restrictions on investments.

Legal, tax and regulatory changes could occur during the term of CVC-PEF that may adversely affect CVC-PEF. Certain emerging countries lack fully developed legal systems and bodies of commercial law and practices normally found in countries with more developed market economies. This may result in a lack of transparency and limits on the protections available to foreign investors. These uncertainties could limit the legal protections available to foreign investors. In addition, certain industries in which CVC-PEF may invest are subject to significant government regulation. Some emerging countries have experienced significant changes in their legal and regulatory systems that could affect CVC-PEF’s potential investments. Laws affecting foreign investment and business continue to evolve in such emerging countries, although at times in an uncertain and even arbitrary manner which may not coincide with practices in more developed jurisdictions. Laws and regulations, particularly those concerning foreign investment and taxation, can change quickly and unpredictably. Such changes could occur during the term of CVC-PEF that may adversely affect CVC-PEF, its Investments or the investors. In addition, the governments in some emerging countries continue to exercise substantial influence over many aspects of the private sector. From time to time the market for private equity transactions has been adversely affected by a decrease in the availability of senior and subordinated financing for transactions, in part in response to regulatory pressures on providers of financing to reduce or eliminate their exposure to such transactions.

The laws in emerging countries regulating ownership, control and corporate governance of companies are still evolving. In many cases, existing laws offer limited protection, at best, to minority shareholders. Management or controlling shareholders may be able to take action against the interests of minority shareholders which could result in share dilution. The lack of legal regulation of these securities markets in certain of these countries may pose risks to the operations of CVC-PEF and the Target Funds.

CVC-PEF expects to invest in a number of different taxing jurisdictions, any of which may change their tax laws (or interpretations thereof) and enforcement policies and positions, possibly with retroactive effect. Changes to taxation treaties (or their interpretation) between emerging countries and countries through which the CVC Funds have invested or CVC-PEF or a Target Fund invest may severely and adversely affect their ability to efficiently realize income or capital gains. Consequently, it is possible that the CVC Funds and CVC-PEF may face unfavorable tax treatment in emerging countries which may materially adversely affect the value of their investments or the feasibility of making investments in certain countries.

Investments in CVC-PEF may be subject to certain EU risk retention requirements.

Risk retention and due diligence requirements (the “EU Risk Retention Rules”) apply under EU legislation in respect of various types of investors, including credit institutions, investment firms, authorized alternative investment fund managers and insurance and reinsurance undertakings (together, “Affected investors”). The current EU Risk Retention Rules are contained in the Regulation (EU) 2017/2402 (the “Securitisation Regulation”), which repealed and replaced the prior EU Risk Retention Rules and applies from January 1, 2019 (subject to certain transitional provisions regarding securitisations the securities of which were issued before January 1, 2019). Amongst other things, such requirements restrict an investor who is subject to the EU Risk Retention Rules (including the Investment Adviser acting on behalf of CVC-PEF) from investing in securitisations issued on or after January 1, 2019 (or securitisations issued before that date but in respect of which new securities are issued on or after January 1, 2019), unless certain provisions of the EU Risk Retention Rules are complied with, including that the originator, sponsor or original lender in respect of the relevant securitisation (the “Risk Retention Holder”) has explicitly disclosed that it will retain, on an ongoing basis, a net economic interest of not less than 5%. Risk Retention Holders must hold the retained net economic interest throughout the life of the securitisation, and may not enter into any arrangement designed to mitigate the credit risk in relation thereto. Investors should be aware that there are material differences between the EU Risk Retention Rules imposed prior to January 1, 2019 and the EU Risk Retention Rules contained in the Securitisation Regulation. For example, the Securitisation Regulation imposes a direct retention obligation on sponsors and originators of securitisations. Moreover, the Securitisation Regulation expands on the types of Affected investor to which the due diligence requirements apply.

Investments by CVC-PEF which involve the tranching of credit risk associated with an exposure or pool of exposures (such as CLOs) are likely to be treated as “securitisations” under the EU Risk Retention Rules. If such Investments are “securitisations” within the EU Risk Retention Rules, the sponsor or originator of the transaction (which could be one of CVC or CVC-PEF in certain cases) may be required to act as the Risk Retention Holder. The requirements in the EU Risk Retention Rules could increase the costs of such investments for CVC-PEF. Further, the range of investment strategies and investments that CVC-PEF is able to pursue may be limited by the EU Risk Retention Rules, for example, where, as may be determined by CVC, CVC-PEF is ineligible to invest in certain CLOs and other securitisation investments in which CVC-PEF is eligible to invest, because such investments are not compliant with the EU Risk Retention Rules. As a result, CVC-PEF may be adversely affected. There may be other adverse consequences for investors and CVC-PEF as a result of the EU Risk Retention Rules, including the changes to the EU Risk Retention Rules introduced through the Securitisation Regulation.

The EU Risk Retention Rules and Securitisation Regulation may be subject to change, or their application or interpretation may change. Such changes may adversely affect CVC-PEF, including that CVC-PEF may dispose of such investments when it would not otherwise have determined to do so or at a price that is not as advantageous as it would have otherwise. To the extent that there is any lack of clarity regarding the application of such regulations to Investments made by CVC-PEF, there may be risks to CVC-PEF of non-compliance, including because CVC’s interpretation of the regulations is ultimately not the same as a regulatory authority’s interpretation of the regulations. Prospective investors, including Affected investors, should consult with their own legal, accounting, regulatory and other advisors and/or regulators to determine whether, and to what extent, the information set out in Fund Documents and in any investor report provided in relation to this offering is sufficient for the purpose of satisfying any of their obligations under the Securitisation Regulation and the EU Risk Retention Rules, and such investors are required to independently assess and determine the sufficiency of the information for such purpose. Prospective investors are themselves also responsible for monitoring and assessing changes to the EU Risk Retention Rules, and any regulatory capital requirements applicable to it, including any such changes introduced through the Securitisation Regulation.

Certain effects of tax legislation may adversely affect CVC’s employees and other service providers.

Legal, tax and regulatory changes could occur during the term of CVC-PEF that may adversely affect CVC-PEF. U.S. federal income tax law treats certain allocations of capital gains to service providers by CVC-PEF (including performance fees) as short-term capital gain taxed at higher ordinary income rates for U.S. federal income tax purposes unless CVC-PEF has held the asset which generated such gain for more than three years. This could reduce the after-tax returns of the employees or other individuals associated with CVC-PEF or CVC who were or may in the future be granted direct or indirect interests in the carried interest, which could make it more difficult for CVC and its affiliates to incentivize, attract and retain individuals to perform services for CVC-PEF.

In addition, under United States legislation H.R. 1, 115th Cong. (2017), known as the “Tax Cuts and Jobs Act” (the “TCJA”) in order for the carried interest to be taxed at rates applicable to long-term capital gain, CVC-PEF will generally have to hold a relevant Investment for more than three years before disposing of it. Prior to the effective date of the TCJA, the relevant holding period was more than one year. The increase in the required holding period may create an incentive for CVC, on behalf of CVC-PEF, to make different decisions regarding the timing and manner of the realization of Investments than would be made if long-term capital gain from the sale or disposition of capital assets did not require a three-year holding period.

Economic sanction laws in the United States and other jurisdictions may prohibit CVC, CVC’s professionals, and CVC-PEF from transacting with or in certain countries and with certain individuals and companies.

Economic sanction laws in the United States and other jurisdictions have the potential to prohibit or otherwise restrict CVC, CVC-PEF, its portfolio companies and their respective officers, directors and employees from engaging in transactions in or relating to certain countries and relating to certain individuals and entities. In the United States, the US Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) and US Department of State administer and enforce laws, executive orders and regulations establishing US economic and trade sanctions. Such sanction laws prohibit, among other things, transactions with and the provision of services to certain foreign countries, territories, entities and individuals. These persons and entities include specially designated nationals and other persons and entities targeted by OFAC sanctions programs. The lists of OFAC restricted countries, territories, persons and entities, including the List of Specially Designated Nationals and Blocked Persons may be amended from time to time, and the latest can be found on the OFAC website at www.treas.gov/ofac. In addition, certain programs administered by OFAC prohibit dealing with individuals or entities in certain countries regardless of whether these appear on the lists maintained by OFAC. Export restrictions enforced by the US prohibit certain additional transaction with certain non-US persons and entities. These types of sanctions and similar laws and regulations in non-US jurisdictions have the potential to significantly restrict CVC-PEF’s direct or indirect investment activities in certain countries. Sanctions and export control restrictions change from time to time with little warning and could require CVC, CVC-PEF or its portfolio companies to unwind or terminate business relationships, potentially on commercially unfavorable terms. The economic sanctions and related laws of different jurisdictions in which CVC-PEF makes investments also may conflict with one another, such that compliance with all applicable laws may be difficult. Failure by CVC, CVC-PEF and its portfolio companies to comply with relevant sanctions and export restrictions could have serious legal and reputational consequences, including civil and criminal penalties.

H.
General Potential Conflicts of Interest

Prospective investors should be aware that there will be occasions when CVC may encounter potential conflicts of interest in connection with CVC-PEF. In such cases, CVC determines, in its good faith judgement, whether an actual conflict of interest exists, and if so, CVC may take such actions as may be necessary or appropriate to prevent, resolve, reduce or mitigate the conflict.

In particular, except as otherwise expressly indicated, nothing contained herein will restrict the activities and operations of any CVC Entity or any CVC Funds or their respective affiliates (the “Interested Parties”). There may arise future instances where the interests of CVC-PEF conflict with the interests of the Interested Parties and CVC investment professionals which should be carefully evaluated before subscribing to Units. The Interested Parties and CVC investment professionals have conflicts of interests, or conflicting loyalties, as a result of their numerous activities and relationships, some of which, but not all of such actual, apparent and potential conflicts of interest are discussed below. CVC and CVC investment professionals may in the future engage in further activities, transactions or relationships that may result in additional conflicts of interest not addressed below. In addition, there can be no assurances that CVC will prevent, resolve, reduce or mitigate all conflicts of interest which may arise in a manner that is favorable to CVC-PEF.

CVC has set out a policy for the purpose of identifying potential conflicts of interests and setting out procedures for preventing, managing and monitoring conflicts of interests. CVC's conflicts of interest policy is designed to ensure that business activities involving a conflict which may harm the interests of CVC-PEF or its investors are carried out with an appropriate level of independence and that conflicts are prevented, resolved, reduced or mitigated fairly. Notwithstanding its due care and efforts, there is a risk that the organizational or administrative arrangements made by CVC for the management of conflicts of interest are not sufficient to ensure that risks of damage to the interests of CVC-PEF or its investors will be prevented.

CVC engages in and may in the future engage in activities where its interests or the interests of its clients may conflict with the interests of the Fund and its investors.

As a global alternative asset manager, CVC engages and is authorized to engage in a broad spectrum of activities, including financial advisory and/or management services, investment management, sponsoring and managing private and public investment funds, advising CLOs, separately managed accounts, co-investment vehicles, other private funds, and other activities, including the provision of broker-dealer services. In the ordinary course of its business, CVC engages in activities where its interests or the interests of its clients may conflict with the interests of CVC-PEF and its investors. CVC may enter into one or more strategic relationships in certain regions or with respect to certain types of investments that, although may be intended to provide greater opportunities for CVC, may require CVC to share such opportunities or otherwise limit the amount of an opportunity CVC can otherwise take. Conflicts of interest that arise between CVC-PEF, on the one hand, and CVC, any CVC Entity, any existing or future affiliated fund or any CVC Fund, on the other hand, generally will be discussed and resolved on a case-by-case basis by senior management of CVC and representatives of the board of directors and/or investment manager of the relevant CVC Fund, including CVC-PEF, who will in many circumstances be the same individuals. Any such discussions will take into consideration the interests of the relevant parties and the circumstances giving rise to the conflict. Investors should be aware that conflicts will not necessarily be resolved in favor of CVC-PEF or its Investments.

CVC may expand the range of services that it provides over time. Except as provided herein, CVC will not be restricted in the scope of its business or in the performance of any such services (whether now offered or undertaken in the future) even if such activities could give rise to conflicts of interest, and whether or not such conflicts are described herein. CVC has, and will continue to develop, relationships with a significant number of companies, financial sponsors and their senior managers, including relationships with clients who may hold or may have held investments similar to those intended to be made by CVC-PEF or a CVC Fund. These clients may themselves represent appropriate investment opportunities for CVC-PEF or a CVC Fund or may compete with CVC-PEF or such CVC Fund for investment opportunities.

Persons other than the existing partners or shareholders of the entities constituting CVC may acquire direct or indirect beneficial interests in such entities. As a result, CVC may have duties or incentives relating to the interests of these stakeholders that differ from, and could conflict with, the interests of a CVC Fund, CVC-PEF and the Unitholders.

Investors in CVC-PEF may have conflicting investment, tax and other interests with respect to their investment in CVC-PEF.

The investors in CVC-PEF are expected to be diverse and to be based in a variety of jurisdictions and take a variety of forms. Investors may have conflicting investment, tax and other interests with respect to their investment in CVC-PEF. The conflicting interests of individual investors arise from, among other things, the nature of CVC-PEF’s Investments, the structuring or the acquisition of Investments and the timing of disposition of CVC-PEF’s Investments. Conflicts of interest may arise in connection with decisions made by CVC that are more beneficial for one investor than for another investor, especially with respect to an investor’s individual tax situation. In selecting, structuring, acquiring and disposing of Investments appropriate for CVC-PEF, CVC intends to consider the investment, tax and other relevant objectives of CVC-PEF and the investors as a whole, and not the investment, tax or other objectives of any investor individually. However, there can be no assurance that a result will not be more advantageous to some investors than to others or to CVC and/or their affiliates than to a particular investor. In addition, CVC-PEF will make Investments without regard to the impact on related investments made by the investors in separate transactions unrelated to their interest in any funds managed by CVC.

Certain investors of CVC-PEF may receive information of Investments that are not available to other investors.

An investor in CVC-PEF may receive information with respect to certain Investments by virtue of such investor’s participation in CVC Funds. Investors that receive such information could consequently possess information regarding the business and affairs of CVC-PEF and/or one of its Investments that is not generally known to other investors in CVC-PEF. As a result, certain investors could be able to take actions on the basis of such information that, in the absence of such information, other investors do not take.

Certain strategic investors may receive a share of certain profits of CVC.

Certain strategic investors have acquired, or agreed to acquire, a shareholding in certain CVC Entities. These strategic investors do not have any authority over the day-to-day operations or investment decisions of CVC as they relate to CVC-PEF or the CVC Funds, but have certain customary minority protections with respect to their respective ownership interest. As part of the terms of their investment, these strategic investors will receive a share of certain profits of CVC which may include a share of the carried interest (and similar incentive allocation, as applicable) generated by CVC-PEF and/or CVC Funds. These strategic investors may become investors in a CVC Fund (including CVC-PEF). These strategic investors may take into account their rights to a share in certain profits of CVC and/or any share of the carried interest (and similar incentive allocation, as applicable) generated by the CVC Funds when exercising their voting rights in respect of a CVC Fund (including CVC-PEF, if applicable).

Potential conflicts may arise from personnel secondments, internships, and other arrangements with investors or service providers.

CVC may from time to time hire short-term or long-term personnel (or interns) who are connected or associated with a CVC-PEF’s investor, portfolio company or a service provider. Although reasonable efforts are made to mitigate any potential conflicts of interest with respect to such hires, there is no guarantee that CVC can control all such potential conflicts of interest, and conflicts could arise as a result of any such hires.

CVC Executives may be seconded to a CVC-PEF’s investor, a portfolio company or a service provider. The salaries, benefits, overhead and other similar expenses for such personnel during the secondment could be borne (in whole or in part) by CVC or the organization for which the personnel are working or both and if a portfolio company pays such cost it will be borne directly or indirectly by CVC-PEF. While often CVC-PEF, other clients of CVC and their portfolio companies are the beneficiaries of these types of arrangements, CVC is from time to time a beneficiary of these arrangements as well, including in circumstances where the service provider also provides services to CVC-PEF in the ordinary course. The Management Fee will not be offset or reduced as a result of these secondments or internships or any fees, expense reimbursements or other costs related thereto. The personnel described above may provide services in respect of multiple matters, and any costs of such personnel may be allocated accordingly.

CVC may enter into agreements with investors of CVC-PEF involving such investor’s overall relationship with CVC, including one or more strategies in addition to CVC-PEF’s strategy with terms and conditions applicable to such investor and its investment in multiple CVC Funds that would not apply to an investor’s investment in CVC-PEF. Such an agreement may involve an investor agreeing to invest into multiple CVC Funds, one of which may include CVC-PEF. Investors will not receive a copy of the agreement memorializing such an investment program and will be unable to elect any such rights or benefits granted to such multi-strategy investor. Specific examples of such additional rights and benefits include (in addition to one or more of the rights listed above), among others, secondments, specialized reporting, discounts on and/or reimbursement of Management Fee and/or carried interest (or similar) applied to some or all of the relevant investment program and/or investment vehicles (including, as applicable, CVC-PEF), secondment of personnel from the investor to CVC (or vice versa), as well as preferential allocations and/or targeted amounts for co-investments alongside CVC Funds, which may include investments made by CVC-PEF.

CVC-PEF or an Investment may be a counterparty or participant in agreements, transactions or other arrangements with an investor in CVC-PEF.

It is possible that CVC-PEF or an Investment will be a counterparty or participant in agreements, transactions or other arrangements with an investor in CVC-PEF, including where such person provides services to CVC-PEF or such Investment (or vice versa) and/or provides leverage to CVC-PEF or such Investment. Such transactions may include agreements to pay compensation and/or performance fees to operating partners and other persons, which will reduce CVC-PEF’s returns and will not necessarily be subordinated to the return of such investors’ investment. Potential conflicts of interest may arise in dealing with any such investors, and CVC and its affiliates may not be motivated to act solely in accordance with its interests relating to CVC-PEF.

The General Partner may establish one or more Parallel Investment Vehicles for the benefit of certain investors and certain investors may directly or indirectly provide financing, insurance, advisory or other services to the General Partner, CVC-PEF, a CVC Fund or one or more of their respective portfolio companies.

CVC reserves the right to establish one or more separate managed accounts or parallel investment vehicles (“Parallel Investment Vehicles”) for the benefit of certain investors in CVC Funds, including CVC, which may employ investment strategies that are the same as or that overlap with those of CVC-PEF or have the same or similar investment objectives as CVC-PEF and have terms that differ from those of CVC-PEF. Parallel Investment Vehicles may have terms that are more beneficial than those of CVC-PEF. For any investments that fall within the investment objectives of CVC-PEF and the Parallel Investment Vehicles, CVC-PEF and such Parallel Investment Vehicles will generally invest and divest in each such Investment at substantially the same time and on substantially the same terms pro rata based on available capital, unless CVC determines in good faith that a different allocation or terms are reasonably necessary or appropriate due to legal, regulatory, tax, accounting and other considerations (which may include investment limitations, investor preferences and/or other reasons). While CVC will seek to allocate investments among CVC-PEF and the Parallel Investment Vehicles, it is acknowledged and agreed that certain Parallel Investment Vehicles may not necessarily participate in each investment as a result of the terms of the governing agreement of a relevant Parallel Investment Vehicle, legal, tax, regulatory or other considerations, which will from time to time result in an increase or decrease in CVC-PEF’s allocable share of such Investment. By acquiring Units, units and/or interests in CVC-PEF, as applicable, investors will be deemed to have acknowledged and consented to any such arrangements and transactions and CVC-PEF’s participation therein for purposes of all applicable law (including, without limitation, the Advisers Act). In addition to different investor preferences, investors should also note that the terms of Parallel Investment Vehicles (including the economic terms, investment limitations and veto rights with respect to investments, investment period and suspension rights related thereto, diversification parameters, co-investment and any board or governance rights afforded to investors of Parallel Investment Vehicles) may materially differ from those of CVC-PEF, and may in some instances be more favorable to the limited partners of Parallel Investment Vehicles than the terms of CVC-PEF. Such different terms will from time to time create potential conflicts of interests for CVC or its affiliates, including with respect to the allocation of investment opportunities. In particular, the carried interest (or similar, if any) charged and/or Management Fee paid by CVC-PEF may be less than or exceed the amount of carried interest charged and/or management fees paid by a Parallel Investment Vehicle. Such variation may create an incentive for CVC to allocate a greater percentage of an investment opportunity to CVC-PEF or such Parallel Investment Vehicle.

In some cases, investors may also directly or indirectly (through an affiliate) provide financing, insurance, advisory or other services to CVC, CVC-PEF, a CVC Fund or one or more of their respective portfolio companies. To the extent CVC, CVC-PEF, a CVC Fund or any such portfolio company is seeking a provider of such services, they may be incentivized to procure such services from an investor (or one of its affiliates) on a basis other than best execution, best price or other similar basis.

CVC Entities and affiliated investors may participate in CVC-PEF and receive preferential terms and intangible and other benefits arising or resulting from their activities on behalf of CVC-PEF, creating conflicts of interest.

CVC (as a delegate of the General Partner) may agree to one or more CVC Entities purchasing Units or units of CVC-PEF or its relevant holding entities or otherwise making amounts available for the benefit of CVC-PEF (directly or indirectly), including (without limitation) for the purposes of: (i) providing a source of liquidity to CVC-PEF, (ii) providing seed capital for prospective investments, and (iii) enabling such CVC Entities to participate in respect of any matter in which a Unitholder may cast votes. Such participation may be made on economic terms preferential to other Unitholders (and such other terms CVC considers reasonable having regard to the circumstances). Such participation by one or more CVC Entity or its/their affiliates, and their interests as investors in CVC-PEF, may conflict with the interests of CVC-PEF and its other investors (and may have the effect of diluting the Units of other investors).

Furthermore, certain Unitholders, including current and/or former senior advisors, officers, directors and other personnel of CVC or its affiliates, family offices, estate planning structures, trusts, charitable programs, foundations, endowment funds and related entities established by or associated with any of the foregoing, and other persons related to CVC, reserve the right to manage their own personal investments and to pay or receive compensation related to any of the foregoing, subject to restrictions and reporting requirements as may be required by law and as provided in the Fund LPA and subject to any other restrictions implemented from time to time by CVC with respect to such activities (including CVC’s internal policies and procedures). In addition, affiliated Unitholders may receive preferential terms in connection with their investment in or alongside CVC-PEF. Specific examples of such preferential terms received by certain affiliated Unitholders may include, among others, waiver of Management Fees. In addition, affiliated Unitholders may receive intangible and other benefits arising or resulting from their activities on behalf of CVC-PEF. For example, in the course of CVC-PEF’s operations (including, but not limited to, research, due diligence, investment monitoring, operational improvements and investment activities), affiliated Unitholders may receive and benefit from information, know-how, experience, analysis and data relating to CVC-PEF or portfolio companies, and other metrics. As a result, by virtue of their affiliation with CVC, affiliated Unitholders will have more information about CVC-PEF and Investments than other Unitholders who are not affiliated with CVC and will have access to information (including, but not limited to, valuation reports, CVC-PEF’s NAV and the performance of CVC-PEF’s underlying investments) in advance of communication to other Unitholders, which may influence their decision as to whether to purchase or redeem Units. Affiliated Unitholders will be able to take actions on the basis of such information which, in the absence of such information, other Unitholders do not take. Finally, to the extent affiliated Unitholders submit redemption requests in respect of their Units in CVC-PEF, conflicts of interest will arise and CVC’s affiliation with such Unitholders could influence CVC’s determination to exercise its discretion whether to satisfy, reject or limit any such requested redemption. While such affiliated Unitholders and/or CVC-PEF will seek to adopt policies and procedures to address such conflicts of interest, there can be no assurance that the conflicts of interest described above will be resolved in favor of CVC-PEF or other Unitholders.

The roles of the General Partner and its affiliates with other CVC Funds may create conflicts in prioritizing duties and decisions, potentially favoring other funds over the Fund.

The functions and duties that CVC and its investment professionals undertake on behalf of CVC-PEF will not be exclusive. CVC investment professionals will devote such time as the General Partner deems necessary to carry out the investment activities and operations of CVC-PEF. CVC investment professionals will continue to work on projects for the Interested Parties and conflicts of interest may arise in allocating time, services or functions among such Interested Parties and CVC-PEF. Further, CVC investment professionals who will provide advice to the General Partner and the Investment Adviser may also provide advice to the investment adviser, investment manager or general partner of other CVC Funds. This may present a conflict of interest if such investment professionals pursue the interests of the Fund and any other CVC Fund simultaneously. Time spent on these other initiatives diverts attention from the investment activities and operations of CVC-PEF, which could negatively impact CVC-PEF and the investors. Furthermore, CVC and CVC investment professionals may derive financial benefit from these other activities, including fees and performance-based compensation.

Members of the Board of Managers of the General Partner may be members, employees, officers, managers or directors of entities or advisory teams that provide advice to the general partner, manager and/or operator of certain CVC Funds or may be third parties (including third party Investment Managers and/or service providers). Certain members of the Board of Managers of the General Partner may therefore have significant other responsibilities in addition to their responsibilities in respect of CVC-PEF, including with respect to portfolio companies of certain CVC Funds and/or the funds of other third party sponsors. This may present a conflict of interest if such persons pursue the interests of CVC-PEF or a third party-managed fund and a CVC Fund simultaneously. Certain members of the Board of Managers of the General Partner which are CVC Executives may also, as part of their services to CVC, be appointed to the board of a portfolio company of a CVC Fund (generally in a supervisory capacity with a view to monitoring the performance of such portfolio company in accordance with the relevant CVC Fund’s shareholder rights) and situations may arise in which such a member has a duty to or an interest in a portfolio company which conflicts with its duties to, or the interests of, CVC-PEF or a CVC Fund. Similar conflicts may arise with the interests of members of the Board of Managers of the General Partner which are not CVC Executives, including with respect to their engagement with third party sponsors of investment funds, some of which may compete with the interests of CVC-PEF.

Certain members of the Board of Managers of the General Partner may have been or be invited to make an investment in the CVC Funds, some of which CVC-PEF will participate in and/or alongside, in exchange for a right to receive economic entitlements (such as carried interest, where applicable), thereby creating an indirect alignment of their interest with those of Unitholders. However, members of the Board of Managers of the General Partner which are professionals within CVC may hold investments and/or other economic rights or entitlements with respect to by multiple CVC Funds which may present conflicts of interest and create incentives to resolve a conflict which is more favorable to one CVC Fund than another CVC Fund (including as a result of having a greater investment or economic entitlement in one CVC Fund than another CVC Fund, or the matter in respect of which a conflict arises having a disproportionate bearing on such professional’s economic entitlement in respect of one CVC Fund as compared with another relevant CVC Fund with respect to the conflict matter at hand). CVC Entities and managers, directors, officers and employees of CVC may hold an indirect investment in, or receive other economic enticements with respect to, CVC-PEF through one or more CVC-PEF entities (including a subsidiary investment vehicle) or otherwise invest directly or indirectly alongside CVC-PEF through one or more co-investment schemes established for such purpose.

Independent Directors may have roles with other CVC Funds and potentially prioritize their other obligations over the Fund.

Managers that are not CVC Executives may perform similar functions to their functions in respect of CVC-PEF for CVC Funds and may perform similar functions for, and have duties to, other organizations and businesses that may give rise to conflicts of interest. In certain cases, such non-affiliated Managers may also be appointed to the board of portfolio companies of certain CVC Funds or investment funds of third party sponsors, typically in a non-executive capacity, and have other business interests that give rise to conflicts of interest with the interests of CVC-PEF, and CVC Fund or one or more of their portfolio companies. The non-affiliated Managers may also gain knowledge, expertise and information by virtue of their role with respect to one or more portfolio companies indirectly held by CVC-PEF which may benefit one or more competing organizations or businesses in respect of which the non-affiliated Managers separately provide advice or otherwise have an interest. In the event that a non-affiliated Manager has an actual or potential conflict of interest by virtue of such member’s involvement with or investment in CVC Funds or other business interests, such member shall be required to disclose such interest to the General Partner in accordance with the Fund LPA.

The General Partner is subject to reduced or limited duties, including fiduciary and other duties.

The Fund Documents contain provisions that, subject to applicable law, (i) reduce or eliminate the duties (including fiduciary and other duties) to which the General Partner would otherwise be subject in respect of its activities relating to CVC-PEF and Unitholders, (ii) waive duties or consent to the conduct of General Partner that might not otherwise be permitted pursuant to such duties, and (iii) limit the remedies available to Unitholder in respect of any breaches of such duties.

CVC-PEF may bear insurance costs for CVC and its affiliates, potentially creating conflicts of interest.

CVC-PEF will purchase or bear premiums, fees, costs and expenses (including any expenses or fees of insurance brokers) to insure CVC-PEF, portfolio companies of CVC Funds (where applicable), CVC, any other CVC Entities, their respective affiliates and their and CVC-PEF entities’ respective directors, officers, partners, agents, delegates, representatives, consultants and employees and other indemnified parties, against liability (including, without limitation, with respect to liabilities arising from relevant litigation or breaches of representations and/or warranties and cybersecurity) in connection with the activities of CVC-PEF. This includes a portion of any premiums, fees, costs and expenses for one or more “umbrella” group or other insurance policies maintained by CVC that cover one or more of CVC Funds, CVC (including their respective managers, directors, officers, employees, delegates, agents and representatives, and members of the Board of Managers of the General Partner and other indemnified parties). CVC will make judgments about the allocation of premiums, fees, costs and expenses for such “umbrella” group or other insurance policies among one or more of CVC-PEF and the CVC Funds, CVC and/or CVC on a fair and reasonable basis, in its discretion, and may make corrective allocations should it determine subsequently that such corrections are necessary or advisable.

CVC may retain Industrial Advisory Board Members who are not current employees, partners of or affiliates of CVC and may perform similar functions and duties and have similar roles for other organizations, including competitors of CVC, CVC-PEF and the CVC Funds, which may give rise to conflicts of interest.

CVC maintains a network of external and independent advisers some of whom may be retained by CVC on a consultancy basis and may assist in sourcing and conducting due diligence in respect of potential investments, as well as supporting the ongoing development, and providing advice in relation to, portfolio companies, including the industrial advisory board members (the “Industrial Advisory Board Members”). The Industrial Advisory Board Members are not current employees, partners of or affiliates of CVC and their functions with respect to CVC-PEF, the CVC Funds and any of their respective investments or prospective investments will not be exclusive. The Industrial Advisory Board Members may perform similar functions and duties and have similar roles for other organizations, including competitors of CVC, CVC-PEF and the CVC Funds, which may give rise to conflicts of interest. The Industrial Advisory Board Members may also be appointed to the board of directors of companies and have other business interests which give rise to conflicts of interest with the interests of CVC-PEF, a CVC Fund or a portfolio company. Prospective investors should note that the Industrial Advisory Board Members: (i) are permitted to retain all directors’ fees, monitoring fees and other compensation received by them in respect of acting as a director or officer (or similar) of, or providing other services to, a portfolio company and such amounts shall not be credited against the Management Fee or the management fee payable by any CVC Fund; (ii) may be paid a consultancy fee or a finder’s fee, which may be a percentage of the total enterprise value of the transaction and incur expenses where they are involved in a specific project relating to CVC-PEF, a CVC Fund or a particular investment opportunity, which fee and expenses will be paid either by CVC-PEF, such CVC Fund, a CVC Entity or, if applicable, the relevant portfolio company; and (iii) may be invited to invest alongside CVC-PEF and/or a CVC Fund with reduced or waived management fees and carried interest in Investments in portfolio companies or be entitled to an equity stake in a portfolio company, as part of a management participation scheme or otherwise, and will be entitled to retain all of the proceeds generated from such Investment or equity stake, which may reduce the proceeds available for distributions to CVC-PEF and/or the relevant CVC Fund on an exit from such portfolio company as a result. Industrial Advisory Board Members’ benefits described in this paragraph may continue after termination of status as an Industrial Advisory Board Member.

The time, dedication and scope of work of an Industrial Advisory Board Member varies considerably. In some cases, an Industrial Advisory Board Member provides CVC with industry-specific insights and feedback on investment themes, assists in transaction due diligence, and makes introductions to, and provides reference checks on, management teams. In other cases, Industrial Advisory Board Members take on more extensive roles, including serving as executives or directors on the boards of portfolio companies and contributing to the identification and origination of new investment opportunities. CVC may rely on these Industrial Advisory Board Members to recommend a CVC Fund as a preferred investment partner and achieve its investment objectives, but there is no assurance that any Industrial Advisory Board Member will continue to be involved with such CVC Fund for any length of time.

CVC may retain third parties to provide services to Investments and CVC Funds which may create potential conflicts of interest due to CVC’s control over fee structures, expense allocation and compensation arrangements.

CVC may engage third parties as senior advisors (or another similar capacity) in order to advise it with respect to existing Investments, specific investment opportunities, and economic and industry trends (“Senior Advisors”). Such Senior Advisors may receive reimbursement of reasonable related expenses by portfolio companies, CVC-PEF or a CVC Fund and may have the opportunity to invest in a portion of the equity available to CVC-PEF or such CVC Fund for investment. If such Senior Advisors generate investment opportunities, such members may receive special additional fees or allocations comparable to those received by a third party in an arm’s length transaction.

CVC currently retains a number of Senior Advisors who are experts in their respective fields, such as law and human resources. They are available to provide CVC with bespoke advice in respect of specific issues that arise within their fields of expertise. The individuals are not employees of CVC and instead are retained as consultants and their fees are charged in accordance with their consultancy agreements. Where work is done in respect of a specific Investment or on behalf of a CVC Fund, including CVC-PEF, the fees are typically recharged to the relevant Investment or CVC Fund, including CVC-PEF. Such Senior Advisors are also available to provide advice to CVC with respect to matters that do not involve a fund or specific or prospective Investment and any such work is charged to and paid for by CVC and is charged at the same rate as to an Investment or the CVC Funds, including CVC-PEF. CVC bears the cost of providing administrative support to these individuals (e.g., office space, back office services). In addition, the expertise of these Senior Advisors may be made available to portfolio companies, in which case an appropriate charge to the portfolio company will be made under a separate agreement between the portfolio company and the Senior Advisor. CVC may retain additional Senior Advisors in the future on a similar basis.

The activities of CVC Executives may create conflicts of interest that are not always resolved in favor of CVC-PEF, and the Fund may lack the ability to mitigate such conflicts.

CVC Executives may be subject to a variety of conflicts of interest relating to their responsibilities, on the one hand, to CVC-PEF and, on the other hand, to its Investments. Certain CVC Executives may be appointed to the governing body of an Investment as a result of which such investment professional may have an interest in, or owe a duty to, such Investment which conflicts with such investment professional’s interest in, or duty to, either CVC-PEF or its other Investments. Such CVC Executives may have a greater interest in the performance of such Investment than the performance of CVC-PEF. More generally, the interests of one or more portfolio companies of any CVC Fund may conflict or compete with the interests of any one or more investments of CVC-PEF, which could give rise to conflicts of interests in connection with CVC-PEF’s and such CVC Fund’s activities in respect of such portfolio companies. Also, CVC Executives are generally permitted to invest in alternative investment funds, private equity funds, real estate funds, hedge funds and other investment vehicles, as well as securities of other companies, some of which will be competitors of CVC-PEF and CVC Funds. Investors will not receive any benefit from any such investments, and the financial incentives of CVC Executives in such other investments could be greater than their financial incentives in relation to CVC-PEF.

Additionally, CVC Executives have family members or relatives that are actively involved in industries and sectors in which CVC-PEF may invest or have business, personal, financial or other relationships with companies in such industries and sectors (including the advisors and service providers described above) or other industries, which gives rise to potential or actual conflicts of interest. For example, such family members or relatives might be officers, directors, personnel or owners of companies or assets which are actual or potential Investments of CVC-PEF or other counterparties of CVC-PEF and its Investments. Moreover, in certain instances, CVC-PEF or its Investments may purchase or sell companies or assets from or to, or otherwise transact with, companies that are owned by such family members or relatives or in respect of which such family members or relatives have other involvement. To the extent CVC determines appropriate, conflict mitigation strategies may be put in place with respect to a particular circumstance, such as internal information barriers or recusal, disclosure or other steps determined appropriate by CVC.

There may be circumstances in which former CVC Executives may be invited to act, or to continue to act, as a director or officer (or similar) of, or to provide other services to, a portfolio company following the cessation of their employment or engagement with CVC. Such former CVC Executives shall be permitted to retain all directors’ fees, monitoring fees and other compensation received by them in respect of acting as a director or officer (or similar) of, or providing other services to, a portfolio company and any such amounts received after the date upon which such CVC Executive ceased to be an officer, director, member, manager or employee of CVC shall not be credited against the Management Fee or the management fee payable by CVC-PEF.

In addition, such former CVC Executives may be entitled to co-invest with CVC Funds, including CVC-PEF, or other equity participation in connection with investments with which they are involved which may reduce the amount invested by such CVC Fund and they will not pay management fees in connection with any such co-investments.

CVC Executives may trade in securities or other instruments for their own accounts, subject to restrictions and reporting requirements as may be required by law and as provided in the partnership agreements governing the CVC Funds and subject to any other restrictions implemented from time to time by CVC with respect to such trading activity (including CVC’s internal policies and procedures). Such trading activity may include buying or selling securities or other instruments in which CVC-PEF has invested or in securities or other instruments in investment opportunities which were considered by CVC for recommendation to CVC-PEF but which CVC-PEF turned down. CVC Executives may also have other separate interests relating to investment opportunities that have been recommended to CVC-PEF by CVC and turned down, including through directorships, subject to relevant policies and procedures implemented by CVC from time to time with respect to such interests. A conflict of interest may arise because such investing CVC Executives will, for some investments, benefit from the evaluation, investigation, and due diligence undertaken by CVC with respect to a potential investment by CVC-PEF. In such circumstances, the investing CVC Executives will not share in, or reimburse CVC-PEF or any CVC Entity for, any expenses incurred in connection with presenting the investment opportunity to CVC-PEF. In addition, the terms offered to CVC Executives in respect of such investment opportunity and the circumstances in which such terms are offered may vary from the terms which were offered to the relevant CVC Fund, and the circumstances that existed at the time of such offer to such CVC Fund, in respect of such investment opportunity.

Prospective investors should also note that, subject to law, as provided in the Fund Documents and subject to any other restrictions implemented from time to time by CVC with respect to such trading activity (including CVC’s internal policies and procedures), CVC Executives may also buy securities in other investment vehicles (including private equity funds, hedge funds, and other similar investment vehicles) which may include potential competitors of CVC-PEF.

Certain employees of CVC or their affiliates may acquire confidential or material, non-public information or be restricted from initiating transactions in certain securities.

Certain members of the investment team of CVC and directors and/or personnel (where applicable) of the general partners, managers and/or operators of CVC-PEF will devote such time and attention to the management of CVC Funds as is required to discharge their duties to them. As a result of existing investments or activities on behalf of such CVC Funds, such persons may from time to time come into possession of confidential, material non-public information (including information obtained through their participation in an official or unofficial steering committee or through third-party information sources) that they will not be able to use for the benefit of CVC-PEF and that may restrict the ability of CVC-PEF to acquire or dispose of Investments and may limit its ability to engage in potential transactions on behalf of CVC-PEF in certain other circumstances. Should this occur, CVC or the general partner, manager and/or operator of CVC-PEF may also be restricted from providing all or a portion of their services to CVC-PEF until such time as the information becomes public or is no longer deemed confidential and/or material. CVC-PEF may also not have access to material non-public information in the possession of CVC which might be relevant to an investment decision to be made by CVC-PEF, and CVC-PEF may initiate a transaction or sell an Investment which, if such information had been known to it, may not have been undertaken. Finally, CVC, either as a holder of loans or through its or its affiliates’ management of CVC Funds, may be entitled to receive material, non-public information regarding borrowers that may limit the ability of CVC-PEF, under applicable securities laws or contracts, to trade in the public securities of such borrowers and that may restrict the ability of CVC-PEF to acquire or dispose of Investments when it would otherwise be in its interest to do so. To avoid some of these restrictions, CVC may elect not to receive such non-public information and have implemented information walls. As a result, CVC-PEF, at times, may receive less information regarding such a borrower than is available to the other investors in such borrower’s loan. However, there is no guarantee that such information walls or any other policies or procedures will be effective or that they will be in effect with respect to certain Investments, such that CVC-PEF may be restricted in its ability to buy or sell Investments when it would otherwise desire to do so, and the returns of CVC-PEF may be adversely impacted.

CVC’s roles and CVC Executives’ roles with other investment activities may create conflicts in prioritizing duties and decisions, potentially favoring other investment activities over CVC-PEF.

The functions and duties that CVC and its investment professionals undertake on behalf of CVC-PEF will not be exclusive. CVC Executives will devote such time as CVC in its sole discretion deems necessary to carry out the investment activities and operations of CVC-PEF. CVC Executives will continue to work on projects for the Interested Parties and conflicts of interest may arise in allocating time, services or functions among such Interested Parties and CVC-PEF. Further, CVC Executives who will provide advice to the general partner, manager, operator or investment adviser of a CVC Fund, including CVC-PEF, may also provide advice to the general partner, manager, operator or investment adviser of CVC Funds. This may present a conflict of interest if such investment professionals pursue the interests of such CVC Fund and any CVC Fund, including CVC-PEF, simultaneously. Time spent on these other initiatives diverts attention from the investment activities and operations of CVC-PEF, which could negatively impact CVC-PEF and its investors. Furthermore, CVC and CVC Executives may derive financial benefit from these other activities, including fees and performance-based compensation.

Valuations of all Investments are estimates of fair value and may not necessarily correspond to realizable value.

The fair value of all Investments will be determined by the General Partner. It will, in certain circumstances, be the case that the carrying value of an Investment does not reflect the price at which the Investment could be (or ultimately is) realized in the market, and the difference between carrying value and the ultimate realized price could be material. The valuation of such Investments will be determined by the General Partner in accordance with procedures set forth in the Memorandum and the Fund LPA and the Valuation Policy. The valuation methodologies used to value any Investment could vary over time and have subjective elements, and valuation determinations (including with respect to whether an Investment has been the subject of a permanent impairment) will involve subjective judgments, estimates and projections and will, in certain circumstances, not be accurate.

In making its determination in respect of an Investment’s valuation, the General Partner is entitled to take into account all facts and circumstances it deems relevant, subject to the Memorandum and the Fund LPA, and there can be no assurance that a third party (including a valuation expert) or Unitholder would agree with the factors used and/or conclusions reached by the General Partner in making any such determination. Valuation methodologies are based on assumptions and opinions about future events, which may or may not turn out to be correct. Valuation methodologies may permit reliance on a prior period valuation of particular Investments. Ultimate realization of the value of an asset depends to a great extent on economic, market and other conditions beyond the General Partner’s control. The valuation of Investments, as well as the determination of whether and when an Investment has been permanently impaired or written down (such determinations generally remain in the sole discretion of the General Partner), will affect the amount of Management Fees, Incentive Allocation (if any), Servicing Fees and any other fees or similar performance allocation or carried interests calculated directly or indirectly on the basis of the NAV in certain circumstances. The impact of valuation determinations (including with respect to whether an Investment has been permanently impaired) creates an incentive on the part of the General Partner to refrain from making, or to delay making, a determination that an Investment has been permanently impaired and to select valuation methodologies, or apply valuation methodologies in such a manner, that have the effect of maximizing the amount of any such fees, Incentive Allocation and similar performance allocation or carried interests calculated directly or indirectly on the basis of the NAV that CVC receives.

The valuation of Investments will, in certain circumstances, also affect the ability of CVC to attract capital to CVC-PEF. As a result, circumstances in which CVC is incentivized to defer realization of Investments, make more speculative Investments, seek to deploy the investments in Investments at an accelerated pace, hold Investments longer and/or determine valuations that are higher than the actual fair value of Investments, which generally remains in the sole discretion of the General Partner can be expected. There will be no retroactive adjustment in the valuation of any

Investment or the fees paid to CVC to the extent any valuation proves to not accurately reflect the realizable value of an asset. In connection with striking a NAV as of a date other than quarter end for share issuances and redemptions, the General Partner will consider whether there has been a material change to such investments as to affect their fair value, but such analysis will be more limited than the quarter end process.

As a result, the valuation of Investments of CVC-PEF, which remains in the sole discretion of General Partner, involves conflicts of interest. Although the General Partner intends to operate in accordance with the Memorandum and Fund LPA, which CVC believes should mitigate the potential for subjectivity in making valuation determinations, there can be no assurance that such policies, practices and procedures will address all of the necessary factors to do so, or completely eliminate all actual and potential conflicts of interest in such determinations, or that any such conflicts will be resolved in favor of CVC-PEF or the Unitholders.

CVC Capital Markets and CVC Funding are expected to participate in Affiliated Broker Activities in which CVC-PEF and/or other CVC Funds have a financial interest, giving rise to conflicts of interest, compensation incentives and potential restrictions on CVC-PEF investments.

CVC has established a business known as “CVC Capital Markets”, which is a European broker-dealer that primarily conducts certain capital markets activities (including activities (directly or indirectly) using its own balance sheet capital), and CVC Funding, LLC (“CVC Funding” and together with CVC Capital Markets, the “Affiliated Brokers”). Affiliated Brokers are expected to, directly or through related lending vehicles, participate in underwriting syndicates and/or selling groups with respect to securities, loans or other instruments issued by borrowers or other companies in which CVC-PEF and/or other CVC Funds have a financial interest (“CVC Portfolio Companies”), and provide capital markets and credit advisory services, acquisition financing and other forms of advice and financing (including advice and assistance in connection with the origination, arranging, structuring, placement and/or syndication of financings) (directly or indirectly) to CVC-PEF, other CVC Funds, CVC Portfolio Companies and/or other clients (together, the “Affiliated Broker Activities”).

The Affiliated Broker Activities relate to securities, loans and other instruments issued by a CVC Fund (including CVC-PEF) and/or a CVC Portfolio Company or by a counterparty entering into a transaction therewith. Debt securities or instruments issued by a CVC Portfolio Company may be senior or junior in the capital structure to, or otherwise afford different rights than, those held by CVC-PEF, including commitments to engage in such transactions in the future.

Subject to applicable law, and the terms of this Memorandum and the Fund LPA, CVC Affiliated Brokers are expected to receive an arm’s length underwriting (whether directly or indirectly through credit support, guarantees or other means), placement, syndication, arranging, structuring, transaction fees, expense/cost reimbursement and/or other compensation (directly or indirectly) from a CVC Fund (including CVC-PEF and any Warehousing Entity (as defined below)), a CVC Portfolio Company, intermediate holding vehicle of CVC-PEF and/or a counterparty entering into a transaction with any such entity (as applicable) for Affiliated Broker Activities (including where another CVC Fund, a member of CVC, a Warehousing Entity or other entity has been warehousing an investment which is subsequently acquired (directly or indirectly) by CVC-PEF and the acquisition cost of such investment includes financing fees and/or other fees and/or compensation for the provision of Affiliated Broker Activities to such CVC Fund, member of CVC, Warehousing Entity or other entity), which could be retained by the Affiliated Brokers without any reduction of, or offset against, the Management Fee (or any other fee) payable by CVC-PEF. In particular, subject to applicable law and the terms of this Memorandum, Affiliated Broker Activities relating to CVC-PEF in respect of which fees, costs and expenses are charged where such fees, costs and expenses constitute Fund Expenses will be permitted to be charged to, or reimbursed by, the relevant Affiliated Brokers without any reduction of, or offset against, the Management Fee (or any other fee) payable by CVC-PEF.

Subject to applicable law, Affiliated Brokers are expected to also receive underwriting, placement, syndication, arranging, structuring and transaction fees, and other compensation, for transactions and services provided to companies that are not CVC Portfolio Companies, which compensation generally will not be shared with or reimbursed to CVC-PEF. Such companies could be counterparties entering into transactions with CVC Portfolio Companies and as a result of such fees, and other compensation, CVC Portfolio Companies could, in respect of such transactions, receive less favorable terms from such companies.

Certain conflicts of interest in connection with Affiliated Broker Activities arise in particular in respect of any CVC Fund (including CVC-PEF and any Warehousing Entity), CVC Portfolio Companies, intermediate holding vehicles thereof or counterparties entering into transactions therewith with respect to which an Affiliated Broker provides services. For example, CVC could be incentivized to: (i) seek to influence a decision to retain or otherwise transact with an Affiliated Broker instead of other third parties that may be more appropriate or offer better terms, but who are unaffiliated with CVC; (ii) structure transactions so that they require the use of an Affiliated Broker; or (iii) negotiate attractive fees or compensation for an Affiliated Broker.

Conflicts could further arise where CVC could be incentivized to underwrite and/or syndicate securities as a result of the fees that could be earned from an Affiliated Broker underwriting the financing of an investment. Moreover, in situations where an Affiliated Broker, as a result of Affiliated Broker Activities, holds a position in a portfolio company to which CVC-PEF is exposed to (including as a result of a shortfall arising as a result of an incomplete or failed syndication), the arrangement could lead to a conflict between an Affiliated Broker and CVC-PEF (or the CVC Fund in which it invested and which is exposed to such portfolio company, as applicable) in the event of a default by, or the liquidation of, such portfolio company or a restructuring or renegotiation of the terms of a loan or other relevant securities.

In certain circumstances, including by way of an example, where a CVC Portfolio Company becomes distressed and the participants in the relevant offering have a valid claim against the underwriter, CVC-PEF (or the CVC Fund in which it invested and which is exposed to such portfolio company, as applicable) may have a conflict in determining whether to seek recourse or sue an Affiliated Broker. CVC may also in certain cases have incentives to not bring similar claims against, or otherwise to favor, unaffiliated broker-dealers with whom an Affiliated Broker has a material business relationship. While such potential conflicts cannot be avoided, an Affiliated Broker could generally seek to provide such underwriting activities as part of an underwriting syndicate where an Affiliated Broker would exercise any voting or other rights relating to a portfolio company in line with the voting and exercise of corresponding rights held by other non-CVC affiliated members of such syndicate, with any fees charged in connection with its services being charged on a consistent basis with other non-CVC affiliated entities providing similar services as part of such syndicate. This general practice will not necessarily lead to the most favorable outcome for the relevant CVC Fund or CVC Portfolio Company in all cases.

An Affiliated Broker may in the future also engage in similar transactions or activities with respect to funds or companies that are not CVC Funds or CVC Portfolio Companies or otherwise affiliated with CVC, including with respect to transactions that would be an appropriate investment for CVC-PEF. Other potential conflicts of interest include the possibility that the participation of certain CVC Funds (including, potentially, CVC-PEF) in such certain circumstances may be limited or prohibited due to tax law or regulatory constraints or may be more expensive or impractical due to other conflicts arising from an Affiliated Broker’s role in such transaction. Also, where an Affiliated Broker provides services to unaffiliated entities, the Affiliated Broker may have access to investment opportunities that are suitable for CVC Funds. However, in these cases, the Affiliated Broker will have no obligation to make an investment opportunity available to CVC Funds, and in some cases may be precluded from making such an opportunity available to CVC Funds.

CVC may also, on behalf of a CVC Fund (including, potentially, CVC-PEF), effect transactions where an Affiliated Broker is acting as a broker on the other side of the same transaction. The Affiliated Broker could, to the fullest extent permitted by applicable law, retain commissions or other compensation earned in such transactions without any reduction of, or offset against, the management fee (or any other fee) payable by such CVC Fund. The Investment Adviser will approve any such transaction on behalf of CVC-PEF only where it believes in good faith that the transaction is appropriate for CVC-PEF.

CVC seeks to mitigate conflicts associated with Affiliated Broker Activities through conflicts of interest policies and procedures that impose certain controls on transactions involving CVC Funds and Affiliated Brokers, as may be updated and amended from time to time without notice to investors (to the maximum extent not prohibited by applicable law).

CVC Funding also acts as distributor and/or placement agent for CVC Funds (including, potentially, CVC-PEF). CVC Funding receives compensation from CVC Funds (including, potentially, CVC-PEF) or CVC, as applicable, in connection with such solicitation activities, but does not presently earn commissions or other transaction-based compensation from third-parties for such activities.

Other Project Companies invested by CVC may be counterparties or participants in agreements, transactions or other arrangements with investments with the Fund’s portfolio companies on terms less favorable to the relevant portfolio company as those that would be offered by a comparable, alternative vendor.

Companies in which CVC Funds other than CVC-PEF invest (each, an “Other Project Company”) can be expected to be counterparties or participants in agreements, transactions or other arrangements with investments. For example, a portfolio company may retain an Other Project Company to provide goods or services to such portfolio company (or vice versa) or such Other Project Company may acquire an asset from such portfolio company (or vice versa). In addition, portfolio companies can, from time to time, be expected to enter into agreements, transactions and arrangements with parties that have, or employ individuals who have, a relationship with CVC or CVC Personnel or with parties in which CVC or CVC Personnel have made an investment. For example, circumstances could arise where a company that has invested in, or whose affiliate, subsidiary or pension plan has invested in, a CVC Fund, or that provides services to CVC or CVC Personnel, is engaged to provide services to a portfolio company in exchange for a fee or other form of compensation (or vice versa).

CVC or CVC Personnel may receive fees, commissions, servicing payments, revenue shares, rebates, discounts and/or other benefits in connection with any such agreement, transaction or other arrangement (each, a “Benefit”). For example, CVC may encourage or direct portfolio companies and Other Project Companies to participate in, or engage a specific vendor (which could itself be an Other Project Company, an investor in a CVC Fund (or an affiliate thereof) or otherwise has a relationship with CVC or CVC Personnel) as part of, a program or arrangement (such as a group procurement organization) designed to help such companies obtain volume-based (or similar) discounts or other benefits in connection with goods and services they purchase from, through or with the assistance of such vendor, program or arrangement pursuant to which CVC is entitled to receive (including from the vendor) a Benefit. CVC may also participate in such programs and arrangements or engages the same vendor, and potentially realizes better pricing or discounts as a result of the participation of, or the engagement of that vendor by portfolio companies. Under any such program or arrangement, one particular CVC Entity or Other Project Company could benefit to a greater extent than other participants in such program or arrangement (despite paying an amount no higher than that paid by such other participants) and, in the latter case, the CVC Fund that is invested in such Other Project Company will receive a greater relative benefit from the program or arrangement than other CVC Funds (including CVC-PEF) that do not own an interest in such Other Project Company.

There can be no assurance that the terms of any such agreement, transaction or other arrangement, or the quality of any goods or services provided pursuant thereto, will be as favorable to the relevant portfolio company as those that would be offered by a comparable, alternative vendor that were engaged outside of such program or arrangement, or if the program or arrangement in place did not involve CVC or CVC Personnel receiving a Benefit in connection therewith. Moreover, CVC could allocate the costs of any such program or arrangement among the CVC Funds (including CVC-PEF) that benefit from such program or arrangement (either directly or through their respective portfolio companies). Conflicts exist in the allocation of those costs and benefits of any such program or arrangement and investors are required to rely on CVC to handle such conflicts in its sole discretion.

Any Benefit provided to CVC or any Other Project Company pursuant to or in connection with any of the aforementioned agreements, transactions, programs or arrangements will not be subject to management fee offsets or otherwise shared with CVC-PEF or its project companies and will not require approval from, or notice to, the investors.

CVC Secondary Funds may be established in the future and members of CVC may acquire interests in general partners and/or advisory entities that manage or operate such CVC Secondaries Funds, which may arise in conflicts of interest in investment activities of one or more CVC Secondary Funds.

The entities comprising “CVC Secondary Partners” are the primary investment advisers to a number of existing funds and managed account arrangements managed or advised by CVC Secondary Partners or any direct or indirect subsidiaries of CVC Secondary Partners (“CVC Secondaries Funds”). Additional CVC Secondaries Funds are expected to be established in the future and members of CVC are expected to acquire interests in general partners and/or management and/or advisory entities that manage, advise and/or operate such CVC Secondaries Funds. CVC is currently entitled to economic benefits with respect to existing CVC Secondaries Funds and is expected to become entitled to financial incentives and/or other benefits (including economic benefits) with respect to future CVC Secondaries Funds. A number of potential conflicts of interest may arise as a result of the investment activities of one or more CVC Secondaries Funds. CVC Secondaries Funds could acquire interests in a CVC Fund as a limited partner (and CVC Secondaries Funds have done so in the past). This may give rise to conflicts of interest between, on the one hand, the CVC Fund and, on the other hand, the relevant CVC Secondaries Fund, for example in connection with the negotiation of the terms of the relevant CVC Secondaries Fund’s participation in the CVC Fund and/or side letter provisions. CVC Secondaries Funds could acquire, directly or indirectly, interests in the assets of a CVC Fund in the secondary market or by way of a syndication or sale of such assets by the CVC Fund to a CVC Secondaries Fund or to any other investment vehicle in which such CVC Secondaries Fund is or becomes an investor, including a private equity Target Fund managed, advised and/or operated by a third party sponsor or a continuation fund established by CVC for the purpose of acquiring certain assets of the CVC Fund. CVC Secondaries Funds may have information in relation to such CVC Fund or such assets that other potential purchasers that are not affiliated with CVC may not have with respect to such CVC Fund or such assets. The acquisition of an interest in a CVC Fund or in the assets of a CVC Fund by a CVC Secondaries Fund may give rise to conflicts of interest. For example, CVC may have a financial incentive or otherwise benefit from the relevant CVC Secondaries Fund participating in such transaction. Furthermore, CVC Secondaries Funds are expected to invest in third party Target Funds and a CVC Fund may engage in or may consider engaging in transactions with such third party Target Funds. Such transactions may include, but are not limited to, purchasing investments or assets from or selling investments or assets to third party Target Funds, investing alongside third party Target Funds and/or jointly bidding for investments with third party Target Funds. The participation of CVC Secondaries Funds in such third party Target Funds may give rise to conflicts of interest. For example, CVC may have a financial incentive or otherwise benefit from a CVC Fund acquiring an asset from, or selling an asset to, a third party Target Funds as a result of the participation, or potential participation, of a CVC Secondaries Fund in such third party Target Funds. In addition, CVC Secondaries Funds may participate in the decision-making process of third party Target Funds and CVC Secondaries Funds, and indirectly, CVC, may have non-public information with respect to such transactions, or such transactions may involve CVC receiving fees or other benefits, directly or indirectly, from more than one party with respect to such transactions. To mitigate the risk of such conflicts arising, the investment decision process in respect of CVC Secondaries Funds runs separately to that in respect of other CVC Funds with no envisaged overlap of investment decision making personnel. Further, to the extent CVC determines appropriate, conflict mitigation strategies may be put in place with respect to a particular circumstance, such as internal information barriers or recusal, disclosure or other steps determined appropriate by the general partners, managers or operators of the CVC Funds.

Furthermore, CVC Secondaries Funds, like CVC-PEF, invest a substantial amount of their assets in interests in private funds, including both funds sponsored or managed by CVC and third-party Target Funds, through secondary market purchases of such interests and primary commitments to such funds. CVC Secondaries Funds may, from time to time, participate in investments alongside CVC-PEF. This will from time to time result in such CVC Secondaries Funds receiving a significant share of an investment opportunity in which CVC-PEF participates, including, potentially, in connection with a substantial portion of the investments made by CVC-PEF.

CVC-PEF is subject to a number of potential conflicts of interests as a result of the investment activities of one or more DIF Capital Partners Funds.

In July 2024, CVC acquired a majority shareholding in the top holding company of the DIF Capital Partners group, (which since the acquisition operates under the brand of “CVC DIF”). Certain entities comprising CVC DIF are the primary investment advisers to a number of existing funds and managed account arrangements managed or advised by CVC DIF or direct or indirect subsidiaries of CVC DIF (“DIF Capital Partners Funds”). Additional DIF Capital Partners Funds are expected to be established in the future and certain CVC Entities are expected to acquire interests in general partners and/or management and/or advisory entities that manage, advise and/or operate such DIF Capital Partners Funds. Since July 2024, certain CVC Entities are entitled to certain economic benefits with respect to existing DIF Capital Partners Funds and, in due course, will become entitled to financial incentives and/or other benefits (including economic benefits) with respect to future DIF Capital Partners Funds.

The traditional DIF Capital Partners fund series (DIF VII being the latest vintage) (the “Traditional DIF Funds”) targets core and build-to-core investments in the mid-market infrastructure segment, with a focus on concessions (including public-private partnerships), renewable energy investments, broader energy transition investments and utilities. The DIF core-plus fund series (CIF III being the latest vintage) (the “CIF Funds”) targets higher returning, economic infrastructure investments, primarily in digital, transportation, energy transaction and (social) care. However, the CIF Fund series is focused on mid-market opportunities that would not be suitable for the mandate of the CVC Strategic Opportunities Funds. While the CVC Strategic Opportunities Funds may target asset-backed businesses, which can include core plus and value-added infrastructure.

A number of potential conflicts of interest may arise as a result of the investment activities of one or more DIF Capital Partners Funds. For example, the investment strategy of the DIF Capital Partners Funds is generally focused on infrastructure assets and, while the investment strategy and objectives of CVC Funds (including CVC-PEF) and the DIF Capital Partners Funds are generally different, it is possible that a subset of the CVC Funds’ investments may overlap with the investment objectives of the DIF Capital Partners Funds, and therefore certain activities of the DIF Capital Partners Funds may compete with the CVC Funds (including CVC-PEF) for one or more investment opportunities that are consistent with the CVC Funds’ investment objectives. As a result, such investment opportunities may only be available on a limited basis, or not at all, to the CVC Funds. To mitigate the risk of such a conflict arising, following the closing of the acquisition of CVC DIF, the investment decision process in respect of DIF Capital Partners Funds shall run separately to that in respect of CVC Funds with no envisaged overlap of investment decision making personnel. Further, to the extent CVC determines appropriate, conflict mitigation strategies may be put in place with respect to a particular circumstance, such as internal information barriers or recusal, disclosure or other steps determined appropriate by the general partners, managers or operators of such CVC Funds.

While unlikely, in order to minimize any potential future conflict of interest relating to allocation of investments between the DIF Capital Partners Funds and certain other CVC Funds, each fund will maintain its own robust governance with respect to investment decisions and allocation as well as separate investment teams (as appropriate). However, in order to ensure day 1 readiness between CVC DIF and CVC, the relevant investment teams are expected to deepen their collaboration to lever the collective experience, insights and relationships of the CVC Group. In accordance with CVC’s global approach, there is no information barrier between infrastructure and other investment strategies and information about investment opportunities may be shared across the wider CVC Group, subject to applicable contractual restrictions including non-disclosure agreements and any specific legal and regulatory considerations that may arise from time to time. Furthermore, one or more members of the investment committee of a CVC Fund may sit on the investment committee of a DIF Capital Partners Fund (and vice versa). Accordingly, to address any conflicts of interest, to the extent CVC DIF and CVC determines appropriate, conflict mitigation strategies may be put in place with respect to a CVC Fund, such as internal ethical walls or recusal, disclosure or other steps determined appropriate by CVC DIF.

The sharing or use of portfolio company data and information by CVC could involve conflicts of interest between two different CVC Funds and/or between one or more CVC Funds and CVC.

CVC receives and generates various kinds of portfolio company data and other information, including data and information relating to or created in connection with any CVC Fund (including CVC-PEF) or portfolio company business operations, commercial and transactional information, financial information and data and information related to industries, markets, trends, budgets, costs, customers and users, employees, suppliers, contractors and competitors, as well as other types of related data and information, some of which is sometimes referred to as “big data.” This data and information can be expected, in certain instances, to include material non-public information received or generated in connection with efforts on behalf of, or conducting due diligence on, a CVC Fund’s investment (or prospective investment) in a portfolio company (including one that is not ultimately consummated).

Subject to applicable legal, regulatory and contractual requirements, CVC generally seeks to utilize such data and information to help anticipate macroeconomic and other trends and financial opportunities, enhance and improve operations of portfolio companies, develop strategies, and/or identify new investment or exit opportunities for the CVC Funds (including CVC-PEF). Data and information from a portfolio company owned by a CVC Fund (or one of its portfolio companies) may enable CVC to make more well-informed investment acquisition and disposition decisions (both on its own behalf or on behalf of CVC Funds, including CVC-PEF), make other business decisions (including those not directly related to fund activities) on a more well-informed basis, further advance its artificial intelligence (“AI”) systems and capabilities, better understand a particular industry, and develop and execute investment strategies in reliance on that better understanding of an industry or advanced AI systems and capabilities. For CVC Funds (including CVC-PEF) that do not own an interest in such portfolio company, CVC maintains the ability to provide advice or direction on strategy or operations to, or inform business decisions being made by, the management team of one or more portfolio companies owned by an other CVC Fund, in each case without compensation or benefit to the portfolio company that is the source of the information, the other CVC Fund that invested in the portfolio company or the investors therein.

CVC may, from time to time, also enter into formal or informal arrangements with portfolio companies and other sources of information to facilitate the use, sharing and/or analytics of such data and information, including arrangements that give CVC access to (and/or rights regarding, including use, ownership, distribution and derived works rights over) data and information that it would not otherwise obtain in the ordinary course and which may limit or restrict the internal distribution and use of such data and information. Subject to applicable legal, regulatory and contractual requirements, these information sharing arrangements are designed to allow CVC, CVC Funds (including CVC-PEF) and the CVC Funds’ portfolio companies to better discern and/or anticipate economic or other trends and developments. CVC believes that all CVC Funds benefit from these arrangements in ways that would be impossible without the ability to aggregate data and information from across CVC’s businesses and the CVC Funds’ portfolio companies.

The benefits that CVC or any of its personnel, affiliates, other CVC Funds or CVC-PEF receive from such sharing or use of data or information from a CVC Fund’s or portfolio company’s activities (including pursuant to the formal or informal arrangements described above) will not be subject to a management fee offset or otherwise shared with such CVC Fund or portfolio company. In addition, portfolio companies may incur incremental expenses in collecting and organizing data and information requested or required to be furnished to CVC and in connection with the aforementioned arrangements (e.g., legal expenses associated with negotiating such arrangements), which expenses are indirectly borne by the CVC Fund that invested in the portfolio company, with no share of such expenses being borne by other CVC Funds that benefit from such data and information.

Such sharing or use of this data and information by CVC (including pursuant to the formal or informal arrangements described above) could involve conflicts of interest between two different CVC Funds and/or between one or more CVC Funds and CVC. CVC has already used, and is likely in the future, in certain instances, to use and/or share, this data and information of a CVC Fund’s portfolio company in a manner that provides a material benefit to CVC, its affiliates, and/or to CVC Funds or their respective portfolio companies without compensating or otherwise benefitting that portfolio company, the CVC Fund that invested in the portfolio company or the investors therein. Except for (a) contractual obligations to maintain confidentiality of certain information, (b) policies, practices and procedures designed to ensure confidentiality of trade secrets, and (c) compliance with applicable data privacy laws, laws prohibiting insider trading or otherwise restricting the use or sharing of material, non-public information, anti-competition laws and laws protecting national security interests, CVC is generally free to use and share data and information from a CVC Fund’s activities, in its sole discretion, to assist in the pursuit of CVC’s or any of its affiliates’ or other CVC Funds’ various other activities, including but not limited to investment activities or other uses for the benefit of CVC, its affiliates, a CVC Fund (including CVC-PEF) or a portfolio company thereof. In addition, CVC could have an incentive to cause a CVC Fund to pursue investments in portfolio companies or hold onto or defer its realization of an investment in a portfolio company or to direct or encourage a CVC Fund’s portfolio company to merge with, make a strategic acquisition of or enter into another type of business arrangement (e.g., for the provision of services) with, another company based on the data and information expected to be received or generated by such portfolio company or other company and the extent to which the sharing or use of that data and information could benefit CVC, its affiliates and/or CVC Funds (including CVC-PEF) and portfolio companies more generally. CVC does not intend to specifically disclose each instance in which such conflicts arise to the relevant CVC Fund (including CVC-PEF). Furthermore, it is difficult, if not impossible, to measure exactly the benefits any particular entity receives from the kinds of arrangements described above. There can be no assurance that the degree to which a particular CVC Fund (including CVC-PEF) benefits from an information sharing arrangement will be proportionate to the value or import of the data and information received from or generated by the portfolio companies of such CVC Fund or to the relative share of expenses associated with such arrangement being borne by the CVC Fund (either directly or indirectly through its portfolio companies).

Certain conflicts of interest may arise in respect of service providers or their affiliates and certain other advisors and agents of CVC-PEF or a CVC Fund which may be investors and/ or sources of investment opportunities and co-investors or counterparties of CVC-PEF or a CVC Fund.

Certain conflicts of interest may arise in respect of service providers or their affiliates (including any accountants, paying agents, depositaries, bankers, administrators, lenders, brokers, attorneys, consultants and investment or commercial banking firms) and certain other advisors and agents of CVC-PEF or a CVC Fund which may be investors and/ or sources of investment opportunities and co-investors or counterparties of CVC-PEF or a CVC Fund and may also provide goods or services to or have business, personal, political, financial or other relationships with CVC and/or its affiliates or be entities in which CVC, CVC-PEF and/or a CVC Fund has an investment (and payments by CVC-PEF, the relevant CVC Fund and/or such entities may indirectly benefit CVC, CVC-PEF and/or such CVC Fund). For example, CVC and/or its affiliates may introduce certain service providers to CVC-PEF, CVC Funds or portfolio companies, which may enter into agreements with such service providers in relation to, for example, insurance policies (which may from time to time be pooled and discounted due to scale) and such procurement could result in fees, commissions, discounts or similar payments to CVC and/or its affiliates (including their personnel), including relating to a portion of the savings achieved by CVC-PEF, CVC Funds or the relevant portfolio companies. CVC and/or such CVC Executives will not be required to account to CVC-PEF, a CVC Fund or a portfolio company for any such fees commissions, discounts or similar payments nor will such fees commissions, discounts or similar payments be subject to an offset against the Management Fee or the management fee paid by such CVC Fund which would otherwise apply to, e.g., directors’ fees. This may influence CVC in deciding whether to select such a service provider to perform services for CVC-PEF, a CVC Fund or in respect of a portfolio company (the cost of which will generally be borne by CVC-PEF, the CVC Fund or such portfolio company). Notwithstanding the foregoing, investment transactions for CVC-PEF or a CVC Fund that require the use of a service provider generally will be allocated to service providers on the basis of CVC’s judgement as to factors such as best execution, the evaluation of which includes, among other considerations, such service provider’s provision of certain investment-related services and research that CVC believes to be of benefit to CVC-PEF and/or a CVC Fund. Additionally, misconduct by service providers (such as the improper use or disclosure of confidential information which could result in litigation or serious financial harm, including limiting CVC-PEF’s or a CVC Fund’s business prospects or future activities), which CVC may not be able to detect and prevent, could cause significant losses to CVC-PEF, such CVC Fund or a portfolio company. In certain circumstances, advisors and service providers, or their affiliates, may charge different rates or have different arrangements for services provided to a CVC Entity as compared to services provided to CVC-PEF, a CVC Fund or a portfolio company, which may result in more favorable rates or arrangements than those payable by CVC-PEF, such CVC Fund or a portfolio company. With respect to service providers, for example, the fee for a given type of work may vary depending on the complexity of the matter as well as the expertise required and demands placed on the service provider. Therefore, to the extent the types of services used by CVC-PEF, a CVC Fund and portfolio companies are different from those used by CVC, CVC may pay different amounts or rates than those paid by CVC-PEF, a CVC Fund and portfolio companies. This may result in more favorable rates applying in respect of CVC than those that apply in respect of CVC-PEF, a CVC Fund and portfolio companies.

CVC and/or CVC Executives may provide certain services to a portfolio company or Intermediate Entity of an administrative nature, including the provision and arrangement of office space, the provision of directors, local personnel (including salary and benefits), tax administrative services (including in respect of reporting required pursuant to any existing or future tax reporting regime) and other general administrative services (including in respect of any reporting required pursuant to any existing or future legal or regulatory reporting regime). In addition, CVC and/or CVC Executives may incur, charge, attribute or allocate fees, costs and expenses related to the provision of other in-house services (including any related costs incurred in connection therewith) including, without limitation, fund administration, reporting, legal services, regulatory services, accounting services, sustainability-related services (including transaction-related expenses, expenses in connection with the collection and benchmarking of data and preparation of filings, reports, disclosures and notices prepared in connection with the SFDR and any other similar legislation or regulation, and portfolio monitoring expenses), tax services (e.g., tax compliance, tax oversight, tax structuring and tax reporting), information technology, hedging, currency and treasury management, transfer pricing, and other similar services to or for the benefit of CVC-PEF, a CVC Fund, a portfolio company or an Intermediate Entity, which may be allocated to CVC-PEF or such CVC Fund in accordance with CVC Capital Partners’ expense allocation policy. CVC may determine the cost of such in-house services by reference to the aggregate annual compensation (including, without limitation, salary, bonus, benefits, profit interests, payroll taxes, equity interests of other incentive-based compensation) of the personnel performing such services, plus an estimate of the overhead and other fixed costs allocable to such personnel, and the approximate amount of time spent by the relevant personnel in providing such services, in each case, in its discretion. CVC takes into account a variety of considerations when determining the extent to which fees, costs and expenses are to be allocated to CVC-PEF or a CVC Fund (and the extent to which fees, costs and expenses may be allocated to any other CVC Funds), and uses methods that it believes are fair and reasonable. CVC’s in-house expense calculation and allocation processes are expected to rely on certain judgments and assessments that in turn are based on information and estimates from various inputs, and the calculations and allocations that result may not be exact. In addition, relevant comparisons may not be available for a number of reasons, including as a result of a lack of a substantial market of providers or users of such services or the confidential or bespoke nature of such services. Any methodology, or choice among methodologies, involves potential conflicts of interest, and the use of any particular methodology may lead CVC-PEF or a CVC Fund to bear relatively more costs in certain instances and relatively less in other instances compared to what CVC-PEF or such CVC Fund would have borne if a different methodology had been used. In the future, CVC may use additional or different methodologies to allocate fees, costs and expenses in a manner that it determines to be fair and reasonable. CVC and/or such CVC Executives may receive an arm’s length fee from CVC-PEF or a CVC Fund or the relevant portfolio company or Intermediate Entity (as applicable) in return for providing the services described in this paragraph and CVC and/or such CVC Executives will not be required to account to CVC-PEF or a CVC Fund for any such fees nor will such fees be subject to an offset against the Management Fee or the management fee paid by such CVC Fund which would otherwise apply to, e.g., directors’ fees.

I.
Risks Related to Syndication and Warehousing

CVC-PEF is expected to acquire limited partnership interests or other equity interests in one or more limited partnerships or other vehicles which have been or will be established by a CVC Entity, creating conflicts of interest as a result of a CVC Fund being on both sides of such transaction. Such conflicts, including conflicts related to pricing, fees and timing, may not always be resolved in favor of CVC-PEF or disclosed to Unitholders.

Conflicts Generally

All decisions to make any Investments in assets that have been warehoused by members of CVC, CVC Funds and/or Warehousing Entities and/or to make Investments acquired with CVC seed capital will be in the discretion of the General Partner and subject to approval by the Independent Directors, as required by the Fund LPA. In addition, without prejudice to the arrangements contemplated under “—Conditional Purchase Agreements” below, the General Partner will determine, in its discretion, when to (a) transfer such warehoused assets, directly or indirectly, to CVC-PEF and/or (b) cause CVC-PEF to redeem such CVC seed investment, which will affect the amount that will be paid to CVC, Warehousing Entities and/or the CVC Funds (as applicable) upon such transfer and/or redemption (as applicable).

Conflicts of interest will arise in connection with the foregoing transactions. Members of CVC, CVC Funds and/or Warehousing Entities have a conflict of interest in deciding whether, when and at what price to sell or transfer assets between CVC-PEF, on the one hand, and members of CVC, CVC Funds and/or Warehousing Entities, on the other hand. If an investment is the subject of more than one transfer between two or more such persons (without prejudice to “—Conditional Purchase Agreements” below) the methodology for determining transfer price may differ for each such transfer and the identity of the warehousing entity may also differ for each such transfer. Accordingly, members of CVC, CVC Funds and/or Warehousing Entities may receive a profit from one or more of such transfers and/or CVC PES may incur a loss from one or more of such transfers. CVC also receives management fees and incentive compensation from CVC Funds who may warehouse assets for CVC-PEF and is authorized to receive certain fees and other compensation (directly or indirectly) from Warehousing Entities. CVC may be incentivized to effect transfers between CVC-PEF and such CVC Funds (directly or indirectly, including through Warehousing Entities) to increase its management fees or performance-based compensation paid by such CVC Funds. Investments sold or transferred to CVC-PEF by CVC, a CVC Fund and/or a Warehousing Entity may suffer a decline in performance following such sale or transfer and neither CVC nor such warehousing counterparty will be obligated to repurchase such Investment from CVC-PEF; similarly, Investments purchased from CVC-PEF and transferred to CVC, a CVC Fund and/or a Warehousing Entity may experience improved performance and such transferee will not be obligated to sell or transfer the Investment to CVC-PEF, and will thus benefit from the improved performance and CVC-PEF will not.

As required by the Fund LPA, the Independent Directors will review and approve the price, terms and conditions of such transfer and may approve or waive any conflicts arising in connection therewith on behalf of CVC-PEF and its Unitholders. Additionally, CVC may charge fees (directly or indirectly) on or in respect of these transfers to either or both of the parties to them (including as contemplated under “—CVC Affiliated Brokers”). Subject to any contrary provision in any applicable Conditional Purchase Agreement binding on them, any member of CVC, CVC Fund and/or Warehousing Entity warehousing investments will be permitted to retain any portion of an Investment initially acquired by them with a view to syndication to co-investors or other potential purchasers to the extent such portion has not been syndicated after reasonable efforts to do so.

As part of structuring such syndication and warehousing arrangements, CVC may require CVC-PEF, Warehousing Entities and/or CVC Funds (as applicable) to enter into conditional purchase agreements (including as contemplated below under “—Conditional Purchase Agreements”), where CVC PEF, Warehousing Entities and/or such CVC Funds (as applicable) agree to acquire future warehoused assets prior to their original acquisition and/or prior to CVC- PEF having the requisite available capital to acquire such assets, in each, case with such sale being conditional upon CVC-PEF having sufficient available capital in order to acquire the relevant warehoused assets. Alternatively, CVC may contribute warehoused assets to CVC-PEF in exchange for Class C Units in CVC-PEF.

Warehousing Entities

CVC-PEF is expected to acquire limited partnership interests or other equity interests in one or more limited partnerships or other vehicles which have been or will be established by a CVC Entity (to be managed, advised and/or operated by a CVC Entity (including as the general partner of such limited partnership or equivalent with respect to such other vehicle)) for the sole purpose of acquiring interests in one or more CVC Funds and/or one or more other investments (including one or more investments from one or more CVC Funds) and selling such interests or investments, in part or in full, to CVC-PEF (collectively, the “Warehousing Entities” and each a “Warehousing Entity”). CVC may (subject to applicable law, and the terms of this Memorandum and the Fund LPA) take such steps as it considers necessary in order to ensure that aggregate interests held by CVC Entities and other CVC Personnel indirectly in each Warehousing Entity (through Units held in CVC-PEF) represents or shall at all times represent no more than 25% of the total interests in such Warehousing Entity.

The arrangements described under “—CVC-PEF is expected to acquire limited partnership interests or other equity interests in one or more limited partnerships or other vehicles which have been or will be established by a CVC Entity, creating conflicts of interest as a result of a CVC Fund being on both sides of such transaction. Such conflicts, including conflicts related to pricing, fees and timing, may not always be resolved in favor of CVC-PEF or disclosed to Unitholders” contemplate Warehousing Entities acquiring assets from other CVC Funds and vice versa (i.e., CVC Funds acquiring assets from Warehousing Entities). Given that the equity interests in Warehousing Entities would be owned by one or more CVC Funds (including CVC-PEF), conflicts could arise with respect to such transactions as a result of a CVC Fund being on both sides of such transaction.

Conflicts related to the arrangements summarized above (such conflicts are described further below) will not necessarily be resolved in favor of CVC-PEF or the Unitholders, and Unitholders may not be entitled to receive notice or disclosure of the occurrence of these or other associated conflicts. By subscribing for Units, Unitholders will be deemed to have consented to the syndication of investments and warehousing to the extent the terms of such transactions are approved by the Independent Directors on a transaction-by-transaction basis, on the basis of CVC-PEF entering into a conditional purchase agreement (which will set out the mechanism and price at which assets will be acquired in the future) as described further below.

Related Party Financing

Each Warehousing Entity is expected to fund its acquisition of interests and/or investments by obtaining financing (which is expected to include financing from a CVC Entity). Such financing is expected to be repaid, together with any applicable interest, fees, costs and expenses (including any interest, fees, costs and expenses charged by any CVC Fund other than CVC-PEF that held the relevant interests and/or investments prior such interests and/or investments being acquired by such Warehousing Entity) by such Warehousing Entity using the proceeds from the acquisition of any investment by CVC-PEF. To the extent that such financing is provided by a CVC Entity to a Warehousing Entity, then such CVC Entity is expected to charge interest and fees, costs and expenses with respect to such financing to such Warehousing Entity. In circumstances where such financing is provided by a third-party lender, a CVC Entity may provide a guarantee, indemnity, covenant or undertaking with respect to such financing. Any of the aforementioned interest, fees, costs and expenses would be borne, directly or indirectly, by CVC-PEF without any reduction of, or offset against, the Management Fee (or any other fee) payable in respect of CVC-PEF.

In connection with such financing or guarantee, indemnity, covenant or undertaking being provided by a CVC Entity, such CVC Entity’s interests could be in conflict with the interests of CVC-PEF and/or the interests of Unitholders. If such conflicts arise, potential investors should be aware that the relevant CVC Entity is expected to act to protect its own interests as a lender, guarantor, indemnitor, obligor or other credit-support provider and that such action taken by the CVC Entity could lead to an outcome that is not favorable to CVC-PEF and/or the Unitholders. In connection with such financing provided by a CVC Entity, in the event of a default event as defined under the applicable agreements relating to such financing, such CVC Entity could be expected to have, amongst other rights in law and/or contract, the right to the interests and/or investments held by a Warehousing Entity, as collateral in connection with such default, irrespective of whether such relevant interests and/or investments benefitted from the application of such financing. In connection with such guarantee, indemnity, covenant or undertaking provided by a CVC Entity, in the event of such guarantee, indemnity, covenant or undertaking being invoked under the applicable agreements relating to such guarantee, indemnity, covenant or undertaking, such CVC Entity could be expected to have, amongst other rights in law and/or contract, the right to the interests and/or investments held by a Warehousing Entity, irrespective of whether such relevant interests and/or investments benefitted from such guarantee, indemnity, covenant or undertaking. Moreover, in circumstances where a CVC Entity provides financing to, or acts as a guarantor, indemnitor, obligor or other credit-support provider with respect to financing provided by a third party to, a Warehousing Entity, the price for which CVC-PEF acquires an investment from a Warehousing Entity could impact the Warehousing Entity’s ability to repay such financing. This could give the CVC Entity an incentive to arrange for such a price to be less favorable for CVC-PEF.

Related Party Transactions

CVC Entities, Warehousing Entities, other CVC Funds (other than CVC-PEF) or other parties may, in the future, acquire an interest in a CVC Fund or an investment as principal and subsequently sell some or all of it to CVC-PEF. In particular, circumstances may arise where CVC-PEF is not in a position to make a commitment to a CVC Fund or to make an investment (including because the fundraising period for a relevant CVC Fund is due to end ahead of CVC-PEF having sufficient amounts available to make a commitment to such CVC Fund or because of timing constraints with respect to an investment opportunity), in which case a CVC Entity, a Warehousing Entity or an other CVC Fund (other than CVC-PEF) may (but shall not be obliged to) temporarily make such commitment or investment as a warehoused asset for the benefit of CVC-PEF (i.e., with a view to subsequently syndicating such commitment or investment to CVC-PEF). Similarly, a CVC Entity, a Warehousing Entity or an other CVC Fund (other than CVC-PEF) may acquire an investment and subsequently syndicate, or sell some or all of it, to CVC-PEF notwithstanding the availability of capital or applicable credit facilities which can be used by CVC-PEF (which may include circumstances where such amounts as are available to CVC-PEF have been earmarked or reserved for other uses or contingent liabilities). Additionally, CVC-PEF may acquire an investment and subsequently syndicate, or sell some or all of it, to other CVC Entities, their related parties or other third parties, notwithstanding the availability of capital or applicable credit facilities of such CVC Entities.

Any such transfers may be made at cost, or cost plus an interest rate or carrying cost charged from the time of acquisition to the time of transfer (including, as applicable, any related holding, syndication or transfer costs and any associated taxes), notwithstanding that the fair market value of any such investments may have declined below or increased above cost from the date of acquisition to the time of such transfer. To the extent the fair market value of any such investments has increased above cost from the date of acquisition to the time of such transfer, it can generally be expected that CVC-PEF’s NAV will also increase in a manner that would effectively reflect performance of such investments from a time prior to when CVC-PEF acquired such investment. CVC may also determine in its sole discretion another methodology for pricing these transfers, including fair market value at the time of transfer. It may be possible that CVC-PEF acquires transferred assets from a CVC Entity or a Warehousing Entity at above fair market value, and/or separately sell assets to a CVC Entity (including in the circumstances described under “—There may be further conflicts associated with liquidity in relation to investment in CVC Funds” below) at below fair market value. No assurance can be given with respect to the future value of any investment. The Independent Directors will, when required to, approve the price, terms and conditions of such transfer and may approve or waive any conflicts arising in connection therewith on behalf of the Unitholders. Also, CVC may charge fees on these transfers to either or both of the parties to them (without deduction of, or offset against, the Management Fee) and CVC-PEF may have to accept limited representations and warranties as to the assets being acquired from a relevant CVC Entity or a relevant Warehousing Entity.

Conditional Purchase Agreements

As part of structuring such warehousing arrangements, CVC may require CVC-PEF on the one hand and, on the other hand, other CVC Entities, the Warehousing Entities or other CVC Funds (other than CVC-PEF) to enter into conditional purchase agreements, whereby CVC-PEF agrees to acquire future assets from such CVC Entities, such Warehousing Entities (equity interests in which would be owned by one or more CVC Funds (including CVC-PEF)) and/or such other CVC Funds: (i) prior to their original acquisition; and/or (ii) prior to CVC-PEF having the requisite available capital to acquire such assets, with such sale being conditional upon CVC-PEF having sufficient available capital in order to acquire the relevant warehoused assets, including in circumstances where the fair market value of the asset decreases after such agreement is executed. CVC may also contribute warehoused assets to CVC-PEF in exchange for Class C Units. CVC could have an incentive to require CVC-PEF and such other CVC Entities, such Warehousing Entities or such other CVC Funds to enter into such agreements, including if, for example, CVC or CVC Personnel hold the equity interests or otherwise have a financial interest in such CVC Entities, such Warehousing Entities or such other CVC Funds. This could give CVC an incentive to arrange for a price that is less favorable for CVC-PEF. CVC may enter into warehousing arrangements prior to the formation of such other CVC Entities, such other Warehousing Entities or such other CVC Funds and, as part of the structuring of such warehousing arrangements, CVC would expect to require CVC-PEF, such other CVC Entities, such other Warehousing Entities or such other CVC Funds to enter into a conditional purchase agreement on similar terms to those described in the foregoing sentences. Conflicts of interest are expected to arise in connection with these potential warehousing arrangements and any related affiliate transactions, including with respect to timing allocations of assets to such warehousing, structuring, pricing and other terms of the transactions related thereto. For example, CVC will have a conflict of interest when it or receives fees, including an incentive allocation, for acquiring from and/or transferring to CVC-PEF all or a portion of a warehoused asset. CVC may also have conflicts of interest when determining the timing and order of CVC-PEF’s acquisition of warehoused assets from, or transfer of warehoused assets to, other CVC Entities, the Warehousing Entities or other CVC Funds (other than CVC-PEF), for example, conflicts of interest relating to the previous and/or expected performance of such a warehoused asset.

Related Party Fees

Affiliated Brokers may be appointed by the Warehousing Entities (including to provide debt structuring services, arrangement services, etc.) and may charge arm’s length arranging, underwriting, syndication, structuring or other fees, directly or indirectly, in connection with the warehousing of investments (including in connection with the financing of the acquisition of investments to be warehoused) that are ultimately acquired, directly or indirectly, by CVC-PEF and such fees could ultimately be borne, in whole or in part, directly or indirectly by CVC-PEF as part of the determination of the purchase price, or otherwise (without deduction of, or offset against, the Management Fee). In this regard, please see the disclosure set out under “—CVC Capital Markets and CVC Funding are expected to participate in Affiliated Broker Activities in which CVC-PEF and/or other CVC Funds have a financial interest, giving rise to conflicts of interest, compensation incentives and potential restrictions on CVC-PEF investments” above. The amount of such fee charged by the Affiliated Brokers could be based on (or otherwise impacted by) the price at which a Warehousing Entity acquires the relevant investment or sells the investment to CVC-PEF, which could give the relevant CVC Entities an incentive to arrange for such price to be less favorable for CVC-PEF.

CVC-PEF may acquire or sell Investments from or to one or more CVC Funds, which may create potential conflicts of interest between CVC-PEF, CVC, CVC Entities, CVC Executives and/or the relevant CVC Funds.

Circumstances may arise where CVC-PEF (and/or one or more of the CVC Funds and/or their portfolio companies) acquires or sells an Investment from, or sells an Investment to, one or more CVC Funds (and/or to one or more of their respective portfolio companies), which may, without limitation, include instances where CVC-PEF is required to sell assets for liquidity purposes. Conflicts of interest may arise because CVC, CVC Entities, CVC Executives and/or the relevant CVC Funds may be economically incentivized by CVC-PEF acquiring investments from or selling investments to such CVC Funds.

Where appropriate, CVC may (in its discretion) take such steps as it considers necessary in order to support such transaction being made on a basis consistent with arm’s length terms, including, for example, procuring a fairness opinion (at the cost of CVC-PEF) issued by an independent, professionally-recognized investment bank, accountancy firm or other suitably qualified valuation specialist that supports the fairness, from a financial point of view, of the valuation of such transaction and/or require the Board of Directors (or the Independent Directors thereof) to approve the price, terms and conditions of such transaction and approve or waive any conflicts arising in connection therewith on behalf of the Unitholder (as appropriate). Alternatively, CVC may, for example, rely on the participation of third parties in the transaction alongside CVC-PEF to demonstrate the arm’s length nature of such transaction, including in circumstances where such valuation has been validated by a third-party also participating in such transaction on the basis of the same valuation.

CVC-PEF or CVC may pledge its assets to support related entities by CVC Funds or its portfolio companies which may cause conflicts of interest.

A counterparty, lender or other participant in any transaction to be pursued by CVC-PEF and/or CVC Funds could require or prefer facing only one fund entity or group of entities, which would result in any of CVC-PEF, CVC Funds, their respective portfolio companies and/or other vehicles being jointly and severally liable for applicable obligations (subject to any limitations set forth in the applicable governing documents thereof). This could, in each case, result in CVC-PEF, CVC Funds, such portfolio companies and/or vehicles entering into a back-to-back or other similar reimbursement agreement. While CVC would typically seek to ensure that, in this type of scenario, each fund managed by CVC (including CVC-PEF) is severally liable for its applicable obligations on a pro rata basis, any cross-collateralization arrangements with another fund managed by CVC, or among portfolio companies of CVC-PEF and other funds managed by CVC, could result in CVC-PEF losing its interests in (and/or a loss in value in) otherwise performing Investments due to poorly performing or non-performing Investments of other funds managed by CVC in the collateral pool or such persons otherwise defaulting on their obligations under the terms of such arrangements. CVC-PEF can, in certain circumstances, be exposed to risks associated with borrowings or other financial indebtedness of other funds managed by CVC, including when such other entities are not in turn exposed to risks associated with CVC-PEF’s borrowing or financial indebtedness for a similar purpose.

CVC-PEF’s investments in other CVC Funds may create potential conflicts of interest in allocation, terms, timing and management decisions that may be potentially disadvantageous for CVC-PEF and the Unitholders.

CVC-PEF is expected to invest in one or more CVC Funds, including by acquiring limited partnership interests in limited partnerships, other investment vehicles or schemes established to enable certain associated individuals (including CVC Personnel) to participate (whether through a feeder fund vehicle or an entity which invests in parallel alongside such CVC Fund) in such CVC Fund and/or in limited partnerships or other investment vehicles through which all or any part of the commitment by CVC is made alongside such CVC Fund. In many cases, it is expected that CVC-PES will acquire such interests in CVC Funds from existing investors (which may include directly or indirectly CVC Personnel) and not from the issuers of such interests. Such interests acquired from existing investors will result in CVC-PEF holding an indirect interest in a portfolio investments already made by the relevant CVC Fund on an “all or nothing” basis. Certain of the investments in such portfolio may be less attractive than others. In such cases, it will not be possible for CVC-PEF to carve out from such purchases those investments which CVC-PEF considers (for commercial, tax, legal or other reasons) to be less attractive. The purchase price (which may be satisfied in whole or in part by the issuance of Units in accordance with the procedures set out in the Memorandum and/or interests in CVC-PEF Master, units, shares or interests in any Parallel Funds and/or interests in the relevant Aggregator, as applicable) to be paid by CVC-PEF for such interests is expected to be based on the valuation of such interests at the time of such acquisition, and such valuations are determined by or on behalf of the general partners, managers and/or operators of such CVC Funds according to the valuation methods and accounting rules adopted by such CVC Funds. Unitholder should be aware that such general partners, managers and/or operators have an incentive in maximizing such valuations. Moreover, the Investment Adviser will be reliant on the accuracy of the valuations prepared by or on behalf of such general partners, managers and/or operators. Given that such valuations will be prepared generally for investors in such funds (which will include non-CVC affiliated, third-party, investors), this should assist in mitigating potential conflicts in the valuations prepared by or on behalf of such general partners, managers and/or operators (which will necessarily be based on, and therefore need to reflect, valuations prepared for third parties).

However, such potential conflicts cannot be entirely mitigated and in the event that the actual values that materialize are different from those on the basis of which such purchase price was determined, then CVC shall not be required to reverse or recalculate the purchase price. More generally, the calculation of such valuations includes certain subjective judgments with respect to estimating, for example, the value of the relevant underlying investments, accrued expenses, income and liabilities (e.g., exclusion of potentially subjective or contingent liabilities that may arise on or subsequent to the sale of an investment), and therefore, such valuations may not correspond to realizable value upon a sale of underlying assets.

In connection with Investments by CVC-PEF in CVC Funds, conflicts of interest may arise in respect of CVC’s management of CVC-PEF and CVC’s, or an affiliate of CVC’s, management of the relevant CVC Fund in which CVC-PEF may invest, as the case may be. While CVC is required to act in the best interests of CVC-PEF, it is also required to act in best interest of the relevant CVC Fund as a whole, in which CVC-PEF is expected to be a passive, minority investor. The CVC Funds in which CVC-PEF may invest are generally expected to be structured as one or more limited partnerships (or the equivalent, depending on the jurisdiction), in which case CVC-PEF will participate as a passive limited partner in such CVC Fund. As a result, CVC-PEF (and therefore, indirectly its investors), will be wholly reliant on the skills, judgement, methods and management of the general partners, managers and/or operators of the CVC Funds in which CVC-PEF may invest and their respective advisors, and the ability of the same to successfully implement the investment strategy and objectives for the CVC Funds.

Moreover, while limited partners participating in CVC Funds will generally be expected to have certain consent and/or voting rights based on their respective commitment amounts to the CVC Fund (including, for example, the ability to vote to remove the general partner, manager and/or operator of the CVC Funds in certain circumstances), CVC-PEF, as an investment fund managed, operated and/or advised by either the same or affiliated entities to those managing, operating and/or advising the CVC Funds in which it invests, may not be afforded the benefit of any such voting and/or consent rights under the terms of the fund documentation of the relevant CVC fund, as with other, non-related-party, investors. Instead, any voting or consent rights that CVC-PEF might otherwise have in respect of its investment in a CVC Fund may be treated as ‘non-voting interests’ and therefore excluded from participating in any consents or votes in connection with the activities of the CVC Fund. While the interests of investors in a CVC Fund are generally expected to align, there can be no guarantees of this and investors may vote or exercise consent rights with respect to their interests in a CVC Fund according to their own respective interest. Prospective investors should note therefore that the exercise of votes and/or consent rights by other investors in a relevant CVC Fund may not necessarily align with the interests of CVC-PEF (and indirectly its Unitholders) as an investor in the CVC Fund, and as a result decisions may be made with respect to the operations and activities of the relevant CVC Fund in a manner disadvantageous to the interests of CVC-PEF (and, indirectly, its Unitholders). For example, circumstances could arise where the CVC general partner, manager or operator of a CVC Fund is replaced by a non-CVC general partner, manager or operator (including, subject to the terms of the fund documentation of the CVC Fund, for no-fault on the part of the outgoing CVC general partner, manager or operator), as a result of which certain changes may be made to the investment strategy and/or objectives of the relevant CVC Fund and/or certain benefits secured by CVC-PEF in respect of its investment in a CVC Fund may cease to apply, all of which may be detrimental to CVC-PEF’s Investment in the relevant CVC Fund.

To the extent that CVC-PEF does secure the benefit of any voting rights / consents with respect to a CVC Fund, then any such voting rights/consents will be exercised by CVC on behalf of CVC-PEF at its discretion, and CVC will not be required to seek any input or direction as to how to exercise such consent or voting right from the Unitholders. Accordingly, while CVC shall take account of the interests of CVC-PEF in determining how to exercise any such consent or voting rights, it shall not be required to take account of the interests of an individual Unitholder or group of Unitholder and their specific circumstances. Votes and/or consents may therefore be exercised in a manner that a Unitholders does not agree with, or otherwise considers disadvantageous to its own specific interests and/or circumstances.

Unitholders should also be aware that the terms governing CVC-PEF’s investment in a CVC Fund are not expected to be negotiated on behalf of CVC-PEF. Typically, investors participating in a CVC Fund will conduct a certain level of due diligence as well as engaging legal counsel and/or other advisors (such as tax and regulatory advisors) prior to subscribing for interests in the relevant CVC Fund. Given that both CVC-PEF and the CVC Funds in which it may invest are expected to be managed by CVC Entities, and the fact that CVC-PEF is expected to generally be a minority investor in the CVC Funds, CVC does not anticipate conducting any such corresponding due diligence or engaging legal or other advisors in connection with its potential investments into CVC Funds. Instead, CVC-PEF will rely on CVC having knowledge of the investment strategies of the CVC Funds in which it may invest (by virtue of CVC and/or one or more of its affiliates also acting as the manager or in a similar capacity with respect to such CVC Fund), together with any negotiations undertaken by other investors in such CVC Fund which have the effect of benefiting investors in general (i.e., by securing investor-friendly changes to the fund documentation governing such CVC Fund). It should, however, be noted that while the interests of prospective investors in a CVC Fund are generally expected to align in terms of securing changes to the fund documentation governing the CVC Fund, circumstances may arise where changes are secured that may be viewed as beneficial by certain prospective or actual investors in the CVC Fund, but not necessarily by all prospective or actual investors (which may include CVC-PEF). Investors negotiate the terms of their investment based on their own specific requirements, and without regard to the interest of any other actual or prospective investors, and the extent of investor negotiations (which could, but will not necessarily, indirectly benefit CVC-PEF) may vary between the CVC Funds in which CVC-PEF may invest (including, in particular, due to the vintage and size of the fund and the relative negotiating power of the investors when making their commitments to the fund) and accordingly no reliance can or should be placed on the due diligence and other assessments made by other investors in determining whether to invest in a relevant CVC Fund. Similarly, as noted above, investors may during the term of a relevant CVC Fund consent to changes that are not necessarily in the interests of CVC-PEF, taking into account its own specific circumstances. In addition, while CVC-PEF is expected to have the benefit of any “Most-Favored Nations” provision under the terms of the fund documentation governing the CVC Fund, where applicable, it should be noted that certain other investors in such CVC Fund may negotiate the benefit of certain terms related to their investment in such CVC Fund that are not available to CVC-PEF pursuant to any such “Most-Favored Nations” process. This may include, for example, terms that are negotiated based on such other investor’s legal, regulatory or tax status or requirements, terms that are available subject to certain conditions being satisfied that may not be met by CVC-PEF (including, for example, discounts to the priority profit share (or similar), management fee and/or carried interest (or similar) and other beneficial economic terms based on the size and/or timing of a commitment made to such CVC Fund) as well as other beneficial terms that are generally not available for election by other investors as part of such “Most Favored Nations” process.

CVC-PEF’s investments into CVC Funds may create potential conflicts of interest in the selection of the CVC Funds and the allocation of CVC-PEF’s investments to any such CVC Funds.

Where CVC-PEF achieves its investment objectives through, inter alia, investments into CVC Funds, investors should note that conflicts may arise in the selection of the CVC Funds and the allocation of CVC-PEF’s Investments to any such CVC Funds. Subscriptions for interests in the CVC Funds will generally be made during the fundraising period for such CVC Funds (i.e., the period during which primary commitments can be accepted to such CVC Funds) and CVC has an interest in ensuring that any targets or so-called ‘hard-caps’ that are set for the maximum amounts to be raised for the fund are achieved. As a result, CVC will have an incentive to subscribe for commitments to those CVC Funds that are at risk of not reaching any such target or ‘hard-cap’ (which could be for a variety of reasons that are not necessarily within the control of CVC, including the attractiveness of the relevant fund strategy in the context of the wider economic environment at the time), which could result in increased subscriptions to such CVC Funds and correspondingly less to other CVC Funds. Conversely, circumstances may arise where a relevant CVC Fund to which CVC-PEF wishes to commit is ‘oversubscribed’, meaning that the amounts prospective investors would ideally like to commit to the relevant CVC Fund cannot be accepted in full. This may result in the general partner, manager or operator of the relevant CVC Fund (which may be the same as CVC) adopting a program of scale-backs, whereby the CVC Fund accepts less than the full desired commitment of prospective investors, or decides not to accept an offered commitment at all. No guarantees or assurances can be given as to CVC-PEF’s desired subscription to a relevant CVC Fund being accepted in full or at all (with the acceptance of any subscriptions being at the discretion of the general partner, manager and/or operator of the CVC Fund). In addition, to the extent that any scale-backs are imposed, such scale-backs may be imposed in such manner and according to such criteria as the general partner, manager and/or operator of the relevant CVC Fund determines to be appropriate in its discretion. In this regard, it should be noted that such scale-backs may not necessarily be implemented uniformly across all prospective investors (i.e., on a pro rata basis according to their respective desired commitment amount to the relevant CVC Fund) but on a selective basis, and therefore certain prospective investors (which could include CVC-PEF) may suffer disproportionate scale-backs as compared with other prospective investors (in particular where CVC (as the manager of such CVC Fund) or one of its affiliates determines that scaling-back CVC-PEF’s subscription rather than a third-party would be beneficial in preserving CVC’s relationship with such third-party investor), and other prospective investors may suffer no scale-backs at all. As a result, CVC-PEF may miss out on investing in high-performing CVC Funds to the full extent desired, or may not be able to participate at all, which may adversely affect the returns generated by CVC-PEF.

Furthermore, CVC may also experience conflicts where, for example, a CVC Fund has limited traction with prospective investors and CVC-PEF is considering participating in such CVC Fund. In this scenario, CVC will have an incentive to subscribe to a greater extent than it otherwise would in order to compensate for such limited traction and assist with the overall fundraising efforts of such CVC Fund (noting that any management fees, priority profit share (or the equivalent) and the ability to generate carried interest will often be a function, in some measure, of the total commitments raised for the relevant CVC Fund and amounts available for investment).

CVC-PEF may acquire secondary units in CVC Funds which may result in double payment of management fees and carried interest.

CVC may identify or be offered the opportunity for CVC-PEF to acquire from third parties interests in or alongside one or more CVC Funds on the secondaries market. Any such transaction has the advantage that CVC may be familiar with the underlying Investments that such CVC Fund has made. However, an acquisition by CVC-PEF of an interest in a CVC Fund would give rise to a situation whereby (i) CVC (or an affiliate thereof) will receive management fees (or the equivalent thereof) and carried interest (or the equivalent thereof, to the extent applicable) in respect of the same underlying assets that are held by such CVC Fund both from CVC-PEF and such CVC Fund and (ii) those investors in CVC-PEF that are also investors in such CVC Fund will twice pay management fees (or the equivalent thereof) and carried interest (or the equivalent thereof, to the extent applicable) in respect of the same underlying assets that are held by such CVC Fund (both as direct investors in such CVC Fund and because of CVC-PEF’s Investment in such CVC Fund). The general partner (or equivalent) of such CVC Fund shall have no duty to CVC-PEF in respect of CVC-PEF’s interest in such CVC Fund.

CVC-PEF may receive carried interest in relation to investment into CVC Funds which may create potential conflicts of interest to its Unitholders.

CVC-PEF will bear its share of any carried interest or similar profit sharing entitlement of the carried interest partner (or equivalent) in the CVC Funds in which it invests. CVC-PEF may also bear its share of any profit sharing entitlement of the carried interest recipient (or other designated entity) in respect of any co-investment in which CVC-PEF participates.

Any carried interest (or similar) borne by CVC-PEF as an investor in a CVC Fund and/or in respect of any co-investments in which it participates creates a greater incentive for CVC to make more speculative investments or to time the purchase or sale of Investments in a manner motivated by the personal interest of CVC Executives than if such profit-based compensation did not exist, as the carried interest recipient (and the recipients of carried interest in respect of the relevant CVC Fund) receives a disproportionate share of profits above the preferred return hurdle (if any) for the relevant CVC Fund or co-investment. Furthermore, upon the liquidation of a CVC Fund or a co-investment vehicle, the carried interest recipient (and the recipients of carried interest in respect of the relevant CVC Fund) may receive carried interest with respect to distributions in-kind of non-marketable securities. The amount of carried interest will be dependent on the valuation of the non-marketable securities distributed, which, in relevant cases, will be determined by the manager, general partner and/or operator of the relevant CVC Fund or co-investment vehicle (as applicable) and could incentivize such manager, general partner and/or operator (which may be the same as CVC) to value the securities higher than if there were no carried interest. The manager, general partner and/or operator of any such CVC Fund or co-investment vehicle (as applicable) may engage a third party to determine the value of securities distributed in-kind or non-marketable securities and rely upon the third-party opinion of value, but there can be no assurance such an opinion will reflect value accurately.

There may be further conflicts associated with liquidity in relation to investment in CVC Funds.

With respect to CVC Entities serving as the General Partner and Investment Adviser of CVC-PEF as well as the manager of, or an affiliate of the manager of, the CVC Funds in which CVC-PEF is invested, a conflict of interest may arise for CVC if CVC-PEF requires further liquidity or where there are competing payments to be made which require funding and therefore additional liquidity. In such circumstances, it will generally be in CVC’s interest to ensure that the payment of CVC-PEF’s liabilities to the CVC Funds are prioritized ahead of any payments otherwise due to Unitholders, including by imposing limitations on redemptions as set out in the Memorandum or the Fund LPA (including, as the case may be, modifications to or suspensions on redemptions). Further, CVC may take actions to dispose of CVC-PEF’s Investments as quickly as possible (including where doing so would be at a discount to their underlying value, where such disposal is to another CVC Entity, another fund managed by CVC or a strategic partner and where CVC-PEF would not be required to offer existing Unitholders pre-emption or similar rights in respect of such disposal), and similar actions. Any prioritization to meet competing payments that are due (or anticipated to become due) will be made by CVC in its discretion. Although CVC will have regard to the interests of CVC-PEF when having to prioritize, this will require an exercise of judgement as to which payments should be prioritized ahead of others, which may not always result in the most favorable outcome for CVC-PEF and its investors. Moreover, in such circumstances, CVC may agree to another CVC Entity providing a source of liquidity to CVC-PEF, including by such CVC Entity (a) purchasing Units of CVC-PEF or its relevant holding entities (which may have the effect of diluting the interests of other Unitholders), (b) providing CVC-PEF with a credit facility (which may result in CVC-PEF having to bear interest costs, arrangement fees and other amounts in addition to assuming priority repayment obligations in respect of amounts borrowed), (c) purchasing one or more Investments held by CVC-PEF (which may be at a discount to NAV for the relevant Investment and may represent those select Investments held by CVC-PEF that the relevant CVC Entity considers most attractive and is therefore willing to acquire) or (d) other arrangements with similar intentions, each of which may be made on terms CVC considers reasonable having regard to the circumstances and which may conflict with the interests of CVC-PEF and Unitholders and may be advantageous to certain Unitholders (i.e., those seeking liquidity through redemptions) but disadvantageous to others (i.e., those not seeking liquidity through redemptions).

Where it is intended that CVC-PEF makes a disposal of one or more of its Investments (whether to a third party, one or more CVC Entities or another fund managed by CVC), CVC will have discretion as to the identity of the Investments to be disposed, the identity of the acquiring party(ies), the pace and frequency of the disposal(s), the basis on which Investments are selected to be disposed (for example, CVC-PEF could dispose of specific individual Investments, dispose of portions of each Investment (or a certain group of Investments) on a pro rata basis, dispose of Investments of a particular strategy, asset or geographical focus, vintage, etc.) and, subject as otherwise set out in the Memorandum or the Fund LPA, the process and terms of such disposal.

In circumstances where CVC-PEF disposes of Investments for purposes of generating further liquidity to service redemption requests, Unitholders should note that there may be a conflict of interest between each of CVC, the redeeming Unitholders and the remaining Unitholders in securing such liquidity. Generating liquidity in such a manner may cause CVC-PEF’s NAV to fall more than it otherwise would have, as a result of CVC-PEF disposing of its Investments at a price lower than their NAV in order to generate liquidity. In addition, CVC will be required to appropriately balance the interests of redeeming Unitholders against those Unitholders which are not in, or are further behind in, the process of redeeming their Units. Such disposals made in order to service redemption requests may lead to Unitholders which are not redeeming Units or are further behind in the process of redeeming their Units, holding Units or redeeming Units at a NAV per Unit which is lower than it otherwise would have been the case had such disposals not been made (for example, because such disposals were made at a discount to the NAV of the relevant Investment). In such circumstances, CVC may not be able to act in the best interests of all Unitholders (whether they redeem their Units or remain as Unitholders). Where CVC-PEF has disposed, or CVC in good faith anticipates CVC-PEF disposing, of Investments at a price lower than their NAV in order to generate liquidity, CVC may reflect this by reducing CVC-PEF’s NAV accordingly which may therefore cause Units which are to be subsequently redeemed, redeemed at a price lower than otherwise would have been the case, had such disposal(s) at a price lower than the NAV of the relevant Investment(s) not occurred.

In the event that a CVC Entity subscribes for Units or is issued Units, such CVC Entity may subsequently wish to redeem their Units. Unitholders should note that in certain circumstances such CVC subscriber may be entitled to request redemption of up to all of its Units at any given time (including as described further in “Item 1(c).

Description of Business—Compensation of the Investment Adviser and the General Partner—Management Fee” and “—Incentive Allocation” and “Item 1A. Certain Risk Factors and Potential Conflicts of Interest—General Potential Conflicts of Interest—CVC Entities and affiliated investors may participate in CVC-PEF and receive preferential terms and intangible and other benefits arising or resulting from their activities on behalf of CVC-PEF, creating conflicts of interest” above). Unitholders should therefore be aware that any such redemption request by any such CVC Entity may have an adverse effect on CVC-PEF’s liquidity and ability to service its current and prospective liabilities, including by reducing CVC-PEF’s ability to accept the redemption requests of other Unitholders at any given time and may present the Board of Managers and/or CVC with a conflict of interest on the basis that they may prioritize redemption requests of a CVC Entity ahead of those submitted by third-party Unitholders. In addition, it should be noted that the valuation of investments, including warehoused assets, may ultimately affect the purchase price of Class C Units (equal to the NAV per Unit for such Class as of the last calendar day of the immediately preceding month), which are reserved for CVC and its affiliates, such as where the value of warehoused assets transferred at cost increases above cost from the date of acquisition to the time of such transfer, resulting in an increase in CVC-PEF’s NAV (as described in “Item 1A. Risk Factors—G. Regulatory and Tax Risks—Related Party Transactions”). By virtue of their affiliation with CVC, affiliated Unitholders will have more information about CVC-PEF’s investments than other Unitholders who are not affiliated with CVC (including CVC-PEF’s NAV and the performance of CVC-PEF’s underlying investments), which may influence their decision as to whether to purchase or redeem Units (as described in “Item 1A. Risk Factors—G. Regulatory and Tax Risks—CVC Entities and affiliated investors may participate in CVC-PEF and receive preferential terms and intangible and other benefits arising or resulting from their activities on behalf of CVC-PEF, creating conflicts of interest”).

CVC-PEF’s co-investments alongside CVC Funds may create potential conflicts of interest.

The investment strategies for CVC-PEF may include making co-investments alongside the CVC Funds. Investors should note that guarantees or assurances cannot be given as to the availability of co-investment opportunities for CVC-PEF, which will be subject to various considerations. In this regard, investors should also note that, while CVC will determine on behalf of CVC-PEF whether or not to participate in a relevant co-investment opportunity (having regard to the wider objectives of CVC-PEF and its investment strategy), it will not have any ‘say’ or input over what opportunities are presented to it (which will be determined by the general partner, manager and/or operator of the relevant CVC Fund in respect of which a co-investment opportunity arises).

The allocation of co-investment opportunities will or may involve a benefit to CVC including, without limitation, fees or carried interest from the co-investment opportunity. In addition, CVC may be incentivized to offer CVC-PEF the opportunities to co-invest alongside CVC Funds since the amount of carried interest and/or management fee to which CVC is entitled under the arrangements with CVC-PEF may be more attractive than the amount of carried interest and/or management fee to which CVC would be entitled under the arrangements with other co-investors (or vice versa, which have the effect of reducing the availability of co-investment opportunities that are presented to CVC-PEF for investment). Such incentives may give rise to conflicts of interest.

To the extent that co-investments are made by CVC-PEF, then conflicts of interest may arise as between CVC-PEF and the relevant CVC Fund participating in such Investment, including with respect to their respective rights relating to such jointly held Investment. In particular, while it is expected that the interests of CVC-PEF will generally align with those of any relevant CVC Fund alongside which CVC-PEF may invest, situations may arise in which actions taken by the manager, general partner or operator of one or more CVC Funds alongside which CVC-PEF may invest do not necessarily work in the best interests of CVC-PEF and, indirectly, its investors. It should be noted, in this respect, that the managers, operators and general partners of the relevant CVC Funds owe fiduciary duties in respect of those CVC Funds in respect of which they act as the general partner, operator or manager and are not required to take into account the interests of CVC-PEF or its investors when making investment decisions with respect to a relevant portfolio company in which both a relevant CVC Fund and CVC-PEF holds an Investment. Since CVC-PEF will invest alongside one or more relevant CVC Funds on substantively the same terms, this may give rise to conflicts. Such conflicts may arise, for example, because the provisions of a relevant CVC Fund require the divestment of an Investment (e.g., because of the end of the term of such relevant CVC Fund) in circumstances where CVC-PEF would not necessitate the same action (other than as a result of CVC-PEF being required to generally hold the Investment on substantively the same terms as the relevant CVC Fund). In this situation, CVC-PEF could be required to divest its interest in the relevant Investment in circumstances where, had such Investment not been held alongside the relevant CVC Fund, it may have been retained for divestment at a later date. Investors should therefore be aware that the nature of CVC-PEF and its objective of participating in investments alongside one or more relevant CVC Funds means that the interests of CVC-PEF and decisions taken with respect to investments may not always align with the relevant CVC Funds alongside which CVC-PEF participates in such investments, and such conflicts generally present a risk to the performance of CVC-PEF. Similar issues may arise by virtue of the different make-up of investors in any relevant CVC Fund alongside which CVC-PEF may invest, as compared with the make-up of Unitholders in CVC-PEF.

Investors in a relevant CVC Fund alongside which CVC-PEF may invest may have conflicting investment, tax and other interests with respect to their investment in a portfolio company in which CVC-PEF also participates, including conflicts relating to the structuring of investment acquisitions and realizations. Conflicts may arise in connection with recommendations made to the manager, operator or general partner of, or decisions taken in respect of, a relevant CVC Fund regarding the nature or structuring of an investment that may be more beneficial to one or more investors in the relevant CVC Fund but which are not necessarily beneficial to CVC-PEF and its investors, especially with respect to tax matters. In structuring, acquiring and disposing of investments in which CVC-PEF may also participate, the manager, operator or general partner of the relevant CVC Fund will consider the investment and tax objectives of the relevant CVC Fund (as applicable) and its investors as a whole, not the investment, tax, or other objectives of any single investor in the relevant CVC Fund, nor the not the investment, tax, or other objectives of CVC-PEF or any of its investors.

CVC-PEF may indirectly participate in co-investment opportunities through one or more co-investment vehicles and one or more CVC Entities may also participate in such co-investment opportunities which may create potential conflicts of interest.

CVC-PEF may indirectly participate in co-investment opportunities through one or more co-investment vehicles and one or more CVC Entities may also participate in such co-investment opportunities through such co-investment vehicle(s) as well. Unitholders should note that, while the general partner, manager and/or operator managing or operating such co-investment vehicle(s) is expected to be required to act in the interest of such vehicle(s) as a whole, such circumstances may present a conflict of interest of such general partner, manager and/or operator (which generally is expected to also be a CVC Entity) in that it may be required to consider the interests of CVC-PEF against the interests of such other CVC Entity participating in the relevant co-investment vehicle. In addition, such general partner, manager and/or operator may enter into specific arrangements (including by way of a side letter) with individual co-investors (including one or more CVC Entities) participating in such co-investment vehicle(s) in respect certain terms including, without limitation, economic terms.

Following any relevant CVC Funds’ and/or CVC-PEF’s initial investments in any co-investment opportunity, such CVC Funds may decide to make additional investments in, or with respect to, such co-investment opportunity or opportunities, in which case CVC-PEF will be offered the opportunity to also make any additional investments in such co-investment opportunity or opportunities. In certain circumstances, the relevant CVC Fund and/or CVC-PEF may be prevented from doing so, including due to having insufﬁcient liquidity available for such additional co-investments or because such additional investment represents a de minimis amount (in which case such additional investment opportunity may not be presented or offered to CVC-PEF for participation). In addition, CVC may elect, on behalf of CVC-PEF or on behalf of any relevant CVC Funds, not to participate in its share of any relevant follow-on co-investment opportunity. Any decision by CVC not to make such follow-on investments may have a substantial negative effect on any relevant portfolio company or portfolio companies in need of such investments, may result in a lost opportunity for the relevant CVC Funds and/or CVC-PEF to increase their respective participation in a successful enterprise, may result in the investments in the portfolio company or portfolio companies becoming diluted and if such follow-on investments are offered at a discount to market value, may result in a loss of value for such relevant CVC Funds and/or CVC-PEF.

CVC-PEF’s default on its commitments to investments into CVC Funds and/or co-investment alongside CVC Funds may create potential conflicts of interest.

To the extent that CVC-PEF defaults on its commitment to a CVC Fund or in respect of a co-investment alongside a CVC Fund or otherwise breaches the terms of its investment in such CVC Fund and/or co-investment alongside such CVC Fund, conflicts of interest will arise as to what remedies are pursued given that the manager, general partner or operator of such CVC Fund or co-investment vehicle may be the same as CVC, or will otherwise be affiliated with CVC. In these circumstances the general partner, manager and/or operator of the CVC Fund or co-investment vehicle will act in a manner that it considers consistent with its fiduciary duty to act in the best interests of the CVC Fund or co-investment vehicle, and as a result investors in CVC-PEF should not expect any more favorable treatment than that which would be applied to any third-party investor in the relevant CVC Fund or co-investment vehicle in similar circumstances.

Conversely, circumstances may arise where the general partner, manager and/or operator of a CVC Fund in which CVC-PEF may invest breaches a contractual undertaking or obligation, or non-contractual duty, to one or more investors in the CVC Fund, including, as the case may be, CVC-PEF. Such a breach may, for example, involve a breach of an investment restriction in the governing documents for the CVC Fund, which may result in losses for investors in the CVC Fund (including CVC-PEF). This creates potential conflicts of interest, since CVC (or one of its affiliates), as the entity responsible for taking actions and making determinations on behalf of CVC-PEF (including, as the case may be, deciding whether or not to pursue remedies for contractual or other breaches) is also expected to be the general partner, manager and/or operator with respect to the CVC Fund. Moreover, unlike third party investors in a CVC Fund, CVC-PEF may be restricted from exercising voting rights and/or remedies that might otherwise be available in such circumstances in the absence of CVC-PEF being managed, advised and/or operated by a member of the CVC Firm. As such, CVC-PEF’s recourse in such circumstances may be limited and CVC-PEF would be reliant on other investors in CVC-PEF pursuing remedies that would apply generally to all investors in the relevant CVC Fund (including CVC-PEF).

There are various conflicts of interest in CVC-PEF’s relationship with CVC, including the allocation of investment opportunities with other CVC Funds, which could result in decisions that are not in the best interests of the Unitholders.

CVC will, from time to time, be presented with investment opportunities that fall within the investment objectives of CVC-PEF and one or more CVC Funds (although CVC-PEF may make unique investments that are not shared by CVC Funds), and in such circumstances, CVC will allocate such opportunities (including any related co-investment opportunities) among CVC-PEF and such CVC Funds on a basis that CVC determines in its sole discretion to be fair and reasonable (which may result in CVC-PEF not participating and/or not participating to the same extent as other CVC Funds in such investment opportunity) and in accordance with its allocation policies in place from time to time and which may, without limitation, take into account factors such as the sourcing of the transaction, the nature of the investment focus and objectives of each such CVC Fund (e.g., investment size, stage, geography, industry, target rate of return, etc.), the relative amounts of capital available for investment or other liquidity considerations, any restrictions provided under the terms of the Fund Documents and the terms of the governing documents of such CVC Fund, the nature and extent of involvement in the transaction on the part of the respective teams of investment professionals for CVC-PEF and each such CVC Fund (including the CVC professionals that are expected to oversee and monitor an investment opportunity), timing considerations (e.g., the timing of capital inflows and outflows and anticipated capital commitments and subscriptions), liquidity profile, including during a ramp-up or wind-down period, applicable concentration limits and other investment restrictions (including, without limitation, the need to resize positions to avoid breaches of applicable investment restrictions), overall exposure to a sector/industry, mandatory minimum investment rights and other contractual obligations applicable to participating funds (as discussed further below), portfolio diversification, regulatory restrictions applicable to participating funds, expected life cycle, synergy potential across the relevant portfolio, the anticipated regulatory treatment of or restrictions on the investment, including any requirement to provide information on CVC-PEF (or its underlying investors) to any regulatory authority or body in any jurisdiction (including, but not limited to, for compliance with any foreign direct investment controls, anti-trust or financial services change of control requirements, related filing requirements, or requests for information in respect thereof, that may apply in a relevant jurisdiction, vehicles and accounts and investors that could limit CVC-PEF’s ability to participate in a proposed investment), the avoidance of odd-lots or cases where a pro rata or other defined allocation methodology would result in a de minimis allocation to one or more participating funds, vehicles and accounts, the overall risk profile of a portfolio or investment opportunity, or any other allocation factor that CVC deems necessary. Other CVC Funds may agree to contractual covenants that explicitly limit or cap the amount of an investment opportunity that may be offered to CVC-PEF or which have the effect of generally restricting the allocation of investment opportunities to CVC-PEF. Accordingly, there can be no assurance that such conflicts will be resolved in a manner that is favorable to CVC-PEF. In addition, other CVC Funds may from time to time share and/or receive priority allocation of certain investments that might otherwise be appropriate for CVC-PEF. As a result of the foregoing, the outcome of any allocation determination will at times result in a smaller allocation of an investment opportunity to CVC-PEF, or none of an investment opportunity to CVC-PEF (even when an investment opportunity is within its mandate). In addition, the outcome of any allocation determination is expected to result in non-pro rata allocations and could result in an allocation being less advantageous to CVC-PEF relative to other CVC Funds or CVC-PEF co-investing in an investment opportunity alongside CVC Funds, in either the same or different parts of the target’s capital structure. To the extent such other CVC Funds elect not to invest in such investment opportunity (or elect to invest in only a portion of such opportunity), such investment opportunity (or the remainder of such investment opportunity) may be allocated to CVC-PEF.

CVC will, in certain circumstances, determine that CVC-PEF should not pursue some or all of an investment opportunity, including, by way of example and without limitation, because CVC-PEF has insufficient capital to pursue the investment, CVC-PEF has already invested sufficient capital in the investment, sector, industry, geographic region or markets in question, as determined by CVC in its sole discretion, or the investment is not appropriate for CVC-PEF for other reasons as determined by CVC in its sole discretion. Such determination could also result in the dilution of CVC-PEF’s interest in any existing investment to the extent that such investment opportunity constitutes a follow-on investment in respect of an existing CVC-PEF Investment.

Circumstances could arise with respect to an investment opportunity that is suitable for both CVC-PEF and CVC Funds, instead of CVC-PEF participating in the investment directly alongside such CVC Funds. In such circumstances, CVC-PEF will participate in the investment indirectly through an investment in one of such CVC Funds that, in turn, participates in that investment directly.

CVC could determine at any point prior to the closing of an investment opportunity that any such investment opportunity that was initially allocated to CVC-PEF based on information available to CVC at the time the allocation decision is made should subsequently be reallocated in whole or in part to one or more CVC Funds (and vice versa) based on subsequent information received by CVC in respect of such investment opportunity.

CVC-PEF does not benefit from any mandatory minimum investment rights or minimum investment thresholds. As business opportunities arise, CVC may launch new funds, strategies, platforms, investment vehicles (open and close-ended) from time to time. The terms of such future products may include mandatory investment minimums, exceptions to those minimums and the allocation of voting rights with respect to portfolio companies.

Allocation of such opportunities by CVC requires it to make subjective judgements, which involve inherent conflicts and the risk that assumptions regarding investment opportunities will not ultimately prove correct.

CVC has discretion to when CVC-PEF makes investments and the terms of such investments which may create potential conflicts of interest.

The periods during which CVC-PEF makes investments will be determined by CVC in good faith taking into account such factors that it deems relevant and appropriate under the circumstances, including but not limited to the dates of the relevant investments, pace of deployment and the expected time horizon of the investments, which determination may result in CVC-PEF participating in a particular investment to a greater or lesser extent than CVC Funds. In determining such periods, CVC will need to make subjective judgments and projections that may not ultimately prove correct in hindsight. These determinations involve inherent conflicts of interest, and there can be no assurance that any such conflicts will be resolved in a manner that is favorable to CVC-PEF.

It is possible that as a result of legal, tax, regulatory, accounting or other considerations, the terms of an investment made by CVC-PEF alongside CVC Funds may not be the same (including with respect to price and timing). CVC-PEF and/or CVC Funds will generally have different terms and/or investment objectives (including return profiles) and CVC, as a result, may have conflicting goals with respect to the price and timing of disposition opportunities and such differences may also impact the allocation of investment opportunities (including follow-on investments related to earlier investments made by CVC-PEF and CVC Funds). Such CVC Funds may also have certain governance rights for legal, regulatory or other reasons that CVC-PEF will not have. As such, CVC-PEF and/or CVC Funds may dispose of any such shared investment (or choose whether to invest in related investments (such as follow-on investments)) at different times and on different terms.

The existence of the General Partner’s Management Fee creates an incentive for the General Partner and/or CVC to make more risky investments on behalf of CVC-PEF, which may create potential conflicts of interest between the General Partner and the Unitholders.

The Management Fee will be calculated based on CVC-PEF’s NAV. CVC-PEF’s NAV will be calculated by the General Partner. While valuations will be undertaken according to the valuation methods and accounting rules in accordance with the Valuation Policy, Unitholders should nonetheless be aware that the General Partner has an incentive in maximizing the valuations on the basis of which CVC-PEF’s NAV will be calculated, given this will positively impact CVC-PEF’s NAV, and therefore the potential Management Fee, to which CVC may be entitled. Moreover, the General Partner will be reliant on the accuracy of the valuations prepared by the general partners, managers and/or operators of the Target Funds in which CVC-PEF may invest or of the Target Funds alongside which CVC-PEF participates in investments. Given that the Target Funds (including any CVC Funds) will be preparing valuations generally for investors in such Target Funds (which will include non-CVC affiliated, third-party, investors), this should assist in mitigating potential conflicts in the valuations prepared by CVC-PEF (which will necessarily be based on, and therefore need to reflect, valuations prepared for third parties).

However, such potential conflicts cannot be entirely mitigated and in the event that the actual values that materialize are different from those on the basis of which the NAV for CVC-PEF is determined (and the Management Fee is calculated), then CVC shall not be required to reverse or recalculate CVC-PEF’s (or its constituent entities’) NAV or such valuations, or return of any amount of Management Fees that have been based on such NAV calculations. In addition, the distributions to be received by the Recipient with respect to its Incentive Allocation in the CVC-PEF Aggregator will be based in part upon the CVC-PEF’s net assets value and Total Return as calculated by CVC pursuant to the constitutive documents of the CVC-PEF Aggregator (and as described in this Prospectus) which differs from CVC-PEF’s NAV and returns. Unitholders should note that, where CVC holds Units or units or interests in CVC-PEF following any in-kind remuneration, CVC will have a further incentive to maximize investment valuations to positively impact CVC-PEF’s NAV and the value of such Units or units or shares. Unitholders should note that, to the extent CVC receives proceeds following any redemption of such Units or units or shares, and such proceeds exceed the amount that would have been received had CVC’s remuneration instead been settled in cash, then CVC shall be entitled to retain such excess and shall not be liable to account for such excess to CVC-PEF or any Unitholder.

More generally, the calculation of CVC-PEF’s NAV includes certain subjective judgments with respect to estimating, for example, the value of CVC-PEF’s portfolio and its accrued expenses, net portfolio income and liabilities (e.g., exclusion of potentially subjective or contingent liabilities that may arise on or subsequent to the sale of an Investment), and therefore, CVC-PEF’s NAV may not correspond to realizable value upon a sale of those assets. Moreover, CVC may benefit from CVC-PEF retaining ownership of its assets at times when Unitholders may be better served by the sale or disposition of CVC-PEF’s Investments in order to avoid a reduction in its NAV. If CVC-PEF’s NAV is calculated in a way that is not reflective of its actual NAV, then the Management Fee will be higher than if based on CVC-PEF’s actual NAV and the purchase price of Units or the price paid for the redemption of Unitholders’ Units on a given date may not accurately reflect the actual value of CVC-PEF’s portfolio, and investors’ Units may be worth less than the purchase price or more than the redemption price.

Conflicts may arise from CVC-PEF and CVC Funds holding different interests in the same Investment.

CVC and CVC Funds invest in a broad range of asset classes throughout the corporate capital structure. These investments include investments in other corporate loans and debt securities, preferred equity securities and common equity securities. Accordingly, CVC and CVC Funds will from time to time invest in different parts of the capital structure of an entity or other issuer in which CVC-PEF invests.

With respect to portfolio companies of CVC-PEF, CVC-PEF will seek to acquire controlling or other significant influence positions in some of its Investments and will also seek to make some Investments in which it does not acquire such positions. CVC-PEF could at times have the ability to elect some or all of the members of the board of directors of its portfolio companies and thereby influence and control their policies and operations, including the appointment of management, future issuances of common stock or other securities, the payments of dividends, if any, on their common stock, the incurrence of debt, amendments to their certificates of incorporation and bylaws and entering into extraordinary transactions. Certain actions of a portfolio company that CVC is in a position to control or influence by reason of CVC-PEF’s interest in such company could be in the interests of CVC-PEF but adverse to the interests of a CVC Fund that has also invested in the portfolio company or vice versa, which presents a conflict of interest for CVC. For example, CVC-PEF could have an interest in pursuing an acquisition that would increase indebtedness, a divestiture of revenue-generating assets, or another transaction that, in CVC’s judgment, could enhance the value of CVC-PEF’s Investment but would subject debt investments made by a CVC Fund to additional or increased risk.

In addition, to the extent that CVC-PEF is the controlling shareholder of a portfolio company, CVC is likely to have the ability to determine (or significantly influence) the outcome of all matters requiring stockholder approval and to cause or prevent a change of control of such company or a change in the composition of its board of directors and could preclude any unsolicited acquisition of that company. The interests of a CVC Fund that has invested in the portfolio company with respect to the management, investment decisions or operations of a portfolio company could at times be in direct conflict with those of CVC-PEF. As a result, CVC could face actual or apparent conflicts of interest, in particular in exercising powers of control over such portfolio companies.

For example, with respect to CVC-PEF’s Investments in certain companies, members of CVC and/or CVC Funds could invest in debt issued by the same companies. The interests of CVC-PEF will not be aligned in all circumstances with the interests of CVC or CVC Funds to the extent that they hold debt interests, which could create actual or potential conflicts of interest or the appearance of such conflicts. In that regard, actions could be taken by CVC and/or the CVC Funds that are adverse to CVC-PEF. The interests of CVC-PEF, CVC and/or CVC Funds investing in different parts of the capital structure of a portfolio company are particularly likely to conflict in the case of financial distress of the company. For example, if additional financing is necessary as a result of financial or other difficulties of a portfolio company, it will generally not be in the best interests of a CVC Fund, as a holder of debt issued by such company, to provide such additional financing, and the ability of CVC to recommend such additional financing as being in the best interests of CVC-PEF might be impaired. In addition, it is possible that, in a bankruptcy proceeding, CVC-PEF’s interests could be subordinated or otherwise adversely affected by virtue of CVC’s and/or such CVC Funds’ involvement and actions relating to their investment. There can be no assurance that the term of or the return on CVC-PEF’s Investment will be equivalent to or better than the term of or the returns obtained by the CVC Funds participating in the transaction. This could result in a loss or substantial dilution of CVC-PEF’s Investment, while CVC or a CVC Fund recovers all or part of amounts due to it. Similarly, CVC’s ability to implement CVC-PEF’s strategies effectively will be limited to the extent that contractual obligations entered into in respect of the activities of CVC and/or CVC Funds impose restrictions on CVC-PEF engaging in transactions that CVC would be interested in otherwise pursuing.

In addition, from time to time, CVC-PEF could participate in re-leveraging and recapitalization transactions involving issuers of CVC-PEF’s Investments in which CVC and/or CVC Funds have invested or will invest. Recapitalization transactions will present conflicts of interest, including determinations of whether existing investors are being cashed out at a price that is higher or lower than market value and whether new investors are paying too high or too low a price for the company or purchasing securities with terms that are more or less favorable than the prevailing market terms.

CVC-PEF, its portfolio companies and other entities in or through which CVC-PEF invests may enter into deal-contingent hedging arrangements with respect to prospective CVC-PEF Investments. Under these arrangements, in exchange for a fixed fee a bank or other counterparty unaffiliated with CVC will agree to assume the market risk associated with a hedging arrangement entered into by or on behalf of CVC-PEF or such other entity in or through which a potential Investment is proposed to be made (e.g., with respect to FX or interest rate risk) in the event that the relevant Investment ultimately is not consummated. A member of CVC will in turn enter into agreements with such counterparty pursuant to which such member of CVC agrees to assume some portion of the market risk under the deal-contingent hedging arrangement in consideration for a portion of the fee payable to such counterparty. In these circumstances, the interests of CVC’s member receiving this indirect fee in a deal-contingent hedging arrangement will not always be aligned with the interests of CVC-PEF. For example, if there is a market decline between the time the deal-contingent hedging arrangement is entered into and the closing of the Investment, then the member of CVC participating in such hedging arrangement will be facing an unrealized loss (which could be substantial) that could be avoided by consummating the Investment since the loss would only be realized if the Investment does not close. Conversely, if there is a market increase between the time the deal-contingent hedging arrangement is entered into and the closing of the Investment, then the member of CVC participating in such hedging arrangement will be facing an unrealized gain (which could be substantial) that could be realized by not consummating the Investment since the gain would only be crystallized if the Investment does not close. As a result, CVC will face actual or apparent conflicts of interest in connection with the consummation (or abandonment) of an Investment with respect to which a member of CVC has participated in a related deal-contingent hedging arrangement.

In addition, CVC may structure an Investment to permit CVC-PEF or an other CVC Fund to participate in the debt tranches of an investment (alone or in addition to participating in the equity tranche) made by a CVC Fund (and vice versa) If such a CVC Fund were to purchase high yield securities or other debt or other instruments from a portfolio company senior to CVC-PEF’s Investments, CVC may, in certain instances, face a conflict of interest in respect of the advice it gives to, and the actions it takes on behalf of, such CVC Fund and CVC-PEF (e.g., with respect to the terms of such high yield securities or other debt or other instruments, the enforcement of covenants, the terms of recapitalizations).

CVC-PEF may engage in affiliated transactions which may create potential conflicts of interest.

To the extent permitted by applicable law, CVC will engage in transactions with CVC-PEF and its affiliates by purchasing investments from or through CVC as principal, or co-investing with CVC and/or CVC Funds in portfolio companies, and will invest in entities in which CVC and/or CVC Funds hold material investments. To the extent applicable, CVC-PEF may also make Investments from time to time in transactions where a member of CVC that is a registered broker-dealer is acting as agent, broker, principal, arranger or syndicate manager or member on the other side of the transaction or for other parties in the transaction, only to the extent that CVC believes in good faith that the terms of such transactions, taken as a whole, are appropriate for CVC-PEF and are otherwise in accordance with applicable law. CVC may be required to obtain the consent of the board of directors of CVC-PEF to enter into certain of CVC-PEF’s potential Investments and the failure of the board of directors of CVC-PEF (or the non-affiliated directors thereof) to grant any such consent would prevent CVC-PEF from consummating such Investments and, therefore, could adversely affect CVC-PEF.

CVC-PEF may borrow money from multiple lenders, including CVC, as described in this Registration Statement. Further, an affiliated broker-dealer of CVC may receive fees directly from CVC-PEF in connection with arranging any such financing for CVC-PEF (as applicable). Although CVC will approve such transactions only on terms, including the consideration to be paid, that are determined by CVC in good faith to be appropriate for CVC-PEF, it is possible that CVC’s interests as a lender could be in conflict with those of CVC-PEF and the interests of the Unitholders. CVC, which is responsible for pursuing CVC-PEF’s investment objectives, is under common control with CVC and will encounter conflicts where, for example, a decision regarding the acquisition, holding or disposition of an Investment is considered attractive or advantageous for CVC-PEF yet poses a risk of economic loss of principal to CVC as lender. If such conflicts arise, potential investors should be aware that CVC could act to protect its own interests as a lender ahead of CVC-PEF’s Investment interests.

In connection with selling Investments by way of a public offering, an affiliated broker-dealer of CVC could act as the managing underwriter or a member of the underwriting syndicate on a firm commitment basis. CVC could also, on behalf of CVC-PEF, effect transactions, including transactions in the secondary markets where CVC is also acting as a broker or other advisor on the other side of the same transaction. Notwithstanding that CVC will not always receive commissions from such agency cross-transactions as indicated above, it could nonetheless have a potential conflict of interest regarding CVC-PEF and the other parties to those transactions to the extent it receives commissions or other compensation from such other parties (see also “—CVC Capital Markets and CVC Funding are expected to participate in Affiliated Broker Activities in which CVC-PEF and/or other CVC Funds have a financial interest, giving rise to conflicts of interest, compensation incentives and potential restrictions on CVC-PEF investments” above). CVC will retain any commissions, remuneration or other profits made in such transactions. CVC will approve any transactions in which an affiliated broker-dealer of CVC acts as an underwriter, as broker for CVC-PEF or as broker or advisor on the other side of a transaction with CVC-PEF only where CVC believes in good faith that such transactions are appropriate for CVC-PEF and, by executing a Application Form, an investor will consent to all such transactions, along with the other transactions involving conflicts of interest described herein, to the fullest extent permitted by law.

In addition, two or more portfolio companies in which CVC-PEF and/or CVC Funds, other CVC managed vehicles and/or other persons (collectively, “Other Participants”) hold an interest could merge or otherwise enter into a business or asset combination transaction (such merged or combined companies, businesses or assets, the “Successor

Company”). In such transactions, CVC-PEF and such Other Participants could have varying or no interests in certain of such portfolio companies participating in such merger or combination. Following such merger or combination, CVC-PEF and the Other Participants will exchange securities issued by their existing portfolio companies, as applicable, for or otherwise hold or receive, securities in the Successor Company. If any of the portfolio companies involved in any such merger or business or asset combination (or their relevant businesses or assets) are under or over valued in connection with such merger or combination, CVC-PEF and or any of the Other Participants will receive too great or too small an interest in the Successor Company, which could adversely impact CVC-PEF and/or such Other Participants and could otherwise be viewed as causing an indirect transfer of value between CVC-PEF and such Other Participants. Notwithstanding such transfer of value, such merger or combination transactions generally will not constitute or otherwise be treated by CVC-PEF as principal or cross transactions as described in this Prospectus.

Present and future activities of CVC, CVC-PEF, other CVC Funds and their portfolio companies, affiliates and related parties will give rise to additional conflicts of interest relating to the Fund and its investment activities (including any cross-trade or principal transaction).

CVC (in accordance with the terms of the Fund LPA) generally attempts to resolve conflicts in a fair and reasonable manner, but conflicts will not necessarily be resolved in favor of CVC-PEF’s interests and there may be situations where CVC-PEF, as a passive investor investing alongside or in an other CVC Funds, may not have the ability to mitigate such conflicts. The CVC-PEF board of directors is also authorized to give consent on behalf of CVC-PEF with respect to certain matters, including those which may be required or advisable, as determined in CVC’s sole discretion, under the Advisers Act or other applicable laws or regulations, which may be, but is not required to be, given by a majority of the Independent Directors. If the CVC-PEF board of directors consents to a particular matter and CVC acts in a manner consistent with, or pursuant to the standards and procedures approved by, the CVC-PEF board of directors, or otherwise as provided in the Fund LPA, then CVC and its affiliates will not have any liability to the Fund or the Unitholders for such actions taken in good faith by them. In addition, CVC-PEF may be “dragged along” in engaging in activities that involve conflicts of interest without CVC’s approval. For the avoidance of doubt, any cross-trade, principal transaction or conflict of interest may (but is not required to) be submitted to the Independent Directors for approval. Where such approval is obtained, it shall constitute consent by CVC-PEF to the transaction or matter and, provided that CVC acts in good faith and in accordance with such approval, neither CVC nor its affiliates shall have any liability to CVC-PEF or the Unitholders in connection therewith.

CVC may negotiate transactions with counterparties that involve CVC-PEF, an other CVC Fund and/or CVC in different capacities, which may create potential conflicts of interest relating to CVC-PEF.

There may be instances where CVC negotiates transactions with counterparties that involve CVC-PEF, an other CVC Fund and/or CVC in different capacities, subject to the Fund LPA. For example, CVC-PEF may sell or purchase an interest in a portfolio company to a counterparty (such as another sponsor’s fund), while the same counterparty acquires or sells an interest in a portfolio company of an other CVC Fund or CVC. While these transactions may be separate or non-contingent, due to the simultaneous or closely related timing of these transactions, there may be actual or perceived conflicts of interest in connection with such transactions due to CVC’s duties to CVC-PEF on one hand, and such other CVC Fund or CVC participating in the related transaction on the other, for example with respect to ensuring each transaction is separately in the best interest of the applicable other CVC Fund and CVC-PEF and that the valuations are fair and reasonable to each respective fund, among other things. To the extent CVC believes that such transactions rise to the level of a conflict where mitigation would be appropriate, CVC may, for example, negotiate each such transaction independently and ensure there is not a cross-conditioned closing of the two transactions, to ensure that the terms of each such transaction stand on their own, but is not required to do so or to engage in any other conflict mitigation techniques with respect to such transactions.

Cross transactions between CVC-PEF and one or more CVC Funds may create potential conflicts of interest.

CVC could seek to effect a purchase or sale of an Investment between CVC-PEF and one or more CVC Funds. In such a transaction, in the absence of the participation of other sellers alongside CVC-PEF or other buyers alongside the CVC Funds, the relevant portfolio company would be disposed of by CVC-PEF at a purchase price negotiated entirely by CVC on both sides of the transaction. The concentration of CVC’s proprietary capital in the CVC Funds on the buy side of these transactions creates an incentive for CVC to arrange for the sale of the portfolio company at a price more favorable to those CVC Funds and less favorable to CVC-PEF. However, in addition to the requirement to seek the approval of the Independent Directors of the Fund for a principal transaction, CVC might elect to take steps that seek to mitigate CVC’s conflict of interest in these potential transactions on behalf of CVC-PEF, such as identifying a third party investor in the portfolio company to participate in or lead the sell-side negotiations alongside CVC-PEF or running a sale auction to support the price of the transaction.

More generally, and without limiting the foregoing, CVC will from time to time establish an investment vehicle to purchase a portfolio company or companies from a closed-end CVC Fund, in which the investors of such closed-end CVC Fund are given the opportunity to continue their investment in the relevant assets, in whole or in part (a “continuation vehicle”). A continuation vehicle could also involve participation by CVC’s proprietary entities, CVC Funds and/or third parties. If CVC-PEF invested alongside the relevant closed-end CVC Fund in the relevant portfolio company, then CVC-PEF will need to decide whether to participate in the sale to the continuation vehicle or continue to hold its Investment in the portfolio company alongside the continuation vehicle. If CVC-PEF elects to sell to the continuation vehicle, the Unitholders will not be given the opportunity to participate in the continuation vehicle. The sale of an Investment to a continuation vehicle will result in certain members of CVC and CVC Funds disposing of their investments in the portfolio company at a later time than CVC-PEF and otherwise taking actions with respect to such investment that are different than the actions taken by CVC-PEF. As such, CVC and other members of CVC could ultimately receive a return on their share of the relevant investment that is higher than the return achieved by CVC-PEF. If CVC-PEF does not elect to sell to the continuation vehicle, the sale of a portfolio company to a continuation vehicle will result in certain members of CVC disposing of their interests in the portfolio company at an earlier time than CVC-PEF and otherwise taking actions with respect to such portfolio company that are different than the actions taken by CVC-PEF. As such, certain members of CVC that have sold their interests in such portfolio company to the continuation vehicle could receive from such sale a return that is higher than the ultimate return achieved by CVC-PEF at the time CVC-PEF disposes of its interests in such portfolio company. Although the sale of a portfolio Investment to a continuation vehicle would in many cases constitute a cross transaction, such transactions could be structured in a manner that does not constitute a cross transaction. CVC-PEF may seek to purchase interests in the portfolio company being sold to the continuation vehicle regardless of whether it previously held interests in such portfolio company or not, all of which may present a conflict of interest. CVC-PEF may also seek to purchase interests in a continuation vehicle in which CVC Funds are also participating in such related transaction. In the event CVC-PEF proposes to sell any assets to a continuation vehicle and that sale fails to close for any reason, CVC-PEF would typically bear its allocable portion of the broken deal expenses relating to the proposed transaction, including fees for services that would only have accrued to the benefit of certain subsets of investors of the closed-end CVC Fund, such as those investors of the closed-end CVC Fund electing to continue their participation, if the transaction had closed.

Under certain circumstances, a CVC proprietary entity could seek to hold a co-investment interest when CVC-PEF sells, due to differences in strategy, asset allocation objectives or liquidity needs. CVC would endeavor to determine whether there would be a negative impact on the valuations of CVC-PEF prior to implementing a hold strategy for a CVC proprietary vehicle. However, there can be no assurances that such variations in timing of investment dispositions will not result in a difference in performance for such entities, which could mean better performance for such CVC proprietary vehicle.

A CVC proprietary vehicle could acquire an asset of a CVC-PEF portfolio company on terms negotiated with the management of the portfolio company in a transaction that does not involve securities or advisory clients of CVC on either side of the transaction. These transactions do not constitute principal transactions or cross transactions. To the extent that such transactions are appropriate Investments for CVC-PEF as well as a CVC proprietary vehicle, CVC will allocate such transactions in accordance with the allocation procedures described above. For instance, it is possible for such opportunities to be allocated, in accordance with the allocation procedures described above, solely to a CVC proprietary vehicle (including, for instance, the CVC balance sheet) instead of CVC-PEF or vice-versa.

CVC and CVC Funds could sell a portfolio company interest to a Unitholder of CVC-PEF or a CVC Fund holding the same portfolio company or a limited partner in a CVC Fund or a CVC Fund that is not invested in the portfolio company.

There are many investment-related risks associated with pooled investments in secondaries.

In many cases, it is expected that CVC-PEF’s Target Funds will have the opportunity to acquire a portfolio of investment funds or direct investments from a seller on an “all or nothing” basis. Certain of the investment funds or direct investments in the portfolio may be less attractive than others, and certain of sponsors of such investment funds (or in some cases, the controlling investors in the portfolio companies) may be more familiar to the Target Fund than others, or may be more experienced or highly regarded than others. In such cases, it may not be possible for the Target Fund to carve out from such purchases those investments which the Target Fund considers (for commercial, tax, legal or other reasons) to be less attractive.

There are many risks associated with CVC-PEF’s Investments in third-party Target Funds.

CVC-PEF may invest in Target Funds which are not managed, advised or operated by CVC. In such circumstances, CVC will not be responsible for the results of the third-party pooled Target Funds and third-party fund managers, advisers and/or operators thereof. The following paragraphs set out some of the key potential risks in connection with investments by CVC-PEF in any such third-party Target Funds.

The management of third-party Target Funds (including managers, operators and/or advisers (as applicable)) may make business, financial or management decisions with which CVC does not agree or such management may take risks or otherwise act in a manner that does not serve CVC-PEF’s interests. The returns of CVC-PEF’s Investments in such third-party Target Fund will depend largely on the performance of unrelated third-party fund managers, operators and/or advisers (as applicable) and could be substantially adversely affected by the unfavorable performance and/or practices and policies of such third-party fund managers, operators and/or advisers (as applicable). A third-party Target Fund and its managers, operators and/or advisers (as applicable) may also rely on the services of a limited number of key individuals, the loss of whom could significantly adversely affect such third-party fund manager’s, operator’s and/or adviser’s (as applicable) performance.

Third-party fund managers, operators and/or advisers (as applicable) may enter into new lines of business not anticipated by CVC-PEF at the time CVC-PEF invests in such third-party Target Funds. Third-party fund managers, operators and/or advisers (as applicable) may also have the ability to change their investment objectives and strategies and economic and other terms after CVC-PEF has made its investments in such third-party Target Funds and such change in the investment objectives and strategies may be different from the objectives expected at the relevant time by CVC. CVC-PEF would likely not have the ability to prevent third-party fund managers, operators and/or advisers (as applicable) from taking such action and decisions by such third-party fund managers, operators and/or advisers (as applicable) may negatively impact the performance of CVC-PEF.

It is expected that third-party fund managers, operators and/or advisers (as applicable) would implement leverage arrangements to CVC-PEF with respect to their third-party Target Funds, which would increase the overall indirect leverage applicable to CVC-PEF’s Investments. The third-party fund managers, operators and/or advisers (as applicable) may obtain leverage at the “fund” level. The exercise by any lenders of their remedy under a subscription facility to issue drawdown notices to investors in the relevant third-party Target Fund would reduce the amount of capital otherwise available to such third-party pooled investment vehicle for making investments and may negatively impact its ability to make investments or achieve its investment objectives. In addition, such borrowings may limit the ability of CVC-PEF to use its interests in the relevant third-party Target Fund as collateral for other indebtedness of CVC-PEF.

In addition, CVC-PEF would likely incur initial and ongoing fees, costs, expenses and liabilities in connection with investments by CVC-PEF in third-party Target Funds. In such circumstances CVC-PEF is not expected to have the benefit of any ‘offset’ arrangement and investors should expect to bear initial and ongoing fees, costs, expenses and liabilities at the level of CVC-PEF and, in connection with CVC-PEF’s Investment in a third-party Target Fund, at the level of the third-party Target Fund.

A third-party Target Fund may make distributions to CVC-PEF that are subject to clawback or recall arrangements with the relevant third-party fund manager, operator and/or adviser or third-party pooled investment vehicle (as applicable). Accordingly, CVC-PEF may set aside amounts that it could otherwise reinvest or distribute to investors for the purpose of making clawback or recall payments. Amounts set aside to fund clawback or recall payments will reduce the amount of funds available for distributions to investors or additional Investments by CVC-PEF. In addition, CVC-PEF may make commitments to third-party pooled investment vehicles in excess of CVC-PEF’s total capital. As a result, CVC-PEF may need to retain distributions or take other measures (e.g., borrowing) if CVC-PEF does not generate sufficient cash flow from its Investments to meet these commitments.

There may be difficulty in allocating purchase price among investments.

CVC-PEF will typically acquire secondary investments as part of a pool of secondary interests in Target Funds, where CVC-PEF’s acquisition price has been negotiated on a pool-wide basis. To the extent that CVC Funds and other CVC managed vehicles are investing alongside CVC-PEF are only allocated a sub-set of those assets (e.g., due to the differing investment strategies of those CVC Funds and other CVC managed vehicles), CVC may be required to determine the value of individual secondary investments that were originally acquired and priced on a pool-wide basis. While CVC will use its normal valuation methodologies for making such determination, there can be no assurance that the result will accurately reflect the fair value of an individual secondary investment.

GP-led secondaries may affect the ability of CVC-PEF to conduct fundamental due diligence on the portfolio companies.

In traditional secondaries investments, secondaries investors typically provide liquidity to primary investors in private equity funds, and secondaries investors are able to rely on conducting due diligence on financial statements and periodic company updates originated by the relevant manager. By contrast, because many portfolios of direct investments (including portfolio Target Funds’ interests, where applicable) being targeted by CVC-PEF may be collections of the private equity assets (or Target Funds’ interests, as applicable) of a seller other than private equity funds managed by a common manager, many GP-led secondaries may lack the benefit of financial statements and periodic company updates that would be originated by a common manager. This may affect the ability of CVC-PEF to conduct fundamental due diligence on the portfolio companies comprising such investment portfolios and/or CVC-PEF’s ability to conduct due diligence on the managers of such Target Funds (as well as such Target Fund’s underlying investment), as applicable.

There are various risks of investing on a secondary basis in real estate and real estate-related assets.

Secondary investments in investment funds that invest in real estate and real estate-related assets are subject to various risks, including adverse changes in national or international economic conditions, adverse local market conditions, the financial conditions of tenants, buyers and sellers of properties, changes in the availability or terms of financing, changes in interest rates, exchange rates, real estate tax rates and other operating expenses, environmental laws and regulations, zoning laws and other governmental rules and fiscal policies, energy prices, changes in the relative popularity of certain property types or the availability of purchasers to acquire properties, risks due to dependence on cash flow, risks and operating problems arising out of the presence of certain construction materials, as well as acts of God, uninsurable losses, war, terrorism, earthquakes, hurricanes, volcanoes or floods and other factors which are beyond the control of an investor.

The Target Funds in which CVC-PEF will invest generally invest wholly independently of one another and may at times hold economically offsetting positions.

To the extent that such Target Fund holds such positions, considered as a whole they may not achieve any gain or loss despite incurring fees and expenses in connection with such positions. In addition, CVC of such Target Fund may be compensated based on the performance of its Investments. Accordingly, there may often be times when a particular manager may receive incentive compensation in respect of its investments for a period even though the overall value of such underlying funds depreciated during such period.

There are risks related to any non-compliance of regulatory compliance obligations by Target Funds.

Underlying funds of the Target Funds may be subject to industry-specific or other regulatory regimes, or may generally face increased levels of legal, regulatory and compliance obligations applicable to industries or jurisdictions in which they operate. For example, certain underlying funds may need to be registered as investment companies under the 1940 Act, or registered or authorized under other relevant legislation. Such regimes and obligations may result in restrictions as to the activities which may be undertaken by the affected underlying funds of the Target Funds, as well as increased compliance costs or additional capital expenditures, both of which would reduce the distributions received by the Target Funds from the affected underlying funds. Prior to making any portfolio Investment, the Target Funds will seek to complete due diligence on the compliance by the relevant underlying fund with statutory, regulatory and compliance requirements and obligations. However, no assurance can be given that any underlying fund will be, and will continue to be, compliant with all such requirements and obligations. Any non-compliance by an underlying fund with applicable requirements and obligations could subject such underlying fund to fines or other sanctions or could otherwise adversely affect its financial and other performance, and therefore the distributions received by the Target Fund from such underlying fund.

There are risks related to CVC-PEF bearing unreimbursed abort costs and potential conflicts of interest in capital allocation.

CVC is not required to and in most circumstances will not seek reimbursement of abort costs (i.e., expenses incurred in pursuit of an investment that is not consummated) from third parties, including counterparties to the potential transaction or potential co-investors. Examples of such abort costs include, but are not limited to, reverse termination fees, extraordinary expenses such as litigation costs and judgments, travel and entertainment expenses incurred, costs of negotiating co-investment documentation, and legal, accounting, tax and other due diligence and pursuit costs and expenses. Prospective investors in CVC-PEF should also note that to the extent that any abort costs or similar costs are incurred in respect of any proposed investment which does not proceed to completion, such costs will be borne by CVC-PEF and may not be shared by any co-investment vehicle established for the purposes of investing alongside CVC-PEF. Accordingly, investors in CVC-PEF will bear a greater share of such costs than would otherwise be the case if any such co-investment vehicle were to bear its share of any such costs. CVC has the discretion to allocate a portion of CVC-PEF’s commitments to pre-existing investments of the Interested Parties. The Interested Parties will often have different investment objectives and limitations, such as return objectives and maximum hold period. Conflicts of interest may arise in allocating capital to these transactions, as well as transactions in which CVC-PEF is co-investing with an Interested Party. Even if the Interested Parties invest in the same securities on similar terms, conflicts of interest will still arise as a result of differing investment profiles of the investors, among other items.

The use of leverage by CVC Credit Fund or CVC-PEF, as applicable, may cause the board of directors of such CVC Credit Fund or CVC-PEF, as applicable, to seek to manage such CVC Credit Fund’s or CVC-PEF’s, as applicable, investments differently than it otherwise would in the absence of such leverage.

The CVC Credit Funds including CVC-PEF, as applicable, are expected to employ leverage for any purpose permitted by their respective fund documents. The use of leverage by a CVC Credit Fund or CVC-PEF, as applicable, and other circumstances may require (under the terms of such leverage) or otherwise cause the board of directors of such CVC Credit Fund or CVC-PEF, as applicable, to seek to manage such CVC Credit Fund’s or CVC-PEF’s, as applicable, investments differently than it otherwise would in the absence of such leverage. For example, if certain investments experience a default event as defined under the applicable credit agreement relating to such leverage, the lender may have the right to certain investments held by the CVC Credit Fund or CVC-PEF, as applicable, as collateral in connection with such default event, irrespective of whether such relevant investments benefitted from the application of such leverage. The lender taking possession of and likely selling such assets may have negative consequences to any other compartments of such CVC Credit Fund or CVC-PEF, as applicable, holding participations in the same assets as such sale may negatively affect the value of such assets. Moreover, the board of directors of a CVC Credit Fund or CVC-PEF, as applicable, may, under the applicable credit agreement, have the option to take any actions as it deems necessary to address such default event in lieu of the lender exercising its right to the assets of such compartments. Except as provided in the issuing documents of the relevant CVC Credit Fund or CVC-PEF, as applicable, there is no limitation on the amount of time any such borrowing may remain outstanding and the interest expense and other costs of any such borrowings will be compartment expenses allocable to the relevant compartment of such CVC Credit Fund or CVC-PEF, as applicable, and, accordingly, may decrease net returns of that compartment. In addition, borrowings invested in portfolio investments are generally expected to increase the management fees charged by the Investment Adviser of the relevant CVC Credit Fund or CVC-PEF, as applicable. In light of the foregoing, the governing body and the investment manager of a CVC Credit Fund or CVC-PEF, as applicable, and their respective affiliates have an incentive to increase the amount of borrowings and the amount of time such borrowings are outstanding. A CVC Credit Fund or CVC-PEF, as applicable, has no obligation to enter into any borrowing facilities or other credit arrangements for one or more of its compartments.

There are potential conflicts of interest related to CVC’s investment in CLOs it manages.

A CVC Credit Fund including CVC-PEF, as applicable, may invest in CLOs and such CVC Credit Fund or CVC-PEF, as applicable, will bear any fees and similar charges of the managers of such CLOs (including CVC and its affiliates) and expenses relating to such CLOs, in addition to expenses of such CVC Credit Fund or CVC-PEF, as applicable. Fees, costs and expenses of a CVC Credit Fund or CVC-PEF, as applicable, and the CLOs in which such CVC Credit Fund or CVC-PEF, as applicable, invests will generally be paid regardless of whether such CVC Credit Fund or CVC-PEF, as applicable, or the CLOs produce positive investment returns. Because certain CLOs are owned and managed by CVC, CVC will be paid through these CLOs with respect to the CVC Credit Fund’s or CVC-PEF’s, as applicable, capital invested therein in addition to the fees, expenses and costs paid through the CVC Credit Fund or CVC-PEF, as applicable. This arrangement may incentivize the investment manager of a CVC Credit Fund or CVC-PEF, as applicable, to invest more of the CVC Credit Fund’s or CVC-PEF’s, as applicable, capital into CLOs that are managed by CVC than would otherwise be the case.

CVC may receive fees from transactions that do not benefit Unitholders in CVC-PEF.

CVC (including any CVC Entity that is a broker-dealer) may receive fees from portfolio entities, a CVC Credit Fund and/or third parties as compensation for arranging, underwriting, syndicating or refinancing loans and/or other Investments or other additional fees, including loan structuring fees, loan modification or restructuring fees, servicing (including loan servicing and special servicing fees) and administrative fees, and fees for advisory or asset management services and/or the monitoring, oversight and/or restructuring of loans, consulting, commitment, syndication (including any fees arising from arranging, syndicating or performing similar services in respect of bridge financings), origination, organizational, administrative (including treasury, collateral management and affirmation/confirmation), financing, placement, investment banking and divestment fees and other fees for services. In addition, in certain cases, CVC may receive fees, from or with respect to Investments and/or portfolio entities and from unconsummated transactions, including net break-up and topping fees, net commitment fees, net transaction fees, net monitoring fees (including termination fees relating to monitoring agreements), directors’ fees and net organization, financing, syndication (including bridge financing), divestment and similar fees. In addition, in certain instances, the investment manager of a CVC Credit Fund or CVC-PEF, as applicable, and/or persons affiliated with the investment manager of a CVC Credit Fund or CVC-PEF, as applicable, may receive fees (including fees from portfolio entities), including incentive fees or similar compensation, paid and/or borne by third parties in connection with such CVC Credit Fund’s investment activities (including CVC-PEF’s investment activities, as applicable) which will not reduce the management fee payable by such CVC Credit Fund. For example, this may include fees associated with capital invested in connection with a joint venture in which the CVC Credit Fund or CVC-PEF, as applicable, participates and/or fees associated with capital invested by co-investors and/or other third parties relating to Investments in which the CVC Credit Fund or CVC-PEF, as applicable, participates. Investors in such CVC Credit Fund or CVC-PEF, as applicable, will not receive the benefit of any fees relating to such Investments or as described above. In addition, CVC Credit Partners and its personnel may receive certain intangible and/or other benefits and/or discounts and/or perquisites arising or resulting from their activities on behalf of a CVC Credit Fund or CVC-PEF, as applicable, which will not be subject to management fee offset or otherwise shared with such CVC Credit Fund or CVC-PEF, as applicable, its investors and/or portfolio entities.

Investors in a CVC Credit Fund or CVC-PEF, as applicable, will not receive the benefit of any fees received by CVC Credit Partners, including any fees received with respect to collateralized loan obligations sponsored or managed by an affiliate of CVC Credit Partners that are underlying issuers or by any CVC Capital Partners entity and any investment vehicle managed or advised by any CVC Capital Partners entity and their subsidiaries, directly or indirectly, including from underlying issuers.

CVC-PEF and/or its Investments may be counterparties or participants in agreements, transactions or other arrangements with investments of CVC Funds that may create potential conflicts of interest.

CVC-PEF and/or its Investments may be counterparties or participants in agreements, transactions or other arrangements with investments of CVC Funds that, although CVC determines to be consistent with the requirements of the Fund LPA and the Memorandum and such CVC Funds’ governing documents, may, in certain cases, replace agreements, transactions and/or arrangements with third parties, may not have otherwise been entered into but for the affiliation with CVC, and may involve fees, servicing payments and/or other benefits accruing directly or indirectly to CVC-PEF or CVC Funds (and thereby indirectly to CVC) which shall not be offset against the Management Fee. In certain cases, these agreements, transactions and other arrangements may be entered into either with active participation by CVC or by the applicable portfolio companies or the portfolio companies’ management teams independently of CVC. Such agreements, transactions and arrangements between portfolio companies of CVC-PEF and portfolio companies of CVC Funds would not generally be regarded as giving rise to a conflict of interest where they are negotiated between members of management of the portfolio companies that are independent of CVC and without the active participation of members of CVC. Where CVC determines that there is a conflict, including possibly because members of management are not sufficiently independent of CVC, CVC will take actions to resolve the conflict, in accordance with its then-applicable procedures and policies for addressing conflicts, including potentially having other independent parties or groups approve the transaction.

Furthermore, CVC may be entitled to receive cash and non-cash breakup, directors’, underwriting, syndication and other similar fees in connection with the purchase, monitoring or disposition of Investments or from unconsummated transactions and other rights in respect of securities owned by CVC-PEF. Investors will receive the benefit of such fees which are attributable to an Investment made and retained by CVC-PEF (net of any applicable value added taxes). The amount of any such fees attributable to other participants in the Investment (including, as the case may be, any CVC Fund, co-investment vehicles or managed account arrangements) will not result in an offset of the Management Fee payable by investors in CVC-PEF.

CVC’s sole discretion in allocating fees and expenses may create conflicts of interest.

The appropriate allocation of fees and expenses generated in the course of making and evaluating Investments for CVC-PEF and the Interested Parties will be determined by CVC in its sole discretion.

CVC and CVC Executives may have certain compensation arrangements that create potential conflicts of interest.

CVC and CVC Executives have certain compensation arrangements with the Interested Parties, which may include, without limitation, arrangements for monitoring fees and incentive compensation. CVC-PEF will not participate in any amount so received from such arrangements. CVC and CVC Executives will receive intangible and other benefits, discounts and perquisites arising or resulting from their activities on behalf of CVC-PEF, which will not offset or reduce the Management Fee, or otherwise be shared with CVC-PEF, its portfolio companies or its investors. For example, airline travel or hotel stays will result in “miles” or “points” or credit in loyalty or status programs, and such benefits will, whether or not de minimis or difficult to value, inure exclusively to the benefit of the persons receiving it, even though the cost of the underlying service is borne by CVC-PEF as operating expenses or by its portfolio companies. Similarly, the persons and third parties designated by the foregoing, may also receive discounts on products and services provided by portfolio companies and customers or suppliers of such portfolio companies.

There are risks related to participating in agreements, transactions or other arrangements with portfolio companies as CVC-PEFs counterparties.

Portfolio companies may be counterparties or participants in agreements, transactions or other arrangements with portfolio companies of other investment funds or arrangements managed, operated and/or advised by CVC which may not have been entered into but for the association with CVC, and which may involve fees and/or servicing payments to CVC which are not subject to offset against the Management Fee.

There are risks related to CVC Capital Partners plc as a public company.

As a consequence of CVC Plc’s status as a public company, CVC may take into account certain considerations that would not necessarily be taken into account if CVC Plc were not a public company. Circumstances could arise in which decisions are taken by the CVC Plc board in the interests of CVC Plc and its shareholders which may not necessarily align with the interests of CVC-PEF. For example, CVC Plc could, in some circumstances, be obligated to make disclosures to its shareholders that could directly or indirectly have an impact on CVC-PEF.

Item 2. FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

We were organized on September 8, 2025 as a limited partnership under the laws of the State of Delaware. We are a private fund exempt from registration under Section 3(c)(7) of the 1940 Act.

Revenues

We plan to generate revenues primarily from our investments, including dividends, distributions and capital appreciation on our Direct Investments, Secondary Investments and Primary Commitments. To a lesser extent, we also plan to generate revenue in the form of interest and dividend income from our investments in Debt and Other Securities, which may be used to generate income, facilitate capital deployment and provide a potential source of liquidity.

Expenses

Management Fee

For a discussion of the compensation of the Investment Adviser, see “Item 1(c). Description of Business— Compensation of the Investment Adviser and the General Partner” above.

Incentive Allocation

The General Partner or any Recipient will be entitled to receive an Incentive Allocation by the Fund (directly or indirectly through an Intermediate Entity) equal to 15% of the Total Return, subject to a 5% annual Hurdle Amount and a High Water Mark with a 100% Catch-Up, except with respect to Class C Units. Such allocation will be measured and allocated or paid annually and accrue monthly (subject to pro-rating for partial periods).

Specifically, the Recipient will be allocated an Incentive Allocation in an amount equal to:

•
First, if the Total Return for the applicable period exceeds the sum of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, the “Excess Profits”), 100% of such Excess Profits until the total amount allocated to the Recipient equals 15% of the sum of (x) the Hurdle Amount for that period and (y) any amount allocated to the Recipient pursuant to this clause (any such amount, the “Catch-Up”); and
•
Second, to the extent there are remaining Excess Profits, 15% of such remaining Excess Profits.

For the avoidance of doubt and notwithstanding anything to the contrary herein, (I) the Incentive Allocation shall be calculated separately with respect to each class of Units taking into account only the Units in the relevant class (and all references in this Registration Statement to the Incentive Allocation and the terms used for purposes of calculating the Incentive Allocation shall be interpreted accordingly), and (II) the Recipient shall not be entitled to the Incentive Allocation with respect to the Class C Units or any other class of Units that is not subject to the Incentive Allocation. The General Partner shall be permitted to make adjustments to distributions, allocations and other fundings, payments or calculations in order to give effect to the foregoing.

The Recipient will also be allocated an Incentive Allocation with respect to all Units that are redeemed in connection with redemptions of Units in an amount calculated as described above with the relevant period being the portion of the Reference Period (as defined below) for which such Unit was outstanding, and proceeds for any such Unit redemptions will be reduced by the amount of any such Incentive Allocation.

The Recipient may elect to receive the Incentive Allocation in cash, Units of the Fund, the Aggregators or any Parallel Fund and/or shares, interests or units (as applicable) of Intermediate Entities. If the Incentive Allocation is paid in Units, such Units may be redeemed at the Recipient’s request and will not be subject to the Redemption Limitation (nor taken into account for the purpose of calculating the 5% quarterly Redemption Limitation) or the Early Redemption Deduction.

The Recipient may in its sole discretion elect to waive all or any portion of the Incentive Allocation attributable to it with respect to one or more Class(es).

“Total Return” for any period since the end of the prior Reference Period shall equal the sum of:

(i)
all distributions accrued or paid (without duplication) on Units of the Aggregators (or the Fund, as applicable) outstanding at the end of such period since the beginning of the then-current Reference Period; plus
(ii)
the change in aggregate NAV of such Units since the beginning of the Reference Period before giving effect to (x) changes resulting solely from the proceeds of issuances of Units, (y) any allocation/accrual to the Incentive Allocation and (z) applicable Servicing Fee expenses (including any payments made to the Fund for payment of such expenses); provided, that the aggregate NAV of such Units shall be calculated without taking into account (i) any accrued and unpaid taxes of any Intermediate Entity (or the receipts of such Intermediate Entity) through which the Fund indirectly invests in an Investment or any comparable entities of any other CVC Fund, or taxes paid by any such entity since the end of the prior Reference Period and (ii) certain deferred tax liabilities of Intermediate Entities or other subsidiaries through which the Fund indirectly invests, in each case as determined in the good faith judgment of the Investment Adviser; minus
(iii)
all Fund Expenses of the Fund, the Feeder Funds and the Parallel Funds but excluding applicable expenses for the Servicing Fee or similar fees in Parallel Funds.

For the avoidance of doubt, the calculation of Total Return will (i) include any appreciation or depreciation in the NAV of Units issued during the then-current Reference Period, (ii) treat certain taxes incurred (directly or indirectly) by the Fund which relate to a Unitholder as part of the distributions accrued or paid on Units and (iii) exclude the proceeds from the initial issuance of such Units, any impact to Total Return solely caused by currency fluctuations and/or currency hedging activities, and any taxes (whether paid, payable, accrued or otherwise in the relevant Reference Period) of any Intermediate Entity and other intermediate entity through which the Fund indirectly invests in connection with an Investment, as determined in the good faith judgment of the Investment Adviser.

“Hurdle Amount” for any period during a Reference Period means that amount that results in a 5% annualized internal rate of return on the NAV of Units of the Aggregators (or the Fund, as applicable) outstanding at the beginning of the then-current Reference Period and all Units issued since the beginning of the then-current Reference Period, calculated in accordance with recognized industry practices and taking into account:

(i)
the timing and amount of all distributions accrued or paid (without duplication) on all such Units minus all Fund Expenses of the Fund, the Feeder Funds and the Parallel Funds but excluding applicable expenses for the Servicing Fee or similar fees in Parallel Funds; and
(ii)
all issuances of Units over the period.

The ending NAV of Units of the Aggregators (or the Fund, as applicable) used in calculating the internal rate of return will be calculated before giving effect to any allocation/accrual to the Incentive Allocation and applicable expenses for the Servicing Fee or similar fees in Parallel Funds and without taking into account any accrued and unpaid taxes of any Intermediate Entity (or the receipts of such Intermediate Entity) through which the Fund indirectly invests in an investment or any comparable entities of any other CVC Fund or taxes paid by any such Intermediate Entity since the end of the prior Reference Period. For the avoidance of doubt, the calculation of the Hurdle Amount for any period will exclude any Units redeemed during such period, which Units will be subject to the Incentive Allocation upon redemption as described above and any impact to the Hurdle Amount solely caused by currency fluctuations.

Except as described in “Loss Carryforward Amount” below, any amount by which Total Return falls below the Hurdle Amount will not be carried forward to subsequent periods.

The Recipient will not be obligated to return any portion of the Incentive Allocation paid due to the subsequent performance of the Fund.

“Loss Carryforward Amount” shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return; provided, that the Loss Carryforward Amount shall at no time be less than zero and provided further that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any Units redeemed during the applicable Reference Period, which Units will be subject to the Incentive Allocation upon redemption as described above. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the Incentive Allocation. This is referred to as a “High Water Mark”.

“Reference Period” means the calendar year provided that the initial Reference Period shall be the period from the Initial Closing Date to the next calendar year end.

Carried interest or other incentive compensation paid to CVC by a CVC Fund in respect of CVC-PEF’s Primary Commitment in such CVC Fund will reduce the Incentive Allocation dollar-per-dollar with respect to such Primary Commitment; provided that the Incentive Allocation shall at no time be less than zero. Where such carried interest or other incentive compensation is denominated in a currency other than the U.S. Dollar, any carried interest or other incentive compensation paid in respect of CVC-PEF’s investment will be converted into U.S. dollars in accordance with the terms set forth in the Fund LPA for the purpose of calculating this offset.

The Fund will also indirectly bear other expenses in connection with an Investment in or alongside an other CVC Fund, including all investment related expenses and expenses paid to affiliates of the Investment Adviser, administrative expenses and other expenses included in the definition of “Fund Expenses” as applicable to such other CVC Fund (to the extent applicable).

Fee Offset

Management fees paid to CVC by a CVC Fund in respect of any Primary Commitment by the Fund in such CVC Fund will reduce the Management Fee dollar-for-dollar with respect to such Primary Commitment; provided that the Management Fee shall at no time be less than zero. Where such management fee is denominated in a currency other than the U.S. dollar, any management fee amount accrued and payable by the Fund in respect of such Primary Commitment will be converted into U.S. dollars in accordance with the terms set forth in the Fund LPA for the purpose of calculating this offset.

Subscription Fees

Certain financial intermediaries may charge Unitholders upfront Subscription Fees of up to (i) 3.5% of NAV on Class S Units and Class R-S Units and (ii) 1.5% of NAV on Class D Units and Class R-D Units sold in the offering. In certain circumstances the Subscription Fees may be paid to CVC and reallocated, in whole or in part, to the financial intermediary that placed the applicable Unitholder into the Fund. No Subscription Fees will be paid with respect to any other Units, or any Units issued pursuant to the Fund’s DRIP. For the avoidance of doubt, Subscription Fees shall be paid by the applicable Unitholder outside of its investment in the Fund and will not impact the Fund’s NAV.

Servicing Fee

Each of Class S Units, Class D Units, Class R-S Units and Class R-D Units are expected to bear a monthly servicing fee (“Servicing Fee”), in an amount equal (on an annualized basis) to 0.85%, 0.25%, 0.85%, and 0.25%, respectively, of the NAV of such Class of Units as of the end of each month. The Servicing Fee will be calculated based on NAV as of the end of each month before giving effect to any accruals for the Servicing Fee, redemptions, if any, for the applicable month and distributions payable on such Units. For the avoidance of doubt, the Servicing Fees attributable to Class S Units, Class D Units, Class R-S Units and Class R-D Units will be charged at the Fund or Feeder TE without duplication, and Unitholders will not be billed separately for payment of the fees.

The Servicing Fee will be payable to participating brokers or other financial intermediaries. Any amounts allocated in accordance with the foregoing sentence will compensate such participating brokers or other financial intermediaries for reporting, administrative and other services provided to a Unitholder by such participating brokers or other financial intermediaries, as applicable. The receipt of the Servicing Fee by a Unitholder’s broker or other financial intermediary will result in a conflict of interest.

The Investment Adviser or its affiliates, out of their own resources and without additional cost to CVC-PEF or the Unitholders, may make additional payments or provide other forms of compensation to intermediaries, including affiliates of the Investment Adviser, for the sale of Units and related services. These payments and compensation are in addition to the Servicing Fee paid by the Fund and Feeder TE. The level of such payments may be substantial and may be different for different intermediaries. These payments may create incentives on the part of an intermediary to view CVC-PEF favorably compared with investment funds that do not make these payments, or that make smaller payments.

Organizational and Offering Expenses

The Investment Adviser is expected to advance all of the Fund’s organizational and offering expenses incurred in connection with the establishment and offering of the Fund on the Fund’s behalf (including but not limited to the organizational and offering expenses associated with the set-up of the General Partner, the Fund, the Feeder Funds, any Intermediate Entity, any Aggregator or any Parallel Fund), including any value added tax thereon and without limitation, any legal, accounting, regulatory, printing, mailing, subscription processing and filing fees and expenses, due diligence expenses over and of participating placement agents or financial intermediaries (including third-party marketing material compliance reviews), capital raising expenses, initial and ongoing fees and expenses of any distribution platform or network (including, without limitation, onboarding fees and expenses), fees and expenses of negotiating distribution agreements, costs and expenses in connection with preparing sales materials, design, costs and expenses in setting up and maintaining a website and/or data room, fees and expenses of any transfer agent, administrator, depository, paying agent and any provider of outsourced technology solutions provided in relation to the offering of the Units (including but not limited to a digital subscription process, digital repurchase process, performance reporting dashboard, benchmark, portfolio reporting, cash flow projection), fees to organize, sponsor and/or attend seminars and/or marketing events with participating intermediaries in relation to CVC-PEF (or similar events in relation to the promotion of CVC-PEF) and reimbursements for travel-related expenses, lodging, entertainment and meals in connection with the aforementioned activities but excluding Subscription Fees and Servicing Fees (collectively, “Organizational and Offering Expenses”) through the first anniversary of the Initial Closing Date.

The Fund will reimburse the Investment Adviser for all such advanced Organizational and Offering Expenses ratably over the sixty (60) months following the first anniversary of the Initial Closing Date. The Investment Adviser will determine what Organizational and Offering Expenses are attributable to the Fund, the Feeder Funds, any Intermediate Entity, any Aggregator or any Parallel Fund, in its sole discretion.

Fund Expenses

The Fund shall bear and be charged with all costs and expenses related to the operations, activities and liquidation of CVC-PEF (including, without limitation, all costs and expenses related to the operations, activities and liquidation of the Fund, the Feeder Funds, any Intermediate Entity, any Aggregator or any Parallel Fund), as the General Partner may determine it is sole discretion but excluding any expenses attributable to the Investment Adviser herein (unless provided otherwise herein) (collectively, the “Fund Expenses”) and shall promptly reimburse the

General Partner, the Investment Adviser or their affiliates, as the case may be, to the extent that any of such costs and expenses are paid by such entities, including, without limitation:

(i)
all fees, costs and expenses in connection with the operation, administration and business of CVC-PEF generally, including those charged, attributed or allocated by:
a.
employees, delegates, independent agents, lawyers, accountants, appraisers, consultants, intermediaries, valuers, investment bankers, lenders, loan servicers, loan administrators, banks or other financial advisers, institutions or providers, administrators, custodians, depositaries, auditors, data providers, brokers, finders, investment professionals and other professional service providers or advisers (not being entities related to CVC or a CVC Executive unless engaged on arm’s length terms);
b.
the Investment Adviser, including reasonable out-of-pocket expenses, as contemplated by the investment advisory agreement between the Fund and the Investment Adviser;
c.
any representative, paying agent and other service providers or advisers as required by any national private placement regime or similar framework in any jurisdiction,

as well as those fees, costs and expenses incurred in respect of CVC-PEF’s investment activities (regardless of whether a particular Investment is consummated);

(ii)
all fees, costs and expenses, including reasonable legal and due diligence costs, of CVC-PEF or any service provider thereof in connection with distribution services (including access to distribution platforms, distribution networks and any other related distribution services), clearing and/or settlement of subscriptions and/or redemptions and/or conversions (including through any service providers and/or any intermediaries), including in respect of any anti-money laundering, “know your customer” and similar screening provided in connection therewith;
(iii)
all fees, costs and expenses incurred in connection with secondees provided by third parties;
(iv)
all fees, costs and expenses incurred in connection with the preparation of any pro forma subscriptions for Unitholders, transfer of Units between Unitholders, merger, split of Units or redemption documentation as well as the subscription, potential transfer of Units between Unitholders or redemption or actual transfer of Units between Unitholders or redemption of Units in the Fund (to the extent not paid by the relevant transferring investor(s) or transferee(s)) on an ongoing basis;
(v)
all fees and expenses of providers of outsourced technology solutions provided in relation to the offering of the Units (including but not limited to digital subscription processes, digital repurchase processes, performance reporting dashboards, benchmarks, portfolio reporting, cash flow projections), fees to organize, sponsor and/or attend seminars and/or marketing events with participating intermediaries in relation to CVC-PEF;
(vi)
all fees, costs and expenses incurred in connection with rating agencies (including those engaged by or on behalf of any CVC-PEF entity, CVC or lenders or other finance providers in connection with the rating of credit facilities, any CVC-PEF entity and/or any Investments), valuation experts, bank services and loan pricing services and any deposits or down payments, including and such fees and expenses that are forfeited in connection with, or amounts paid as a penalty for unconsummated transactions (i.e., “broken-deal costs”);
(vii)
any due diligence expenses relating to transactions, fees, costs, expenses and liabilities related to the sourcing, identifying, evaluating, structuring, negotiating, purchase, settlement, custody, holding, development, operating, management, monitoring, financing, refinancing, hedging, sale of any Investments or transmittal of any of CVC-PEF’s assets (whether or not any such transaction is consummated), administration, termination, liquidation and winding up of any CVC-PEF entity, including any Intermediate Entities (including expenses related to compliance with any applicable environmental, social and governance related matters and investment expenses such as asset assignment fees and filing and registration fees);
(viii)
all fees, costs and expenses incurred in connection with the settlement of loans, securities and other instruments (including derivative instruments), trade executions and other trade-related documentation (including fees, costs and expenses incurred in connection with legal counsel, expert review of legal documents, and by any vendors, service providers and/or counterparty), brokerage commissions, prime brokerages, the custody of Units, foreign exchange or other currency transactions;
(ix)
all fees, costs and expenses (including of lenders, investment banks and other financing sources and their relevant advisers, to the extent applicable) incurred in connection with the securing of financing, borrowings, indebtedness or other undertakings, including expenses related to the negotiation and documentation of agreements with one or more lenders or the posting of collateral and all such fees incurred in connection with transactions, whether or not consummated, interest on and fees, costs and expenses related to all leverage, borrowings (including any facility, interest on principal, fees and other costs), guarantees, undertakings or other indebtedness incurred by any CVC-PEF entity (or a financing subsidiary thereof), including, but not limited to, the arranging thereof;
(x)
all fees, costs and expenses relating to indemnification, contribution, guarantee or similar obligations related to any CVC-PEF entity and/or any Investments;
(xi)
all fees, costs and expenses incurred in connection with insurance premiums (including any appropriate liability insurance (or its equivalent), taken out in respect of any CVC-PEF entity, including any directors and officers liability insurance taken out in respect of (a) any such person who may be nominated to the Board of Directors (and to any committee created by the Board of Directors), (b) CVC Entity in connection with any CVC-PEF entity and/or any Investment);
(xii)
all fees, costs and expenses and liabilities related to and incurred in respect of the establishment, operation, organization, maintenance or winding-up of any Intermediate Entity or related entity used to acquire, hold or dispose of any Investment (including any fees, costs or expenses payable to CVC or any CVC Entity in any jurisdiction in connection with the direct or indirect funding of the initial share capital of such Intermediate Entity or related entity used to acquire, hold or dispose of any Investment by any CVC-PEF entity and/or one or more subsidiaries through interest free loans or otherwise) or otherwise facilitating CVC-PEF’s investment activities and expenses related to such entity, the salary and benefits of any personnel (including personnel of the Investment Adviser or its affiliates) reasonably necessary or advisable for the maintenance of such entity, or other personnel and overhead costs or expenses in connection therewith (including for the avoidance of doubt third party directors’ fees and expenses, including any directors and officers liability insurance);
(xiii)
all legal, accounting, consultants and other fees, costs, expenses and liabilities relating to Investments or proposed Investments by the Fund (including related travel costs), whether in respect of the selection, acquisition, holding, monitoring, development (including compliance with any applicable environmental, social and governance and climate change related matters) or disposition thereof and whether incurred directly or indirectly (including through any Intermediate Entities), to the extent that such fees, costs, expenses and liabilities are not borne by a third party. In addition, except as otherwise provided in the Fund LPA, all taxes and all fees or other charges levied by any governmental agency or regulatory body against the Fund in connection with its Investments, proposed Investments, reporting requirements or otherwise, and any out-of-pocket expenses incurred in connection with the Fund’s legal and regulatory compliance with U.S. federal, state, local, non-U.S. or other laws and regulations (including, without limitation, regulatory filings of the

General Partner or its associates relating to the Fund and its activities, including reporting on and compliance with Form PF), will be borne by the Fund;
(xiv)
all negative interest on any account balances of any CVC-PEF entity;
(xv)
all fees, costs, commissions and expenses of operating partners or finders (including the fees of any consultant, operating partner or finder who may be engaged on behalf of CVC-PEF, any CVC Entity, on an exclusive or non-exclusive basis, to source Investments and/or distribution partners for CVC-PEF);
(xvi)
all fees, costs and expenses related to any business class airfare or the equivalent on domestic or short-haul flights (e.g., U.S. domestic or European regional flights) and equivalent ground transportation and accommodation expenses incurred by CVC, any CVC Entity, any CVC Executive (including any employees), any Directors and/or any directors, managers or officers of any Intermediate Entity as well as any other person involved in the management and operation of CVC-PEF’s activities (including without limitation in connection with CVC-PEF’s investments activities and distribution activities);
(xvii)
all fees, costs, commissions and expenses of any disclosure, reporting and other similar obligations provided by:
a.
the Board of Directors’ and the Investment Adviser’s (as applicable) compliance with their disclosure, reporting and similar obligations under the Fund Documents (including with respect to environmental, social and governance matters affecting any CVC-PEF entity and/or any Investments), including preparing materials and coordinating materials of the Board of Directors;
b.
legal advisers (including services of personnel insourced from external providers, such as Ontra (formerly InCloudCounsel) (including its Insight service));
c.
financial advisers;
d.
tax advisers;
e.
accounting advisers (including third-party accounting services);
f.
bookkeeping;
g.
consulting;
h.
financial; or
i.
other advisers (including reporting or disclosure in respect of any national private placement regime or similar framework in any jurisdiction, as applicable, FATCA, CRS and/or sustainability or environmental, social and governance affecting any CVC-PEF entity and/or any Investments);
(xviii)
all fees, costs and expenses incurred in connection with applicable tax of any CVC-PEF entity, tax preparation and filing (including Schedules K-1 or equivalent) expenses of any CVC-PEF entity as well as any other governmental charges levied against any CVC-PEF entity;
(xix)
all fees, costs and expenses of any actions as a result of the OECD’s Action Plan on Base Erosion and Profit Shifting, the implementation of Directive (EU) 2016/1164 (as amended from time to time including by Directive (EU) 2017/952), or any future changes of law (or interpretations thereof) relating to the taxation of any of CVC-PEF entity and/or any Investments;

(xx)
all fees, costs and expenses incurred in connection with legal and regulatory compliance relating to CVC-PEF’s activities (including, without limitation, any regulatory filings made by or on behalf of any CVC-PEF entity, any service providers in relation to any CVC-PEF entity, including without limitation, the Investment Adviser and its affiliates, any depositaries, custodians and/or administrators) including all fees, costs and expenses incurred in connection with legal and regulatory compliance relating to applicable laws and regulations including (a) any authorizations and/or registration relating to the marketing of Units, (b) Anti-Money Laundering and Countering the Financing of Terrorism (AML/CTF) matters, (c) environmental, social and governance matters, (d) any of CVC-PEF’s information, communication and reporting (including the use of client relationship management systems or any other reporting software or technological platforms or services) and (e) any reporting on Form PF or other reports to be filed with the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, National Futures Association, the U.S. Treasury, the IRS, the Financial Conduct Authority and other national, state, provincial or local regulatory authorities in any country or territory, and any costs associated with outsourcing the completion of such reports, or other regulatory authority;
(xxi)
all fees, costs and expenses associated with the implementation of, and/or compliance with, any change of law or regulation applicable to any CVC-PEF entity and/or any Investment, including without limitation, as a result of changes or developments in the United Kingdom’s relationship with the European Union or any other regulatory requirement (including related out-of-pocket or other expenses of any CVC-PEF entity or the Investment Adviser);
(xxii)
all fees, costs and expenses incurred in connection with third-party research utilized by the Investment Adviser, including research subscription (e.g., license-based services such as Bloomberg), expert networks/research resources and associated multimedia, analytics, databases, news, computer software (e.g., liquidity management platforms such as Kyriba), licenses or hardware expenses;
(xxiii)
all fees, costs and expenses incurred in connection with portfolio management and/or market information systems and/or services (e.g. Allvue (formerly Black Mountain), WallStreetOffice, WSOWeb), valuation, and/or pricing services and software that may be required to price Investments and portfolios (e.g., MarkIt), and any other valuations, information, services or certifications required by the Fund Documents or by law or regulation, including in connection with applicable law and/or regulation;
(xxiv)
all fees, costs and expenses attributed to the holding of any meetings (including annual and ad hoc investor meetings) of, or relating to, any CVC-PEF entity, the attendance of the Investment Adviser and any employees and representatives of the latter, covering:
a.
the production and distribution of the reports, valuations, certifications and accounts and other information by third parties (including, fees of the auditors in connection therewith and any external valuer or auditor of valuations appointed in connection with applicable law and/or regulation and any other information or reporting requirements imposed in respect of any CVC-PEF entity by applicable law or regulations);
b.
accommodations;
c.
meals;
d.
out-of-pocket expenses;
e.
events;
f.
entertainment; and

g.
other similar fees, costs and other expenses in connection with any such meetings;
(xxv)
all fees, costs and expenses associated with any third-party advisory committees, the Audit Committee, the Board of Directors, any independent representatives of CVC-PEF, attending board meetings for the Investment Adviser as well as any of its personnel who serve as board members, in connection with the administration and operation of any CVC-PEF entity and/or any Investments and general ongoing operational expenses thereof, such as compensation for third-party professional staff and service providers and the cost of office space, office equipment, communications, utilities and other such normal overhead expenses (including, for the avoidance of doubt, all fees, expenses and other remuneration payable in relation to any third-party members sitting on such board and compensation of the Independent Directors);
(xxvi)
all fees, costs and expenses incurred in connection with legal, regulatory, technology, accounting, treasury, administrative, compliance, audit, tax or similar services provided on behalf of, or with respect to, any CVC-PEF entity and/or the Investments, including allocable compensation (including related taxes, health insurance and other benefits and payroll administration and charges) of a director, officer, consultant, associate, partner or employee of any CVC Entity and allocable overhead expenses (including rent, utilities, office maintenance, office supplies and hardware, storage, human resources and benefits administration, technology and software costs);
(xxvii)
all fees, costs, expenses and liabilities incurred, including value-added tax (“VAT”), if any (whether directly or indirectly, including through any Intermediate Entities) by or on behalf of any CVC-PEF entity in connection with any litigation (including discovery requests), arbitration, investigation, settlement or other proceedings and the amount of any judgments, fines, remediation or settlements paid in connection therewith and any other extraordinary expenses of CVC-PEF, directors and officers, liability or other insurance (including title insurance) and indemnification (including advancement of any fees, costs or expenses to persons entitled to indemnification) or extraordinary expense or liability relating to the affairs of CVC-PEF, in each case, to the extent such costs, expenses and amounts relate to claims or matters that are otherwise entitled to indemnification under applicable law;
(xxviii)
all other extraordinary fees, costs and expenses relating to any CVC-PEF entity and/or any Investments;
(xxix)
all fees, costs and expenses incurred in connection with any amendments, restatements or other modifications to one or more Fund Documents, including where such amendment, restatement or other modification is incurred in relation to compliance with applicable laws and regulations (including in relation to environmental, social and governance and climate change related matters) and, the operation, and administration of CVC-PEF generally and the termination, winding-up and liquidation of any CVC-PEF entity, together with any fees, costs, expenses and liabilities (together with any VAT) in relation to the interpretation of the Memorandum or the Fund Documents;
(xxx)
Organizational and Offering Expenses; provided, that any Organizational and Offering Expenses and Fund Expenses may be apportioned to, and borne solely by, the investors participating in the Fund, the Feeder Funds, Parallel Funds and/or Intermediate Entities, as applicable, or be allocated among the Fund, the Feeder Funds, Parallel Funds and/or Intermediate Entities as determined by the General Partner in its reasonable discretion;
(xxxi)
all costs and expenses of the Fund and its affiliates in connection with any warehoused asset;
(xxxii)
any fees, costs and expenses charged, attributed or allocated in respect of the provision of in-house services (including any related costs incurred in connection therewith) by the Investment Adviser or its affiliates, including, without limitation, administrative, accounting (including tax services (e.g., tax compliance, tax oversight and tax structuring)), legal, data infrastructure and science, regulatory, reporting, risk management and monitoring, information technology, hedging, currency and treasury management, transfer pricing, and similar services, to or for the benefit of CVC-PEF, including, without limitation, allocable portions of compensation or other fees paid to personnel in relation to the provision of, and other overhead costs allocable to, such services. For the avoidance of doubt, the immediately preceding sentence shall not limit or reduce the Management Fee (including any interest thereon) payable to the Investment Adviser; and
(xxxiii)
any other fees, costs and expenses related to CVC-PEF’s operations, including any other out-of-pocket and/or third party expenses that the General Partner determines to be allocable to the Fund.

To the extent Fund Expenses include accrued expenses, such expenses will be determined on a best-estimate basis.

CVC-PEF will pay or otherwise bear carried interest, management fees and / or other incentive compensation in connection with Secondary Investments. CVC-PEF will not be reimbursed for any such fees paid to the managers of underlying funds in respect of such Secondary Investments, including where such managers are CVC affiliates (i.e., there will be “double fees” involved in making such investments which would not arise if the Unitholder were to invest in the underlying fund directly (including where the underlying fund is an other CVC Fund), because the Investment Adviser and its affiliates will receive fees with respect to the management of CVC-PEF, on the one hand, and the underlying fund manager (including where such adviser is a CVC affiliate) will receive additional fees with respect to the management of such underlying fund, on the other hand), which will increase the amount of expenses borne by CVC-PEF (and indirectly by Unitholders) and reduce returns.

CVC-PEF will indirectly bear other expenses in connection with an Investment in or alongside an other CVC Fund, including any investment related expenses and expenses paid to affiliates of the General Partner, administrative expenses and other expenses included in the definition of Fund Expenses above as applicable to such other CVC Fund (to the extent applicable). To the extent the Management Fee and / or the Incentive Allocation may apply at the level of the Fund or any Intermediate Entity, Unitholders will only bear such Management Fee and / or Incentive Allocation by the Investment Adviser or General Partner once.

Expense Support

The Investment Adviser may in its sole discretion apply a cap on certain Fund Expenses, other than Organizational and Offering Expenses (which, for the avoidance of doubt, are separately advanced by the Investment Adviser through the first anniversary of the Initial Closing Date) to be borne by CVC-PEF in any given month and defer the payment and/or reimbursement of the expenses in excess of such expense cap to subsequent periods (the “Expense Support”). If such cap is applied, the Investment Adviser will remove this cap on such Fund Expenses at its sole discretion and at such time, CVC-PEF and any Parallel Fund, if applicable (as determined by the Investment Adviser in its sole discretion) will repay any excess unreimbursed expenses deferred pursuant to the foregoing sentence and/or any other outstanding unreimbursed amounts of Fund Expenses, within a period not exceeding sixty (60) months following the date on which the Investment Adviser removed such cap.

Hedging

The Fund may, but is not obligated to, engage in hedging transactions for the purpose of efficient portfolio management, which may include hedging the Fund’s foreign currency exchange risk. The Fund’s hedging policy may be updated from time to time depending on movements and projected movements of relevant currencies and interest rates and the availability of cost-effective hedging instruments for use at the relevant time.

Financial Condition, Liquidity and Capital Resources

We have not yet commenced commercial activities. The General Partner has made an initial capital contribution of $1.00 in cash and CVC-PEF TE Blocker (CYM), Ltd. made an initial capital contribution of $99.00. As of [ ], 2026, the General Partner and CVC-PEF TE Blocker (CYM), Ltd. were our only Unitholders.

We expect to generate cash primarily from (i) the net proceeds of our continuous Private Offering, (ii) cash flows from our operations, (iii) any financing arrangements we may enter into in the future and (iv) any future offerings of our equity or debt securities.

Our primary use of cash will be for (i) making Investments, (ii) the cost of operations (including the Servicing Fee, the Management Fee and the Incentive Allocation), (iii) debt service of any borrowings, (iv) periodic redemptions, including under the Redemption Program (as described herein), and (v) cash distributions, if any, to the holders of our Units.

Quantitative and Qualitative Disclosures About Market Risk

We will be subject to financial market risks, including changes in fair values and interest rates. We plan to invest primarily in Investments. Many of our Investments will not have a readily available market price, and we will value these Investments at fair value as determined in good faith pursuant to procedures adopted by, and under the oversight of, the Board in accordance with our Valuation Policy. There is no single standard for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each Investment while employing a consistently applied valuation process for the types of Investments we make. See “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Unitholder Matters—Calculation of NAV.”

Related Parties

See “Item 7. Certain Relationships and Related Transactions, and Director Independence” for a description of certain transactions and relationships with related parties.

Item 3. PROPERTIES

Our corporate headquarters are located at 767 Fifth Ave, New York, NY 10153 and are provided by the General Partner and the Investment Adviser. We believe that our office facilities are suitable and adequate for our business as it is contemplated to be conducted.

Item 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We have not yet commenced commercial activities. The General Partner has made an initial capital contribution of $1.00 in cash and CVC-PEF TE Blocker (CYM), Ltd. made an initial capital contribution of $99.00. As of [ ], 2026 the General Partner and CVC-PEF TE Blocker (CYM), Ltd. were our only Unitholders.

As of [ ], 2026, the following table sets out certain ownership information with respect to our Units for each of our Directors and Executive Officers and all directors and executive officers as a group. None of our Classes of Units have voting power.

Name and Address(1)	Type of Ownership	Units Owned	Percentage
	—	—	—
	—	—	—
	—	—	—
	—	—	—
	—	—	—
	—	—	—
	—	—	—
All Directors and Executive Officers as a Group ( persons)	—	—	—

(1)
The address for each of our Directors and Executive Officers is c/o CVC Advisors (U.S.) Inc., 767 Fifth Ave, New York, NY 10153.

Item 5. DIRECTORS AND EXECUTIVE OFFICERS

Overall responsibility for the Fund’s oversight rests with the General Partner, subject to certain oversight rights held by the Board. The Board is responsible for overseeing the Fund’s periodic reports under the Exchange Act and certain conflicts of interest related to CVC in accordance with the provisions of the Fund LPA and any policies of the General Partner.

Our Board will be comprised of four members, two of whom will be Independent Directors. The General Partner may appoint additional directors to the Board from time to time. Our General Partner elects the Fund’s executive officers, who serve at the discretion of the General Partner.

Board and Executive Officers

Information regarding the Board and executive officers are set forth below:

Name	Year of Birth	Position	Position Held Since
Non-Independent Directors
Rob Squire		Director	2025
		Director
Independent Directors
		Independent Director
		Independent Director
Executive Officers
Rob Squire		Chief Executive Officer	2025

Each Director will serve a term of three (3) years, which is renewable by the General Partner in its sole discretion, or until his or her death, resignation, removal or disqualification. The address for each of our Directors is c/o CVC Advisors (U.S.) Inc., 767 Fifth Ave, New York, NY 10153.

Each officer holds office at the pleasure of the General Partner until his or her successor is duly appointed and qualified.

Biographical Information

Directors

Our directors have been divided into two groups — Independent Directors and non-Independent Directors. The status of an Independent Director under the Fund LPA is determined consistent with the independence tests set out in Rule 303A.02 of the New York Stock Exchange Listed Company Manual or other policy determined by the General Partner.

Non-Independent Directors

Rob Squire. Rob Squire is a Managing Partner and Global Head of Client & Product Solutions at CVC, where he oversees CVC’s global investor relations, capital raising and product development activities across the Institutional, Wealth and Insurance channels. Mr. Squire has served in various managerial roles since joining CVC in 2012, including his current role as a member of the Partner Board which has oversight for the day-to-day management and strategy of the CVC Group. He also sits on CVC Group’s Business Operations Executive Committee, CVC Group’s Sustainability Committee and the Executive Committee of CVC Credit. Mr. Squire is also the President and CEO of CVC Funding LLC. Prior to serving as Managing Partner, Mr. Squire served as Partner at CVC from 2016 to

2021. From 2012 to 2014, Mr. Squire served as a Senior Managing Director at CVC in the U.K. and then in the U.S. from 2014 to 2016. Mr. Squire was promoted to Partner in January 2016 and Managing Partner in January 2021. Prior to joining CVC, he worked for Coller Capital, where he was responsible for implementing the firm’s global capital raising initiatives. Mr. Squire holds a B.A. from the University of North Carolina at Chapel Hill, where he was a Morehead Scholar. He is a registered representative of CVC Funding, LLC.

Independent Directors

Executive Officers

Rob Squire. For information concerning the background of Rob Squire, see “—Non-Independent Directors” above.

Leadership Structure and Oversight Responsibilities

Overall responsibility for the Fund’s oversight rests with the General Partner, subject to certain oversight rights held by the Board with respect to the periodic reports under the Exchange Act and certain situations involving conflicts of interest. We will enter into the Investment Advisory Agreement pursuant to which the Investment Adviser, an affiliate of the General Partner, will manage the Fund on a day-to-day basis. The Board is expected to be composed of four (4) members, two (2) of whom will be Independent Directors. As described below, the Board will establish an Audit Committee, and may establish ad hoc committees or working groups from time to time, to assist the Board and the General Partner or the Investment Adviser in fulfilling their oversight responsibilities. See “Item 11. Description of Registrant’s Securities to be Registered—Delaware Law and Certain Provisions of the Fund LPA—Amendment to the Fund LPA.”

Committees

The Board of Directors has established an Audit Committee and may form additional committees in the future.

Audit Committee

The Audit Committee is comprised of [ ] and [ ], each of whom is an Independent Director. [ ] serves as Chairperson of the Audit Committee. Our Board determined that is an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K, as promulgated under the Exchange Act. The General Partner may appoint additional directors to the Board and the Audit Committee from time to time.

In accordance with its written charter, the Audit Committee assists the Board in fulfilling its responsibility to (i) oversee the quality and integrity of the Fund’s financial reporting; (ii) the audits of the financial statements of the Fund by the independent registered public accounting firm employed by the Fund (the “Independent Auditors”), and (iii) the Fund’s compliance with legal and regulatory requirements. The Audit Committee is responsible for overseeing:

•
the quality and integrity of the Fund’s financial statements and internal control over financial reporting;

•
the Fund’s compliance with legal and regulatory requirements applicable to financial statements and accounting and financial reporting;
•
the Fund’s risk profile related to operations and financial reporting;
•
approval, prior to appointment, or ratification, of the engagement of the Independent Auditors, and in connection therewith, the qualifications, performance and independence of the Independent Auditors;
•
the performance of the Fund’s internal audit function, if applicable; and
•
the Fund’s information technology (“IT”) security program.

Investment Committee

The Investment Committee of the Fund (the “Investment Committee”) is comprised of senior experienced investment professionals from CVC. CVC currently has in place disciplined and rigorous processes for sourcing, conducting due diligence on, negotiating, structuring, making, monitoring and disposing of investments for CVC Funds that invest in each of the three asset classes in which CVC-PEF intends to invest – namely, private equity, secondaries and credit. [ ], [ ] and [ ] will serve as the initial members of the Investment Committee.

For information concerning the background of [ ] and [ ], see “—Independent Directors” above. Information concerning the background of the remainder of the members of the Investment Committee is set forth below:

Item 6. EXECUTIVE COMPENSATION

Compensation of Executive Officers

We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of the Investment Adviser, the General Partner or their affiliates, pursuant to the terms of the Investment Advisory Agreement and the Fund LPA, as applicable. Our day-to-day investment operations will be managed by the General Partner and the Investment Adviser. Most of the services necessary for the sourcing and administration of our investment portfolio are provided by investment professionals employed by the Investment Adviser or its affiliates.

None of our executive officers will receive direct compensation from us. We will reimburse the General Partner, Investment Adviser and/or their affiliates for certain fees, costs and expenses as described in “Item 2. Financial Information—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Expenses—Fund Expenses” above. Certain executive officers and non-Independent Directors, through their financial interests in the General Partner and/or the Investment Adviser, are entitled to a portion of the profits earned by the General Partner and/or Investment Adviser, which includes any fees, including compensation discussed herein, payable to the General Partner and/or Investment Adviser under the terms of the Investment Advisory Agreement and the Fund LPA, as applicable, less expenses incurred by the General Partner and/or the Investment Adviser in performing their services under the Investment Advisory Agreement and the Fund LPA, as applicable.

See “Item 1(c). Description of Business—Investment Advisory Agreement” and “Item 7. Certain Relationships and Related Transactions, and Director Independence.”

Compensation of Directors

No compensation is paid to the non-Independent Director who is currently employed by CVC or its affiliates in connection with their service as Director of the Fund. The Fund will pay each Independent Director: (i) $[ ] (payable in $[ ] in cash (prorated for any partial year) and $[ ] in Class C Units, vesting on the one-year anniversary of the applicable grant date) per year and (ii) an additional fee of $[ ] per year for the Chair of the Audit Committee. The Fund will pay the non-Independent Director who is not currently employed by CVC or its affiliates $[ ]. The Fund is also authorized to pay the reasonable out-of-pocket expenses of each Director incurred by such Director in connection with the fulfillment of their duties as a Director.

Item 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons, Promoters and Certain Control Persons

Investment Management Agreement; Fund LPA

We will enter into the Investment Advisory Agreement with the Investment Adviser pursuant to which we will pay the Management Fee and reimburse certain Fund Expenses. We will also enter into the Fund LPA, pursuant to which the General Partner will be entitled to receive the Incentive Allocation. In addition, pursuant to the Investment Advisory Agreement and the Fund LPA, we will reimburse the Investment Adviser and General Partner for certain expenses as they occur. See “Item 1(c). Description of Business—Investment Management Agreement” and “—Fund LPA.”

Certain Business Relationships

We are subject to conflicts of interest arising out of our relationship with CVC, including the General Partner, the Investment Adviser and their affiliates. There is no guarantee that the policies and procedures adopted by us, the terms of our Fund LPA, the terms and conditions of the Investment Advisory Agreement or the policies and procedures adopted by the General Partner, the Investment Adviser, CVC and their affiliates, will enable us to identify, adequately address or mitigate these conflicts of interest, or that the General Partner will resolve all conflicts of interest in a manner that is favorable to the Fund. Notwithstanding the foregoing, we believe our directors, officers, and the CVC Personnel involved in our management will devote a sufficient amount of time to our business to fulfill their responsibilities to us.

Prospective investors should be aware that there will be occasions when CVC may encounter potential conflicts of interest in connection with CVC-PEF. In such cases, CVC determines, in its good faith judgement, whether an actual conflict of interest exists, and if so, CVC may take such actions as may be necessary or appropriate to prevent, resolve, reduce or mitigate the conflict.

In particular, except as otherwise expressly indicated, nothing contained herein will restrict the activities and operations of any CVC Entity or any CVC Funds or their respective affiliates (the “Interested Parties”). There may arise future instances where the interests of CVC-PEF conflict with the interests of the Interested Parties and CVC investment professionals which should be carefully evaluated before subscribing to Units. The Interested Parties and CVC investment professionals have conflicts of interests, or conflicting loyalties, as a result of their numerous activities and relationships, some of which, but not all of such actual, apparent and potential conflicts of interest are discussed below. CVC and CVC investment professionals may in the future engage in further activities, transactions or relationships that may result in additional conflicts of interest not addressed below. In addition, there can be no assurances that CVC will prevent, resolve, reduce or mitigate all conflicts of interest which may arise in a manner that is favorable to CVC-PEF.

CVC has set out a policy for the purpose of identifying potential conflicts of interests and setting out procedures for preventing, managing and monitoring conflicts of interests. CVC's conflicts of interest policy is designed to ensure that business activities involving a conflict which may harm the interests of CVC-PEF or its investors are carried out with an appropriate level of independence and that conflicts are prevented, resolved, reduced or mitigated fairly. Notwithstanding its due care and efforts, there is a risk that the organizational or administrative arrangements made by CVC for the management of conflicts of interest are not sufficient to ensure that risks of damage to the interests of CVC-PEF or its investors will be prevented. See “Item 1A. Risk Factors—H. General Potential Conflicts of Interest.”

Statement of Policy Regarding Transactions with Related Person

Our Board of Directors recognizes the fact that transactions with related persons may present risks of conflicts or the appearance of conflicts of interest. Our Board of Directors have adopted a written policy on transactions with related persons (the “Related Person Transaction Policy”). Under the Related Person Transaction Policy, the Independent Directors must review and approve or ratify any “related person transaction” (as defined below), including any material amendments or modifications to any “related person transaction”. A “related person transaction” is defined as any transaction that (i) would be required to be disclosed pursuant to Item 404(a) of Regulation S-K in which the Fund was or is to be a participant, (ii) the amount involved exceeds $120,000 in any fiscal year and (iii) in which any “related person” (as defined as paragraph (a) of Item 404 of Regulation S-K) had or will have a direct or indirect material interest, other than an employment relationship or transaction involving an executive officer and any related compensation or compensation paid to any director for service on the Board. A “transaction” includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangement or relationships.

In reviewing a related person transaction or proposed related person transaction, our Independent Directors shall consider all relevant facts and circumstances, including without limitation: (i) the relationship of the related person to the Fund, (ii) the nature and extent of the related person’s interest in the transaction, (iii) the material terms of the transaction, (iv) the business purpose of the transaction, (v) the importance and fairness of the transaction both to the Fund and to the related person, (vi) whether the transaction would likely impair the judgment of a director or executive officer to act in the best interest of the Fund, (vii) whether the value and the terms of the transaction are substantially similar as compared to those of similar transactions previously entered into by the Fund with non-related persons, if any, and (viii) any other matters that management or our Independent Directors deem appropriate.

In addition, the Related Person Transaction Policy provides that our Independent Directors, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, considers whether such transaction would compromise the director or director nominee’s status as (i) an “independent director” under the Fund LPA and governance guidelines; (ii) a “non-employee director,” as applicable, under Rule 16b-3 under the Exchange Act, if such non-employee director serves, or such non-employee nominee will serve, on the compensation committee of the Board, if any; or (iii) an independent director under Rule 10A-3 of the Exchange Act, if such non-employee director serves on the Audit Committee of the Board.

Promoters and Certain Control Persons

The General Partner or Investment Adviser may be deemed a promoter of the Fund. We intend to enter into the Investment Advisory Agreement with the Investment Adviser and the Fund LPA with the General Partner. The Investment Adviser, for its investment advisory services to us, will be entitled to receive the Management Fee, in addition to the reimbursement of certain Fund Expenses. The General Partner will also be entitled to receive the Incentive Allocation, as described herein. In addition, under the Investment Advisory Agreement and Fund LPA, to the extent permitted by applicable law, we will indemnify the Investment Adviser and the General Partner and certain of their affiliates. See “Item 1(c). Description of Business.”

Director Independence

See “Item 5. Directors and Executive Officers” for information on the Fund’s Independent Directors.

Item 8. LEGAL PROCEEDINGS

The Fund is not currently subject to any material legal proceedings, nor, to our knowledge, are any material legal proceedings threatened against us. From time to time, the Fund may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under contracts with our portfolio companies. The Fund may also be subject to regulatory proceedings.

Item 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED UNITHOLDER MATTERS

Market Information

Our outstanding Units will be offered and sold in transactions exempt from registration under the 1933 Act under Section 4(a)(2) and Regulation D. See “Item 10. Recent Sales of Unregistered Securities” for more information. Our Units are not listed or traded on any recognized securities exchange.

Because our Units are being acquired by investors in one or more transactions “not involving a public offering,” they are “restricted securities” and may be required to be held indefinitely. Our Units may not be sold or transferred (i) except as permitted under the Fund LPA and (ii) unless the Units are registered under applicable securities laws or specifically exempted from registration. Accordingly, an investor must be willing to bear the economic risk of investment in the Units unless and until we accept their redemption or transfer. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of the Units may be made except by registration of the transfer on our books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the Units and to execute such other instruments or certifications as are reasonably required by us.

Holders

Please see “Item 4. Security Ownership of Certain Beneficial Owners and Management” for disclosure regarding the holders of our Units.

Distributions

See “Item 1(c). Description of Business—Distribution Reinvestment Plan” and “Item 11. Description of Registrant’s Securities to be Registered—Distributions” for a description of our distribution policies.

Calculation of NAV

See “Item 1(c). Description of Business—Valuation” for a description of our NAV calculation.

Timing of Valuations

The Fund’s Investments will be valued on a monthly basis for purposes of updating the Fund’s monthly NAV. The monthly NAV per Unit for each Class will generally be available around the 20th Business Day of the following month (e.g., the NAV for October 31st will generally be available around November 30th). Prospective Unitholders will therefore not know the NAV per Unit of their investment until after the investment has been accepted. Prospective Unitholders are required to subscribe for a USD amount and the number of Units that such Unitholder receives will subsequently be determined based on the NAV per Unit as of the time such investment was accepted by the Fund (e.g., a Unitholder admitted as of November 1st of a calendar year, whose investment is based on the Fund’s NAV as of October 31st of such year, will learn of such NAV and the corresponding number of Units represented by their subscription around October 31st of that year). The General Partner may in its discretion, but is not obligated to, consider material market data and other information (as of the applicable month-end for which NAV is being calculated) that becomes available after the end of the applicable month in valuing the Fund’s assets and liabilities and calculating its NAV as of such month-end.

Valuation Policies and Procedures

The Fund will take appropriate measures to fairly and equitably value the Fund’s Investments for financial reporting purposes in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), including ASC 820, Fair Value Measurements and Disclosure (“ASC 820”), issued by the Financial Accounting Standards Board, subject to the intra-quarter procedures described herein and in the Fund’s Valuation Policy. ASC 820 defines fair value as the price that would be received from the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. For other purposes as described in “Item 1A.—Risks Factors—B. Risks Related to the Management of CVC-PEF—CVC-PEF’s due diligence activities may provide less information than due diligence reviews conducted in more developed countries and will increase the risk related to the Investments in these countries”, the Fund will use Transactional NAV in accordance with the methodology set forth in the Fund’s Valuation Policy.

The Fund may hold assets with different characteristics, including public and private investments, control and minority equity investments and securities with varying rights and preferences, in accordance with the Fund LPA. The Fund may have different levels of governance, information rights and influence on a Private Equity Investment. The Fund shall determine which valuation methodology or methodologies apply to each Investment based on a variety of facts and circumstances that are subject to change from time to time depending on the relevant Investment.

All determinations of fair value shall be made in accordance with the terms of the Fund LPA and the Valuation Policy and shall be final and binding on the Fund and all Unitholders, their successors and assigns.

General

The assets of the Fund will be valued on each Valuation Date in accordance with its Valuation Policy, as summarized below.

The value of all assets and liabilities of the Fund not expressed in U.S. dollars will be converted into U.S. dollars at the prevailing spot rate (whether official or otherwise) as determined by the General Partner at the relevant Valuation Date. If such quotations are not available, the rate of exchange will be determined by the General Partner in accordance with the process set out in the Valuation Policy.

Shares, interests and/or units in CVC Private Equity Funds and funds which are not managed, advised or operated by CVC (collectively “Private Equity Funds”) are generally valued based on the latest NAV reported or provided by the relevant Private Equity Funds’ managers, which may only be provided by such managers on a quarterly basis. It is anticipated that the valuation information with respect to Private Equity Funds will generally not be available until forty-five (45) calendar days or more after each quarter-end, especially pending receipt of audited financial information. Accordingly, if the latest valuation information with respect to these Private Equity Funds is not available at the time of the relevant Valuation Date, the value of these Private Equity Funds may be adjusted by the General Partner to estimate fair value, as described below.

In making a fair valuation determination of these Private Equity Funds, the General Partner will consider whether it is appropriate, in light of all relevant circumstances, to value such Private Equity Funds at the most recent reported value by the relevant Private Equity Fund’s manager or whether to adjust the value of such Private Equity Funds to reflect a premium or discount in the adjusted NAV of a Private Equity Fund. In order to determine the adjusted NAV of the Private Equity Funds, the General Partner will make assumptions that are based on market conditions existing at the relevant Valuation Date. In this context, key inputs and assumptions include, but are not limited to, reported NAVs, capital calls, distributions, significant market dislocations and significant subsequent events. The General Partner may, but is not obliged to, track relevant issuer-specific events or broader market-driven events related to fund investments that the General Partner believes may have a significant impact on the Fund’s NAV as a whole, and upon such occurrence, may, but is not obliged to, make a corresponding adjustment to the current fair value of such fund investment. If CVC concludes in good faith that the latest fund NAV reported by the relevant fund’s manager does not represent fair value (e.g., there is more current information regarding a portfolio asset which significantly changes the funds fair value), the General Partner may make a corresponding adjustment to reflect the current fair value of such asset within such investment fund, applying the valuation methodologies for Direct Investments described in the Memorandum. In general, the General Partner expects that any adjustments to fair values will be calculated after a determination that a material change has occurred and the financial effects of such change are quantifiable by the General Partner. However, rapidly changing market conditions or material events may not be immediately reflected in the Fund’s monthly NAV. As a result, the Fund’s published NAV per Unit in any given month may not fully reflect any or all changes in value that may have occurred since the most recent quarterly valuation reported by the relevant fund’s manager.

Prospective investors should be aware that there can be no assurance that the valuation of interests, shares and/or units in the Private Equity Funds as determined under the procedures described above will in all cases be accurate, especially to the extent the General Partner does not generally have access to all necessary financial and other information relating to such Private Equity Funds to determine independently the NAV of the Fund’s interests in those Private Equity Funds. As a consequence, the results of the fair valuation of Private Equity Funds whose market value is not readily ascertainable will be based upon the General Partner’s assessment of the fair value of such Private Equity Funds and, therefore, are the result of the General Partner’s interpretation.

For the avoidance of doubt, Private Equity Funds will be subject to a new valuation determination on each relevant Valuation Date as per the process described herein.

Debt and Other Securities

The value of any cash in hand or on deposit, notes and bills payable on demand and accounts receivable, prepaid expenses and cash dividends declared and interest accrued but not yet collected, will be deemed the nominal value of these assets unless it is improbable that such amounts can be paid and collected in full; in which case, the value will be arrived at after deducting such amounts as determined by the General Partner in accordance with the process set out in the Valuation Policy. Securities for which market quotations are readily available are generally valued at their current or latest available market value as of the relevant Valuation Date.

Shares, units or interests of open-end investment companies, including money market funds, are generally valued at their respective NAVs as of the relevant Valuation Date.

Fixed income securities are generally valued using prices supplied by an approved independent third party or affiliated pricing services or brokers/dealers as of the relevant Valuation Date. In validating market quotations, the

General Partner considers different factors such as the source and the nature of the quotation in order to determine whether the quotation represents fair value. The General Partner makes use of reputable financial information providers in order to obtain the relevant quotations.

Securities and money market instruments admitted to official listing on a stock exchange, or which are traded on another regulated market which operates regularly and is recognized and open to the public are generally valued at the last available price on such stock exchange or market as of the relevant Valuation Date. If the same security or money market instrument is quoted on different markets, the quotation of the main market for this security or money market instrument will be used.

If the last known price of any of the securities listed above is not to be deemed representative of the actual market value of such securities and/or instruments by the General Partner, the General Partner may decide to value such instruments and/or securities on the basis of their probable realization value, in accordance with the Valuation Policy via a multiple on earnings metric, or such other alternative technique as the General Partner may utilize in its sole discretion.

Private markets investments and other fair value considerations

Notwithstanding anything herein to the contrary, in connection with the calculation of the NAV by the General Partner on each Valuation Date, the General Partner may in its discretion, but without obligation, consider material market data and other information that becomes available after such Valuation Date for valuing the assets and liabilities of the Fund and calculating the relevant NAVs.

Private Equity Investments

With respect to each Valuation Date, for private markets investments for which no market quotations are available (other than Private Equity Funds, as described above) and for which independent appraisals of current value can readily be obtained, valuations will be based on such appraisals and will be finally determined by the General Partner. Otherwise, the fair value of each such Investment will be determined by the General Partner, taking into account various factors, as relevant and as provided for in the Valuation Policy, which factors may include: (i) market comparable statistics and public trading multiples discounted for illiquidity, minority ownership and/or other factors for investments with similar characteristics; (ii) market clearing transaction activity; (iii) pending sales and potential exit transactions, including but not limited to: (a) any sales price in a letter of intent, offer letter or term sheet; (b) the company’s total enterprise price; or (c) information from an investment bank during an initial public offering; (iv) discounted cash flow analysis; (v) liquidation analysis (cost approach), (vi) data retrieved from other parties such as CVC’s deal teams or internal reports of CVC; (vii) single position reviews provided by third parties; or (viii) any other information, factor or set of factors that may affect the valuation of the Fund’s investment as determined by the General Partner. The General Partner may also utilize independent third-party valuations if such valuations are deemed reliable.

Prospective investors should be aware that fair value represents a good faith approximation of the value of an asset or liability. The fair value of one or more assets or liabilities may not, in retrospect, be the price at which those assets or liabilities could have been sold during the period in which the particular fair values were used in determining the Fund’s NAV. As a result, the Fund’s issuance (including, without limitation, through the DRIP), exchange or redemption of Units at NAV at a time when it owns investments that are valued at fair value may have the effect of diluting or increasing the economic interest of existing Unitholders.

Valuation Advisors

The General Partner expects to engage a qualified, independent valuation advisor to provide positive assurance regarding the reasonableness of valuations prepared by the General Partner of each of CVC-PEF’s ASC 820 Level 3 assets, focusing on Direct Investments and significant look-through positions in Private Equity Investments (excluding Secondary Investments).

The independent valuation advisor is generally expected to provide such positive assurance for investments that have been held for a least one full quarter (but in certain cases investment may be held longer) on either a rolling basis (i.e., valuations are reviewed at different times during the quarter) or a synchronized basis (i.e., valuations are reviewed at the same time each quarter). Positive assurance will not be obtained for Secondary Investments where CVC relies on the latest NAV reported or provided by an external fund manager. The independent valuation advisor is expected to receive the benefit of indemnification from the Fund and is paid fees and has various costs reimbursed by the Fund.

The Fund is not obligated to retain the valuation advisor and, for the avoidance of any doubt, other or additional persons, firms or entities may be engaged or terminated by or on behalf of the Fund or any Intermediate Entities to provide services.

Suspension of NAV

In addition, the General Partner may, but is not required to, obtain approval of the Independent Directors to suspend the determination of NAV and/or the Fund’s offering and/or redemptions where (i) the circumstances so require and (ii) the suspension is reasonably deemed to be in the best interests of Unitholders. The Fund will notify Unitholders of any such suspension (including through a Current Report on Form 8-K when applicable).

Item 10. RECENT SALES OF UNREGISTERED SECURITIES

We have not yet commenced commercial activities. The General Partner has made an initial capital contribution of $1.00 in cash and CVC-PEF TE Blocker (CYM), Ltd. made an initial capital contribution of $99.00. As of [ ], 2026, the General Partner and CVC-PEF TE Blocker (CYM), Ltd. were our only Unitholders. These Units were issued and sold in reliance upon the available exemptions from registration requirements of Section 4(a)(2) of the 1933 Act.

Item 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Description of our Units

General

There is currently no market for the Units, and the Fund does not expect that a market for these Units will develop in the future. The Fund does not intend for the Units offered under this Registration Statement to be listed on any national securities exchange. There are no outstanding options or warrants to purchase these Units. Under the terms of the Fund LPA, Unitholders shall be entitled to the same limited liability extended to shareholders of private Delaware for profit corporations formed under the Delaware General Corporation Law, 8 Del. C. § 100, et. seq. The Fund LPA provides that no Unitholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Fund by reason of being a Unitholder, nor shall any Unitholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the Fund’s assets or the affairs of the Fund by reason of being a Unitholder.

Units

Unitholders are not entitled to vote in the election of the Fund’s directors. Accordingly, the Fund is not required to file proxy statements or information statements under Section 14 of the Exchange Act except in those limited circumstances where a vote of Unitholders is required under Delaware law. Moreover, Unitholders are not able to bring matters before meetings of Unitholders or nominate directors at such meeting, nor are they generally able to submit Unitholder proposals under Rule 14a-8 of the Exchange Act.

The key differences among the Class S Units, Class D Units, Class I Units, Class R-S Units, Class R-D Units, Class R-I Units, Class C Units and Class G Units relate to the different Management Fees as further described under

“Item 1. Business – Compensation of the Investment Adviser and the General Partner” and to the different Subscription Fees and Servicing Fees charged for each Class as further described below.

Certain financial intermediaries may charge Unitholders upfront Subscription Fees. In certain circumstances the Subscription Fees may be paid to CVC and reallocated, in whole or in part, to the financial intermediary that placed the applicable Unitholder into the Fund. No Subscription Fees will be paid with respect to any other Units, or any Units issued pursuant to the Fund’s DRIP. For the avoidance of doubt, Subscription Fees shall be paid by the applicable Unitholder outside of its investment in the Fund and will not impact the Fund’s NAV.

Class S Units and Class R-S Units

Certain financial intermediaries may charge a Subscription Fee of up to 3.5% of NAV on Class S Units and Class R-S Units sold in the Private Offering.

We pay the participating broker dealers and other intermediaries ongoing Servicing Fees in an amount equal (on an annualized basis) to 0.85% of NAV of Class S Units and Class R-S Units as of the end of each month before giving effect to any accruals for the Servicing Fee, redemptions, if any, for the applicable month and distributions payable on such Class S Units and Class R-S Units, as applicable. Such Servicing Fee is calculated based on the Fund’s NAV, which is the price at which the Fund sells and redeems its Units.

Unitholders will not pay a Subscription Fee when receiving Class S Units and Class R-S under the DRIP; however, the Servicing Fee will apply.

Class D Units and Class R-D Units

Certain financial intermediaries may charge a Subscription Fee of up to 1.5% of NAV on Class D Units and Class R-D Units sold in the Private Offering.

We pay the participating broker dealers and other intermediaries ongoing Servicing Fees in an amount equal (on an annualized basis) to 0.25% of NAV of Class D Units and Class R-D Units as of the end of each month, before giving effect to any accruals for the Servicing Fee, redemptions, if any, for the applicable month and distributions payable on such Class D Units and Class R-D Units, as applicable. Such Servicing Fee is calculated based on the Fund’s NAV, which is the price at which the Fund sells and redeem its Units.

Unitholders will not pay a Subscription Fee when receiving Class D Units and Class R-D Units under the DRIP; however, the Servicing Fee will apply.

Class I Units, Class R-I Units, Class C Units and Class G Units

With respect to Class I Units, Class R-I Units, Class C Units and Class G Units, (1) no Servicing Fee will be paid on such Units and (2) no Subscription Fee will be paid with respect to such Units, including those such Units issued pursuant to the DRIP.

Distributions

The Fund may declare distributions from time to time. However, the Fund does not expect to make distributions and instead intends to utilize the “opt out” DRIP adopted by the Fund for Unitholders, pursuant to which, in the event of declared cash distributions, each Unitholder that has not “opted out” of the DRIP will have their distributions automatically reinvested in additional Units rather than receive cash distributions. The Fund cannot guarantee that it will make any distributions, and any distributions will be made at the discretion of the Fund’s General Partner.

Unitholders of record as of the record date will be eligible for any declared distributions. The per Unit amount of distributions on each Class of Units may differ if different Class-specific fees and expenses are deducted from the gross distributions for each Class. See “Item 1(c). Description of Business—Distribution Reinvestment Plan.”

Transfers

Unitholders may transfer part or all their Units in accordance with the Fund LPA upon sixty (60) calendar days’ notice, or such reasonably shorter period as agreed to by the General Partner, and submit an executed form to the Transfer Agent and the Fund, which form shall be provided by the Transfer Agent upon request. Such transfer will be recorded on the books and records of the Fund and be effective as of the first calendar day of the quarter immediately following the end of the notice period. The General Partner may refuse such requested transfer for certain reasons, including, but not limited to, if such transfer may jeopardize either the Fund’s or the Feeder TE’s status as a partnership which is not a publicly traded partnership under the Code.

Any transferee must provide the Fund or Feeder TE, as applicable, with a duly completed subscription document, any required AML/KYC documents and any additional information or documentation as requested by the General Partner or its delegate in connection with the transfer and by the transferee’s broker or financial intermediary, as applicable.

Each transferor agrees that it will pay all reasonable costs and expenses incurred by the Fund and the General Partner in connection with such transfer, including, without limitation, attorneys’ and accountants’ fees incurred by the Fund and any transfer, stamp, documentary or other similar taxes in connection with a transfer of Units by such transferor, including in connection with any in-house legal, administrative, accounting, finance, tax, compliance or other similar services provided by the Fund, General Partner, the Investment Adviser or their respective affiliates related to such transfer. Such expenses shall be due and payable on the day the transferee is admitted to the Fund as a substitute Unitholder.

Unit Exchanges and Class Conversion

If (i) a participating broker-dealer requests on behalf of its client or (ii) the Unitholder exits a relationship with a participating broker-dealer and does not enter into a new relationship with a participating broker-dealer, (x) a holder’s Class S Units or Class D Units may be exchanged into an equivalent NAV amount of Class I Units (or other class if applicable) and (y) a holder’s Class R-S Units or Class R-D Units may be exchanged into an equivalent NAV amount of Class R-I Units (or other class if applicable), in each case as of a Subscription Date.

The General Partner reserves the right to convert any Unitholder’s Class C Units or Class G Units to any other Class, in its sole discretion.

For administrative convenience and in its sole discretion, the General Partner may elect to convert a Class of Units into the equivalent aggregate NAV amount of another Class of Units measured as of the most recent Valuation Date. For the avoidance of doubt, any such conversion will not increase the fees borne by the holders of such converted Units, or otherwise materially adversely impact the rights of such holders.

Delaware Law and Certain Provisions of the Fund LPA

The Fund was formed on September 8, 2025, as a Delaware limited partnership. The Fund will remain in existence until dissolved in accordance with the Fund LPA or pursuant to Delaware law. The Fund LPA provides that the Fund will be dissolved upon (a) the determination made by the General Partner at any time in its sole discretion that the dissolution and winding up of the Fund is in the best interests of the Fund, (b) the complete withdrawal or assignment of all of the General Partnership Interest (as defined in the Fund LPA) (other than in connection with a permitted assignment and substitution under Section 8.1 of the Fund LPA), bankruptcy, dissolution or commencement of winding up of the General Partner, (c) the termination, dissolution or withdrawal of the General Partner, (d) upon (i) certain cause events, including a finding by any court or governmental body of competent jurisdiction in a final, non-appealable judgment not stayed or vacated with thirty (30) days that the General Partner or the Investment Adviser has committed a felony or a material violation of applicable securities laws that has a material adverse effect on the business of the Fund or the ability of the General Partner or the Investment Adviser to perform their respective duties under the terms of the Fund LPA or the Investment Advisory Agreement, as the case may be, or fraud or willful misconduct by the General Partner or the Investment Adviser in connection with the performance of their respective duties under the terms of the Fund LPA or the Investment Advisory Agreement, as the case may be, that has a material adverse effect on the business of the Fund and (ii) the consent by holders in interest of 75% of the outstanding Units to dissolve the Fund, or (e) the entry of a decree of dissolution of the Fund pursuant to Section 18-802 of the Delaware Revised Uniform Limited Partnership Act (“DRULPA”).

Purpose

Under the Fund LPA, the principal purpose of the Fund is to make, hold, own, monitor, convey, exchange, transfer or otherwise dispose of Investments in accordance with the investment objectives and policies of the Fund as in effect from time to time, as described elsewhere in this Registration Statement and the Fund LPA, and to engage in any other lawful activity as the General Partner may from time to time determine.

Amendment to the Fund LPA

Except as otherwise required by law, the Fund LPA may be amended, modified or supplemented, and any provision may be waived, by the written consent of the General Partner; provided, that any amendment, modification or supplement that is viewed by the General Partner in its discretion, as a whole together with all such amendments, modifications or supplements, as having a material adverse effect in the aggregate on the Unitholders of the Fund will require the approval of the Independent Directors.

Actions Related to Merger, Conversion, Reorganization or Dissolution

The General Partner may in its sole discretion enter into any one or more transactions related to capital or conversion events, including a merger, conversion, consolidation or other reorganization of the Fund and take all actions necessary or desirable to affect any such transactions, as further described in the Fund LPA.

Exclusive Delaware Jurisdiction

Any action or proceeding against the parties relating in any way to the Fund LPA shall be brought and enforced in the courts of the State of Delaware, and to the extent that subject matter jurisdiction exists, the United States for the District of Delaware.

Jury Trial Waiver

The Fund LPA provides that its Unitholders will waive their respective rights to trial by jury in any action or proceeding arising out of the Fund LPA or the subject matter thereof or in any way connected with the dealings of the Fund, any partner thereof or any of its affiliates in connection with any representation, warranty, covenant or agreement contained in the Fund LPA or any transaction contemplated by the Fund LPA, to the maximum extent permitted by law. Unitholders cannot waive the Fund’s compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder.

Item 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

As further explained in the Fund LPA and to the fullest extent permitted by law, the Fund will indemnify and hold harmless any of the directors, officers of the Fund, General Partner, the Investment Adviser and any of their respective affiliates and any person who serves at the specific request of the General Partner or the Investment Adviser on behalf of the Fund or any other entity (each, a “CVC-PEF Indemnified Party”) for any mistake in judgment or any action or omission required pursuant to the Fund LPA, unless such action or inaction by the CVC-PEF Indemnified Party constituted bad faith, intentional and material breach of the Fund LPA, fraud, willful misconduct or gross negligence of such CVC-PEF Indemnified Party.

The Fund’s indemnification obligations will be satisfied from the Fund’s assets. Upon prior written approval by the General Partner, the Fund will advance expenses that are reasonably incurred by a CVC-PEF Indemnified Party in the defense or settlement of any claim that is subject to indemnification.

For the avoidance of doubt, nothing in the Fund LPA constitutes a waiver of, in the case of a Unitholder, any non-waivable right and, in the case of the General Partner and its affiliates, any such person’s non-waivable duties under applicable law.

Item 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Set forth below is an index to our financial statement attached to this Registration Statement.

Page
Index to Financial Statements*	F-
Report of Independent Registered Public Accounting Firm*	F-
Statement of Assets and Liabilities as of [ ]*	F-
Notes to Financial Statement*	F-
* To be filed by amendment.

Item 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There are not and have not been any disagreements between the Fund and its accountant on any matter of accounting principles, practices, or financial statement disclosure.

Item 15. FINANCIAL STATEMENTS AND EXHIBITS

(a) List separately all financial statements filed

The financial statement attached to this Registration Statement is listed under “Item 13. Financial Statements and Supplementary Data.”

(b) Exhibits

3.1	Certificate of Limited Partnership

3.2	Certificate of Amendment to Certificate of Limited Partnership*

3.3	Limited Partnership Agreement

3.4	Amended and Restated Limited Partnership Agreement*

3.5	Form of Second Amended and Restated Limited Partnership Agreement*

21.1	List of Subsidiaries—None.

*To be filed by amendment.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CVC-PE Global Private Equity Fund, LP

By:	/s/ Rob Squire
	Name:	Rob Squire
	Title:	Chief Executive Officer

Date: December 23, 2025